As filed with the Securities and Exchange Commission on April 6, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

Colombier Acquisition Corp.
(Exact name of registrant as specified in its charter)

_______________________

Delaware	6770	86-2062844
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

214 Brazilian Avenue, Suite 200-J
Palm Beach, FL 33480
Telephone: (561) 805-3588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Omeed Malik
c/o Colombier Acquisition Corp.
214 Brazilian Avenue, Suite 200-J
Palm Beach, FL 33480
Telephone: (561) 805-3588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	Glenn R. Pollner, Esq. Andrew P. Alin, Esq. Judd Abramson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 (212) 230-8800
_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION,
DATED APRIL 6, 2023

PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS OF COLOMBIER ACQUISITION CORP.
AND
PROSPECTUS FOR UP TO [__] SHARES OF CLASS A COMMON STOCK AND UP TO [__]
SHARES OF CLASS C COMMON STOCK OF COLOMBIER ACQUISITION CORP.

To the Stockholders of Colombier Acquisition Corp.:

You are cordially invited to attend the special meeting in lieu of the 2023 annual meeting of the stockholders (the “Colombier Special Meeting”) of Colombier Acquisition Corp. (“Colombier”), which will be held at [•] a.m., Eastern Time, on [•], 2023. The Board of Directors of Colombier (the “Colombier Board”) has determined to convene and conduct the Colombier Special Meeting in a virtual meeting format at www.cstproxy.com/[•]. Stockholders will NOT be able to attend the Colombier Special Meeting in-person. The accompanying proxy statement/prospectus includes instructions on how to access the virtual Colombier Special Meeting and how to listen and vote from home or any remote location with internet connectivity. You or your proxy holder will be able to attend and vote at the Colombier Special Meeting by visiting www.cstproxy.com/[•] and using a control number assigned by Continental Stock Transfer & Trust Company and printed on your proxy card. To register and receive access to the Colombier Special Meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) of Colombier will need to follow the instructions applicable to them provided in the accompanying proxy statement/prospectus.

On February 27, 2023, Colombier entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”) with PSQ Holdings Inc., a Delaware corporation (“PSQ”), Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Colombier (“Merger Sub”), and Colombier Sponsor, LLC (the “Sponsor”), a Delaware limited liability company, in its capacity as Purchaser Representative (the “Purchaser Representative”), for the purposes set forth in the Merger Agreement (all of the transactions contemplated by the Merger Agreement, including the issuances of securities thereunder, the “Business Combination”). You are being asked to vote on the Business Combination and certain other related matters.

It is proposed that, at the closing of the Business Combination (the “Closing”), Colombier will change its name to “PSQ Holdings, Inc.” Colombier, following the Business Combination, is referred to herein as the “Company” or the “Combined Company.”

Pursuant to the terms of the Merger Agreement, upon satisfaction (or waiver) of the conditions to Closing set forth therein, at the effective time of the Merger (as defined below) (the “Effective Time”), Merger Sub will merge with and into PSQ (the “Merger”), with PSQ surviving the Merger as a wholly-owned subsidiary of Colombier. As a result of and upon the Effective Time, among other things, any PSQ Convertible Securities (as defined below) which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock (as defined below) prior to the Effective Time will be cancelled without consideration; each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), other than shares held by Michael Seifert (the “Founder”), will be cancelled and converted into the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of the Combined Company (“Class A Common Stock”) equal to the Conversion Ratio (as defined in the Merger Agreement); and each share of PSQ Common Stock held by the Founder will be cancelled and converted into the right to receive a number of shares of Class C Common Stock, par value $0.0001 per share, of (“Class C Common Stock” and, together with Class A Common Stock, the “Combined Company Common Stock”) equal to the Conversion Ratio.

The total consideration to be received by security holders of PSQ at the Closing in connection with the Merger (the “Merger Consideration”) will be a number of newly issued shares of Combined Company Common Stock with an aggregate value equal to $200,000,000, subject to adjustments for PSQ’s closing debt (net of cash), and based on a deemed value of $10.00 per share of Combined Company Common Stock. In addition to the right to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, holders of PSQ Common Stock and certain other employees and service providers of PSQ (the “PSQ Participating Equityholders”) will be entitled to receive up to 3,000,000 shares of Class A Common Stock (the “Earnout Shares”) in the event certain metrics are satisfied during the five-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”), or, if earlier, upon the occurrence of a change of control transaction during the Earnout Period with an implied per share price that exceeds the relevant trading price-based metrics.

It is anticipated that upon completion of the Business Combination, the Colombier public stockholders would retain an ownership interest of approximately 41.5% in the Combined Company, the Sponsor will retain an ownership interest of approximately 10.4% of the Combined Company, and the PSQ stockholders will retain ownership of approximately 48.1% of the Combined Company. The ownership percentages with respect to the Combined Company do not take into account the redemption of any shares by Colombier public stockholders. If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by the Colombier stockholders will be different. See “Share Calculations and Ownership Percentages” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Following consummation of the Business Combination, Michael Seifert, PSQ’s founder and Chief Executive Officer, will carry a majority of the voting power of the Combined Company’s Class A Common Stock and Class C Common Stock, assuming no redemptions by Colombier public stockholders. As a result, the Combined Company will be a “controlled company” as defined in the corporate governance rules of the NYSE.

Colombier’s Units, Colombier Class A Common Stock and Colombier’s public warrants are traded on the New York Stock Exchange (“NYSE”) under the symbols “CLBR.U,” “CLBR” and “CLBR.WS,” respectively. On [•], 2023, the record date for the Colombier Special Meeting (the “Record Date”), the closing sale prices of Colombier’s Units, shares of Colombier Class A Common Stock and Colombier’s public warrants were $[•], $[•] and $[•], respectively. Upon the Closing, Colombier’s Units will be separated into their component securities and cease to exist as separate securities. Colombier intends to apply for the listing of the Class A Common Stock and warrants of the Combined Company following completion of the Business Combination on the NYSE or any applicable national securities exchange.

Only holders of record of shares of Colombier Class A Common Stock and Colombier Class B Common Stock at the close of business on [•], 2023 are entitled to notice of the Colombier Special Meeting and the right to vote and have their votes counted at the Colombier Special Meeting and any adjournments or postponements of the Colombier Special Meeting.

The accompanying proxy statement/prospectus provides Colombier stockholders with detailed information about the Business Combination and other matters to be considered at the Colombier Special Meeting. Colombier urges its stockholders to carefully read this entire document and the documents incorporated herein by reference. Colombier stockholders should also carefully consider the risk factors described in “Risk Factors” beginning on page 50 of the accompanying proxy statement/prospectus.

The accompanying proxy statement/prospectus may refer to important business and financial information about Colombier reflected in documents Colombier has filed with the Securities and Exchange Commission that are not included in or delivered with this proxy statement/prospectus. You may access these and other filings of Colombier with the Securities and Exchange Commission by visiting its website at www.sec.gov or by requesting them from in writing or by telephone at the following address:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: CLBR.info@investor.morrowsodali.com

You will not be charged for any of these documents that you request. Stockholders requesting documents should do so by [•], 2023 in order to receive them before the Colombier Special Meeting.

After careful consideration, the Colombier Board has unanimously approved the Merger Agreement and the Business Combination and determined that each of the proposals described in the accompanying proxy statement/prospectus is in the best interests of Colombier and recommends that you vote “FOR” each of these Proposals.

The accompanying proxy statement/prospectus provides Colombier stockholders with detailed information about the Business Combination and other matters to be considered at the Colombier Special Meeting. Colombier urges you to read the accompanying proxy statement/prospectus, including the financial statements and annexes and other documents referred to therein, carefully and in their entirety. In particular, when you consider the recommendation regarding these Proposals by the Colombier Board, you should keep in mind that Colombier’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, your interests as a Colombier stockholder. For instance, rather than liquidating Colombier, the Sponsor will benefit from the completion of the Business Combination and may be incentivized to complete the Business Combination, even if the transaction is unfavorable to stockholders of Colombier. In addition, you should carefully consider the matters discussed under “Risk Factors” beginning on page 50 of the accompanying proxy statement/prospectus. See also the section entitled “The Business Combination Proposal — Certain Interests of Colombier’s Directors and Officers and Others in the Business Combination” for additional information.

Your vote is very important.    To ensure your representation at the Colombier Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the accompanying proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to participate in the meeting. Submitting a proxy now will NOT prevent you from being able to vote online during the virtual Colombier Special Meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

Very truly yours,

Omeed Malik
Chief Executive Officer and Chairman of the Board

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals and for the election of each of the directors proposed by Colombier for election.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF COLOMBIER CLASS A COMMON STOCK THROUGH UNITS, SEPARATE YOUR UNITS INTO THE UNDERLYING SHARES OF COLOMBIER CLASS A COMMON STOCK AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE DATE OF THE COLOMBIER SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (3) DELIVER YOUR STOCK CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK, BROKER OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE COLOMBIER SPECIAL MEETING — REDEMPTION RIGHTS” IN THE PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Business Combination or the other transactions contemplated thereby, as described in the accompanying proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [•], 2023, and is first being mailed to stockholders of Colombier on or about [•], 2023.

Colombier Acquisition Corp.
214 Brazilian Avenue, Suite 200-J
Palm Beach, FL 33480

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2023
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [•], 2023
[•] a.m. Eastern Time

[•], 2023

TO THE STOCKHOLDERS OF COLOMBIER ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2023 annual meeting of stockholders (the “Colombier Special Meeting”) of Colombier Acquisition Corp., a Delaware corporation (“Colombier”), will be held virtually at [•] a.m. Eastern Time on [•], 2023. The Colombier Special Meeting shall be deemed to be a special meeting in lieu of the 2023 annual meeting of stockholders of Colombier. The Colombier Board of Directors (the “Colombier Board”) has determined to convene and conduct the Colombier Special Meeting in a virtual meeting format at www.cstproxy.com/Colombier/[•]. Stockholders will NOT be able to attend the Colombier Special Meeting in-person. The accompanying proxy statement/prospectus includes instructions on how to access the virtual Colombier Special Meeting and how to listen and vote from home or any remote location with internet connectivity. You or your proxy holder will be able to attend and vote at the Colombier Special Meeting by visiting www.cstproxy.com/[•] and using a control number assigned by Continental Stock Transfer & Trust Company. The Colombier Special Meeting will be held for the purpose of considering and voting on the proposals (the “Proposals”) described below and in the accompanying proxy statement/prospectus. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) of Colombier will need to follow the instructions applicable to them provided in the accompanying proxy statement/prospectus. At the Colombier Special Meeting, Colombier stockholders will be asked to consider and vote upon the following Proposals:

(i)     The NTA Proposal (Proposal 1) — To consider and vote on the approval and adoption of the amendments to the current Certificate of Incorporation of Colombier (as amended from time to time, the “Current Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by Colombier, prior to the consummation of the proposed Business Combination, to remove from the Current Charter requirements limiting Colombier’s ability to redeem shares of Colombier Class A Common Stock and consummate an initial business combination if the amount of such redemptions would cause Colombier to have less than $5,000,001 in net tangible assets. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The NTA Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The NTA Proposal (Proposal 1).”

(ii)    The Business Combination Proposal (Proposal 2) — To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 27, 2023 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Colombier, Colombier-Liberty Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Colombier (“Merger Sub”), Colombier Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), in its capacity as Purchaser Representative (the “Purchaser Representative”) for the purposes set forth in the Merger Agreement, and PSQ Holdings, Inc., a Delaware corporation (“PSQ”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into PSQ, with PSQ continuing as the surviving corporation and as a wholly-owned subsidiary of Colombier, and the issuance of Colombier securities as Merger Consideration thereunder, as described in more detail in the accompanying proxy statement/prospectus (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).

The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Business Combination Proposal (Proposal 2).” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

(iii)   The Charter Proposal (Proposal 3) — To consider and vote upon a proposal to approve and adopt, in connection with the Business Combination, the proposed new amended and restated certificate of incorporation of Colombier (the “Proposed Charter”) in the form attached to the accompanying proxy statement/prospectus as Annex B. The Charter Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the Charter Proposal will have no effect, even if approved by Colombier stockholders. The Charter Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Charter Proposal (Proposal 3).”

(iv)   Advisory Charter Proposals (Proposals 4 – 7) — To consider and vote, on an advisory and non-binding basis, on four separate Proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. The Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). The Advisory Charter Proposals are described in more detail in the accompanying proxy statement/prospectus under the heading “The Advisory Charter Proposals (Proposals 4 – 7).”

(v)    Incentive Plan Proposal (Proposal 8) — To consider and vote upon a proposal to approve the 2023 Stock Incentive Plan (the “Incentive Plan”), the form of which is attached to the accompanying proxy statement/prospectus. The Colombier Board intends to adopt the Incentive Plan, subject to the approval of the Colombier stockholders. If adopted and approved, the Incentive Plan will be effective upon the Closing. The Incentive Plan Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Incentive Plan Proposal (Proposal 8).”

(vi)   ESPP Proposal (Proposal 9) — To consider and vote upon a proposal to approve the 2023 Employee Stock Purchase Plan (the “ESPP”), the form of which is attached to the accompanying proxy statement/prospectus. The Colombier Board intends to adopt the ESPP, subject to the approval of the Colombier stockholders. If adopted and approved, the ESPP will be effective upon the Closing. The ESPP Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The ESPP Proposal (Proposal 9).”

(vii)  The NYSE Proposal (Proposal 10) — To consider and vote upon, for purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of the shares of Class A Common Stock and Class C Common Stock to be issued in connection with the Business Combination. The NYSE Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “NYSE Proposal (Proposal 10).”

(ix)   The Director Election Proposal (Proposal 11) — To consider and vote upon the election of [__] directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of the Combined Company. The Director Election Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Director Election Proposal (Proposal 11).”

(x)    The Adjournment Proposal (Proposal 12) — To consider and vote upon a proposal to adjourn the Colombier Special Meeting to a later date or dates, if necessary, at the determination of the Colombier Board or the chairman of the Colombier Special Meeting. We refer to this proposal as the “Adjournment Proposal.”

Only holders of record of the Class A Common Stock, par value $0.0001 per share, of Colombier (the “Colombier Class A Common Stock”), and the Class B Common Stock, par value $0.0001 per share, of Colombier (the “Colombier Class B Common Stock” and together with the Colombier Class A Common Stock, the “Colombier Common Stock”) at the close of business on [•], 2023 are entitled to notice of the Colombier Special Meeting and to vote at the Colombier Special Meeting and any adjournments or postponements of the Colombier Special Meeting. A complete list of Colombier stockholders of record entitled to vote at the Colombier Special Meeting will be available for ten days before the Colombier Special Meeting at the principal executive offices of Colombier for inspection by stockholders during ordinary business hours for any purpose germane to the Colombier Special Meeting.

Pursuant to the Current Charter, in connection with the Business Combination, Colombier public stockholders may elect to have Colombier redeem, effective upon the closing of the Business Combination, shares of Colombier Class A Common Stock then held by them for cash equal to a pro rata portion of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Colombier in connection with Permitted Withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. As of April 3, 2023, based on funds in the Trust Account of approximately $174,396,858 as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Colombier Class A Common Stock was approximately $10.10 per share. Colombier public stockholders are not required to attend or vote at the Colombier Special Meeting in order to elect to have Colombier redeem their shares of Colombier Class A Common Stock for cash. This means that public stockholders who hold shares of Colombier Class A Common Stock on or before [•], 2023 (two (2) business days before the Colombier Special Meeting) will be eligible to elect to have their shares of Colombier Class A Common Stock redeemed for cash in connection with the Colombier Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Colombier Special Meeting. A public stockholder, together with any of such stockholder’s affiliates or any other person with whom such public stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from electing to have shares redeemed without Colombier’s prior consent if, in the aggregate such stockholder’s shares or, if part of such a group, the group’s shares, for which redemption is sought exceeds 15% or more of the shares of Colombier Common Stock included in the units of Colombier sold in the Colombier initial public offering (the “IPO”) (including overallotment securities sold to Colombier’s underwriters in connection with the IPO). Holders of Colombier’s outstanding public warrants and Units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Colombier Units must separate the underlying shares of Colombier Class A Common Stock and public warrants prior to exercising redemption rights with respect to the public Colombier Class A Common Stock.

The Sponsor and Colombier’s officers and directors have agreed to waive their redemption rights with respect to any shares of Colombier Class A Common Stock they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, the Sponsor and Colombier’s officers and directors beneficially own 20% of the issued and outstanding shares of Colombier Class A Common Stock, giving effect to the conversion from Colombier Class B Common Stock immediately prior to the effective time of the Merger (the “Effective Time”) at a one-to-one conversion ratio. The Sponsor has also agreed to waive its anti-dilution rights that would otherwise allow the Sponsor to maintain ownership of 20% of the Combined Company. The Sponsor and Colombier’s officers and directors have agreed to vote any shares of Colombier Common Stock owned by them on the Record Date in favor of the Business Combination and the other Proposals.

Your vote is very important, regardless of the number of shares of Colombier Class A Common Stock that you own. The approval of the NTA Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class. The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the shares of the Colombier Common Stock that are voted at the Colombier Special Meeting, voting together as a single class. The approval of the Charter Proposal requires the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class. Assuming a quorum is present, approval of the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Adjournment Proposal each requires a majority of the votes cast thereon by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. Approval of the Director Election Proposal requires a plurality of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

If the Business Combination Proposal is not approved, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal will not be presented to the Colombier stockholders for a vote. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The approval of the Business Combination Proposal and the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal are preconditions to the consummation of the Business Combination.

The Colombier Board has adopted and approved the Merger Agreement and recommends that Colombier stockholders vote “FOR” all of the proposals presented to Colombier stockholders at the Colombier Special Meeting and the election of each of the directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of the Combined Company. In arriving at its recommendations, the Colombier Board carefully considered a number of factors described in the accompanying proxy statement/prospectus. When you consider the recommendation of the Colombier Board, you should keep in mind that directors and officers of Colombier have interests in the Business Combination that may conflict with your interests as a stockholder. For instance, rather than liquidating Colombier, the Sponsor will benefit from the Business Combination and may be incentivized to complete the Business Combination, even if the transaction is unfavorable to stockholders. See the section entitled “The Business Combination Proposal — Certain Interests of Colombier’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

All Colombier stockholders are cordially invited virtually to attend the Colombier Special Meeting and we are providing the accompanying proxy statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the Colombier Special Meeting (or any adjournment or postponement thereof). To ensure your representation at the Colombier Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee on how to vote your shares or, if you wish to virtually attend the Colombier Special Meeting and vote, obtain a proxy from your broker, bank or other nominee.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Colombier Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, our proxy solicitor, using the contact information provided in the enclosed proxy statement/prospectus.

By Order of the Board of Directors of Colombier

Omeed Malik
Chief Executive Officer and Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF COLOMBIER CLASS A COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING SHARES OF COLOMBIER CLASS A COMMON STOCK AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE COLOMBIER SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (3) DELIVER YOUR STOCK CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK, BROKER OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE COLOMBIER SPECIAL MEETING — REDEMPTION RIGHTS’’ IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Colombier, constitutes a prospectus of Colombier under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Colombier Common Stock to be issued to PSQ securityholders under the Merger Agreement. This document also constitutes a notice of a meeting and a proxy statement of Colombier under Section 14(a) of the Exchange Act with respect to the Colombier Special Meeting at which Colombier stockholders will be asked to consider and vote on a proposal to approve and adopt the Business Combination by the approval and adoption of the Merger Agreement, among other matters.

This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date on the cover hereof, or the date referenced herein, as applicable. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Colombier stockholders nor the issuance by Colombier of its securities in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding Colombier and its business, operations, management and other matters has been provided by Colombier and its representatives and information contained in this proxy statement/prospectus regarding PSQ and its business, operations, management and other matters has been provided by PSQ and its representatives.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Colombier Special Meeting, please contact Colombier’s proxy solicitor listed below. You will not be charged for any of the documents that you request.

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: CLBR.info@investor.morrowsodali.com

In order for you to receive timely delivery of the documents in advance of the Colombier Special Meeting to be held on [•], 2023, you must request the information by [•], 2023.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 267 of this proxy statement/prospectus.

i

ii

TRADEMARKS

This proxy statement/prospectus includes trademarks of PSQ such as PublicSq., EveryLife and others, which are protected under applicable intellectual property laws and are the property of PSQ or its subsidiaries. This proxy statement/prospectus also includes other trademarks, trade names and service marks that are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable ®, ™ and ℠ symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position, forecasts, market size and growth and other data that Colombier and PSQ obtained or derived from internal company reports, independent third-party reports and publications, surveys and studies by third parties and other industry data. Some data are also based on good faith estimates, which are derived from internal company research or analyses or review of internal company reports as well as the independent sources referred to above. Although both Colombier and PSQ believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Colombier’s and PSQ’s internal company reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While Colombier and PSQ are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Colombier” refer to Colombier Acquisition Corp., and if the context requires, to the Combined Company following consummation of the Business Combination, which will be renamed “PSQ Holdings, Inc.”

In this document:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the financial statements of the Target Companies represented to in the Merger Agreement.

“Administrative Services Agreement” means the agreement, dated June 8, 2021, between Colombier and Farvahar Capital LLC pursuant to which Colombier pays Farvahar Capital LLC a total of $10,000 per month for office space, administrative and support services, as may be amended, modified or supplemented.

“Ancillary Agreements” means each agreement, instrument or document attached to the Merger Agreement or executed or delivered by any party to the Merger Agreement in connection with or pursuant to the Merger Agreement.

“Business Combination” means the proposed business combination of Colombier and PSQ pursuant to the terms of the Merger Agreement and the other transactions contemplated by the Merger Agreement.

“CF&CO” means Cantor Fitzgerald & Co.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Combined Company.

“Class C Common Stock” means the shares of Class C common stock, par value $0.0001 per share, of the Combined Company.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing of the Business Combination.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, minus (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles. For the avoidance of doubt, the Closing Net Indebtedness can be a negative number.

“Code” means the Internal Revenue Code of 1986, as amended.

“Colombier” means Colombier Acquisition Corp., a Delaware corporation, which will be renamed “PSQ Holdings, Inc.” following the Closing.

“Colombier Board” means the board of directors of Colombier prior to the Business Combination.

“Colombier Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of Colombier, prior to the Business Combination.

“Colombier Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Colombier, prior to the Business Combination.

“Colombier Common Stock” means the Colombier Class A and Colombier Class B Common Stock.

“Colombier Preferred Stock” means the preferred stock, par value $0.0001 per share, of Colombier, prior to the Business Combination.

“Colombier Securities” means the Units, the Colombier Common Stock, the Colombier Preferred Stock and the Warrants, collectively.

“Colombier Special Meeting” means the special meeting in lieu of the 2023 annual meeting of the stockholders of Colombier, to be held virtually at [•] a.m., Eastern Time on [•], 2023.

“Colombier Sponsor Shares” means Colombier Class B Common Stock initially purchased by the Sponsor in the Private Placement prior to the IPO, and the shares of Colombier Class A Common Stock to be issued upon the conversion thereof in accordance with the terms of the Current Charter.

“Colombier” means Colombier Acquisition Corp., a Delaware corporation, which will be renamed “PSQ Holdings, Inc.” following the Closing.

“Combined Company” refers to Colombier (which will be renamed PSQ Holdings, Inc. after the Business Combination, and which will include PSQ and any other direct or indirect subsidiaries of PSQ, to the extent applicable) from and after the Closing.

“Combined Company Board” refers to the board of directors of the Combined Company.

“Combined Company Common Stock” refers to the Class A Common Stock and the Class C Common Stock of the Combined Company subsequent to the Business Combination.

“Company Registration Rights Agreement” means the registration rights agreement to be entered into by Colombier, the Sponsor, PSQ and certain PSQ stockholders party thereto, effective as of the Closing.

“Conversion Ratio” means the Per Share Price divided by $10.00, as such ratio will be determined as of the Closing Date.

“COVID-19 pandemic” means the SARS-CoV-2 pandemic.

“Current Charter” means Colombier’s certificate of incorporation filed with the Secretary of State of the State of Delaware on February 12, 2021, as amended on June 9, 2021.

“Deemed Equity Holder” means each of certain holders, together with other earnout participants, who will be entitled to receive up to 3,000,000 shares of Colombier Class A Common Stock in the event certain metrics are satisfied pursuant to the Merger Agreement.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“DTC” means The Depository Trust Company.

“DWAC” means The Depository Trust Company’s Deposit Withdrawal At Custodian.

“Earnout Shares” means the additional consideration for the Merger issued to each Participating Equityholder upon the terms and subject to the conditions set forth in the Merger Agreement.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Employment Agreements” means the executive employment agreements between Colombier and certain PSQ executives to be entered into and delivered to Colombier prior to the Closing, as may be amended, modified or supplemented.

“Equity Value” means (a) $200,000,000, minus (b) if the Closing Net Indebtedness is a positive number, the amount of Closing Net Indebtedness, plus (c) if the Closing Net Indebtedness is a negative number, the absolute value of the amount of the Closing Net Indebtedness.

“ESPP” means the 2023 Employee Stock Purchase Plan of the Combined Company, the form of which is attached to the accompanying proxy statement/prospectus.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Continental Stock Transfer & Trust Company, or another agent appointed by Colombier and reasonably acceptable to PSQ for the purposes, and to perform the actions and transactions, described in the Merger Agreement in connection with the Closing.

“FINRA” means Financial Industry Regulatory Authority.

“Founder” means Michael Seifert, the current Chief Executive Officer of PSQ.

“Fully-Diluted PSQ Shares” means the total number of issued and outstanding shares of PSQ Common Stock as of immediately prior to the Effective Time, after treating all outstanding PSQ Convertible Securities (to the extent not canceled as part of the Merger) as having been exercised or converted, as the case may be.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the 2023 Stock Incentive Plan of the Combined Company, the form of which is attached to the accompanying proxy statement/prospectus.

“Insider Letter” means the letter agreement, dated June 8, 2021, by and among Colombier, its officers and directors, and the Sponsor.

“Insiders” means Colombier’s officers and directors (at the time of the IPO), the Sponsor and each transferee of Colombier Sponsor Shares.

“IPO” means the initial public offering of Colombier’s securities that it consummated on June 11, 2021.

“IPO Prospectus” means the final prospectus of Colombier, dated June 8, 2021 in connection with the IPO, as filed with the SEC pursuant to Rule 424(b) under the Securities Act on June 9, 2021 (File No. 333-254492).

“IPO Underwriter” means B. Riley Securities, Inc., which is also sometimes referred to herein as “B. Riley” in its capacity as financial advisor to Colombier in connection with the Business Combination.

“Lock-Up Agreements” means the lock-up agreements entered into concurrent with the execution of the Merger Agreement pursuant to which certain holders of shares of PSQ Common Stock agreed to certain transfer and other restrictions for a period of time after the Closing, as set forth in such agreements, as may be amended, modified or supplemented.

“Marcum” means Marcum LLP, Colombier’s independent registered public accounting firm.

“Merger” means the merger of Merger Sub with and into PSQ, with PSQ continuing as the surviving corporation and as a wholly-owned subsidiary of Colombier, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 27, 2023, as it may be amended or supplemented from time to time, by and among Colombier, Merger Sub, Sponsor, as purchaser representative, and PSQ.

“Merger Consideration” means the total number of shares of Class A Common Stock and Class C Common Stock into which the PSQ Common Stock will be converted into the right to receive at Closing pursuant to the Merger Agreement.

“Merger Sub” means Colombier-Liberty Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Colombier.

“Minimum Cash Condition” means one of the conditions to PSQ’s obligation to consummate the Merger, waivable by PSQ, that Colombier has cash and cash equivalents at least equal to at least $33.0 million minus (1) the lesser of (x) $15.0 million and (y) the amount of Colombier’s and PSQ’s aggregate unpaid transaction expenses immediately prior to the Closing, minus (2) the amount of the proceeds actually received by PSQ in any Permitted Financing.

“Non-Competition Agreements” means the non-competition and non-solicitation agreements to be entered into by certain executives of PSQ pursuant to the terms of the Merger Agreement.

“NYSE” means the New York Stock Exchange.

“Outside Date” means, for purposes of, and as used in, the Merger Agreement, the date of September 11, 2023, or an applicable later date (which shall not be later than December 31, 2023) if extended pursuant to the terms of the Merger Agreement.

“Participating Equityholder” means each PSQ Stockholder and each Deemed Equity Holder.

“Per Share Price” means the amount equal to the Equity Value divided by the Fully-Diluted PSQ Shares.

“Permitted Financing” means an equity or debt financing transaction or series of equity or debt financing transactions entered into by PSQ after the date of the Merger Agreement, by way of issuance, subscription or sale, which results in cash proceeds to PSQ prior to the Effective Time.

“Permitted Withdrawals” means, as applicable, withdrawals from the principal and interest accrued in Trust Account in accordance with Colombier’s organizational document and IPO prospectus (i) to cover tax obligations of Colombier, (ii) to fund working capital requirements, in an amount of up to $1,000,000 per annum, and (iii) up to $100,000 to pay dissolution expenses.

“PIPE Investment” means any subscription agreements entered by Colombier with investors, between the execution of the Merger Agreement and the Closing, relating to a private equity investment in Colombier to purchase shares of Colombier in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to PSQ and Colombier.

“Private Placement” means the private placement consummated simultaneously with the IPO in which Colombier issued the Private Warrants to the Sponsor.

“Private Warrants” means one (1) whole warrant entitling the holder thereof to purchase one (1) share of Colombier Class A Common Stock at a purchase price of $11.50 per share.

“Proposals” means the NTA Proposal, the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal, the Director Election Proposal and the Adjournment Proposal.

“Proposed Bylaws” means the amended and restated bylaws of the Combined Company in the form included as Annex C to this proxy statement/prospectus, to be adopted by Colombier upon consummation of the Business Combination.

“Proposed Charter” means the restated certificate of incorporation of Colombier in the form included as Annex B to this proxy statement/prospectus, to be adopted by Colombier pursuant to the Charter Proposal.

“PSQ” means PSQ Holdings, Inc., a Delaware corporation, prior to the Business Combination. References herein to PSQ will include its subsidiaries to the extent reasonably applicable.

“PSQ Board” means the board of directors of PSQ.

“PSQ Common Stock” means, collectively, the Common Stock, par value $0.001 per share, of PSQ prior to the Business Combination.

“PSQ Convertible Debt Conversion” means the mandatory conversion of all of the issued and outstanding PSQ Convertible Debt Notes for shares of PSQ Common Stock at the applicable conversion ratio as set forth in the PSQ Convertible Debt Notes.

“PSQ Convertible Debt Notes” means up to $15.0 million of 5% mandatorily convertible notes issued or issuable by PSQ in connection with the Permitted Financing and which will convert into shares of PSQ Common Stock immediately prior to completion of the Business Combination.

“PSQ Convertible Securities” means, collectively, each outstanding option, warrant, convertible note or other right to subscribe or purchase any capital stock of PSQ or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of PSQ.

“PSQ Stockholders” refers to holders of PSQ Common Stock immediately prior to the Effective Time.

“Public Shares” means Colombier Class A Common Stock underlying the Units sold in the IPO, including any overallotment securities acquired by Colombier’s underwriters.

“Public Stockholders” means holders of Public Shares.

“Public Warrant” means one (1) whole redeemable warrant that was included in as part of each Public Unit, entitling the holder thereof to purchase one (1) share of Colombier Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Representative” means the Sponsor, in its capacity as Purchaser Representative from and after the Closing in accordance with the terms of the Merger Agreement.

“Redemption” means the right of the holders of Colombier Class A Common Stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus and the Current Charter.

“Redemption Price” means an amount equal to the price at which the Colombier Class A Common Stock is redeemed or converted pursuant to the Redemption.

“Reference Time” means 11:59 p.m. Pacific Time on the date prior to the Closing Date.

“Required Proposals” means the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Colombier Sponsor LLC, a Delaware limited liability company.

“Target Companies” means PSQ and each of its direct and indirect subsidiaries.

“Transaction Expenses” means the aggregate unpaid fees and expenses of Colombier and PSQ immediately prior to the Closing incurred in connection with or related to the authorization, preparation, negotiation, execution or performance of the Merger Agreement, any Ancillary Agreements related thereto and all other matters related to the consummation of the Merger Agreement.

“Transactions” means the Business Combination, including the Merger and all of the transactions contemplated by the Merger Agreement and the Ancillary Agreements.

“Trust Account” means the trust account of Colombier, established at the time of the IPO, containing the net proceeds of the sale of the Units in the IPO, including from overallotment securities sold by Colombier’s underwriters, and the sale of Private Warrants following the closing of the IPO.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of June 8, 2021, by Colombier and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, a New York corporation, in its capacity as Trustee under the Trust Agreement.

“UHY” means UHY LLP, PSQ’s independent registered public accounting firm.

“Underwriting Agreement” means that certain underwriting agreement, dated as of June 8, 2021 by and between Colombier and the IPO Underwriter.

“Units” means the units issued in the IPO (including overallotment units acquired by the IPO Underwriter) consisting of one (1) share of Colombier Class A Common Stock and one-third (1/3) of one Public Warrant.

“Voting Agreements” means the Company Stockholder Support Agreements entered into simultaneously with the execution of the Merger Agreement by Colombier, PSQ and holders of capital stock of PSQ sufficient to approve the Merger and other Transactions (including any required separate class votes), as may be amended, modified or supplemented.

“Warrants” means Private Warrants and Public Warrants, collectively.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the Combined Company’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/prospectus):

1.      That, prior to the completion of the Merger, the PSQ Convertible Debt Conversion occurs in accordance with the terms of the Merger Agreement.

2.      That, immediately prior to the Effective Time, PSQ Convertible Debt Notes in an aggregate principal amount of $3.05 million, which is the total principal amount of PSQ Convertible Debt Notes issued as of March 31, 2023, convert into 27,464 shares of PSQ Common Stock (which excludes additional shares of PSQ Common Stock issuable, simultaneous with such conversion, as a result of accrued interest on the PSQ Convertible Notes in an amount to be determined based on the Closing Date of the Business Combination). In addition, to the extent the amount of outstanding PSQ Convertible Notes increases prior to the Closing (up $15.0 million of PSQ Convertible Notes may be issued by PSQ in connection with a Permitted Financing under the terms of the Merger Agreement), the number of shares of PSQ Common Stock issuable upon conversion thereof (principal and interest) will also increase.

3.      That none of the PSQ Stockholders exercise appraisal rights in connection with the Closing.

4.      That other than pursuant to the PSQ Convertible Debt Conversion, PSQ does not issue any additional equity or equity-linked securities prior to the Closing.

5.      No Public Stockholders exercise their redemption rights prior to (in the event that, in connection with a meeting of Colombier stockholders convened prior to the Closing Date, if any, Public Stockholders are provided an opportunity to redeem Public Shares in accordance with the terms of the Current Charter) or in connection with the Closing of the Business Combination. Please see the section entitled “The Colombier Special Meeting — Redemption Rights.”

6.      There are no transfers of securities held by the Sponsor on or prior to the Closing Date.

7.      No holders of Warrants exercise any of the outstanding Warrants.

8.      There are no issuances of equity securities by Colombier prior to the Closing.

9.      At the Closing, consistent with the terms of the Merger Agreement, 165,000 shares of PSQ Common Stock, representing all of the shares of PSQ Common Stock held by PSQ’s founder and Chief Executive Officer, Michael Seifert (the “Founder”), are cancelled in consideration for the issuance by Colombier to the Founder in the Merger of 3,556,268 shares of Class C Common Stock of the Combined Company.

The share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the Combined Company’s stockholders following the Business Combination also do not include any equity awards that may be made in connection with or following completion of the Business Combination pursuant to the Incentive Plan or ESPP, in each case, contemplated to be adopted in connection with the completion of the Business Combination, and do not give effect to any potential future issuances of Earnout Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations, including as they relate to the potential Business Combination, of Colombier. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement/prospectus, forward-looking statements may be identified by the use of words such as “estimate,” “continue,” “could,” “may,” “might,” “possible,” “predict,” “should,” “would,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Colombier and PSQ caution readers of this proxy statement/prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Colombier’s and PSQ’s control, which could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of products and services sold through PSQ’s platform, the potential success of PSQ’s marketing and expansion strategies, potential benefits of the Business Combination (including with respect to stockholder value), and expectations related to the terms and timing of the Business Combination. These statements are based on various assumptions, whether or not identified in this proxy statement/prospectus, and on the current expectations of PSQ’s and Colombier’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•        changes in the competitive industries and markets in which PSQ operates or plans to operate;

•        changes in applicable laws or regulations affecting PSQ’s business;

•        the ability of PSQ to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

•        risks related to PSQ’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones;

•        risks related to PSQ’s potential inability to achieve or maintain profitability and generate significant revenue;

•        current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on PSQ, its business and the markets in which it operates;

•        the ability of PSQ to retain existing advertisers and consumer and business members and attract new advertisers and consumer and business members;

•        the potential inability of PSQ to manage growth effectively;

•        the ability to recruit, train and retain qualified personnel;

•        estimates for the prospects and financial performance of PSQ’s business may prove to be incorrect or materially different from actual results;

•        the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of Colombier or PSQ is not obtained;

•        failure to realize the anticipated benefits of the proposed Business Combination;

•        costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions;

•        risks related to future market adoption of PSQ’s offerings;

•        risks related to PSQ’s marketing and growth strategies;

•        the effects of competition on PSQ’s business;

•        the amount of redemption requests made by Colombier’s public stockholders;

•        the ability of Colombier or the Combined Company to issue equity or equity-linked securities in connection with the proposed Business Combination or in the future;

•        PSQ and Colombier’s inability to complete the proposed Business Combination as contemplated by the Merger Agreement;

•        matters discovered by the parties as they complete their respective due diligence investigation of the other;

•        the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemptions by Colombier stockholders;

•        the ability of the Combined Company to meet the initial listing standards of the New York Stock Exchange upon consummation of the Business Combination;

•        costs related to the proposed Business Combination;

•        expectations with respect to future operating and financial performance and growth, including when PSQ will generate positive cash flow from operations;

•        PSQ’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

•        PSQ’s ability to execute its anticipated business plans and strategy;

•        the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Business Combination and definitive agreements for the Business Combination by the stockholders of Colombier;

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination;

•        the outcome of any legal proceedings that may be instituted against PSQ or Colombier related to the Business Combination, and those factors discussed in Colombier’s IPO Prospectus under the heading “Risk Factors,” and other documents of Colombier filed, or to be filed, with the SEC; and

•        other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of Colombier’s or PSQ’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Colombier nor PSQ presently know or that Colombier and PSQ currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Colombier’s and PSQ’s expectations, plans or forecasts of future events and views as of the date of this proxy statement/prospectus. Colombier and PSQ anticipate that subsequent events and developments may cause Colombier’s and PSQ’s assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, Colombier and PSQ specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Colombier’s and PSQ’s assessments as of any date subsequent to the date of this proxy statement/prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Colombier’s and PSQ’s control. Forward-looking statements are not guarantees of performance. All forward-looking statements attributable to Colombier or PSQ or a person acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

QUESTIONS AND ANSWERS ABOUT THE COLOMBIER SPECIAL MEETING

The following questions and answers below only highlight selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Colombier Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Colombier stockholders. We urge you to read this entire proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Colombier Special Meeting. See also the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

Q:     Why am I receiving this proxy statement/prospectus?

A:     Colombier stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination contemplated by the Merger Agreement, among other proposals. Upon the completion of the transactions contemplated by the Merger Agreement, PSQ will become a wholly-owned subsidiary of Colombier. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Colombier Special Meeting. You should read this proxy statement/prospectus and its annexes and the other documents referred to herein carefully and in their entirety.

THE VOTE OF COLOMBIER STOCKHOLDERS IS IMPORTANT. COLOMBIER STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE COLOMBIER SPECIAL MEETING.

Q:     What proposals are stockholders of Colombier being asked to vote upon?

A:     Stockholders of Colombier are being asked to vote upon the following proposals:

(1)              The NTA Proposal (Proposal 1) — To approve and adopt, subject to the approval of the Business Combination Proposal, the following amendments to the Current Charter, which shall be effective, if adopted and implemented by Colombier, prior to the consummation of the proposed Business Combination, to remove from the Current Charter requirements limiting Colombier’s ability to redeem shares of Colombier Class A Common Stock and consummate an initial business combination if the amount of such redemptions would cause Colombier to have less than $5,000,001 in net tangible assets:

(a)     Section 9.2(a) of the Current Charter shall be amended to read in its entirety as follows: “Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed (irrespective of whether they voted in favor or against the Business Combination) pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) hereof (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.”

(b)    Section 9.2(e) of the Current Charter shall be amended to read in its entirety as follows: “If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or such other vote as the applicable law or stock exchange rules then in effect may require).”

(c)     Section 9.7 of the Current Charter shall be amended to remove the following language: “The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.”

(2)              The Business Combination Proposal (Proposal 2) — To approve and adopt the Merger Agreement and the transactions contemplated thereby pursuant to which, at the Effective Time of the Merger:

(a)     Merger Sub will merge with and into PSQ, with PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier;

(b)    Any PSQ Convertible Securities which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock prior to the Effective Time will be cancelled without consideration;

(c)     Each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), other than shares held by Michael Seifert (the “Founder”), will be cancelled and converted into the right to receive a number of shares of Class A common stock, par value $0.0001 per share, of Colombier equal to the Conversion Ratio (as defined in the Merger Agreement);

(d)    Each share of PSQ Common Stock held by the Founder will be cancelled and converted into the right to receive a number of shares of Class C common stock, par value $0.0001 per share, of Colombier equal to the Conversion Ratio.

We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the proxy statement/prospectus as Annex A.

In addition to the approval of the Proposals at the Colombier Special Meeting, unless waived by the parties to the Merger Agreement, in accordance with the Merger Agreement and applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among other things, receipt of the requisite stockholder approvals contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section of this proxy statement/prospectus titled “Business Combination Proposal — Conditions to the Closing.”

The Merger Agreement may be terminated at any time prior to the Closing of the Business Combination upon agreement of PSQ and Colombier, or by PSQ or Colombier acting alone in specified circumstances as described in the Merger Agreement. For more information about the termination rights under the Merger Agreement, see the section titled “Business Combination Proposal — Termination.”

Pursuant to the Current Charter, in connection with the Business Combination, Colombier’s public stockholders may elect to redeem, effective upon the closing of the Business Combination, shares of Colombier Class A Common Stock then held by them for cash equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of Colombier’s Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Colombier in connection with Permitted Withdrawals, divided by the number of then outstanding public shares, subject to the limitations described herein. As of April 3, 2023, based on funds in the Trust Account of approximately $174,396,858 as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Colombier Class A Common Stock was approximately $10.11 per share. Colombier public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of Colombier Class A Common Stock for cash. This means that public stockholders who hold shares of Colombier Class A Common Stock on or before [•], 2023 (two (2) business days before the Colombier Special Meeting) will be eligible to elect to have their shares of Colombier Class A Common Stock redeemed for cash in connection with the Colombier Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Colombier Special Meeting.

A public stockholder, together with any of such stockholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate such stockholder’s shares or, if part of such a group, the group’s shares, with respect to 15% or more of the shares of Colombier Common Stock included in the units of Colombier sold in the IPO (including overallotment securities sold to

Colombier’s underwriters in connection with the IPO). Holders of Colombier’s outstanding public warrants and Units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Colombier Units must separate the underlying shares of Colombier Class A Common Stock and Public Warrants prior to exercising redemption rights with respect to the public Colombier Class A Common Stock.

See the section titled “Colombier Special Meeting — Redemption Rights.”

The Business Combination will be consummated only if the Required Proposals are approved at the Colombier Special Meeting, which Required Proposals include the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal. The Required Proposals are conditioned on the approval of the Business Combination Proposal. The Advisory Charter Proposals are conditioned on the Required Proposals. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

(3)              The Charter Proposal (Proposal 3) — Assuming the Business Combination Proposal (Proposal 2) is approved and adopted, to approve and adopt the Proposed Charter, in the form attached to this proxy statement/prospectus as Annex B (the “Proposed Charter”), which will amend and restate the Current Charter (as amended by the NTA Proposal, if approved) in its entirety and be effective when duly filed with the Secretary of State of the State of Delaware in connection with the Closing.

(4) – (7)     Advisory Charter Proposals (Proposals 4 – 7) — To consider and vote upon, on a non-binding basis, certain governance provisions in the Proposed Charter, presented separately in accordance with SEC requirements. A summary of these provisions is set forth in the “Advisory Charter Proposals (Proposals 4 – 7)” section of this proxy statement/prospectus and a complete copy of these provisions is attached to the proxy statement/prospectus as Annex B. You are encouraged to read them in their entirety.

(8)              The Incentive Plan Proposal (Proposal 8) — To approve and adopt the 2023 Stock Incentive Plan (the “Incentive Plan”) the form of which is attached to the accompanying proxy statement/prospectus. The Colombier Board intends to adopt the Incentive Plan, subject to the approval of the Colombier stockholders. If adopted and approved, the Incentive Plan will be effective upon the Closing, to be available to the Combined Company after the Closing. The Incentive Plan Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The Incentive Plan Proposal (Proposal 8).” You are encouraged to read the Incentive Plan in its entirety.

(9)              ESPP Proposal (Proposal 9) — To approve the 2023 Employee Stock Purchase Plan (the “ESPP”), the form of which is attached to the accompanying proxy statement/prospectus. The Colombier Board intends to adopt the ESPP, subject to the approval of the Colombier stockholders. If adopted and approved, the ESPP Plan will be effective upon the Closing, to be available to the Combined Company after the Closing. The ESPP Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “The ESPP Proposal (Proposal 9).” You are encouraged to read the ESPP in its entirety.

(10)            The NYSE Proposal (Proposal 10) — To consider and vote upon, for purposes of complying with the applicable listing rules of the NYSE, the approval of the issuance of the shares of Class A Common Stock and Class C Common Stock to be issued in connection with the Business Combination.

(11)            The Director Election Proposal (Proposal 11) — To consider and vote upon the election of [__] directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of the Combined Company.

(12)            The Adjournment Proposal (Proposal 12) — To consider and vote upon a proposal to adjourn the Colombier Special Meeting to a later date or dates, if necessary or appropriate as determined by the Colombier Board.

Q:     What interests do Colombier’s Sponsor and current officers, directors and financial advisors have in the Business Combination?

A:     In considering the recommendation of Colombier’s Board to vote in favor of the Business Combination, Public Stockholders should be aware that, aside from their interests as stockholders, Colombier’s Sponsor, directors and officers have interests in the Business Combination that are different from, or in addition to, those of Colombier’s other stockholders generally, including the aggregate amount at risk to Colombier’s Sponsor of $5,725,000, which is the amount that the Sponsor paid for its Colombier Sponsor Shares and Private Warrants. Colombier’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to the Public Stockholders that they approve the Business Combination. Further, the interests of members of the Sponsor and current officers or directors of Colombier may be different from or in addition to (and which may conflict with) your interests and may be incentivized to complete a less favorable business combination rather than liquidating Colombier. Public Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things, the fact that:

•        Omeed Malik will be Colombier’s designee to the Combined Company Board upon the effectiveness of the Merger. As a director, in the future Mr. Malik may receive any cash fees, stock options or stock awards that the Combined Company Board determines to pay to its directors;

•        unless Colombier consummates an initial business combination, it is possible that Colombier’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (Colombier’s officers and directors have not, to date, incurred out-of-pocket expenses exceeding funds available to Colombier outside of the Trust Account, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders’ Colombier Sponsor Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Insiders’ Colombier Sponsor Shares are not transferable or salable until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, if (x) the closing price of the Colombier Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Colombier’s stockholders having the right to exchange their shares of Colombier Common Stock for cash, securities or other property. In this regard, while the Colombier Sponsor Shares are not the same as the Colombier Class A Common Stock, are subject to certain restrictions that are not applicable to the Colombier Class A Common Stock, and may become worthless if Colombier does not complete a business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the aggregate value of the 4,312,500 Colombier Sponsor Shares owned by Colombier’s Sponsor is estimated to be approximately $43,728,750, assuming the per share value of the Colombier Sponsor Shares is the same as the $10.14 closing price of the Colombier Class A Common Stock on the NYSE on April 3, 2023;

•        the Sponsor purchased an aggregate of 5,700,000 Private Warrants, at an aggregate purchase price of $5,700,000, or $1.00 per warrant, with each whole Private Warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 5,700,000 Private Warrants held by the Sponsor is estimated to be approximately $1,083,000 million, assuming the per warrant value of the Private Warrant is the same as the $0.19 closing price of the Public Warrants on the NYSE on April 3, 2023);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders have agreed that the Private Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after Colombier has completed a business combination;

•        the Sponsor purchased from Colombier 4,312,000 shares of Colombier Class B Common Stock for an aggregate price of $25,000 and paid $5,700,000 to purchase 5,700,000 Private Warrants for an aggregate purchase price of $5,725,000, which will have a significantly higher value at the time of the Business

Combination, if it is consummated, and, based on the closing trading price of the Class A Common Stock on April 3, 2023, which was $10.14, would have an aggregate value of $43,728,750 as of the same date and including the purchase of the Private Warrants and including the purchase of the Private Warrants and based on the closing trading price of the Public Warrant on April 3, 2023 which was $0.19, would have an aggregate value of $1,083,000.

•        If Colombier does not consummate the Business Combination or another initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), and Colombier is therefore required to be liquidated, the Colombier Sponsor Shares would be worthless, as the Sponsor is not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.006 per share that the members of the Sponsor paid for the Colombier Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, members of the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the IPO and the Colombier public stockholders experience a negative rate of return following the Closing of the Business Combination;

•        each Insider has agreed not to redeem any of its Colombier Sponsor Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if Colombier does not complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the proceeds from the sale of the Private Warrants will be included in the liquidating distribution to Colombier’s public stockholders and the Private Warrants will expire worthless;

•        if the Trust Account is liquidated, including in the event Colombier is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Colombier, if and to the extent any claims by a third party for services rendered or products sold to Colombier, or a prospective target business with which Colombier has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable), nor will it apply to any claims under Colombier’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the IPO Underwriter is entitled to deferred underwriting fees pursuant to the Underwriting Agreement and such fees are payable solely if Colombier completes an initial business combination. Additionally, B. Riley has been engaged to serve as a financial advisor to Colombier, pursuant to a separate letter agreement, and will be entitled to certain customary expense reimbursement and indemnification; and

•        CF&CO has been engaged to serve as capital markets advisor to Colombier, and will receive certain advisory fees and be entitled to reimbursement of certain customary expenses and indemnification.

These interests may have influenced Colombier’s Board in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     Did the Colombier Board obtain fairness opinion (or any similar report or appraisal) in determining whether or not to proceed with the Business Combination?

A:     No. The Colombier Board did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be delivered to PSQ Equityholders under the terms of the Merger Agreement). However, Colombier management and the members of the Colombier Board have substantial experience evaluating the financial merits of companies across a variety of industries, including consumer-oriented businesses, and the Board concluded that this experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination and its terms. The factors and information considered by the Colombier Board, as further described under the heading “Colombier Financial Analysis” below, included estimates of the potential addressable market and analyses of certain financial information about guideline public companies and other relevant financial information selected based on their business experience and the professional judgment of Colombier management.

Q:     Why is the NTA Proposal being proposed?

A:     The adoption of the proposed amendments to remove the net asset test limitation from the Current Charter is being proposed in order to facilitate the consummation of the Business Combination, by permitting redemptions by public stockholders even if such redemptions result in Colombier having net tangible assets that are less than $5,000,001. The purpose of the net asset test limitation was initially to ensure that the Colombier Class A Common Stock is not deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because the Colombier Class A Common Stock and the Combined Company’s Common Stock would not be deemed to be a “penny stock,” as such securities are or will be listed on a national securities exchange upon the Closing, Colombier is presenting the NTA Proposal to facilitate the consummation of the Business Combination. For more information, see “The NTA Proposal (Proposal No. 1) — Reasons for the Amendments.”

Q:     Are any of the proposals conditioned on one another?

A:     Yes. Each of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal, and the Director Election Proposal is conditioned on one another, and are referred to collectively herein as the “Required Proposals.” The remaining Proposals, consisting of the NTA Proposal, the Advisory Charter Proposals and the Adjournment Proposal are not Required Proposals. Unless the Business Combination Proposal is approved, the other Required Proposals will not be presented to the stockholders of Colombier at the Colombier Special Meeting, because they are conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal and the Advisory Charter Proposals are likewise conditioned on the approval of these Required Proposals. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. In addition, unless the NTA Proposal is approved, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets condition required in the Current Charter of having $5,000,001 immediately prior to or upon consummation of the Business Combination. The approval of the Business Combination Proposal and the other Required Proposals are preconditions to the consummation of the Business Combination. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that if the Required Proposals (consisting of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal) do not receive the requisite vote for approval, Colombier will not consummate the Business Combination. If Colombier does not consummate the Business Combination and fails to complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), Colombier will be required, in accordance with the Current Charter, to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account (less Permitted Withdrawals) to its public stockholders. If Colombier’s initial business combination is not consummated by September 11, 2023, then Colombier’s existence will terminate, and Colombier will distribute amounts in the Trust Account as provided in Colombier’s Current Charter.

Q:     When and where will the Colombier Special Meeting take place?

A:     The Colombier Special Meeting will be held on [•], 2023 at [•] a.m. Eastern Time, via live audio webcast or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     What will happen in the Business Combination?

A:     At the Effective Time, Merger Sub will merge with and into PSQ, with PSQ surviving such Merger, as a result of which PSQ Stockholders (except those who properly exercise appraisal or dissenters rights under applicable law) will receive newly issued shares of Class A Common Stock or Class C Common Stock, as applicable. For details and more information please see the sections entitled “Business Combination Proposal (Proposal 2) — the Merger Agreement — Consideration to PSQ Stockholders in the Merger.” Upon consummation of the Business Combination, PSQ will become a wholly-owned subsidiary of Colombier. After the Closing of the Business Combination, the cash held in the Trust Account will be released from the Trust Account and used to pay each of Colombier’s and PSQ’s Transaction Expenses due as of the Closing, and for Permitted Withdrawals and general corporate purposes. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

Q:     What equity stake will current Colombier stockholders and PSQ Stockholders hold in the Combined Company immediately after the Closing?

A:     Upon consummation of the Business Combination (assuming, among other things, that no Public Stockholders exercise redemption rights in connection with the Closing and the other assumptions described under the section with the heading “Frequently Used Terms — Share Calculations and Ownership Percentages”), (i) Colombier’s public stockholders are expected to own approximately 41.5% of the outstanding Combined Company Common Stock, (ii) the Sponsor is expected to own approximately 10.4% of the outstanding Combined Company Common Stock, and (iii) the PSQ Stockholders are expected to own approximately 48.1% of the Combined Company Common Stock.

These percentages assume, among other assumptions, that at, or in connection with, the Closing, (i) no Public Stockholders exercise their redemption rights in connection with the Business Combination, and (ii) an aggregate of shares of Combined Company Common Stock are issued to former stockholders of PSQ in accordance with the Merger Agreement. If actual facts are different from these assumptions, the percentage ownership retained by the Colombier stockholders and PSQ Stockholders in the Combined Company, and associated voting power, will be different.

If any of Colombier’s public stockholders exercise redemption rights in connection with the Closing, the percentage of the outstanding Combined Company’s Common Stock held by Colombier’s public stockholders will decrease and the percentages of the outstanding Combined Company’s Common Stock held by the Sponsor and by the PSQ Stockholders will increase, in each case, relative to the percentage held if none of the shares of Colombier Class A Common Stock are redeemed.

If any of Colombier’s public stockholders as of [__], 2023 redeem their Public Shares at Closing in accordance with the Current Charter but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[__] as of April [__], 2023 would be approximately $[__], regardless of the number of shares redeemed by Public Stockholders. Upon the issuance of the Combined Company Common Stock in connection with the Business Combination, the percentage ownership of the Combined Company by Colombier’s public stockholders who do not redeem their Public Shares will be diluted. Colombier public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming Colombier public stockholders. The percentage of the total number of outstanding shares of Common Stock that will be owned by Colombier public stockholders as a group will vary based on the number of Public Shares for which the holders thereof elect to have redeemed in connection with the Business Combination.

The following table illustrates varying ownership levels of the Combined Company immediately following the Business Combination1:

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 25% Redemptions
Equity Capitalization Summary	Shares	%	Shares	%
PSQ Stockholders	20,000,000	48.1%	20,000,000	53.7%
Colombier Public Stockholders	17,250,000	41.5%	12,937,500	34.7%
Initial Stockholders	4,312,500	10.4%	4,312,500	11.6%
Total common stock	41,562,500	100.0%	37,250,000	100.0%
	Scenario 3 Assuming 50% Redemptions		Scenario 4 Assuming 75% Redemptions
Equity Capitalization Summary	Shares	%	Shares	%
PSQ Stockholders	20,000,000	60.7%	20,000,000	69.9%
Colombier Public Stockholders	8,625,000	26.2%	4,312,500	15.1%
Initial Stockholders	4,312,500	13.1%	4,312,500	15.1%
Total common stock	32,937,500	100.0%	28,625,000	100.0%

____________

1        This table does not include any equity grants that may be made in connection with or following completion of the Business Combination. Any such grants have not yet been determined as of the date hereof.

	Scenario 5 Assuming Contractual Maximum Redemptions
Equity Capitalization Summary	Shares	%
PSQ Stockholders	20,000,000	73.1%
Colombier Public Stockholders	3,062,344	11.2%
Initial Stockholders	4,312,500	15.7%
Total common stock	27,374,844	100.0%

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages” and, with respect to the determination of the “maximum redemptions,” the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.” Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended. See “Unaudited Pro Forma Condensed Combined Financial Information.”

Regardless of the amount of redemptions of the Colombier Class A Common Stock, upon completion of the Business Combination, Michael Seifert, PSQ’s founder and Chief Executive Officer, will receive shares of the Combined Company’s Class C Common Stock. Each holder of Class C Common Stock shall have the right to a number of votes (rounded up to the nearest whole number) per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date. Consequently, since Mr. Seifert will be the sole holder of the Class C Common Stock as of the completion of the Business Combination, the result of most matters to be voted upon by the Combined Company’s stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duty to the stockholders.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     In addition to the Required Proposals, there are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of PSQ of the Business Combination. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal (Proposal 2) — The Merger Agreement” and “Summary of the Proxy Statement/Prospectus The Proposals — The Business Combination Proposal (Proposal 2) — Conditions to Closing.”

Q:     Why is Colombier providing stockholders with the opportunity to vote on the Business Combination?

A:     Under the Current Charter, Colombier must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of Colombier’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Colombier has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Colombier is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the Closing of the Business Combination.

Q:     How many votes do I have at the Colombier Special Meeting?

A:     Colombier stockholders are entitled to one vote at the Colombier Special Meeting for each share of Colombier Common. Subject to the discussion set forth in this proxy statement, holders of Colombier Class A Common Stock and Colombier Class B Common Stock will vote together as one class on all Proposals, other than the Charter Proposal (on which both (i) the holders of the Colombier Class A Common Stock will vote separately as a single class and the holders of the Colombier Class B Common Stock will vote separately as a single class and (ii) the holders of the Colombier Class A Common Stock and Colombier Class B Common Stock will vote together as a single class). As of the close of business on the Record Date, there were 4,312,500 outstanding shares of Colombier Class B Common Stock and 17,250,000 outstanding shares of Colombier Class A Common Stock.

Q:     What vote is required to approve the proposals presented at the Colombier Special Meeting?

A:     The approval of the NTA Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, and the approval of the Charter Proposal requires the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class.. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote in person at the Colombier Special Meeting, or an abstention (if a valid quorum is established for the meeting), will have the same effect as a vote “AGAINST” the NTA Proposal and the Charter Proposal. Approval of the Charter Proposal is a condition to the approval of the Business Combination.

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the shares of the Colombier Common Stock that are voted at the Colombier Meeting, voting together as a single class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote virtually in person at the Colombier Special Meeting on any of the Proposals (including by abstaining on each of the Proposals) will no effect on the outcome of the Business Combination Proposal. However, if a Colombier stockholder votes any shares by proxy or virtually in person at the Colombier Special Meeting on any of the other Proposals, the failure to vote such shares on the Business Combination Proposal (including by abstaining on the Business Combination Proposal) will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Assuming a quorum is present, the approval of the each of the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. The approval of the Director Election Proposal requires a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. A Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting will not be counted towards the number of shares of Colombier Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal. Assuming a quorum is present, an abstention on the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, or the ESPP Proposal will have no effect on the outcome of the vote on such Proposal. An abstention will be deemed present and count towards the establishment of a quorum.

If the Business Combination Proposal is not approved, the other Required Proposals will not be presented to the Colombier stockholders for a vote, although the Adjournment Proposal may be presented. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The approval of the Business Combination Proposal and the other Required Proposals are preconditions to the consummation of the Business Combination.

The Sponsor and Colombier’s directors and officers have agreed to vote their shares in favor of the Business Combination and the Merger, including the Business Combination Proposal and the other Proposals.

Q:     What constitutes a quorum at the Colombier Special Meeting?

A:     Holders present in person or by proxy of shares of issued and outstanding Colombier Common Stock representing a majority of the voting power of all outstanding shares of Colombier Common Stock entitled to vote at the Colombier Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the Colombier Special Meeting. As of the Record Date, 10,781,251 shares of Colombier Common Stock would be required to achieve a quorum.

Q:     May the Sponsor or Colombier’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:     In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, or Colombier’s directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of Colombier’s Sponsor or the other members of the Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Colombier’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor or any other member of the Sponsor or Colombier’s directors, officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be transacted at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:     How will the Sponsor and the directors and officers of Colombier vote?

A:     The Insiders each entered into the Insider Letter, pursuant to which they have agreed to vote their Colombier Sponsor Shares and any Public Shares purchased during or after Colombier’s IPO (including in open market and privately negotiated transactions) in favor of the Business Combination, including each of the Proposals. Accordingly, because of the Insider Letter, it is more likely that the necessary stockholder approval for the Proposals will be received (and, as it relates to the Director Election Proposal, which will be determined by a plurality vote, we note that the Insiders' compliance with the Insider Letter will result in the Director Election Proposal being approved at the Colombier Meeting).

Q:     What interests do PSQ’s current officers and directors have in the Business Combination?

A:     Members of the PSQ Board and PSQ’s executive officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests. These interests include, among others, upon consummation of the Merger Agreement: (i) certain members of the PSQ Board are expected to serve as members of the Combined Company Board, (ii) certain of PSQ’s executive officers will enter into employment agreements with the Combined Company in connection with the Business Combination, (iii) certain members of the PSQ Board and executive officers hold equity interests and/or will be designated as Deemed Equity Holders (as defined in the Merger Agreement) in PSQ, which will be converted into the right to receive equity interests and/or, if the relevant metrics are achieved, Earnout Shares in the Combined Company in connection with the Business Combination and (iv) Michael Seifert, PSQ’s founder and Chief Executive Officer, will receive shares of the Combined Company’s Class C Common Stock in connection with the Business Combination, which shares will carry a majority of the voting power of any vote of the Combined Company’s stockholders following the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal (Proposal 2) — Interests of PSQ’s Directors and Officers in the Business Combination” and “Executive and Director Compensation of PSQ — Employment Agreements and Other Arrangements with Executive Officers and Directors” and “The Charter Proposal (Proposal 3)” of this proxy statement/prospectus for a further discussion of these interests.

Q:     How do the Public Warrants differ from the Private Warrants and what are the related risks to any holders of Public Warrants following the Business Combination?

A:     The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will not be redeemable by the Combined Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by the Combined Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

Following the Business Combination, the Combined Company may redeem the Public Warrants, prior to their exercise at a time that is disadvantageous to the holder, thereby significantly impairing the value of such warrants. The Combined Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. The Combined Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of such warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by the Combined Company, if the Combined Company has elected to require the exercise of Public Warrants on a cashless basis, the Combined Company will not redeem the warrants as described above if the issuance of shares of Class A Common Stock upon exercise of Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Combined Company is unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In the event the Combined Company determines to redeem the Public Warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that the Combined Company elects to redeem all of the redeemable warrants as described above, the Company will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via the Combined Company’s posting of the redemption notice to DTC.

The closing price for the Colombier Class A Common Stock as of April 3, 2023 was $10.14 and has never exceeded the $18.00 threshold that would trigger the right to redeem the Public Warrants following the Closing.

Q:     What happens if I sell my shares of Colombier Class A Common Stock before the Colombier Special Meeting?

A:     The Record Date is earlier than the date of the Colombier Special Meeting. If you transfer your shares of Colombier Class A Common Stock after the Record Date, but before the Colombier Special Meeting, unless the transferee obtains a proxy from you to vote those shares, you will retain your right to vote at the Colombier Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Colombier Class A Common Stock prior to the Record Date, you will have no right to vote those shares at the Colombier Special Meeting.

Q:     What happens if a substantial number of the public stockholders vote in favor of the Business Combination and exercise their redemption right?

A:     Colombier stockholders who vote in favor of the Business Combination may nevertheless also exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders. Nonetheless, unless the NTA Proposal is approved, the consummation of the Business Combination is conditioned upon, among other things, the net tangible assets condition required in the Current Charter of Colombier having $5,000,001 in net tangible assets immediately prior to or upon consummation of the Business Combination. The Merger is also conditioned upon Colombier having cash and cash equivalents, including the proceeds of any financing transaction to be consummated contemporaneously with Closing and funds remaining in the Trust Account (after giving effect to the completion and payment of the redemption and the payment of Colombier’s and PSQ’s aggregate unpaid Transaction Expenses) in an amount at least equal to (i) $33,000,000 minus (ii) the lesser of (A) $15,000,000 and (B) the amount of Colombier’s and PSQ’s aggregate unpaid Transaction Expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by PSQ in any Permitted Financing (as defined below). In addition, with fewer Public Shares and public stockholders, the trading market for the Combined Company’s stock may be less liquid than the market for Colombier Common Stock was prior to consummation of the Business Combination and Combined Company may not be able to meet the listing standards of the NYSE. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into PSQ’s business will be reduced. As a result, the proceeds will be greater in the event that no public stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account as opposed to the scenario in which Colombier’s public stockholders exercise the maximum allowed redemption rights.

Q:     What happens if I vote against any of the Required Proposals (consisting of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal)?

A:     If any of the Required Proposals are not approved, the Business Combination is not consummated and Colombier does not otherwise consummate an alternative business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), pursuant to the Current Charter, Colombier will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders, unless Colombier seeks and obtains the consent of its stockholders to amend the Current Charter to extend the date by which it must consummate its initial business combination (an “Extension”), in which event, Colombier’s public stockholders will be entitled to redemption rights in accordance with the Current Charter. If Colombier’s initial business combination is not consummated by September 11, 2023, then Colombier’s existence will terminate, and Colombier will distribute amounts in the Trust Account as provided in Colombier’s Current Charter.

Q:     Do I have redemption rights in connection with the Business Combination?

A:     Pursuant to the Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Current Charter. As of April 3, 2023, based on funds in the Trust Account of approximately $174,396,858 as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of Colombier Class A Common Stock was approximately $10.11 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Colombier Class A Common Stock for cash and will only have equity interests in the Combined Company pursuant to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Colombier’s transfer agent prior to the Colombier Special Meeting. See the section titled “The Colombier Special Meeting — Redemption Rights” for the procedures to be followed if you wish to elect to have Colombier redeem your shares for cash.

Q:     Will my vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you attend or vote your shares of Colombier Common Stock at the Colombier Special Meeting, and regardless of how you vote your shares. As a result, the Merger Agreement and the Required Proposals can be approved by stockholders who will elect to have their shares redeemed and who will no longer remain stockholders, leaving stockholders who choose not to elect to have their shares redeemed holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability of the Combined Company to meet the listing standards of the NYSE.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on [•], 2023 (two (2) business days before the date of the Colombier Special Meeting), tender your shares physically or electronically using The Depository Trust Company’s DWAC system and submit a request in writing, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, that Colombier redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, Colombier’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Colombier Common Stock. A holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of the Public Shares, which we refer to as the “15% threshold.” Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Colombier’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Colombier does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Colombier’s consent, until the consummation of the Business Combination, or such other date as determined by the Colombier Board. If you delivered your shares for redemption to Colombier’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Colombier’s transfer agent return the shares (physically or electronically). You may make such request by contacting Colombier’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The U.S. federal income tax consequences to holders of Colombier Class A Common Stock who elect to exercise their rights to receive cash from the Colombier Trust Account will depend on the holder’s particular facts and circumstances and, specifically, on whether the redemption qualifies as a sale or exchange of such Colombier Class A Common Stock under Section 302 of the Code. If the redemption does not qualify as a sale or exchange of such shares, it will be treated as a corporate distribution on such shares. A redemption of shares of Colombier Class A Common Stock generally will be treated as a sale or exchange of such shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to such holder; these tests are explained more fully below in the section entitled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations.”

If the redemption is treated as a sale or exchange of shares of Colombier Class A Common Stock, U.S. holders (as defined below under the section entitled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations”) generally will be required to recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Colombier Class A Common Stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. Non-U.S. holders (as defined below under the section entitled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations”) generally will not be subject to U.S. federal income tax if the redemption is treated as a sale or exchange of shares of Colombier Class A Common Stock, subject to certain important exceptions as described below under the sections entitled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations — Non. U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock” and “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations — Non. U.S. Holders — Taxation of Distributions”.

If the redemption is treated as a distribution on shares of Colombier Class A Common Stock, such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. For the treatment of any remaining excess, see “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations — U.S. Holders — Taxation of Distributions.” Non-U.S. holders generally are subject to a 30% withholding tax on dividend payments (subject to reduction by an applicable income tax treaty). Because it will not be clear whether redemption proceeds will be treated as a dividend for various reasons, we or the applicable withholding agent may withhold tax on the entire amount of any redemption proceeds paid to a Non-U.S. holder at the 30% rate (subject to reduction by an applicable income tax treaty).

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF EXERCISING YOUR REDEMPTION RIGHTS WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q:     If I am a Warrant holder, can I exercise redemption rights with respect to my Warrants?

A:     No. The holders of Warrants have no redemption rights with respect to Warrants.

Q:     If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A:     No. Holders of outstanding Units must separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Units into Public Shares, and Public Warrants. This must be completed far enough in advance to permit the mailing of the stock certificates for the Public Shares back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using The Depository Trust Company’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     Do I have appraisal rights in connection with the proposed Business Combination?

A:     Colombier stockholders do not have appraisal rights in connection with the Business Combination under the DGCL.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released for:

•        payments to Colombier stockholders who properly exercise their redemption rights;

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by Colombier or PSQ in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;

•        deferred underwriting commissions and other fees, costs and expenses incurred in the IPO; and

•        general corporate purposes including, but not limited to, working capital for operations.

Any remaining cash will be used for working capital and general corporate purposes of the Combined Company. See “Summary of Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination,” for more information.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal (Proposal 2) — The Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, Colombier is unable to complete the Business Combination or another initial business combination transaction by September 11, 2023 (or such other date as approved by the Colombier stockholders), the Current Charter provides that Colombier will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to (A) the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us in connection with Permitted Withdrawals, divided by (B) the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Colombier’s remaining stockholders and Colombier Board, dissolve and liquidate, subject in each case to Colombier’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Colombier expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Colombier’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. The Insiders have waived any right to any liquidation distribution from the Trust Account with respect to Colombier Sponsor Shares.

In the event of liquidation, there will be no liquidating distributions with respect to Colombier’s outstanding Warrants. Accordingly, the Warrants will expire worthless, in that scenario.

Q:     When is the Business Combination expected to be completed?

A:     The Closing is expected to take place (i) as promptly as practicable, but in no event later than the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal (Proposal 2) — Conditions to the Closing” or (ii) on such other date as agreed to by the parties to the Merger Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Merger Agreement may be terminated by Colombier and/or PSQ if the Closing has not occurred by September 11, 2023, or an applicable later date (which shall not be later than December 31, 2023) if extended pursuant to the Merger Agreement (the “Outside Date”).

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal (Proposal 2).”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then submit a proxy to vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, submit your voting instructions on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you are a stockholder of record of Colombier as of [•], 2023, the Record Date, you may submit your proxy before the Colombier Special Meeting in any of the following ways, if available:

•        use the toll-free number shown on your proxy card;

•        visit the website shown on your proxy card to vote via the internet; or

•        complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the Colombier Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting www.cstproxy.com/[•]. You will need the control number that is printed on your proxy card to enter the Colombier Special Meeting. Colombier recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Colombier Special Meeting starts.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Colombier Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:     What will happen if I abstain from voting or fail to vote at the Colombier Special Meeting?

A:      At the Colombier Special Meeting, Colombier will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the NTA Proposal and the Charter Proposal. If a Colombier stockholder abstains on the Business Combination Proposal, but votes on one or more of the other Proposals brought before the Colombier Special Meeting, such abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal. However, if a Colombier stockholder abstains on the Business Combination Proposal with respect to any shares, and abstains (or otherwise refrains from voting) with respect to such shares on each of the other Proposals, such abstention on the Business Combination Proposal will have no effect on the outcome of the Business Combination Proposal. Assuming a quorum is present, abstentions will have no effect on the other Proposals.

         Each of the Advisory Charter Proposal, Incentive Plan Proposal, ESPP Proposal, and Business Combination Proposal s is non-discretionary and, as a result, Colombier does not expect there to be any broker non-votes for these proposals at the Colombier Special Meeting. If you are a beneficial owner of shares held though a bank, broker or other nominee and fail to provide voting instructions with respect to the shares or obtain a proxy to vote the shares at the Colombier Special Meeting from the record holder, such shares will not be counted as present for the purposes of establishing a quorum and, assuming a quorum is present, your failure to do so will have no effect on the outcome of any of such Proposals (other than the NTA Proposal and the Charter Proposal, for which such failure will have the same effect as a vote “AGAINST” these Proposals).] Colombier expects that the Adjournment Proposal will be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your broker or nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If the proposals are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Colombier Special Meeting.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by Colombier without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxy holders may use their discretion to vote on any other matters which properly come before the Colombier Special Meeting.

Q:     If I am not going to attend the Colombier Special Meeting virtually in person, should I return my proxy card instead?

A:     Yes. Whether or not you plan to attend the Colombier Special Meeting, please read the accompanying proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Each of the Advisory Charter Proposal, Incentive Plan Proposal, ESPP Proposal, and Business Combination Proposal is non-discretionary. Colombier believes the proposals presented to the stockholders will be considered non-routine and therefore your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the Colombier Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. However, Colombier expects that the Adjournment Proposal will be treated as a routine proposal. Accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. If you are a holder of record of Colombier Common Stock as of the close of business on the Record Date, and submit a proxy by mail or otherwise, you can change your vote or revoke your proxy before it is voted at the Colombier Special Meeting by sending a later-dated, signed proxy card to Colombier’s secretary at the address listed below so that it is received by Colombier’s secretary prior to the Colombier Special Meeting or attend the Colombier Special Meeting in person online and vote (although attending the Colombier Special Meeting will not, by itself, revoke a proxy). You also may revoke your proxy by sending a notice of revocation to Colombier’s secretary, which must be received by Colombier’s secretary prior to the Colombier Special Meeting. If you are a beneficial owner of Colombier Common Stock as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     Colombier will pay the cost of soliciting proxies for the Colombier Special Meeting. Colombier has engaged Morrow Sodali LLC, which we refer to as “Morrow,” to assist in the solicitation of proxies for the Colombier Special Meeting. Colombier has agreed to pay Morrow a fee of $30,000, plus disbursements of its expenses in connection with the services relating to the Colombier Special Meeting. Colombier will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. Colombier will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Colombier Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Colombier Common Stock and in obtaining voting instructions from those owners. Colombier’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person online. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact our proxy solicitor at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Tel: (800) 662-5200 (toll-free) or

(203) 658-9400 (banks and brokers can call collect)

Email: CLBR.info@investor.morrowsodali.com

To obtain timely delivery, Colombier stockholders must request the materials no later than [•], 2023.

You may also obtain additional information about Colombier from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to Colombier’s transfer agent prior to the Colombier Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section titled “Questions and Answers about the Proposals,” highlights certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Colombier Special Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

Unless otherwise indicated or the context otherwise requires, references in this summary to “Company” or “Colombier” refer to Colombier Acquisition Corp. and references to “PSQ” refer to PSQ Holdings, Inc. prior to the Business Combination. Reference to the “Combined Company” refer to Colombier (which will be renamed PSQ Holdings, Inc. after the Business Combination, and which will include PSQ and any other director or indirect subsidiaries of PSQ, to the extent applicable) after giving effect to the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by Colombier’s public stockholders and do not include any shares of Colombier Common Stock issuable upon the exercise of the Warrants.

Parties to the Business Combination

Colombier Acquisition Corp.

Colombier is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Colombier Common Stock, Units and Warrants are currently listed on the NYSE under the symbols “CLBR,” “CLBR.U” and “CLBR.WS,” respectively. The mailing address of Colombier’s principal executive office is 214 Brazilian Avenue, Suite 200-A, Palm Beach, FL, 33480 and its telephone number is (561) 805-3588.

Purchaser Representative

Colombier Sponsor LLC, a Delaware limited liability company and Colombier’s sponsor, is serving as the “Purchaser Representative” under the Merger Agreement, and in such capacity will represent the interests of Colombier’s stockholders after the Closing (other than the PSQ securityholders immediately prior to the Effective Time and their successors and assigns) with respect to certain matters under the Merger Agreement.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Colombier, incorporated in Delaware on February 16, 2023 solely for the purpose of consummating the Business Combination. Merger Sub owns no material assets and does not operate any business.

PSQ Holdings, Inc.

PSQ is a values-aligned platform where consumers with traditional American values can connect with and patronize local business members whose values align with their own. Consumer members are able to search for and shop business members’ offering products and services both locally and online. The mailing address of PSQ’s principal executive office is 315 South Coast Highway 101, Suite U44, Encinitas, California 92024. For more information about PSQ, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ” and “Information Related to PSQ.”

Proposals to be Voted on by Colombier Stockholders

The NTA Proposal (Proposal 1)

As discussed elsewhere in this proxy statement/prospectus, assuming the Business Combination Proposal is approved, Colombier is asking its stockholders to approve the NTA Proposal to effect the NTA Amendments, which shall be effective, if approved and adopted and implemented by Colombier, prior to the consummation of the proposed Business Combination, to remove the limitation on share redemptions which would preclude Colombier from consummating the Business Combination if stockholder redemptions would cause Colombier’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001.

We encourage stockholders to carefully consider the information set forth below under “Proposal No. 1 — The NTA Proposal.”

The Business Combination Proposal (Proposal 2)

Colombier, Merger Sub, the Purchaser Representative and PSQ have agreed to the Business Combination under the terms of the Merger Agreement, dated as of February 27, 2023. This agreement, as it may be amended or supplemented from time to time, is referred to in this proxy statement/prospectus as the “Merger Agreement.” Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Effective Time, among other things:

(a)     Merger Sub will merge with and into PSQ, with PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier;

(b)    Any outstanding option, warrant, convertible note or other right to subscribe or purchase any capital stock of PSQ or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of PSQ (the “PSQ Convertible Securities”) which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock prior to the Effective Time will be cancelled without consideration;

(c)     Each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), other than shares held by Michael Seifert (the “Founder”), will be cancelled and converted into the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of Colombier (“Class A Common Stock”) equal to the Conversion Ratio (as defined in the Merger Agreement); and

(d)    Each share of PSQ Common Stock held by the Founder will be cancelled and converted into the right to receive a number of shares of Class C Common Stock, par value $0.0001 per share, of Colombier (“Colombier Class C Common Stock” and, together with Class A Common Stock, “Combined Company Common Stock”) equal to the Conversion Ratio.

Sponsor Support Agreements

In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement, pursuant to which it has agreed that it will (i) fully comply with, and perform all of the obligations, covenants and agreements set forth in that certain letter agreement, dated June 8, 2021, between Colombier and the Sponsor (the “Insider Letter”), including its obligation to vote all of its shares of Colombier Common Stock in favor of the Business Combination; (ii) waive the anti-dilution rights with respect to the Sponsor’s shares of Class B Common Stock, par value $0.0001 per share (“Colombier Class B Common Stock”) that are triggered upon the conversion of Colombier Class B Common Stock into Colombier Class A Common Stock upon the consummation of the Merger, (iii) waive any claims it has or may have against Colombier, PSQ and each of their affiliates with respect to any claims occurring (or any circumstances existing) prior to Closing (subject to certain exceptions), and (iv) forfeit one percent of the Colombier Class B Common Stock and warrants to purchase Colombier Class A Common Stock held by Sponsor for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (a) the number of shares of Colombier Class A Common Stock issued and outstanding immediately prior to the Effective Time, plus (b) the result of (i) the aggregate proceeds raised in any Permitted Financing, divided by (ii) $10.00. Pursuant to the Sponsor Support Agreement, Colombier has agreed to enforce the Insider Letter in accordance with its terms, and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of PSQ.

Company Stockholder Support Agreements

In connection with the execution of the Merger Agreement, certain stockholders of PSQ (the “PSQ Holders”) entered into support agreements (the “PSQ Support Agreements”), pursuant to which such stockholders agreed, among other things, to vote all shares of capital stock of PSQ beneficially owned by the PSQ Holders (the “PSQ Shares”) in favor of the Merger and related transactions. Such PSQ Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such PSQ Holders’ ability to perform their obligations under the PSQ Support Agreement. Pursuant to the PSQ Support Agreements, the PSQ Holders also agreed not to transfer the PSQ Shares during the period from and including the date of the PSQ Support Agreement and the first to occur of the date of Closing or the date on which the PSQ Support Agreement is terminated, except for certain permitted transfers where the recipient also agrees to comply with the PSQ Support Agreement.

Lock-Up Agreements

In connection with the execution of the Merger Agreement, the PSQ Holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock and Class C Common Stock issued as Merger Consideration and held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Colombier acquired during the Lock-Up Period, as defined below, the “Lock-Up Shares”), (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or (iii) publicly announce any intention to do any of the foregoing until the date that is one year after the Closing Date (the period from the Effective Date until such date, the “Lock-Up Period”). Such restrictions will lapse if, commencing on the 150th day following Closing, the volume-weighted average trading price of one share of Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty trading days within any thirty consecutive trading day period is greater than or equal to $12.00.

Registration Rights Agreement

Upon Closing of the Business Combination, the Combined Company, the Sponsor and the PSQ Holders (the “New Investors” and together with the Sponsor, the “Investors”) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Combined Company will be obligated to file one or more registration statements to register the resales of shares of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock issuable upon conversion of Class B Common Stock and Class C Common Stock, and the Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Combined Company must file a registration statement on Form S-1 to register the resale of the registrable securities of the Combined Company held by the Investors. The Registration Rights Agreement will also provide such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Organizational Structure

The diagram below depicts a simplified version of the current organizational structure of PSQ.

The diagram below depicts a simplified version of the Combined Company’s organizational structure immediately following the completion of the Business Combination (including voting power percentages, and assuming no redemptions by Colombier’s public stockholders).

The Charter Proposal (Proposal 3)

Colombier stockholders will be asked to approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of each of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal and the consummation of the Business Combination, an amendment and restatement of the Current Charter, as set out in the Proposed Charter appended to this proxy statement/prospectus as Annex B. The Proposed Charter, which will be effective as of the Closing, will, among other things:

(a)     Change the name of Colombier to “PSQ Holdings, Inc.”;

(b)    Increase the authorized shares of capital stock of the Combined Company to 590,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of Class A Common Stock, (b) 40,000,000 shares of Class C Common Stock and (c) 50,000,000 shares of preferred stock;

(c)     Provide that holders of Class A Common Stock will be entitled to one vote per share of Class A Common Stock;

(d)    Provide that holders of Class C Common Stock will be entitled to a number of votes per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date; and

(e)     Approve the removal of certain blank check provisions that will no longer be necessary or will be inoperative upon consummation of the Business Combination.

A summary of these provisions is set forth in the “Charter Proposal (Proposal 3)” section of this proxy statement/prospectus and a copy of these provisions is attached hereto as Annex B. You are encouraged to read them in their entirety.

Advisory Charter Proposals (Proposals 4 – 7)

Assuming the Business Combination Proposal and other Required Proposals are approved, Colombier stockholders are also being asked to approve, on a non-binding advisory basis, the Advisory Charter Proposals in connection with the amendment and restatement of the Current Charter as set forth in the Proposed Charter under the DGCL. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis and is being presented as five separate sub-proposals.

A summary of these provisions is set forth in the “Advisory Charter Proposals (Proposals 4 – 7)” section of this proxy statement/prospectus and a copy of these provisions is attached hereto as Annex B. You are encouraged to read them in their entirety.

The Incentive Plan Proposal (Proposal 8)

Colombier is asking its stockholders to vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan. The Colombier Board intends to adopt the Incentive Plan, subject to its approval by the Colombier stockholders. If the Colombier Board adopts and the Colombier stockholders approve the Incentive Plan, it will become effective upon the Closing of the Business Combination.

The number of shares of Class A Common Stock available for issuance under the Incentive Plan shall be the sum of (i) a number of shares of Class A Common Stock equal to 15% of the total number of shares of Combined Company Common Stock that are issued and outstanding as of immediately following the Closing of the Business Combination and (ii) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (A) 1% of the outstanding shares of Combined Company Common Stock on such date and (B) the number of shares of Class A Common Stock determined by the Combined Company Board.

A summary of the Incentive Plan is set forth in the “The Incentive Plan Proposal (Proposal 8)” section of this proxy statement/prospectus and the form of the Incentive Plan is attached to the accompanying proxy statement/prospectus. You are encouraged to read the Incentive Plan in its entirety.

ESPP Proposal (Proposal 9)

Colombier is asking its stockholders to vote upon a proposal to approve and adopt the ESPP, including the authorization of the initial share reserve under the ESPP. The Colombier Board of Directors intends to adopt the ESPP, subject to its approval by the Colombier stockholders. If the Colombier Board adopts and the Colombier stockholders approve the ESPP, it will become effective upon the Closing of the Business Combination.

The number of shares of Class A Common Stock available for issuance under the ESPP shall be the sum of (i) [            ] shares of Class A Common Stock, which the parties have agreed shall satisfy the agreement that 2% of the total number of shares of Combined Company Common Stock that are issued and outstanding as of immediately following the Closing shall initially fund the ESPP and (ii) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the least of (A) 1% of the outstanding shares of Combined Company Common Stock on such date, (B) 425,000 shares of Class A Common Stock, or (C) the number of shares of Class A Common Stock determined by the Combined Company Board.

A summary of the ESPP is set forth in the “The ESPP Proposal (Proposal 9)” section of this proxy statement/prospectus and the form of the ESPP is attached to the accompanying proxy statement/prospectus. You are encouraged to read the ESPP in its entirety.

The NYSE Proposal (Proposal 10)

Assuming the Business Combination Proposal and other Required Proposals are approved, Colombier is proposing that its stockholders consider and approve a proposal, for purposes of complying with the applicable listing rules of the NYSE, authorizing the issuance of the shares of Class A Common Stock and Class C Common Stock to be issued.

The Director Election Proposal (Proposal 11)

Colombier is proposing the Director Election Proposal, which will ask Colombier stockholders to consider and vote upon the election of at least five (5) and up to seven (7) directors, who, upon consummation of the Business Combination, will constitute all the members of the Combined Company Board.

The Adjournment Proposal (Proposal 12)

Colombier is proposing that its stockholders approve the adjournment of the Colombier Special Meeting to a later date or time, if necessary or appropriate as determined by the Colombier Board, at the determination of the Colombier Board.

The Colombier Special Meeting

Date, Time and Place of the Colombier Special Meeting

The Colombier Special Meeting will be held virtually at [•] a.m. Eastern time on [•], 2023 or at such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Registering for the Colombier Special Meeting

As a registered Colombier stockholder, you received a proxy card from Continental Stock Transfer & Trust Company. The form contains instructions on how to attend the virtual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. Continental Stock Transfer & Trust Company’s support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [•], 2023 at [•] a.m. Eastern Time. Enter the URL address www.cstproxy.com[•] into your browser and enter your control number, name, and email address. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

A Colombier stockholder that holds such stockholder’s shares in “street name,” which means such stockholder’s shares are held of record by a broker, bank or other nominee, may need to contact Continental Stock Transfer & Trust Company to receive a control number. If you plan to vote shares you hold in “street name” at the meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental Stock Transfer & Trust Company will issue you a guest control number with proof of ownership. Either way, you must contact Continental Stock Transfer & Trust Company for specific instructions on how to receive the control number. They can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing 1 800-450-7155 within the U.S. and Canada (toll-free), or +1 857-999-9155 outside the U.S. and Canada (standard rates apply) when prompted enter the pin number [•]#. This is listen-only and is being provided as a courtesy, and you will not be able to vote, be deemed present at the meeting or enter or ask questions during the meeting via telephone.

Purpose of the Colombier Special Meeting

At the Colombier Special Meeting, Colombier is asking its stockholders to consider and vote upon:

•        The NTA Proposal.

•        The Business Combination Proposal.    A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

•        The Charter Proposal.    The form of Proposed Charter to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex B.

•        The Advisory Charter Proposals.

•        The Incentive Plan Proposal.    The form of the Incentive Plan to be used by the Combined Company from and after the Closing is attached to this proxy statement/prospectus as Annex D.

•        The ESPP Proposal.    The form of the ESPP to be used by the Combined Company from and after the Closing is attached to this proxy statement/prospectus as Annex E.

•        The NYSE Proposal.

•        The Director Election Proposal.

•        The Adjournment Proposal, if presented at the Colombier Special Meeting.

Voting Power and Record Date

You will be entitled to vote or direct votes to be cast at the Colombier Special Meeting if you owned shares of Colombier Common Stock at the close of business on [•], 2023, which is the Record Date. You are entitled to one vote for each share of Colombier Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 21,562,500 shares of Colombier Common Stock outstanding, of which 17,250,000 are Public Shares and 4,312,500 are Colombier Sponsor Shares.

Vote of the Sponsor, Directors and Officers

In connection with the IPO, Colombier entered into an agreement with the Insiders pursuant to which they agreed to vote any shares of Colombier Common Stock owned by them in favor of the Business Combination Proposal and for all other proposals presented at the Colombier Special Meeting. This agreement applies to each Insider as it relates to the Colombier Sponsor Shares owned by them and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to Colombier stockholders in this proxy statement/prospectus. Nevertheless, we will need approval of holders of a majority of the outstanding shares of Colombier Class A Common Stock as of the Record Date, as well as the holders of at least a majority of the Colombier Class B Common Stock, in each case voting as a separate class, to be voted in favor of the Charter Proposal in order to have the Business Combination approved.

Colombier’s Insiders have waived any redemption rights, including with respect to shares of Colombier Class A Common Stock issued or purchased in the IPO or in the aftermarket, in connection with Business Combination. The Colombier Sponsor Shares held by the Insiders have no redemption rights upon Colombier’s liquidation and will be worthless if no business combination is effected by Colombier by September 11, 2023 (as such deadline may be extended by amendment to Colombier’s organizational documents). If Colombier’s initial business combination is not consummated by September 11, 2023, then Colombier’s existence will terminate, and Colombier will distribute amounts in the Trust Account as provided in Colombier’s Current Charter.

Quorum and Required Vote for Stockholder Proposals

A quorum of Colombier stockholders is necessary to hold a valid meeting. A quorum will be present at the Colombier Special Meeting if a majority of the shares of Colombier Common Stock issued and outstanding and entitled to vote at the Colombier Special Meeting is represented in person online or by proxy at the Colombier Special Meeting, except that the presence, in person online or by proxy, of the holders of both (i) a majority of the outstanding shares of Colombier Class A Common Stock entitled to vote at the Colombier Special Meeting, and (ii) a majority of the outstanding shares of Colombier Class B Common Stock entitled to vote at the Colombier Special Meeting is also required for a quorum to be present with respect to the Charter Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the NTA Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, and the approval of the Charter Proposal requires the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting together as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting or an abstention will have the same effect as a vote “AGAINST” the NTA Proposal and the Charter Proposal.

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the shares of the Common Stock that are voted at the Colombier Meeting, voting together as a single class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote virtually in person at the Colombier Special Meeting on any of the Proposals (including by abstaining on each of the Proposals) have no effect on the outcome of the Business Combination Proposal. However, if a Colombier stockholder votes any shares by proxy or virtually in person at the Colombier Special Meeting on any of the other Proposals, the failure to vote such shares on the Business Combination Proposal (including by abstaining on the Business Combination Proposal) will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Assuming a quorum is present, the approval of the each of the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. The approval of the Director Election Proposal requires a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. A Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting will not be counted towards the number of shares of Colombier Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal. Assuming a quorum is present, an abstention on the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, or the ESPP Proposal will have no effect on the outcome of the vote on such Proposal. An abstention will be deemed present and count towards the establishment of a quorum.

The Required Proposals and the NTA Proposal are each conditioned on the approval of the Business Combination Proposal and the Business Combination Proposal is conditioned on the approval of the other Required Proposals (which do not include the NTA Proposal, the Advisory Charter Proposals or the Adjournment Proposal). Unless the Business Combination Proposal is approved, the remaining Required Proposals will not be presented to the stockholders of Colombier at the Colombier Special Meeting. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The Adjournment Proposal is not conditioned on any other proposal. It is important for you to note that in the event the Required Proposals (consisting of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal) do not receive the requisite vote for approval, then Colombier will not consummate the Business Combination. If Colombier does not consummate the Business Combination and fails to complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), it will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to its public stockholders.

In accordance with the Insider Letter entered into concurrently with the IPO, all of the shares of Colombier Common Stock owned by the Insiders, equal to 20% of the issued and outstanding shares of Colombier Common Stock, will be voted in favor of each of the Proposals. Assuming all of the outstanding shares of Colombier Common Stock vote on each Proposal, each of the Proposals (other than the Charter Proposal) requires the affirmative vote of an additional 6,468,751 shares of Class A Common Stock, or approximately 38% of the Public Shares in order to be approved (except for the NTA Proposal, which requires the affirmative vote of an additional 9,703,126 shares of Class A Common Stock, or approximately 56% of the Public Shares in order to be approved), where the Colombier Class A Common Stock votes together with the Colombier Class B Common Stock as a single class. In addition, the Charter Proposal, where the shares of Colombier Class A Common Stock have a separate class vote, requires the affirmative vote of an additional 8,625,000 shares of Class A Common Stock, or a majority of the Public Shares, in order to be approved.

For more information about these proposals, see the sections of this proxy statement/prospectus entitled “The Colombier Special Meeting — Quorum and Required Vote for Proposals.”

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. We have engaged Morrow Sodali to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person online (which will have the effect of revoking any prior proxy given before the Colombier Special Meeting). A stockholder may also change its vote by submitting a later-dated proxy or written revocation, as described in the section titled “Colombier Special Meeting — Revoking Your Proxy.”

Redemption Rights

Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less Permitted Withdrawals, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made in accordance with the procedures reflected in this proxy statement/prospectus and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to with the Company as Permitted Withdrawals). For illustrative purposes, based on funds in the Trust Account of approximately $174,396,858 on April 3, 2023, the estimated per share redemption price would have been approximately $10.11. A public stockholder, together with any of such stockholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of Exchange Act) will be restricted from redeeming in the aggregate such stockholder’s shares or, if part of such a group, the group’s shares, with respect to 15% or more of the shares of Colombier Common Stock included in the units of Colombier sold in the IPO (including overallotment securities sold to Colombier’s underwriters after the IPO).

In order to exercise your redemption rights, you must:

•        prior to 5:00 p.m. Eastern time on [•], 2023 (two (2) business days before the Colombier Special Meeting), tender your shares physically or electronically using The Depository Trust Company’s DWAC system and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, Colombier’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

•        In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Colombier Common Stock; and

•        deliver your Public Shares either physically or electronically through DTC to Colombier’s transfer agent at least two (2) business days before the Colombier Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Colombier’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Colombier does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Colombier’s consent, until the consummation of to the Business Combination, or such other date as determined by the Colombier Board. If you delivered your shares for redemption to Colombier’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Colombier’s transfer agent return the shares (physically or electronically). You may make such a request by contacting Colombier’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Colombier Common Stock as they may receive higher proceeds from the sale of their shares of Colombier Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Colombier Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Colombier Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Colombier Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and Colombier otherwise does not consummate an initial business combination by September 11, 2023 (as such deadline may be extended by amendment to Colombier’s organizational documents), Colombier will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

Colombier stockholders do not have appraisal rights in connection with the Business Combination or the other proposals under the DGCL.

Interests of Colombier’s Sponsor, Directors, Officers and Advisors in the Business Combination

When you consider the recommendation of the Colombier Board to vote in favor of approval of the Proposals, you should keep in mind that Colombier’s directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination that is less favorable to stockholders rather than liquidating Colombier. These interests include, among other things, the fact that:

•        Omeed Malik will be Colombier’s designee to the Combined Company Board upon the effectiveness of the Merger. As a director, in the future Mr. Malik may receive any cash fees, stock options or stock awards that the Combined Company Board determines to pay to its directors;

•        unless Colombier consummates an initial business combination, it is possible that Colombier’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (Colombier’s officers and directors have not, to date, incurred out-of-pocket expenses exceeding funds available to Colombier outside of the Trust Account, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter between the Insiders and Colombier, the Insiders’ Colombier Sponsor Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Colombier Sponsor Shares are not transferable or salable until the earlier of (A) one year after the completion of Colombier’s initial business combination or (B) subsequent to Colombier’s initial business combination, (x) if the closing price of the Colombier Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property. In this regard, while the Colombier Sponsor Shares are not the same as the Colombier Class A Common Stock, and are subject to certain restrictions that are not applicable to the Colombier Class A Common Stock, and may become worthless if Colombier does not complete a business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the aggregate value of the 4,312,500 Colombier Sponsor Shares owned by Colombier’s Sponsor is estimated to be approximately $43,728,750, assuming the per share value of the Colombier Sponsor Shares is the same as the $10.14 closing price of the Colombier Class A Common Stock on the NYSE on April 3, 2023;

•        the Sponsor purchased an aggregate of 5,700,000 Private Warrants, with each whole warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, for a purchase price of $5,700,000, or $1.00 per Private Warrant, in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 5,700,000 Private Warrants held by the Sponsor is estimated to be approximately $1,083,000, assuming the per warrant value of the Private Warrants is the same as the $0.19 closing price of the Public Warrants on the NYSE on April 3, 2023);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders have agreed that the Private Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after Colombier has completed a business combination, subject to limited exceptions;

•        Sponsor paid an aggregate of $25,000 for its Colombier Sponsor Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the Sponsor has agreed not to redeem any of its Colombier Sponsor Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if Colombier does not complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the proceeds from the sale of the Private Warrant will be included in the liquidating distribution to Colombier’s public stockholders and the Private Warrants will expire worthless;

•        if the Trust Account is liquidated, including in the event Colombier is unable to complete an initial business combination by the Outside Date, the Sponsor has agreed that it will be liable to Colombier, if and to the extent any claims by a third party for services rendered or products sold to Colombier, or a prospective target business with which Colombier has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the Trust

Account assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Colombier’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the IPO Underwriter is entitled to deferred underwriting fees pursuant to the Underwriting Agreement, as amended by a side letter between Colombier and the IPO Underwriter dated March 9, 2023, and such fees are payable solely if Colombier completes an initial business combination. Additionally, B. Riley has been engaged to serve as a financial advisor to Colombier, pursuant to a separate letter agreement, and will be entitled to certain customary expense reimbursement and indemnification; and

•        CF&CO has been engaged to serve as capital markets advisor to Colombier, and will receive certain advisory fees and be entitled to reimbursement of certain expenses and indemnification.

Recommendation to Colombier Stockholders

After careful consideration, the Colombier Board determined unanimously that each of the Proposals is fair to and in the best interests of Colombier and its stockholders. The Colombier Board has approved and declared advisable and unanimously recommends that you vote or give instructions to vote “FOR” each of these Proposals.

For a description of various factors considered by the Colombier Board in reaching its decision to recommend in favor of voting for each of the Proposals to be presented at the Colombier Special Meeting, see the section herein titled “Colombier Board’s Reasons for the Approval of the Business Combination”.

Conditions to the Closing of the Business Combination

The obligations of Colombier and PSQ to consummate the Business Combination are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

•        approval by Colombier stockholders of the Merger and related transactions and matters;

•        approval by PSQ Stockholders of the Merger and related transactions;

•        the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•        the absence of any applicable law or order that makes illegal, or prohibits or prevents, the transactions contemplated by the Merger Agreement;

•        Colombier having at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Merger;

•        the members of the Combined Company Board having been elected or appointed as of the Closing consistent with the requirements of the Merger Agreement;

•        the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended;

•        the shares of Class A Common Stock (including the Earnout Shares and the shares of Class A Common Stock issuable upon conversion of shares of Class C Common Stock) to be issued in the Merger having been listed for trading on the NYSE or such other stock exchange as agreed to by PSQ and Colombier, subject only to the official notice of issuance thereof;

•        Colombier being able to satisfy any applicable initial and continuing listing requirements, as applicable, of the NYSE or such other stock exchange immediately following the Effective Time;

•        Colombier not having received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time.

In addition to the foregoing mutual conditions, Colombier’s obligation to consummate the Merger is conditioned upon, among other things (i) the representations and warranties of PSQ being true and correct on and as of the Closing Date (as defined in the Merger Agreement) as if made on the Closing Date (subject to certain exceptions and an overall “Material Adverse Effect” standard), (ii) PSQ having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Merger Agreement to be performed or complied with by it on or prior to the Closing Date, (iii) no Material Adverse Effect having occurred with respect to PSQ or its subsidiaries taken as a whole since the date of the Merger Agreement, which Material Adverse Effect is continuing and uncured, (iv) Colombier having received certificates or other confirmation from PSQ regarding certain PSQ-corporate matters and (v) the Founder having executed and delivered an employment agreement and a non-competition agreement, in each case to be effective as the Closing, in form and substance reasonably acceptable to Colombier.

PSQ’s obligation to consummate the Merger is further conditioned upon, among other things (i) the representations and warranties of Colombier being true and correct on and as of the Closing Date as if made on the Closing Date (subject to certain exceptions and an overall “Material Adverse Effect” standard), (ii) Colombier and Merger Sub having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Merger Agreement to be performed or complied with by it on or prior to the Closing Date, (iii) no Material Adverse Effect having occurred with respect to Colombier since the date of the Merger Agreement, (iv) upon the Closing, Colombier having cash and cash equivalents, including any PIPE Investment to be consummated contemporaneously with Closing (which shall be deemed to have been received by Colombier), and after giving effect to the completion and payment of the redemption payments to its stockholders and the payment of Colombier’s and PSQ’s aggregate unpaid expenses, in an amount at least equal to (A) $33.0 million minus (B) the lesser of (1) $15.0 million and (2) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (C) the amount of the proceeds actually received by PSQ in any financing permitted under the Merger Agreement prior to Closing and (v) PSQ having received a certificate of Colombier confirming the satisfaction of certain Closing conditions.

U.S. Federal Income Tax Consequences

The material U.S. federal income tax considerations that may be relevant to you in respect of the Business Combination are discussed in more detail in the section titled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations” beginning on page 184, which contains a detailed discussion of the U.S. federal income tax consequences of the adoption of the Proposed Charter in connection with the Business Combination and the redemption of Colombier Class A Common Stock for cash if you so elect if the Business Combination is completed. You should also consult your tax advisor for a complete analysis of the effect of the Business Combination on your federal, state and local and/or foreign taxes.

Risk Factors

In evaluating the Business Combination and the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 50 of this proxy statement/prospectus. Among these important risks are the following:

SUMMARY RISK FACTORS

In evaluating the proposals to be presented at the Colombier Special Meeting, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

Some of the risks related to PSQ’s business are summarized below. References in the summary below to “we,” “us,” “our” and “the Company” refer to PSQ.

Risks related to PSQ

•        PSQ’s limited operating history makes it difficult to evaluate its business and prospects.

•        PSQ may not continue to grow or maintain its base of consumer and business members or advertisers and may not be able to achieve or maintain profitability.

•        PSQ’s recent and rapid growth in platform participants may not be sustainable or indicative of future performance.

•        The market for PSQ’s platform and services may not be as large as PSQ believes it to be, presently or in the future.

•        PSQ has limited experience with respect to determining optimal prices and pricing structure for its products and services, which may impact its financial results.

•        PSQ’s business faces significant competition, and if it is unable to compete effectively, the business and operating results could be materially and adversely affected.

•        The anticipated expansion of PSQ’s operations, including in areas not part of its current operations, subjects it to additional risks that can adversely affect its operating results.

•        PSQ’s business depends on hiring, developing, retaining highly skilled and dedicated employees, and failures to do so, could have a material adverse effect on PSQ’s business.

•        Consumer tastes and preferences change over time and from time to time, as may public perception, including any negative publicity or reputational effects relating to PSQ or any of its affiliates or Outreach Program participants, may impact users’ desire to utilize the marketplace and materially affect PSQ’s business and operating results.

•        If PSQ cannot maintain its company culture as it grows, its success, business and competitive position may be harmed.

•        PSQ’s success depends on establishing and maintaining a strong brand and active engagement by business and consumer members and advertisers on its platform, and any failure to establish and maintain a strong brand and member base, or adverse change in advertisers’ willingness to pay for advertising on PSQ’s platform, would adversely affect PSQ’s future growth prospects.

•        PSQ’s success depends on establishing and maintaining a strong brand and base of business and consumer members actively on its platform, and any failure to establish and maintain a strong brand or member base would adversely affect PSQ’s future growth prospects.

•        PSQ’s five core values may not always align with the interests of its business or its stockholders.

•        Any failure by PSQ to attract advertisers or any change in or loss of relationships with advertisers or the amounts advertisers are able or willing to spend to advertise on PSQ’s platform could adversely affect its business and results of operations.

•        If member engagement by business or consumer members on PSQ’s platform fails to increase or declines, it may not be able to maintain or expand its advertising revenue and business and operating results will be harmed.

•        Changes to PSQ’s existing platform and services could fail to attract engagement by consumer and business members with, or advertising spending on, its platform , which could materially affect PSQ’s ability to generate revenues.

•        PSQ may not be able to able to expand into or to compete successfully in one or more of the highly competitive business areas in which it anticipates expanding, including e-commerce and the business-to-business (“B2B”) and direct-to-consumer (“D2C”) market.

•        PSQ is subject to payments-related risks.

•        Uncertain global macro-economic and political conditions could materially adversely affect PSQ’s results of operations and financial condition.

•        PSQ may in the future make acquisitions, and such acquisitions could disrupt its operations, and may have an adverse effect on its operating results.

•        PSQ will be subject to numerous risks relating to the need to comply with data and information privacy laws.

•        PSQ is subject to cybersecurity risks and interruptions or failures in its information technology systems and as it grows, it will need to expend additional resources to enhance its protection from such risks.

•        If PSQ fails to adequately protect its proprietary intellectual property (“IP”) rights, its competitive position could be impaired and it may lose valuable assets, generate reduced revenue and incur costly litigation to protect its rights.

•        PSQ’s business depends on continued and unimpeded access to its directory information and services on the internet, which in turn relies on third-party telecommunications and internet service providers.

•        PSQ may be unable to successfully grow its business if it fails to compete effectively with others to attract and retain its executive officers and other key management and technical personnel.

•        PSQ may be exposed to risk if it cannot enhance, maintain, and adhere to its internal controls and procedures.

•        Litigation or legal proceedings could expose PSQ to significant liabilities and have a negative impact on PSQ’s reputation or business.

•        Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect PSQ’s business.

•        Following the Business Combination, PSQ will be a “controlled company” within the meaning of NYSE listing standards and may seek to comply with reduced corporate governance standards as a result.

•        Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt PSQ’s business schedule.

•        PSQ may require substantial additional funding to finance its operations, but adequate additional financing may not be available when it needs it, on acceptable terms or at all.

Risks Related to the Business Combination and Colombier, and SPACs

•        There is no assurance that Colombier’s diligence will reveal all material risks that may be present with regard to PSQ.

•        Colombier is not required to obtain, and has not obtained, a fairness opinion or similar valuation or appraisal from an independent firm. Consequently, you have no assurance from an independent source that the price Colombier is paying to acquire PSQ in the Business Combination is fair to Colombier — and, by extension, its stockholders — from a financial point of view.

•        Colombier’s directors and officers may have interests in the Business Combination that differ from the interests of Colombier’s stockholders.

•        Colombier stockholders and PSQ’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

•        Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Colombier’s business, including its ability to complete the Business Combination, and results of operations.

•        The ability of Colombier stockholders to exercise redemption rights with respect to a large number of Public Shares or other factors may not allow Colombier to complete the Business Combination or optimize its capital structure.

SELECTED HISTORICAL FINANCIAL INFORMATION OF COLOMBIER

The following table sets forth selected historical financial information of Colombier for the periods and as of the dates indicated. The selected historical financial information of Colombier as of December 31, 2022 and 2021, and for the year ended December 31, 2022, and for the period from February 12, 2021 (inception) through December 31, 2021, was derived from the audited historical financial statements of Colombier included elsewhere in this proxy statement/prospectus. Such financial information should be read in conjunction with Colombier’s audited and restated financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected historical financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Colombier” and Colombier’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Year ended December 31, 2022	For the Period from February 12, 2021 (inception) Through December 31, 2021
Income Statement Data:
Loss from operations	$(1,173,551)	$(852,175)
Interest earned on marketable securities held in Trust Account	2,441,515	6,512
Change in fair value of warrant liabilities	5,053,016	4,907,984
Offering costs allocated to warrants	—	(329,619)
Income before provision for income taxes	6,320,980	3,732,702
Provision for Income taxes	(524,777)	—
Net income (loss)	$5,796,203	$3,732,702
Weighted average Class A common stock outstanding, basic and diluted	17,250,000	10,836,207
Basic and diluted net income (loss) per share, Class A common stock	$0.27	$0.25
Weighted average Class B common stock outstanding, basic and diluted	4,312,500	4,072,688
Basic and diluted net income (loss) per share, Class B common stock	$0.27	$0.25
	December 31, 2022	December 31, 2021
Balance Sheet Data:
Cash and marketable securities held in Trust Account	$174,948,027	$172,506,512
Total assets	$175,322,752	$173,947,649
Total liabilities	$8,178,527	$12,599,627
Class A common stock subject to possible redemption	$173,034,002	$172,500,000
Total stockholders’ (deficit) equity	$(5,889,777)	$(11,151,978)

SELECTED HISTORICAL FINANCIAL INFORMATION OF PSQ

The following tables summarize selected historical financial information of PSQ. Selected historical financial information from the statements of operations, balance sheets, and statements of cash flows as of and for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021 was derived from PSQ’s audited financial statements included elsewhere in this proxy statement/prospectus.

PSQ’s historical results are not necessarily indicative of the results that may be expected in the future. The following selected historical financial information should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ” and PSQ’s financial statements and accompanying notes included elsewhere in this proxy statement/prospectus. The selected historical financial information included in this section is not intended to replace PSQ’s financial statements and accompanying notes. As explained elsewhere in this proxy statement/prospectus, the selected historical financial information contained in this section relates to PSQ, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of PSQ going forward. For further information regarding the estimated pro forma effect of the Business Combination, see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement/prospectus.

	Year ended December 31, 2022	For the Period from February 25, 2021 (inception) Through December 31, 2021
Statement of Operations Data:
Revenue	475,175	7,369
Cost of sales (exclusive of depreciation and amortization shown separately below)	716,102	104,147
General and administrative	2,016,638	708,425
Sales and marketing	2,550,418	295,661
Research and development	1,446,347	705,621
Depreciation and amortization	842,195	98,892
Total operating expenses	7,571,700	1,912,746
Operating Loss	(7,096,525)	(1,905,377)
Other income, net	118,158	—
Interest income	591	1
Income tax expense	800	—
Net loss	$(6,978,576)	$(1,905,376)
Per share information attributable to PSQ
Net loss per common share, basic and diluted	$(11.74)	$(4.88)
Weighted average shares outstanding, basic and diluted	594,326	390,731

	As of December 31, 2022	As of December 31, 2021
Balance Sheets Data:
Cash and cash equivalents	$2,330,405	$399,403
Total assets	4,215,663	1,016,313
Total liabilities	814,250	155,809
Total stockholders’ equity	3,401,413	860,504
	For the year ended December 31, 2022	For the Period from February 25, 2021 (inception) Through December 31, 2021
Statements of Cash Flows Data:
Net cash used in operating activities	$(6,034,149)	$(1,685,328)
Net cash used in investing activities	(1,554,334)	(681,149)
Net cash provided by financing activities	9,519,485	2,765,880

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination and related transactions. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Colombier will acquire all of the outstanding equity interests of PSQ in the Business Combination, Colombier will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of PSQ issuing shares for the net assets of Colombier, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of PSQ. The summary unaudited pro forma condensed combined balance sheet data as of December 31, 2022 gives effect to the Business Combination and related transactions as if they had occurred on December 31, 2022. The summary unaudited pro forma condensed combined statements of operations data for the year ended December 31, 2022 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Colombier and PSQ for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the post-Business Combination company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the post-Business Combination company following the reverse recapitalization.

The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Colombier Public Shares:

•        Assuming No Redemptions:    This presentation assumes that no Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Contractual Redemptions:    This presentation assumes that 14,187,656 Public Shares are redeemed for aggregate redemption payments of $143.9 million, assuming a $10.14 per share redemption price. The Merger Agreement contains a condition to the Closing waivable by PSQ that, at the Closing, Colombier will have cash and cash equivalents, including the proceeds of any PIPE investment consummated prior to or contemporaneously with the Closing and funds remaining in the Trust Account (after giving effect to the completion and payment of all Redemptions and payment of Colombier’s and PSQ’s unpaid expenses and liabilities due at closing) in an amount at least equal to (i) $33 million minus (ii) the lesser of (A) $15 million and (B) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by PSQ in any Permitted Financing. As all of the Colombier Insiders waived their redemption rights, only redemptions by Public Stockholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the contractual maximum redemptions. The “contractual maximum redemption scenario” represents the maximum number of Public Shares that may be redeemed with satisfying the Minimum Cash Condition. In the event cash and cash equivalents of Colombier at Closing is insufficient to meet the Minimum Cash Condition, a condition to the Closing would not be met and the Business Combination may not be consummated. However, the Minimum Cash Condition is a contractual condition that may be waived by PSQ or may be modified by the parties to the Merger Agreement and if the applicable parties agree to waive or modify such condition, an additional 3,062,344 Public Shares than are reflected in the “contractual maximum redemption scenario” may be redeemed. Further, if the NTA Proposal is approved by the Colombier stockholders at the Colombier Special Meeting and Colombier amends the Current Charter to remove the net assets test that is the subject of such proposal prior to consummating the proposed Business Combination, then the number of redemptions by Public Stockholders will not be limited to such number of redemptions as would cause Colombier’s net assets at Closing not to be less than $5,000,001.

	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Contractual Maximum Redemptions
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2022
Net loss	$(7,496)	$(7,496)
Weighted average shares outstanding – basic and diluted	41,562,500	27,374,844
Basic and diluted net loss per share	$(0.18)	$(0.27)
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Contractual Maximum Redemptions
	(in thousands)
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2022
Total assets	$172,620	$28,730
Total liabilities	5,070	5,070
Total stockholders’ equity	$167,550	$23,660

MARKET PRICE AND DIVIDEND INFORMATION

COLOMBIER

Holders

As of the Record Date, there were [•] holders of record of our units, [•] holder of record of our shares of Colombier Class A Common Stock and [•] holders of record of our warrants.

Ticker Symbol and Market Price

Colombier Units, Colombier Class A Common Stock and the Public Warrants are currently listed on the NYSE under the symbols “CLBR.U,” “CLBR” and “CLBR.WS,” respectively. The closing price of the Colombier Units, Colombier Class A Common Stock and the Public Warrants on February 24, 2023, the last trading day before announcement of the execution of the Merger Agreement, was $10.09, $10.075 and $0.1129 respectively. As of [•], 2023, the Record Date, the closing price for the Colombier Units, Colombier Class A common Stock and the Public Warrants was $[•], $[•], and $[•], respectively.

Dividend Policy

Colombier has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of its initial business combination. It is not contemplated that the Combined Company will pay cash dividends for the foreseeable future.

PSQ

Currently, there is no public market for PSQ Common Stock or other PSQ securities.

Dividend Policy of the Combined Company Following the Business Combination

The payment of cash dividends in the future will be dependent upon the Combined Company’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Combined Company Board.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement/prospectus, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, the Combined Company’s business, financial condition or results of operations. If any of the events described below occur, the Combined Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Colombier and PSQ. Any reference in this “Risk Factors” section to the “surviving entity” shall mean the Combined Company.

Risks Related to the Business Combination

The ability of Colombier stockholders to exercise redemption rights with respect to a large number of Public Shares or other factors may not allow Colombier to complete the Business Combination or optimize its capital structure.

If the NTA Proposal is not approved by the Colombier stockholders, or if a larger number of shares are submitted for redemption than Colombier currently expects and such redemptions or other conditions are determined to result in a failure to satisfy the net tangible asset requirement set forth in Colombier’s Current Charter or the Minimum Cash Condition, Colombier may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third-party financing. Third-party financing may not be available to Colombier. Furthermore, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels.

If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until Colombier liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Current Charter. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time Colombier’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with Colombier’s redemption until Colombier liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Current Charter or you are able to sell your stock in the open market.

You may be unable to ascertain the merits or risks of PSQ’s operations.

If the Business Combination is consummated, the Combined Company will be affected by numerous risks inherent in the lines of business that PSQ expects to pursue. Although Colombier’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with PSQ, Colombier cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of Colombier’s control. Colombier also cannot assure you that an investment in Colombier’s securities will not ultimately prove to be less favorable to investors in Colombier than a direct investment, if an opportunity were available, in PSQ. In addition, if Colombier stockholders do not believe that the prospects for the Business Combination are promising, a greater number of stockholders may exercise their redemption rights, which may make it difficult for Colombier to consummate the Business Combination.

There is no assurance that Colombier’s diligence will reveal all material risks that may be present with regard to PSQ. Subsequent to the completion of the Business Combination, the Combined Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

Colombier cannot assure you that the due diligence Colombier has conducted on PSQ will reveal all material issues that may be present with regard to PSQ, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of Colombier’s control will not later arise. PSQ is aware that Colombier must complete an initial business combination by September 11, 2023. Consequently, PSQ may have obtained leverage over Colombier, knowing that if Colombier does not complete the Business Combination, Colombier may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline.

PSQ is a values-aligned platform and Colombier therefore has made its decision to pursue a business combination with PSQ on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses.

Even if Colombier’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Colombier’s liquidity, the fact that Colombier reports charges of this nature could contribute to negative market perceptions about Colombier or Colombier’s securities. In addition, charges of this nature may cause Colombier to violate leverage or other covenants to which it may be subject as a result of obtaining debt financing following the Closing. Accordingly, any stockholders of Colombier who choose to remain stockholders of the Combined Company following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Colombier’s officers or directors of a duty of care or other fiduciary duty owed by them to Colombier, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

There are risks to Colombier’s stockholders who are not affiliates of the Sponsor of becoming stockholders of the Combined Company through the Business Combination rather than acquiring securities of PSQ directly in an underwritten public offering, including no independent due diligence review by an underwriter.

There is no independent third-party underwriter involved in the Business Combination or the issuance of Colombier’s securities in connection therewith. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering.

If PSQ became a public company through an underwritten public offering, the underwriters would be subject to liability under Section 11 of the Securities Act for material misstatements and omissions in the initial public offering registration statement. In general, an underwriter is able to avoid liability under Section 11 if it can prove that, it “had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein (other than the audited financial statements) were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.” Because PSQ will become a public company through a business combination with Colombier, a special purpose acquisition company, investors in Colombier may not have the same remedies available to them under U.S. federal securities laws in connection with the Business Combination as they otherwise might have had if PSQ were to have gone public in a traditional firm commitment underwritten initial public offering.

In addition, the amount of due diligence conducted by Colombier and its advisors in connection with the Business Combination may not be as high as would have been undertaken by an underwriter in connection with an initial public offering of PSQ. Accordingly, it is possible that defects in PSQ’s business or problems with PSQ’s management that would have been discovered if PSQ conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the Combined Company Common Stock.

Unlike an underwritten initial public offering, the initial trading of the Combined Company’s securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of the Combined Company’s securities on the NYSE could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for the Combined Company’s securities during the period immediately following the listing.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Combined Company’s results if the Business Combination is consummated and, accordingly, you will have limited financial information on which to evaluate the financial performance of the Combined Company and your investment decision.

Colombier and PSQ currently operate as separate companies. Colombier has had no prior history as an operating company and its operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Combined Company. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from Colombier’s and PSQ’s historical financial statements and certain adjustments and assumptions have been made regarding the Combined Company after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and the Combined Company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Combined Company’s financial condition or results of operations following the Closing. Any potential decline in the Combined Company’s financial condition or results of operations may cause significant variations in the stock price of the Combined Company.

Colombier may issue additional shares of common or preferred stock to complete the Business Combination, which would dilute the interest of Colombier stockholders and likely present other risks.

The Current Charter authorizes the issuance of up to 80,000,000 shares of Colombier Class A Common Stock, 20,000,000 shares of Colombier Class B Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. There are currently 62,750,000 authorized but unissued shares of Colombier Class A Common Stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 15,687,500 authorized but unissued shares of Colombier Class B Common Stock available for issuance. There are currently no shares of preferred stock issued and outstanding.

Colombier may issue a substantial number of additional shares of common or preferred stock to complete the initial Business Combination or under an employee incentive plan after completion of the Business Combination. However, the Current Charter provides, among other things, that prior to Colombier’s initial business combination, Colombier may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of the Current Charter, like all other provisions thereof, may be amended with a stockholder vote. Colombier’s executive officers and directors have agreed, pursuant to a written agreement with Colombier, that they will not propose any amendment to the Current Charter that would affect the substance or timing of Colombier’s obligation to redeem 100% of its public shares if Colombier does not complete the initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), unless Colombier provides its public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $1.0 million and $100,000 that may be released to Colombier for working capital and to pay dissolution expenses, respectively), divided by the number of then outstanding public shares. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of existing investors;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Colombier common stock;

•        could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, Colombier’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Colombier’s present officers and directors; and

•        may adversely affect prevailing market prices for Colombier’s Units, Class A common stock, and/or Warrants.

Neither the Colombier Board nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the Business Combination. Consequently, you have no assurance from an independent source that the price Colombier is paying for PSQ is fair to Colombier — and, by extension, its securityholders — from a financial point of view.

Neither the Colombier Board nor any committee thereof is required to obtain an opinion (or any similar report) from an independent investment banking or accounting firm that the price that Colombier is paying for PSQ in the Business Combination is fair to Colombier from a financial point of view. In analyzing the Business Combination, the Colombier Board reviewed summaries of due diligence results and financial analyses prepared by Colombier management. The Colombier Board also consulted with legal counsel and with Colombier management and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “The Business Combination Proposal — Colombier Board’s Reasons for the Approval of the Business Combination,” and concluded that the business combination was in the best interest of Colombier Stockholders. The Colombier Board believes that because of the professional experience and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders and that PSQ’s fair market value was at least 80% of the value of the Trust Account (excluding the deferred underwriting discount and Permitted Withdrawals). Accordingly, investors will be relying solely on the judgment of the Colombier Board in valuing PSQ, and the Colombier Board may not have properly valued such businesses. As a result, the terms may not be fair from a financial point of view to the public stockholders of Colombier. The lack of a fairness opinion (and any similar report or appraisal) may also lead an increased number of Colombier Stockholders to vote against the Business Combination or demand redemption of their shares of Colombier, which could potentially impact Colombier’s ability to consummate the Business Combination. For information about the standards used by the Colombier Board in evaluating the Merger Agreement and proposed Business Combination with PSQ, as further described under the heading “Colombier Financial Analysis”.

Colombier is dependent upon its executive officers and directors and their departure could adversely affect Colombier’s ability to operate and to consummate the initial business combination. Additionally, Colombier’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on Colombier’s ability to complete the initial business combination.

Colombier’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. Colombier believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. Colombier does not have an employment agreement with, or key-man insurance on the life of, any of its directors or executive officers. The unexpected loss of the services of one or more of Colombier’s directors or executive officers could have a detrimental effect on Colombier and the ability to consummate the Business Combination. In addition, Colombier’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of Colombier’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation, and Colombier’s directors also serve as officers and board members for other entities. If Colombier’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to Colombier’s affairs, which may have a negative impact on Colombier’s ability to consummate the Business Combination.

The Combined Company’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Company Board and key personnel, and the loss of such persons could negatively impact the operations and profitability of the Combined Company’s post-Business Combination business.

The Combined Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Company Board and key personnel. Colombier cannot assure you that the Combined Company Board and key personnel will be effective or successful or remain with the Combined Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Combined Company’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Merger Agreement, Colombier’s public stockholders will own approximately 41.50% of the equity interests or assets of the Combined Company (assuming no redemptions) and Colombier’s management, other than Omeed Malik, who is expected to serve on the Combined Company Board, will not be engaged in the management of the Combined Company’s business. Accordingly, the future performance of the Combined Company will depend upon the quality of the post-Business Combination board of directors, management and key personnel of the Combined Company.

Colombier’s key personnel may negotiate employment or consulting agreements with the Combined Company in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

Colombier’s key personnel may be able to remain with the Combined Company after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of the Combined Company for services they would render to the Combined Company after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, Colombier believes the ability of such individuals to remain with the Combined Company after the completion of the Business Combination will not be the determining factor in Colombier’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of Colombier’s key personnel will remain with the Combined Company after the consummation of the Business Combination. Colombier cannot assure you that any of its key personnel will remain in senior management or advisory positions with the Combined Company.

Because Colombier’s initial stockholders, executive officers and directors will lose their entire investment in Colombier if the Business Combination or an alternative business combination is not completed by September 11, 2023, and because Colombier’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether PSQ was appropriate for Colombier’s initial business combination.

The Sponsor currently owns 4,312,500 shares of Colombier Class B Common Stock. In addition, the Sponsor purchased an aggregate of 5,700,000 Private Placement Warrants, with each whole Private Placement Warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, that will also be worthless if Colombier does not complete a business combination. The Colombier Sponsor Shares are identical to the shares of Colombier Class A common stock. However, the initial stockholders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

The personal and financial interests of Colombier’s executive officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of Colombier’s initial business combination, its Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Colombier’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on Colombier’s behalf. However, Colombier’s Sponsor, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of Colombier’s Sponsor, executive officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination.

The Sponsor paid nominal consideration for the Colombier Sponsor Shares it holds. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by the Sponsor lose substantial value and even if the Business Combination arguably may not be in the best interests of Colombier’s public stockholders.

The Sponsor has invested in Colombier an aggregate of $5,725,000, comprised of the $25,000 purchase price for the Colombier Sponsor Shares and the $5,700,000 purchase price for the Private Placement Warrants. Assuming a trading price of $10.00 per share of the Combined Company upon consummation of the Business Combination, the 4,312,500 Colombier Sponsor Shares would have an aggregate implied value of $43,125,000 at that time. Even if the trading price of the Combined Company Common Stock were as low as approximately $1.33 per share and the Private Placement Warrants were worthless, the value of the Colombier Sponsor Shares would be equal to the Sponsor’s initial investment in Colombier. If the Business Combination is not completed, however, and if Colombier is forced to liquidate, the Sponsor will lose its entire investment in Colombier. As a result, the Sponsor is likely to be able to recoup its investment in Colombier and make a substantial profit on that investment, even if the Public Shares have lost significant value.

Colombier’s directors and officers may have interests in the Business Combination that differ from the interests of Colombier’s stockholders.

Executive officers of Colombier negotiated the terms of the Merger Agreement with their counterparts at PSQ, and the Colombier Board determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Colombier and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that Colombier’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of Colombier’s stockholders, including, but not limited to, the continued service as an officer or director of the Combined Company, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of the Combined Company.

The Colombier Board was aware of and considered these interests, among other matters, in reaching the determination that the Merger Agreement and the transactions contemplated thereby were advisable and fair to, and in the best interests of, Colombier and its stockholders. For a detailed discussion of the special interests that Colombier’s directors and executive officers may have in the Business Combination, see the section of this proxy statement/prospectus entitled “Proposal No. 2: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

You should consider the financial incentives that Colombier’s officers and directors may have to approve and complete the Business Combination when evaluating whether vote for the Business Combination Proposal, as well as when considering whether to redeem your Public Shares prior to or in connection with the Business Combination.

The value of the Colombier Sponsor Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of the Combined Company common stock at such time is substantially less than $10.00 per share.

The Sponsor has invested in Colombier an aggregate of $5,725,000, comprised of the $25,000 purchase price for the Colombier Sponsor Shares and the $5,700,000 purchase price for the Private Placement Warrants. Assuming a trading price of $10.00 per share upon consummation of the Business Combination, the 4,312,500 Colombier Sponsor Shares would have an aggregate implied value of $43.1 million. Even if the trading price of the Combined Company common stock were as low as approximately $1.33 per share, and the Private Placement Warrants were worthless, the value of the Colombier Sponsor Shares would be equal to the Sponsor’s initial investment in Colombier. As a result, the Sponsor is likely to be able to recoup its investment in the Combined Company and make a substantial profit on that investment, even if the public shares have lost significant value. Accordingly, the Colombier management team, which owns interests in the Sponsor, may have an economic incentive that differs from that of the public stockholders to pursue and consummate the Business Combination rather than to liquidate and to return all of the cash in the trust to the public stockholders. For the foregoing reasons, you should consider the Colombier management team’s financial incentive to complete the Business Combination when evaluating whether to redeem your shares prior to or in connection with the Business Combination.

Colombier stockholders and PSQ’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If the Combined Company is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, Colombier stockholders and PSQ’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

During the pendency of the Business Combination, Colombier and PSQ may not be able to enter into a business combination with another party because of restrictions in the Merger Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of Colombier and PSQ to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s stockholders.

If the conditions to the Merger are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the stockholders of Colombier (including each of the Required Approvals) and PSQ, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Merger Agreement and in addition to stockholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) each party’s representations and warranties being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect), (iii) each party complying in all material respects with its covenants and agreements, (iv) no Material Adverse Effect with respect to a party since the date of the Merger Agreement which remains continuing and uncured, (v) the members of the post-Closing board being elected or appointed, (vi) an effective Registration Statement, (vii) the conditional NYSE approval of the listing of the shares of Class A Common Stock, and (viii) Colombier having cash and cash equivalents, including any PIPE Investment to be consummated contemporaneously with Closing, and after giving effect to the completion and payment of the redemption payments to its stockholders and the payment of Colombier’s and PSQ’s aggregate unpaid expenses, in an amount at least equal to (A) $33.0 million minus (B) the lesser of (1) $15.0 million and (2) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (C) the amount of the proceeds actually received by PSQ in any financing permitted under the Merger Agreement prior to Closing. See “Business Combination Proposal (Proposal 2) — Conditions to the Closing” below for a more complete summary. Colombier and PSQ cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination may not occur, or may be delayed and such delay may cause Colombier and PSQ to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, Colombier may not be able to find another potential candidate for its initial business combination prior to Colombier’s deadline (currently September 11, 2023), and Colombier will be required to liquidate.

Delaware law and the Combined Company’s certificate of incorporation and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Proposed Charter and the Proposed Bylaws that will be in effect upon consummation of the Business Combination, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Combined Company Board and therefore depress the trading price of the Combined Company’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the PSQ Board or taking other corporate actions, including effecting changes in the management of the Combined Company. Among other things, the Proposed Charter and the Proposed Bylaws include provisions regarding:

•        the terms of the Class C Common Stock, which will be held upon the consummation of the Business Combination by the Founder, and will provide the Founder with a majority of the voting power of the Combined Company Common Stock on any vote of the Combined Company’s stockholders;

•        opting out of Section 203 of the DGCL;

•        the ability of the Combined Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting powers and other rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, the Combined Company’s directors and officers;

•        the exclusive right of the directors serving on the Combined Company Board to fill a newly created directorship created by the expansion of the Combined Company Board or a vacancy created by the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies and newly created directorships on the Combined Company Board;

•        the requirement that a special meeting of stockholders may be called only by the Combined Company Board, the chairperson of the Combined Company Board, or the Combined Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        provisions providing that directors of the Combined Company may only be removed for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon;

•        provisions that, subject to the rights of holders of any outstanding series of Preferred Stock, prohibit stockholders of the Corporation from taking any action by consent in lieu of a meeting of stockholders;

•        controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least 75% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions of the Proposed Charter or any provision of the Proposed Bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and governance and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of the Combined Company Board to amend the bylaws, which may allow the Combined Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

•        advance notice procedures with which stockholders must comply to nominate candidates to the Combined Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company; and

•        a Combined Company Board that is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Combined Company Board or management.

Any provision of the Proposed Charter, the Proposed Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Combined Company’s capital stock and could also affect the price that some investors are willing to pay for the Combined Company’s common stock.

The Proposed Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between the Combined Company and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of the Combined Company’s stockholders to choose the judicial forum for disputes with the Combined Company or its directors, officers, or employee or stockholders.

The Proposed Charter, which will become effective upon the Closing, will provide that, unless the Combined Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to the Combined Company or its stockholders, (iii) any action arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). The Proposed Charter will also provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of the Combined Company’s shares of capital stock shall be deemed to have notice of and consented to this provision. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, other employees or stockholders, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near Delaware, both of which may discourage such lawsuits against us and our directors, officers, employees and stockholders. Alternatively, if a court were to find these provisions inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Combined Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Combined Company’s business and financial condition.

The Sponsor, directors, officers, advisors and their affiliates may elect to purchase Colombier Class A Common Stock or the Public Warrants from Colombier public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the Colombier Class A Common Stock.

The Sponsor, directors, officers, advisors or their affiliates may purchase shares of Colombier Class A common stock or the Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares of Colombier Class A common stock or the Public Warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers, advisors or their affiliates purchase shares of Colombier Class A common stock in privately negotiated transactions from Colombier public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination. Any such purchases of the Colombier securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of Colombier Class A common stock or the Public Warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of the Colombier securities on a national securities exchange.

Colombier Stockholders who redeem their Colombier Class A Common Stock may continue to hold any Colombier Public Warrants that they own, which will result in dilution to non-redeeming Colombier Stockholders upon exercise of such Colombier Public Warrants or Closing Warrants, as applicable.

Colombier Stockholders who redeem their Colombier Class A Common Stock may continue to hold any Colombier Public Warrants that they own at such time, which will result in additional dilution to non-redeeming holders upon exercise of such warrants. Assuming (a) all redeeming Colombier Stockholders that acquired Colombier Units in the Colombier Initial Public Offering continue to hold the Colombier Public Warrants that were included in such Colombier Units, and (b) maximum contractual redemption of Colombier Class A Common Stock held by the redeeming Colombier Stockholders, 5,750,000 Colombier Public Warrants would be retained by redeeming Colombier Stockholders. As a result, the redeeming Colombier Stockholders would hold Colombier Public Warrants with an aggregate market value of $1,092,500, assuming a trading price as of $0.19 as reported by the NYSE on April 3, 2023, while non-redeeming Colombier Stockholders would suffer dilution in their percentage ownership of the Combined Company upon exercise of the Colombier Public Warrants held by redeeming Colombier Stockholders.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Colombier’s business, including its ability to complete the Business Combination, and results of operations.

Colombier is subject to laws and regulations enacted by national, regional and local governments. In particular, Colombier is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Colombier’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Colombier’s business, including its ability to complete the Business Combination, and results of operations.

Risks Related to Ownership of Combined Company Common Stock

An active market for the Combined Company’s securities may not develop, which would adversely affect the liquidity and price of the Combined Company’s securities.

The price of the Combined Company’s securities may vary significantly due to factors specific to the Combined Company as well as to general market or economic conditions. Furthermore, an active trading market for the Combined Company’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

There can be no assurance that the shares of the Combined Company’s common stock that will be issued in connection with the Business Combination will be approved for listing on the NYSE following the Closing, or that the Combined Company will be able to comply with the continued listing rules of the NYSE.

In connection with the Business Combination and as a condition to PSQ’s obligations to complete the Business Combination, the Company will be required to demonstrate compliance with the NYSE’s initial listing requirements, which generally require, among other criteria, a per share price of at least $4.00 and a market capitalization of at least $150,000,000. In addition to the listing requirements for the Combined Company’s common stock, the NYSE imposes listing standards on warrants. Colombier cannot assure you that the Combined Company will be able to meet those initial listing requirements, in which case PSQ will not be obligated to complete the Business Combination.

In order to continue the listing of its securities on the NYSE, Colombier prior to the Business Combination, and the Combined Company following the consummation of the Business Combination, must maintain certain financial, share price and, subject to change as a result of recent rule changes proposed by the NYSE, distribution levels. Generally, a listed company must maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of its securities (currently 300 public holders). Even if the Combined Company’s common stock and warrants are approved for listing on the NYSE, the Company may not meet the NYSE continued listing requirements following the Business Combination.

If the NYSE delists the Combined Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, the Combined Company’s securities could be quoted on an over-the-counter market. If this were to occur, the Combined Company could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that the Combined Company’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company’s securities;

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The continued eligibility for listing of PSQ’s securities may depend on, among other things, the number of shares of Colombier Class A Common Stock that are redeemed.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Colombier’s units, common stock and warrants are listed on the NYSE, Colombier’s units, common stock and warrants qualify as covered securities under the statute. Although the states are preempted from regulating the sale of Colombier’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Colombier is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Colombier was no longer listed on the NYSE, Colombier’s securities would not qualify as covered securities under the statute and Colombier would be subject to regulation in each state in which Colombier offers its securities.

The market price of the Combined Company’s common stock may decline as a result of the Business Combination.

The market price of the Combined Company’s common stock may decline as a result of the Business Combination for a number of reasons including if:

•        investors react negatively to the prospects of the Combined Company’s business and the prospects of the Business Combination;

•        the effect of the Business Combination on the Combined Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•        the Combined Company does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

The Combined Company’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

The trading price of the Combined Company common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of the Combined Company common stock at an attractive price due to a number of factors such as those listed in “— Risks Related to PSQ” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of the Combined Company’s competitors;

•        changes in expectations as to the Combined Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by the Combined Company or its competitors;

•        announcements by the Combined Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        any significant change in the Combined Company’s management;

•        changes in general economic or market conditions or trends in the Combined Company’s industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Combined Company’s business;

•        future sales of the Combined Company common stock or other securities;

•        investor perceptions of the investment opportunity associated with the Combined Company common stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by the Combined Company or third parties, including the Combined Company’s filings with the SEC;

•        litigation involving the Combined Company, the Combined Company’s industry, or both, or investigations by regulators into the Combined Company Board, the Combined Company’s operations or those of the Combined Company’s competitors;

•        guidance, if any, that the Combined Company provides to the public, any changes in this guidance or the Combined Company’s failure to meet this guidance;

•        the development and sustainability of an active trading market for the Combined Company common stock;

•        actions by institutional or activist stockholders;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Combined Company common stock, regardless of the Combined Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Combined Company common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Combined Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Combined Company’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the Combined Company common stock for the foreseeable future, you may not receive any return on investment unless you sell your Combined Company common stock at a price greater than what you paid for it.

The Combined Company intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Combined Company common stock will be at the sole discretion of the Combined Company Board. The Combined Company Board may take into account general and economic conditions, the Combined Company’s financial condition and results of operations, the Combined Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by the Combined Company to its stockholders or by its subsidiaries to it and such other factors as the Combined Company Board may deem relevant. As a result, you may not receive any return on an investment in the Combined Company common stock unless you sell your Combined Company common stock for a price greater than that which you paid for it.

The Combined Company stockholders may experience dilution in the future.

The percentage of shares of the Combined Company common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that the Combined Company may grant to its directors, officers and employees, or the exercise of the Combined Company warrants. Such issuances may have a dilutive effect on the Combined Company’s earnings per share, which could adversely affect the market price of the Combined Company common stock.

Following completion of the Business Combination, Michael Seifert, PSQ’s Founder and Chief Executive Officer, will continue to exercise significant control over PSQ, including through his holdings of a special class of common stock with majority voting rights.

Following completion of the Business Combination, Michael Seifert, one of PSQ’s founders and Chief Executive Officer, will receive shares of the Combined Company’s Class C Common Stock. Each holder of Class C Common Stock shall have the right to a number of votes (rounded up to the nearest whole number) per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date. Consequently, since Mr. Seifert will be the sole holder of the Class C Common Stock as of the completion of the Business Combination, the result of most matters to be voted upon by the Combined Company’s Stockholders will be controlled by Mr. Seifert, who can base his vote upon his best judgment and his fiduciary duty to the stockholders. Mr. Seifert’s Class C Shares will automatically convert in Class A Common Stock upon transfer (subject to customary exceptions for transfers for estate planning purposes), but Mr. Seifert has agreed not to sell any of his Class C Common Stock during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (A) the one (1) year anniversary of the date of the Closing, (B) the first date subsequent to the Closing with respect to which the closing price of the Purchaser Common Stock has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any 30-trading day period commencing at least 150 days after the Closing or (C) the date on which the Combined Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Combined Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Under the Proposed Charter, Mr. Seifert can transfer shares of Class C Common Stock to certain “permitted transferees” without consequence. In addition, although any shares of Class C Common Stock transferred to any person or entity who is not a permitted transferee will automatically convert in shares of Class A Common Stock, the remaining shares of Class C Common Stock, collectively, will continue to control the outcome any vote until such time as the Class C Common Stock is voluntarily converted in Class A Common Stock, or involuntarily converted to Class A Common Stock as a result of Mr. Seifert no longer being an officer or employee of PSQ, or upon the transfer of shares Class C Common Stock, individually or in a series of transaction (other than transfers to permitted transferees), of greater than 50% of the number of shares of Class C Common Stock issued and outstanding immediately following closing of the Business Combination.

This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of the Combined Company’s organizational documents and any merger, consolidation, sale of all or substantially all of the Combined Company’s assets or other major corporate transactions requiring stockholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for the Combined Company’s capital stock that you may feel are in your best interest as one of our stockholders. As a result, such concentrated control may adversely affect the market price of our Class A Common Stock.

The Proposed Charter provides for a dual-class multiple voting Common Stock structure, and we cannot predict the effect this structure of our Common Stock may have on the market price of our Class A Common Stock.

We cannot predict whether having a Proposed Charter that permits the issuance of multiple voting shares in a dual-class structure will result in a lower or more volatile market price of the Class A Common Stock, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of the Combined Company Common Stock would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of the Combined Company Common Stock, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common stock less attractive to other investors. As a result, the market price of our Class A Common stock could be adversely affected.

Following the Business Combination, the Combined Company will become a “controlled company” within the meaning of NYSE listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.

The Combined Company will have a dual class structure and, upon the Closing, the Founder will exchange his shares of PSQ Common Stock for shares of Class C Common Stock of the Combined Company, which will allow the Founder to control a majority of the voting power of the Combined Company immediately after the Closing.

The Combined Company will qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. It is not our intention to elect not to comply with all of these corporate governance requirements after the Closing, in that the Combined Company Board is expected to consist of a majority of independent directors and is expected to have a compensation committee and a nominating and corporate governance committee comprised entirely of independent directors upon completion of the Business Combination.

However, the Combined Company may rely on the corporate governance exemptions only so long as we qualify as a controlled company. To the extent we rely on any of these exemption, holders of our Class A Common Stock will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NYSE and we cannot predict the impact this may have on the price of our Class A Common Stock.

Certain Colombier warrants are accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of the Combined Company common stock.

On April 12, 2021, the SEC Staff issued the SEC Staff Statement, wherein the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Colombier warrants. In light of the issues raised in the SEC Staff Statement, and pursuant to the guidance in ASC 815, Derivatives and Hedging (“ASC 815”), determined that its warrants should be classified as derivative liabilities measured at fair value on its balance sheet, with any changes in fair value to be reported each period in earnings on Colombier’s statement of operations.

As a result of the recurring fair value measurement, Colombier’s financial statements may fluctuate quarterly, based on factors that are outside of Colombier’s control. Due to the recurring fair value measurement, Colombier expects it will recognize non-cash gains or losses on Colombier’s warrants each reporting period and that the amount of such gains or losses could be material.

If securities or industry analysts do not publish research or reports about the Combined Company’s business, if they change their recommendations regarding the Combined Company common stock or if the Combined Company’s operating results do not meet their expectations, the Combined Company common stock price and trading volume could decline.

The trading market for the Combined Company common stock will depend in part on the research and reports that securities or industry analysts publish about the Combined Company or its businesses. If no securities or industry analysts commence coverage of the Combined Company, the trading price for the Combined Company common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover the Combined Company downgrade its securities or publish unfavorable research about its businesses, or if the Combined Company’s operating results do not meet analyst expectations, the trading price of the Combined Company common stock would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to publish reports on the Combined Company regularly, demand for the Combined Company common stock could decrease, which might cause the Combined Company common stock price and trading volume to decline.

Colombier stockholders will experience immediate dilution as a consequence of the issuance of Common Stock. Having a minority share position may reduce the influence that Colombier’s current stockholders have on the management of the Combined Company.

Assuming no redemptions by the Public Stockholders, it is anticipated that, following the Business Combination (1) Colombier’s public stockholders are expected to own approximately 41.5% of the outstanding Common Stock, (2) the PSQ Stockholders are expected to collectively own approximately 48.1% of the outstanding Common Stock, and (3) the Sponsor is expected to own approximately 10.4% of the outstanding Common Stock.

Future sales, or the perception of future sales, by the Combined Company or its stockholders in the public market following the Business Combination could cause the market price for the Combined Company common stock to decline.

The sale of shares of the Combined Company common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of the Combined Company common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Combined Company to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination, it is currently expected that the Combined Company will have a total of 41,562,500 shares of the Combined Company common stock outstanding (i) assuming that there are no redemptions of any shares by Colombier’s public stockholders in connection with the Business Combination, (ii) without giving effect to any awards that may be issued under the Incentive Plan or any Earnout Shares that may be issued in the future), and (iii) assuming that the total amount of debt outstanding under the PSQ Convertible Debt Notes at the Closing is $3.05 million). All shares currently held by Colombier Public Stockholders and all of the shares issued in the Business Combination to existing PSQ securityholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than the Combined Company’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including the Combined Company’s directors, executive officers and other affiliates.

Simultaneously with the execution and delivery of the Merger Agreement, certain stockholders of PSQ, who are expected to collectively own approximately 25.28% of the shares of the Combined Company common stock outstanding following the Business Combination (based on the above assumptions and PSQ’s current stockholdings), agreed with Colombier pursuant to the Lock-Up Agreements, subject to certain exceptions, not to dispose of or hedge any of their shares of the Combined Company common stock or securities convertible into or exchangeable for shares of the Combined Company common stock during the period from the date of the Closing and ending 180 days after such date. See “The Business Combination Proposal — Related Agreements — Lock-up Agreements.”

In addition, the shares of the Combined Company common stock reserved for future issuance under the Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing [__] of the fully diluted outstanding shares of the Combined Company common stock immediately following consummation of the Merger are expected to be reserved for future issuance under the Incentive Plan. The Combined Company is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of the Combined Company common stock or securities convertible into or exchangeable for shares of the Combined Company common stock issued pursuant to the Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, the Combined Company may also issue its securities in connection with investments or acquisitions. The amount of shares of the Combined Company common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of the Combined Company common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Combined Company stockholders.

Colombier currently is, and the Combined Company will be, an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if the Combined Company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies and smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Colombier is currently and, following the consummation of the Merger, the Combined Company will be, an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, as modified by the JOBS Act. The Combined Company may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies or smaller reporting companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the Combined Company stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by the Combined Company less attractive because the Combined Company will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of the Combined Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Combined Company’s securities and the trading prices of the Combined Company’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Colombier has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Combined Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Combined Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Combined Company will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the IPO, (ii) the last day of the fiscal year in which the Combined Company has total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which the Combined Company is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Combined Company common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

The Combined Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous for warrant holders.

The Combined Company will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Combined Company common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date the Combined Company sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by the Combined Company, the Combined Company may exercise its redemption right if there is a current registration statement in effect with respect to the shares of the Combined Company common stock underlying such warrants. Redemption of the outstanding Public Warrants could force you to: (i) exercise your warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Warrants will be redeemable by the Combined Company for cash so long as they are held by the Sponsor or its permitted transferees.

In the event the Combined Company determines to redeem the Public Warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that the Company elects to redeem all of the redeemable warrants as described above, the Company will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via the Combined Company’s posting of the redemption notice to DTC. The closing price for the Colombier Class A Common Stock as of April 3, 2023 was $10.14 and has never exceeded the $18.00 threshold that would trigger the right to redeem the Public Warrants following the Closing.

Risks Related to the Redemption

There is no guarantee that a Colombier public stockholder’s decision whether to redeem its shares of Colombier common stock for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.

We cannot assure you as to the price at which a public stockholder may be able to sell the shares of the Combined Company common stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Merger, may cause an increase in the Combined Company stock price, and may result in a lower value realized now than a Colombier stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s public shares. Similarly, if a Colombier public stockholder does not redeem such stockholder’s shares, such stockholder will bear the risk of ownership of the Combined Company common stock after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell such stockholder’s shares of the Combined Company common stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Colombier public stockholder should consult such stockholder’s own tax or financial advisor for assistance on how this may affect its individual situation.

If Colombier public stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Colombier intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Business Combination. However, despite Colombier’s compliance with these rules, if a Colombier stockholder fails to receive Colombier’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Colombier common stock. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a public stockholder fails to comply with these or any other procedures, its public shares may not be redeemed.

In order to exercise their redemption rights, public stockholders are required to deliver their public shares, either physically or electronically using The Depository Trust Company’s DWAC System, to Colombier’s transfer agent prior to the vote at the Colombier Special Meeting. If a public stockholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, Colombier will redeem these public shares for a pro rata portion of the funds deposited in the Trust Account and the public stockholder will no longer own such public shares following the Merger. See the section entitled “Colombier Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If you or a “group” of Colombier stockholders of which you are a part is deemed to hold an aggregate of more than 15% of the public shares, you (or, if a member of such a group, or all of the members of such group in the aggregate) will lose the ability to redeem all such public shares in excess of 15% of the public shares.

A public stockholder, together with any of such stockholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate such stockholder’s public shares or, if part of such a group, the group’s public shares, in excess of 15% of the public shares, without the prior consent of Colombier. However, Colombier stockholders’ ability to vote all of their public shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess public shares could result in you suffering a material loss on your investment in Colombier if you sell such excess public shares in open market transactions. Colombier cannot assure you that the value of such excess public shares will appreciate over time following the Business Combination or that the market price of the public shares will exceed the per share redemption price.

Under the Inflation Reduction Act of 2022, Colombier may have liability for the 1% stock buyback tax to the extent holders of Class A common stock exercise their Redemption Rights.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with the Business Combination, extension vote or otherwise, may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax in connection with the Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the nature and amount of any equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iii) the content of regulations and other guidance from the Treasury. In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. Depending on the number of holders of Class A common stock who exercise their Redemption Rights, the imposition of the Excise Tax could be applicable to Colombier and adversely affect the cash we have available for our operations following the Business Combination.

Risks Related to PSQ

Unless the context otherwise requires, references in this section to “we,” “us” or “our” refer to PSQ

PSQ has a very limited operating history, which makes it difficult to evaluate its business and prospects.

We have a very limited operating history, which makes it difficult to evaluate our business and prospects or forecast our future results. We are subject to the same risks and uncertainties frequently encountered by new companies in rapidly evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•        market adoption of our platform;

•        our ability to maintain and grow our platform offerings, traffic, and engagement;

•        our ability to attract and retain consumers and business members and advertisers;

•        the success of our influencer and ambassador Outreach Program;

•        the amount of advertising we can attract to our platform and the pricing of our advertising products;

•        the diversification and growth of our revenue sources beyond current sources, including our ability to successfully launch new products and realize revenues from increased e-commerce functionality on our platform, including through consumer transactions executed in our platform, and through the successful introduction and sale of direct-to-consumer (“D2C”) branded products;

•        our ability to grow and generate revenue from our business to business (“B2B”) offerings;

•        the development and introduction of new products, or services by us or our competitors;

•        increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive, and increased expenses we will incur as a public company;

•        legislation and regulation that forces us to change our content policies and practices (including those relating to our products, services and advertisements of our business members);

•        our ability to maintain and increase gross margins and operating margins;

•        system failures or breaches of security or privacy;

•        competition in the markets in which we operate, and our ability to successfully compete; and

•        negative publicity we may encounter as we seek to grow our values-focused business.

To date, PSQ has not generated significant revenues or achieved profitability, and may never generate significant revenues or become profitable.

We have incurred net losses since our inception, and we may not be able to achieve or maintain profitability in the future. We incurred net losses of $6.98 million for the year ended December 31, 2022, and net losses of $1.90 million for the period from February 25, 2021 (inception) through December 31, 2021. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform, as well as a result of our becoming a public company. Our efforts to grow our business may be more costly than we expect and may not result in increased revenue or growth in our business. We may be required to make significant capital investments and incur recurring or new costs, and our investments may not generate sufficient returns and our results of operations, financial condition and liquidity may be adversely affected. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis or at all. If we are unable to successfully address these risks and challenges as we encounter them, our business, financial condition, results of operations and prospects could be adversely affected. If we are unable to generate adequate revenue growth and manage our expenses, we may continue to incur net losses in the future, which may be substantial, and we may never be able to achieve or maintain profitability. We also expect our costs and expenses to increase in future periods, which could negatively affect our future results of operations if our revenue does not increase. In particular, we intend to continue to expend significant funds to further develop our platform. We will also face increased compliance costs associated with growth, the expansion of our business and consumer member base, and being a public company. Our efforts to grow our business may be more costly than we expect, or the rate of our growth in revenue may be slower than we expect, and we may not be able to increase our revenue enough to offset our increased operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described herein, and unforeseen expenses, difficulties, complications or delays, and other unknown events. If we are unable to achieve and sustain profitability, the value of our business may significantly decrease.

We believe there is a significant market opportunity for our business, and we intend to invest aggressively to capitalize on this opportunity. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring platform consumers and businesses or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure you that we will ever achieve or sustain profitability and may continue to incur significant losses going forward. Any failure by us to achieve or sustain profitability on a consistent basis could cause the value of our common stock to decline.

Inflationary pressures, particularly in the United States, could have a material adverse effect on our business, cash flows and results of operations. The U.S. economy is currently experiencing a bout of inflation, in part due a collision of booming demand with constrained supply, forcing prices to rise. To combat inflation, the U.S. Federal Reserve as well as counterparts in other countries have made a series of aggressive interest rate hikes commencing in 2022 and extending into early 2023 in an attempt to cool global economies. Inflation did not have a significant impact on our results of operations for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021. We anticipate a material increase in labor, cost of sales and operating expenses for at least the remainder of 2023, if not longer.

PSQ’s growth to date may not be sustainable or indicative of future performance.

We have experienced significant member growth in the number of business and consumer members participating on our platform since our inception in 2021. Our month over month (“MoM”) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month) was 32% for the period from April 1, 2022, through March 31, 2023, and our MoM business growth rate (as measured the number of business members that have joined our platform as of the last day of each month) was 25% over the same period. This growth has placed and is expected to continue to place significant demands on our management, financial, operational, technological and other resources. The growth and expansion of our business depends on a number of factors, including our ability to:

•        increase awareness of our brand and successfully compete with other companies that compete against us;

•        launch new lines of products, services and functionality, including the ability to conduct e-commerce transactions in our platform and our ability to introduce and successfully launch our D2C products;

•        continue to innovate and introduce new offerings on our platform;

•        maintain and improve our technology platform supporting our app-based platform;

•        identify and maintain key supplier and manufacturer relationships to support our D2C brands;

•        maintain quality control over our product offerings; and

•        expand the number of consumer and business members and advertisers using our platform.

The growth and expansion of our business, including launching new offerings, products, services and functionality such as e-commerce and D2C product sales, will place significant demands on our management, technology and operations teams and require significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to expend substantial resources on:

•        sales and marketing efforts to increase brand awareness, further engaging our existing and prospective consumer and business members, and driving use of our platform and sales of products and services through our platform and supporting our D2C initiatives;

•        product innovation, development and/or acquisition, distribution, marketing and sales efforts;

•        technology platform maintenance to support sales of our products; and

•        general administration, including increased finance, legal, compliance and accounting expenses associated with being a public company.

Our investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to successfully execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy the expectations of consumer or business members or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects. You should not rely on our historical rate of growth as an indication of our future performance or the rate of growth we may experience going forward or with respect to any new products or services we may introduce.

In addition, to support continued growth, we must effectively integrate, develop and motivate existing and new employees while maintaining our corporate culture. We face significant competition for personnel. To attract top talent, we will need to offer competitive compensation and benefits packages. We may also need to increase our employee compensation levels to remain competitive in attracting and retaining talented employees. In addition, we may face challenges in attracting employees whose values align with our own. The risks associated with a rapidly growing workforce may be particularly acute as we expand into new areas, such as the D2C market. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our efficiency, ability to meet forecasts and employee morale, productivity and retention could suffer, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We will also be required to manage numerous relationships with various businesses, suppliers and vendors, service providers, ambassadors and influencers participating in our Outreach Program and other third parties. Further growth of our operations, information technology systems or internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition, results of operations and prospects may be materially adversely affected.

PSQ may not be successful in growing or maintaining the base of consumer and business members that use its platform.

In order to grow, we must attract, retain and engage our consumer and business members and advertisers on our platform and maintain an active consumer member base. Our active members may not grow, and may decline which, in turn, may affect our continued ability to attract businesses and advertisers to our platform.

If current and potential consumer members of our platform do not perceive their experience with our platform to be useful, or consider the information, services and products that are offered through our platform directory to be relevant to their personal taste and interests, we may not be able to attract new consumer members, retain existing consumer members, recover past consumer members or maintain or increase the frequency and duration of consumer members’ engagement.

Our target demographic market are American consumers who desire to purchase products and services from businesses that share their patriotic, pro-American values. We also may not be able to penetrate our target demographic market in a meaningful manner to grow our number of members. When signing up for our platform, businesses are required to confirm that they respect our five core values. The number of consumers or businesses who are willing to make such a confirmation may be less than we expect, potentially limiting the demand for our platform. Further, a large portion of consumer or business members in the United States may not share our values. These factors may limit our ability to further increase our member base and attract advertisers. If we are unable to increase the base of consumers and businesses actively using our platform, or if our members and advertisers do not believe our platform provides them with sufficient value and utility, our business would be materially and adversely affected.

There are many other factors that could negatively affect member and advertiser growth, retention and engagement, including if:

•        new competitors enter the market with business models similar to ours;

•        competitors mimic our products or product features or create more engaging platforms or products, causing members to utilize their products instead of, or more frequently than, our products;

•        we do not provide a compelling member experience because of the decisions we make regarding our products or the type and frequency of products, services and advertisements that we display on our platform;

•        the content (including products, services and advertisements of our business members) is not relevant to consumer members’ tastes or interests;

•        search queries by consumer members do not yield relevant results;

•        third parties do not permit or continue to permit their content to be displayed on our platform;

•        consumer and business members have difficulty or are blocked from installing, updating or otherwise accessing our platform on mobile devices or web browsers;

•        our adherence to PSQ’s five core values results in business decisions that are not in our best financial interests;

•        there are changes in the amount of time consumer members spend across apps and platforms, including ours;

•        consumer and business members use or spend more time on other platforms that they feel are more relevant or engaging;

•        we are unable to provide engaging and relevant content on our platform;

•        technical or other problems frustrate the consumer and business member experience, particularly if those problems prevent us from delivering our services in a fast and reliable manner;

•        we are no longer able to attract influencers and ambassadors to our Outreach Program or the efforts by influencers and ambassadors on our behalf do not result in meaningful additional engagement with our platform by consumer members, businesses members or advertisers;

•        we are unable to successfully educate consumer members on how to utilize new products and product features that we introduce, such as e-commerce shopping features;

•        unscrupulous manufacturers and suppliers attempt to counterfeit, pirate, sell, and gray market our authentic D2C brands, which would cause us to incur expenses to combat these attacks and could materially and adversely impact our business and harm our reputation;

•        consumer spending levels decrease due to increased inflationary pressures;

•        platform participants behave in ways that negatively affect public perception of our platform;

•        changes in laws and regulations adversely affect our business;

•        we are unable to address member and advertiser concerns regarding the content, privacy and security of our platform;

•        we are unable to combat spam, or hostile, inappropriate, misleading, abusive or offensive content or usage of our products or services;

•        consumer members adopt new technologies that block our products or services or where our products or services may be displaced in favor of other products or services, or may not be featured or otherwise available;

•        our reputation, or public perception of PSQ or persons associated with PSQ;

•        third-party initiatives that may enable greater use of our platform, including consumer discounts or rewards, are discontinued;

•        merchants exist on our platform that do not provide consumer members with positive shopping experiences, for example, if products are not of the quality depicted on the platform or not readily available for purchase, are not priced competitively or for other reasons do are not in line with changing consumer preferences; or

•        there are macro level conditions that are beyond our control, such as national or regional economic or political conditions within the United States that affect our member base and that cause consumer members to spend less time on our platform.

Any failure to increase or any decrease in member growth, retention or engagement would render our platform less attractive to consumer and business members or advertisers, and would materially harm our business, revenue and financial results.

The market for PSQ’s platform and services may not be as large as PSQ believes it to be.

We believe the market for our values-aligned platform is substantial, but it is still relatively new, and it is uncertain to what extent or how widespread market acceptance of our platform will be or how long such acceptance, if achieved, may be sustained. Our success will depend on the willingness of people to widely adopt the PSQ experience, values and the products and services that we offer through our platform. If the public does not perceive our products and services sold through our platform to be beneficial, or chooses not to adopt them as a result of concerns regarding privacy, accessibility, or for other reasons, including an unwillingness to confirm that they respect our five core values or as a result of negative incidents or experiences they encounter through our platform, or instead opt to use alternatives to our platform, then the market for our platform may not continue to grow, may grow slower than we expect, or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition, and results of operations.

PSQ has limited experience with respect to determining the optimal prices and pricing structures for its products and services, which may impact its financial results.

We expect that we may need to change our pricing model from time to time, including as a result of competition, global economic conditions, reductions in spending levels by our consumer and business members and advertisers generally, changes in product mix, pricing studies or changes in how data analytics are employed by organizations. Similarly, as we introduce new products and services, we may have difficulty determining the appropriate price structure for future products and services sold through our platform, including because we may pursue business lines or enter markets in which our current management team has limited prior experience. In addition, as new and existing competitors introduce new products or services that compete with ours, or revise their pricing structures, we may be unable to attract new members and advertisers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling products and services through our platform to larger organizations, these larger organizations may demand substantial price concessions. As a result, we may be required from time to time to revise our pricing structure or reduce our prices, which could adversely affect our business, operating results, and financial condition.

PSQ’s business faces significant competition, and if we are unable to compete effectively, including for business and consumer members of its platform and for advertising spend, our business and operating results would be adversely affected.

Competition among digital advertising platforms for engagement with our directory information, products and services by business and consumer members, consumers and advertisers is intense. We compete against many companies to attract engagement with our platform including well-established companies that have far greater financial resources and much larger user bases than we have, and companies that offer a variety of internet and mobile device-based information, products and services. As a result, it will require significant effort on our part to attract engagement away from our competitors and our competitors’ platforms may take a variety of actions to retain existing or acquire new platform engagement at the expense of the growth of engagement on our platform, which would negatively affect our business. We believe that our ability to compete effectively for platform engagement will depend upon many factors both within and beyond our control, including:

•        the willingness of business and consumer members to adopt our values-aligned platform and support our mission;

•        the popularity, usefulness and reliability of our platform information, and of the products and services sold through our platform, as compared to that of our competitors;

•        the timing of introduction and market acceptance of the products and services offered through our platform;

•        the continued expansion and adoption of products and services sold through our platform;

•        our ability, and the ability of our competitors, to develop new products and enhancements to existing services;

•        our ability, and the ability of our competitors, to attract, develop and retain influencers and ambassadors for our Outreach Program;

•        our ability to generate revenues from our current and anticipated platform offerings;

•        our ability to attract business members to advertise on our platform;

•        the frequency, relative prominence and appeal of the business members and advertising displayed by us or our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        changes mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation;

•        our ability to attract, retain and motivate talented employees;

•        the costs of developing and procuring new services and products, relative to those of our competitors;

•        acquisitions or consolidation within our industry, which may result in more formidable competitors; and

•        our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses and traditional online directories and platforms, for advertising budgets. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, including through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of our larger competitors have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. Further, we expect that our core values will not appeal to all advertisers, and that as a result the universe of advertisers willing to advertise on our platform may be more limited than may be the case for other platforms and marketplaces. We will need to continue to innovate and improve the monetization capabilities of our platform in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

•        the willingness of advertisers to confirm that they respect our core values;

•        the size and composition of our user base relative to those of our competitors;

•        our advertising targeting capabilities, and those of our competitors;

•        the timing and market acceptance of our advertising content and advertising products, and those of our competitors;

•        our marketing and selling efforts, and those of our competitors;

•        public perceptions about the predominance of certain political viewpoints on our platform, regardless of whether those perceptions are accurate;

•        the pricing for our advertising products and services relative to those of our competitors;

•        the return our advertisers receive from our advertising products and services, and those of our competitors; and

•        our reputation and the strength of our brand relative to our competitors.

The expansion of PSQ’s operations, including in areas not part of its current operations, subjects it to additional risks that can adversely affect its operating results.

We foresee further expansion of our operations as part of our growth strategy. Our current and foreseeable operations subject us to a variety of risks, including:

•        challenges recruiting and retaining talented and capable management and employees;

•        competition from other companies with significant market share in those markets and with better understanding of demand;

•        difficulties in enforcing contracts, collecting accounts receivables, and longer payment cycles;

•        challenges complying with varying securities and competition laws and regulations in other countries;

•        differing regulatory and legal requirements and possible enactment of additional regulations or restrictions, which could delay or prevent the use of our services in some jurisdictions;

•        transaction risk, which may negatively affect our revenue, cost of net revenue, and gross margins, and could result in exchange losses;

•        heightened exposure to political instability, war, pandemics and terrorism; and

•        overlapping of different tax regimes.

Any of these risks could harm our operations and reduce our sales, adversely affecting our business, operating results, financial condition and growth prospects.

PSQ’s business depends on hiring, developing, retaining highly skilled and dedicated team members, and failure to do so, including turnover in the Company’s senior management and other key personnel, could have a material adverse effect on PSQ’s business.

PSQ strives to attract, motivate, and retain team members who share a dedication to our five core values and vision, but given the increasingly competitive market for talent, PSQ may not be successful in doing so. Our hiring requirements and employees seeking work elsewhere could impair our ability to meet the demands of our customers and could harm our business especially due to a prolonged gap in skills in the marketplace. Other companies, including competitors, may be successful in recruiting and hiring team members away from PSQ, and it may be difficult for PSQ to find suitable replacements on a timely basis, on competitive terms or at all. In addition, we may experience employee turnover as a result of the ongoing “great resignation” occurring throughout the economy.

None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be very positive. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and prospective employees. The principal purposes of our incentive plans are to attract, retain and motivate select employees, executive officers and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. If these plans do not successfully incentivize our potential and current employees to join and stay with us, we may experience difficulties meeting the demands of our business and consumer members, which could harm our business and operating results.

If PSQ cannot maintain its company culture as it grows, its success and its business and competitive position may be harmed.

We believe our culture has been a key contributor to our success to date and that the critical nature of the platform that we provide promotes a sense of greater purpose and fulfillment in our employees. Any failure to preserve our culture could negatively affect our ability to retain and recruit personnel, which is critical to our growth, and to our ability to effectively focus on and pursue our corporate objectives. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain these important aspects of our culture. If we fail to maintain our company culture, our business and competitive position may be harmed.

PSQ’s success depends on establishing and maintaining a strong brand and base of business and consumer members of its platform, and any failure to establish and maintain a strong brand or member base would adversely affect PSQ’s future growth prospects.

Since our inception in 2021, we have developed what we believe is a strong brand and base of business and consumer members. Growing, maintaining, protecting and enhancing the “PSQ” brand is critical to expanding our base of business and consumer members and advertisers and increasing the frequency with which they use our platform. We believe that sustaining a favorable reputation for our brand and platform will depend largely on our ability to maintain consumer trust in our solutions and in the quality and integrity of the directory content and other information found and products and services offered through our platform. We believe that having our business members confirm that they respect our five core values helps ensure platform mutual trust in order to protect our brand and drive consumer and business satisfaction and retention. In addition to having our business members confirm our five core values, we verify and vet our business members for quality and values-alignment by researching the businesses through search engines to assess their public reputation and conducting diligence calls with the businesses. If we do not successfully continue to grow and maintain a strong brand, our business would be adversely affected.

In addition, we have received and expect to continue to receive a high degree of media coverage, including social media coverage, around the world. If such media coverage presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information regarding PSQ (or if public perception of PSQ becomes less favorable for any other reason, including shifts in consumer tastes or preferences or other factors, many of which are outside of PSQ’s control), such coverage could damage our reputation in the industry and with current and potential business and consumer members, employees, and investors, and our business, financial condition, results of operations, and growth prospects could be adversely affected.

Negative publicity or media coverage about PSQ or persons or businesses associated with PSQ could adversely affect PSQ’s reputation and its business, results of operations and future growth prospects.

We may receive a high degree of media coverage around the world. Negative publicity or other changes in public perceptions about our company, including our technology, values and ideologies, sales practices, personnel or customer service, or regarding any of our ambassadors and influencers in our Outreach Program or others who publicly support our business, could adversely affect the growth of our business, our reputation or demand for our platform, and diminish confidence in and the use of our products and services sold through our platform. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our business and consumer member base and advertisers and result in decreased revenue, which could adversely affect our business and financial results. Because of our industry and the growing use of social and digital media by consumers and third parties generally to disseminate and share information increases the speed and extent to which information, misinformation and opinions can be shared, negative publicity or other information affecting public perception of PSQ, its brands or products on social or digital or other media could adversely affect, potentially swiftly and materially, our business, financial condition and results of operations.

PSQ’s success depends in part on the continued success of its Outreach Program which engages highly influential individuals to act as influencers and ambassadors to advocate for PSQ’s platform and its five core values. Any adverse publicity relating to our ambassadors and influencers, or the loss of their services, could adversely affect PSQ’s success.

We partner with highly influential individuals to increase consumer awareness of the PSQ platform and promote our five core values through our Outreach Program. Our success depends in part on the continued success of our Outreach Program, which engages influencers and ambassadors to promote the PSQ platform. The reputation and popularity of the ambassadors and influencers participating in our Outreach Program has a significant impact on the success of the Outreach Program. Our Outreach Program may be negatively impacted by a number of factors, including the reputation and popularity of our ambassadors and influencers engaged in promoting PSQ. Adverse publicity relating to an ambassador or influencer could adversely impact our revenues and results of operations as well as our ability to maintain or generate a consumer base. Additionally, a decline in the number of ambassadors and influencers or in their popularity, could adversely impact our success. We believe that maintaining and enhancing our Outreach Program is important to our business, financial condition and results of operations. If we fail to maintain and enhance the Outreach Program, or if excessive expenses are incurred in an effort to do so, our business, financial condition and results of operations could be materially and adversely affected.

The failure of PSQ’s ambassadors, influencers or members of its senior management or board of directors to protect their reputation could have a material adverse effect on PSQ’s business, reputation and image. Additionally, if any of its ambassadors, influencers or members of its senior management or board of directors develop a reputation that is misaligned with our five core values, it could have a material adverse effect on PSQ’s business reputation and image.

The failure of our ambassadors, influencers or members of our senior management or board of directors to protect their reputation could have a material adverse effect on our business, reputation and image. Our success is partially dependent on the reputations of these individuals. The reputations of any of our ambassadors’, influencers’ or members of our senior management or board of directors may be harmed due to factors outside our control, including activities in which these individuals might engage in in their personal capacities or on behalf of other endeavors in which they may be involved with, which could negatively impact our image and have a material adverse effect on our business.

Additionally, if any of our ambassadors, influencers or members of our senior management or board of directors develops a reputation that is misaligned with our five core values, it could have a material adverse effect on our business reputation and image. If any of these individuals express views that are incongruent with our five core values, it could have a material adverse effect on our business.

To the extent that our ambassadors, influencers or members of our senior management or board of directors cease to be appealing to consumer members, business members or advertisers, or their reputation is adversely affected, the value of the brands they promote, and the sales of the related products produced by the promoted brands on our platform, could be adversely affected and that adverse effect could be material. Damage to the reputations of our ambassadors, influencers or members of our senior management or board of directors could have a material adverse effect on our results of operations, financial condition and cash flows, as well as require additional resources to maintain or rebuild our reputation.

Certain content or communications by consumer or business members participating on PSQ’s platform could deter current or potential consumer and business members from using PSQ’s platform, and PSQ may face negative publicity as a result of that content, regardless of whether such content violated any law.

Consumer and business members participating on PSQ’s platform may make controversial communications as part of their business communications, whether on PSQ’s platform or in other settings. Any such content may result in negative publicity, which could harm our efforts to attract and retain other consumer and business members and advertisers. Further, PSQ must continually manage and monitor its platform and detect violations of its terms of service. If a significant amount of conduct that violates its terms of service was not detected and remediated by PSQ in a timely manner, or if a significant amount of information was perceived by members or the media to violate PSQ’s terms of service, whether or not such perceptions were accurate, PSQ’s brand, business and reputation could be harmed. This risk increases as PSQ’s platform continues to grow. In the event PSQ’s members do not agree with PSQ’s policies and procedures or their implementation, such members could decrease their usage of PSQ (or cease using PSQ entirely), which could have a material adverse effect on our business or our results of operations for any period. Additionally, there is a risk that members will make communications that may be viewed as representing certain political viewpoints, leading to public perceptions that PSQ endorses those viewpoints, regardless of whether or not such perceptions are accurate. There can be no guarantee that current or future negative publicity, complaints, allegations, political controversies, investigations or legal proceedings with respect to PSQ’s platform, even if baseless, will not generate adverse publicity that could damage PSQ’s reputation. Any damage to PSQ’s reputation could harm its ability to attract and retain business and consumer members.

PSQ’s five core values may not always align with the interests of its business or its stockholders.

We consider our five core values as a guide to the decisions we make, which we believe are essential to our success in increasing our business and consumer member and advertiser growth rate and engagement and in serving the best, long-term interests of both us and our stockholders. In the past, we have forgone, and may in the future forgo, certain expansion or revenue opportunities that we do not believe are aligned with our five core values, even if our decision may negatively impact our operating results. Decisions that we make based on our five core values that do not align with our business objectives or contribute to the economic value of shares of our capital stock to our stockholders may not result in the benefits that we expect, in which case our member engagement, business, operating results, and financial condition could be harmed.

Any failure by PSQ to attract advertisers or any change in or loss of relationships with advertisers could adversely affect its business and results of operations.

In the year ended December 31, 2022, substantially all of our revenue was generated by the sale of advertising products. Our ability to grow our business depends on our ability to maintain and expand our advertiser base. To do so, we must demonstrate to prospective advertisers of the benefits of our products, including those who may not be familiar with our platform or the products and services offered by us or by business members participating on our platform. In addition, we may incur costs to attract advertisers and these costs could be significant. We must also convince existing and prospective advertisers that our advertising products work to their benefit and achieve their desired return on investment. The universe of advertisers willing to advertise on our platform may be more limited than may be the case for other platforms and marketplaces, as advertisers on our platform are required to confirm that they respect our core values.

Our advertisers do not typically enter into long-term obligations to advertise on our platforms. In addition, we rely heavily on advertising spend by small and medium-sized local business members, which can have high failure rates and often have limited advertising budgets. As a result, we may experience attrition in our advertisers in the ordinary course of business resulting from several factors, including losses to competitors, lower priced competitors, perceptions that our advertising solutions are unnecessary or ineffective, declining advertising budgets, closures and bankruptcies. We must continually add new advertisers both to replace advertisers who choose not to renew their advertising or who go out of business, or otherwise fail to fulfill their advertising contracts with us, and to grow our business. Our advertisers’ decisions to renew will depend on a number of factors, including the degree of satisfaction with the return on their advertising investment in us and their ability to continue their operations and spending levels. If we are unable to attract new advertisers or if existing advertisers do not renew with us or if we experience significant advertiser attrition, our business, financial condition and results of operations would be harmed.

Additionally, most advertisers rely on tools that measure the effectiveness of their advertising campaigns in order to allocate their advertising spend among various formats and platforms. If we are unable to accurately measure the effectiveness of advertising on our platform, or if we are unable to convince advertisers that our platform should be part of their larger advertising budget, our ability to increase the demand and pricing of our advertising tools and maintain or scale our revenue may be limited or decline. Our ability to develop and offer products that accurately measure the effectiveness of an advertising campaign on our platform is critical to our ability to attract new advertisers and retain, and increase spend from, our existing advertisers.

In addition, web and mobile browser developers, such as Apple, Microsoft or Google, have implemented and may continue to implement changes, including requiring additional user permissions, in their browser or device operating system that impair our ability to measure and improve the effectiveness of advertising on our platform. Such changes include limiting the use of first-party and third-party cookies and related tracking technologies, such as mobile advertising identifiers, and other changes that limit our ability to collect information that allows us to attribute members’ actions on advertisers’ websites to the effectiveness of advertising campaigns run on our platform. For example, Apple launched its Intelligent Tracking Prevention (“ITP”) feature in its Safari browser. ITP blocks some or all third-party cookies by default on mobile and desktop and ITP has become increasingly restrictive over time. Apple’s related Privacy-Preserving Ad Click attribution, intended to preserve some of the functionality lost with ITP, would limit cross-site and cross-device attribution, prevent measurement outside a narrowly-defined attribution window, and prevent advertisement re-targeting and optimization. Further, Apple introduced an App Tracking Transparency framework that limits the ability of mobile applications to request an iOS device’s advertising identifier and may also affect our ability to track business and consumer members’ actions off our platform and connect user interactions with on-platform advertising. Similarly, Google recently announced that it plans to stop supporting third-party cookies in its Google Chrome browser. These web and mobile browser developers have also implemented and may continue to implement changes and restrictions in browser or device functionality that limit our ability to communicate with or understand the identity of our business and consumer members.

These restrictions and changes make it more difficult for us to provide the most relevant advertisements to our consumer members, as well as decrease our ability to measure the effectiveness of, re-target or optimize advertising on our platform. Developers may release additional technology that further inhibits our ability to collect data that allows us to measure the effectiveness of advertising on our platform. Any other restriction, whether by law, regulation, policy (including third-party policies) or otherwise, on our ability to collect and share data which our advertisers find useful or that further reduces our ability to measure the effectiveness of advertising on our platform would impede our ability to attract, grow and retain advertisers. Advertisers and other third parties who provide data that helps us deliver personalized, relevant advertising may restrict or stop sharing this data and it therefore may not be possible for us to collect this data within the platform or from another source.

We rely heavily on our ability to collect data and metrics to help new and existing advertisers understand the performance of advertising campaigns. If advertisers do not perceive our metrics to be accurate representations of our business and consumer members and user engagement, or there are inaccuracies in our metrics, advertisers may decrease or eliminate allocations of their budgets or resources to our platform, which could harm our business, operating results, and financial condition.

If member engagement by business or consumer members on PSQ’s platform fails to increase or declines, its revenue, business and operating results will be harmed.

The number of businesses and consumer members that use our platform and their level of engagement on the platform are critical to our success. We must continue to engage and retain existing business and consumer members on our platform, as well as attract, engage and retain new business and consumer members. The number of business and consumer members on our platform may not continue to grow at the current growth rate in platform participation that we have experienced since inception, if at all, and it may even decline.

If current and potential business and consumer members do not perceive their experience with our platform to be useful, the content generated on the platform to be valuable or relevant or the connections with businesses and consumers that may result from platform engagement to be worthwhile, we may not be able to attract new business and consumer members, retain existing business and consumer members or maintain or increase the frequency and duration of their engagement on our platform. In addition, if our existing business and consumer members decrease the frequency or duration of their engagement or the growth rate or our business and consumer members base slows or reverses, we may be required to incur significantly higher marketing expenses than we currently anticipate in order to acquire new business and consumer members or retain current business and consumer members.

There are many factors that could negatively impact our ability to grow, retain and engage current and prospective businesses and consumer members, including, but not limited to:

•        members failing to migrate their engagement from or increasing their engagement with competitors’ platforms, products or services instead of, or more frequently than, our platform;

•        changes in the amount of time consumer members spend across all applications and platforms, including our platform;

•        our failure to introduce platform enhancements that business and consumer members find engaging, or our introduction of new features, terms, policies or procedures, or making changes to our platform, that are not favorably received by current or prospective business and consumer members;

•        decline in the quality or competitiveness of the businesses or products offered on our platform;

•        technical or other problems frustrating the user experience, such as problems that prevent us from delivering our services in a fast and reliable manner;

•        business and consumer members having difficulty installing, updating or otherwise accessing the PSQ platform on mobile devices or through the app or web browsers;

•        member behavior on our platform changing;

•        decreases in consumer or business member sentiment due to questions about the quality or usefulness of our platform, concerns about the nature of businesses, products and services or advertising content made available on the platform, concerns related to privacy, safety, security, well-being or other factors;

•        consumer members become less able or willing to spend money on values-aligned products and services offered through our platform;

•        changes mandated by legislation, government and regulatory authorities, or litigation that adversely impacts our platform or consumer members;

•        changes to how we promote different features on our platform;

•        public perception of PSQ, its platform or its members becomes less favorable or unfavorable due to actions by platform participants, changes in tastes and interests or other reasons;

•        initiatives designed to attract and retain members and engagement are unsuccessful or discontinued, whether as a result of actions by us, third parties, or otherwise;

•        if we, or other partners and companies or individuals with whom we have commercial or other relationships, or other participants in the industry, are the subject of adverse media reports or other negative publicity; or

•        if we are unable to preserve and enhance our brand and reputation as a trusted values-aligned platform.

Any decrease in member growth, retention or engagement could render our service less attractive to consumer or business members and advertisers, and could harm our business, operating results, and financial condition. In addition, business member affirmation of and adherence to our five core values is a critical feature of our platform because we believe it demonstrates that the business members on the platform are actually values-aligned with us and our consumer members. If business members on our platform are not correctly or accurately verified, or if our verification processes prove to be ineffective, it could result in distortion of perceived growth metrics or adverse member experiences. If we were to change our affirmation and adherence methods, that may adversely impact our ability to add new members or retain existing members and advertisers.

Changes to PSQ’s existing platform and services could fail to attract engagement with its platform and advertisers or fail to generate revenue.

We expect to introduce changes to our existing platform over time and from time to time, and these changes may be significant. For example, in the first quarter of 2023 we introduced the 2.0 version of the PSQ app, and we are in the process of rolling out e-commerce functionality on our platform, which we expect to complete later this year. In addition, we also expect to launch our first D2C brand later this year. The success of our platform and enhancements we make depend substantially on consumer member tastes and preferences that change in often unpredictable ways. If our platform enhancements fail to increase engagement on our platform and attract advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments in these enhancements, and our business and operating results could be adversely affected. In addition, we have launched and expect to continue to launch strategic initiatives, which do not directly generate revenue but which we believe will enhance our attractiveness to consumer and business members on our platform, as well as advertisers. In the future, we expect to invest in new platform innovations, products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing platform or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

If PSQ fails to generate and maintain a sufficiently high quality directory of business members on its platform, it may be unable to provide consumer members with the information they are looking for, which could negatively impact its traffic and revenue.

Our success depends on our ability to provide consumer members with the information they seek, which in turn depends on the quantity and quality of the business member directory information provided by us on our platform. In addition, we may not be able to provide consumer members the information they seek if the information on our platform is not up-to-date. If our platform does not provide useful or current information about local business members, our brand and our business could be harmed.

If we are unable to provide consumer members with the information they seek, or if they can find equivalent or better content on other platforms, they may stop or reduce their use of our platform, and traffic to our website and on our mobile app may decline. If our member traffic declines, our advertisers may also stop or reduce the amount of advertising on our platform and our business could be further harmed.

If PSQ fails to successfully launch its new e-commerce functionality or new D2C product offerings, introduce new platform innovations or expand effectively into new markets, its revenue and its business may be harmed.

A key element of our growth strategy depends on our ability to develop and market new products that appeal to our consumer members. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our innovation staff, our ability to comply with applicable governmental regulations, and the success of our management and sales and marketing teams in introducing and marketing new products. There can be no assurance that we will successfully develop and market new products that appeal to consumer members. For example, product designs we develop may not contain the product attributes desired by our consumer members. Any such failure, including any failure by our e-commerce functionality to gain market acceptance or generate meaningful transaction activity and revenue or any failure of our D2C branded consumer product initiative, may lead to a decrease in our growth, sales and ability to achieve profitability, which could materially adversely affect our business, financial condition, results of operations and prospects.

Additionally, the development and introduction of new products may require substantial marketing expenditures, which we may be unable to recoup if new products do not gain widespread market acceptance. If we are unsuccessful in meeting our objectives with respect to new or improved products, our business, financial condition, results of operations and prospects could be adversely affected.

PSQ may not be able to expand into or to compete successfully in a highly competitive D2C market.

The D2C product markets in which we hope to operate are highly competitive and rapidly evolving, with many new brands and product offerings emerging in the marketplace. We may face significant barriers to market entry and competition from both established, well-known legacy consumer packaged goods (“CPG”) players and other emerging D2C brands. We will compete based on various product attributes including values-aligned branding, effectiveness, affordability and design, as well as our ability to establish direct relationships with our consumers members through our platform.

Many of our potential competitors have substantially greater financial and other resources than us and some of whose products are well accepted in the marketplace today. Many also have longer operating histories, established supply chains, larger fulfillment infrastructures, greater technical capabilities, faster shipping times, lower-cost shipping, lower operating costs, greater financial, marketing, institutional and other resources and larger consumer bases than we do. These factors may also allow our competitors to derive greater revenue, margins and profits from their existing consumer bases, acquire consumers at lower costs or respond more quickly than we can to new or emerging technologies and changes in product trends and consumer shopping behavior. These competitors may engage in more extensive research and development efforts, enter or expand their presence in any or all of the ecommerce or retail channels where we compete, undertake more far-reaching marketing campaigns, and adopt more aggressive pricing policies, which may allow them to build larger consumer bases or generate revenue from their existing consumer bases more effectively than we do. As a result, these competitors may be able to offer comparable or substitute products to consumers at similar or lower costs. This could put pressure on us to lower our prices, resulting in lower revenue and margins or cause us to lose market share even if we lower prices.

We expect competition in the D2C product markets to continue to increase. We believe that our ability to compete successfully in this market depends upon many factors both within and beyond our control, including:

•        the size and composition of our consumer member base;

•        the number of products that we offer and feature across our platform;

•        consumer member demand for products sold by values-aligned business members;

•        our information technology infrastructure;

•        the quality and responsiveness of our customer service;

•        our selling and marketing efforts;

•        the quality and price of the products that we offer;

•        the convenience of the shopping experience that we provide on our app;

•        our ability to identify and partner with key suppliers and manufacturers;

•        our ability to distribute our products and manage our operations; and

•        our reputation and brand strength.

If we fail to enter into and compete successfully in this market, our business, financial condition, results of operations and prospects could be adversely affected.

PSQ is subject to payments-related risks.

We accept payments using a variety of methods, including credit and debit cards. As we offer new payment options to our business and consumer members, we may be subject to additional regulations, compliance requirements, and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability.

We rely on third-party payment processors to process payments, refunds, and reimbursements made generally to us by business members subscribing to our platform and consumer members using our platform. Under our commercial agreements with these third party payment processors, they may terminate the relationships with us. If one of these third parties terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we could incur substantial delays and expense in finding and integrating an alternative payment service provider to process payments from business members, and the quality and reliability of any such alternative payment service provider may not be comparable. Further, the software and services provided by these third parties may not meet our expectations, may contain errors or vulnerabilities, and could be compromised or experience outages. Additionally, payment processing software is complex and involves automated processes implemented by us and third parties that we engage that can be misinterpreted or susceptible to errors. These risks have caused us, and may in the future cause us, to lose our ability to accept and account for online payments or other payment transactions, which could disrupt our business for an extended period of time, make our platform less convenient and attractive to members, expose business members information to unauthorized disclosures and abuse, and adversely affect our ability to attract and retain business members, or materially adversely affect our business, financial condition, ability to forecast accurately, and results of operations.

If we are unable to maintain our chargeback or refund rates at levels that credit and debit card issuers and payment processors deem acceptable, these entities may increase fees for chargeback transactions or for many or all categories of transactions, may increase the rates of declining transactions, or they may terminate their relationship with us. Any increases in fees could adversely affect our operating results, particularly if we elect not to raise the prices for transactions on our platform to offset the increase. The termination of our ability to process payments on any major credit or debit card or through certain online payment service providers or payment processors could significantly impair our ability to operate our business.

We may also be subject to or voluntarily comply with a number of other laws and regulations relating to money laundering, money transmission, international money transfers, privacy and information security, and electronic fund transfers. If we are found to be in violation of such applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments processing services or otherwise make changes to our business practices.

The D2C market is subject to unique risks related to payment, which, if realized, could adversely impact PSQ’s business, financial condition and results of operations.

The anticipated introduction and sale of our D2C branded products will likely require us to accept online payments using a variety of methods, including credit cards, debit cards, gift cards, and other forms of payment. As a result of offering such payment methods, we may become subject to regulations and compliance requirements (including obligations to implement enhanced authentication processes that could result in significant costs and reduce the ease of use of our payments products), as well as the risk of payment fraud. For certain payment methods, including credit and debit cards, we may incur interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We would need to rely on third parties to provide certain PSQ-branded payment methods and payment processing services, including the processing of credit cards and debit cards. In each case, it could disrupt our business if these companies become unwilling or unable to provide these services to us. We would also be subject to payment card association operating rules, including data security rules, certification requirements, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. Failure to comply with these rules or requirements, as well as any breach, compromise, or failure to otherwise detect or prevent fraudulent activity involving our data security systems, could result in our being liable for card issuing banks’ costs, subject to fines and higher transaction fees, and loss of our ability to accept credit and debit card payments from our business and consumer members, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected.

We would also be subject to or voluntarily comply with a number of other laws and regulations relating to payments, money laundering, international money transfers, privacy, data use, data protection, data security, data localization, network security, consumer protection, and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to additional requirements and civil and criminal penalties, or forced to cease providing certain services.

The D2C model may expose PSQ to significant inventory risks.

The introduction and sale of our D2C branded products may expose us to significant inventory risks that may adversely affect our operating results, as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, warranty claims, recalls, changes in consumer and business member demand and spending patterns, changes in consumer member tastes with respect to our products, and other factors. Despite our best efforts, we may not be able to accurately predict these trends and avoid overstocking or understocking D2C products we would manufacture and sell. Demand for products can change significantly between the time inventory or components are ordered and the date of sale. In addition, if we begin selling or manufacturing a new D2C product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components requires significant lead-time and prepayment and they may not be returnable. Any one of the inventory risk factors set forth above may adversely affect our operating results.

Uncertain global macro-economic and political conditions could materially and adversely affect PSQ’s results of operations and financial condition.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, war, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential business and consumer members may delay or decrease spending on our products and services sold through our platform as their business and/or budgets are impacted by economic conditions. The inability of current and potential business and consumer members to pay us for products and services sold through our platform may adversely affect our earnings and cash flows.

If PSQ fails to maintain adequate operational and financial resources, PSQ may be unable to execute its business plan or maintain high levels of service and member satisfaction.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure may become more complex as we scale our operational, financial, compliance and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we will face challenges of integrating, developing, training, and motivating a growing employee base and navigating a complex regulatory landscape. If we fail to successfully manage our anticipated growth and change, the quality of our products and services sold through our platform may suffer, which could negatively affect our brand and reputation and harm our ability to attract and retain consumer and, business members and advertisers on our platform.

To manage growth in our operations and personnel, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant drain on our management, consumer and business member experience, research and development, sales and marketing, administrative, financial, and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, to address the needs of consumer and business members and advertisers or members of our platform, to further develop and enhance products and services sold through our platform, and to expand into new areas and to scale with our overall growth. If additional investments are required due to significant growth, this will increase our costs, which may adversely affect our ability to become or remain profitable.

PSQ may not be able to scale its systems, technology, or network infrastructure to ensure that its platform is accessible.

It is important to our success that our platform members be able to access our platform at all times. We have previously experienced, and may experience in the future, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to the number of members accessing our platform simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of our platform, especially during peak usage times and as our solutions become more complex and our member traffic increases. If our platform is unavailable when members attempt to access it or it does not load as quickly as they expect, members may seek other services to obtain the information for which they are looking, and may not return to our platform as often in the future, or at all. This would negatively impact our ability to attract members and advertisers and increase the frequency with which they use our website and mobile app platform. We expect to continue to make significant investments to maintain and improve the availability of our platform and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

Our disaster recovery program contemplates transitioning our platform and data to a backup center in the event of a catastrophe. Our platform runs within a hybrid cloud service provider inside a virtual private cloud. It utilizes many managed services, as well as a mixture of elastic compute cloud. We currently use multiple availability zones within that region for fault tolerance, redundancy and high availability. We have not yet tested the procedure in full, and the transition procedure may take several days or more to complete. During this time, our platform may be unavailable in whole or in part to our members.

PSQ may in the future make acquisitions, and such acquisitions could disrupt its operations, and may have an adverse effect on its operating results.

In order to expand our business, we have made and expect to continue to make acquisitions as part of our growth strategy. The success of our future growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful. Any acquisitions that we may undertake in the future involve numerous risks, including, but not limited to, the following:

•        difficulties in integrating and managing the operations, personnel, systems, technologies, and products of the companies we acquire;

•        diversion of our management’s attention from normal daily operations of our business;

•        our inability to maintain the key business relationships and the reputations of the businesses we acquire;

•        uncertainty of entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

•        our inability to increase revenue from an acquisition;

•        increased costs related to acquired operations and continuing support and development of acquired products;

•        our responsibility for the liabilities of the businesses we acquire;

•        potential goodwill and intangible asset impairment charges and amortization associated with acquired businesses;

•        adverse tax consequences associated with acquisitions;

•        changes in how we are required to account for our acquisitions under U.S. generally accepted accounting principles (“GAAP”), including arrangements that we assume from an acquisition;

•        potential negative perceptions of our acquisitions by consumer and business members, financial markets or investors;

•        failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•        our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•        potential loss of key employees of the companies we acquire;

•        potential security vulnerabilities in acquired products that expose us to additional security risks or delay our ability to integrate the product into our service offerings;

•        difficulties in increasing or maintaining security standards for acquired technology consistent with our other services, and related costs;

•        ineffective or inadequate controls, procedures and policies at the acquired company;

•        inadequate protection of acquired IP rights; and

•        potential failure to achieve the expected benefits on a timely basis or at all.

Acquisitions involve many complexities, including, but not limited to, risks associated with the acquired business’ past activities, difficulties in integrating personnel and human resource programs, integrating technology systems and other infrastructures under the Combined Company’s control, unanticipated expenses and liabilities, and the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). There is no guarantee that our acquisitions will increase the profitability and cash flow of the Combined Company, and our efforts could cause unforeseen complexities and additional cash outflows, including financial losses. As a result, the realization of anticipated synergies or benefits from acquisitions may be delayed or substantially reduced.

Additionally, acquisitions or asset purchases made entirely or partially for cash may reduce our cash reserves or require us to incur debt under credit agreements or otherwise. We may seek to obtain additional cash to fund any acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity, convertible debt or other equity-linked securities, our existing stockholders will experience ownership dilution. The incurrence of debt may subject us to financial or other covenants, or other constraints on our business. The occurrence of any of the foregoing risks associated with acquisitions could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions.

PSQ will be subject to numerous risks relating to the need to comply with data and information privacy laws.

We are or may become subject to data privacy and securities laws and regulations that apply to the collection, transmission, storage, use, processing, destruction, retention and security of personal information. PSQ’s current privacy policies and practices, which are publicly available at https://publicsq.com/privacy, are designed to comply with privacy and data protection laws in the United States. These policies and practices inform members how PSQ handles their personal information and, as permitted by law, allow members to change or delete the personal information in their member accounts. The legislative and regulatory landscape for privacy and data protection continues to evolve in the United States, both federally and at the state level, as well as in other jurisdictions worldwide, and these laws and regulations may at times be conflicting. It is possible that these laws may be interpreted and applied in a manner that is inconsistent from one jurisdiction or is inconsistent with our practices, and our efforts to comply with the evolving data protection rules may be unsuccessful. We must devote significant resources to understanding and complying with this changing landscape. Failure to comply with federal, state, provincial and international laws regarding privacy and security of personal information could expose us to penalties under such laws, orders requiring that we change our practices, claims for damages or other liabilities, regulatory investigations and enforcement action (including fines and penalties), litigation, significant costs for remediation, and damage to our reputation and loss of goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Although we endeavor to comply with our published privacy policies and related documentation, and all applicable privacy and security laws and regulations, we may at times fail to do so or may be perceived to have failed to do so. Even if we have not violated these laws and regulations, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, if we are unable to properly protect the privacy and security of personal information, including sensitive personal information (e.g. financial information), we could be found to have breached our contracts with certain third parties.

There are numerous U.S. and Canadian federal, state, and provincial laws and regulations related to the privacy and security of personal information. Determining whether protected information has been handled in compliance with applicable privacy standards and our contractual obligations can be complex and may be subject to changing interpretation. For example, in 2018, California enacted the California Consumer Privacy Act (“CCPA”), which, among other things, requires new disclosures to California consumers and affords such consumers new abilities to opt out of certain sales of information and may restrict the use of cookies and similar technologies for advertising purposes. The CCPA, which became effective on January 1, 2020, was amended on multiple occasions and is the subject of regulations issued by the California Attorney General regarding certain aspects of the law and its application. Moreover, California voters approved the California Privacy Rights Act (the “CPRA”) in November 2020. The CPRA significantly modifies the CCPA, creating additional obligations relating to consumer data, with enforcement beginning July 1, 2023. Aspects of the CCPA and CPRA remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. Similar laws have been proposed, and likely will be proposed, in other states and at the federal level, and if passed, such laws may have potentially conflicting requirements that would make compliance challenging. Similar state laws have been passed in Virginia, Colorado, Utah and Connecticut and other states are expected to follow. If we fail to comply with applicable privacy laws, we could face civil and criminal fines or penalties.

Failing to take appropriate steps to keep consumers’ personal information secure, or misrepresentations regarding our current privacy practices, can also constitute unfair acts or practices in or affecting commerce and be construed as a violation of Section 5(a) of the Federal Trade Commission Act (the “FTCA”), 15 U.S.C. § 45(a). The Federal Trade Commission (“FTC”) expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. The FTC may also bring an action against a company who collects or otherwise processes personal information for any statements it deems misleading or false contained in privacy disclosures to consumers. While we use best efforts to comply with our published privacy policies and related documents, we may at times fail to do so, or may be perceived to have failed to do so. In addition, we may unsuccessful in achieving compliance if our personnel, partners, or service providers fail to comply with our published privacy policies and related documentation. Such failures can subject us to potential foreign, local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. We cannot be sure how these regulations will be interpreted, enforced or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems.

As our business grows, we may also become subject to international privacy laws regulating the collection, transmission, storage, use, processing, destruction, retention and security of personal information. For example, in the European Union, the collection, transmission, storage, use, processing, destruction, retention and security of personal data is governed by the provisions of the General Data Protection Regulation (the “GDPR”) in addition to other applicable laws and regulations. The GDPR came into effect in May 2018, repealing and replacing the European Union Data Protection Directive, and imposing revised data privacy and security requirements on companies in relation to the processing of personal data of European Union data subjects. The GDPR, together with national legislation, regulations and guidelines of the European Union Member States governing the collection, transmission, storage, use, processing, destruction, retention and security of personal data, impose strict obligations with respect to, and restrictions on, the collection, use, retention, protection, disclosure, transfer and processing of personal data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the European Union that are not deemed to have protections for personal information, including the United States. The GDPR authorizes fines for certain violations of up to 4% of the total global annual turnover of the preceding financial year or €20 million, whichever is greater. Such fines are in addition to any civil litigation claims by data subjects. Separately, Brexit has led and could also lead to legislative and regulatory changes and may increase our compliance costs. As of January 1, 2021, and the expiry of transitional arrangements agreed to between the United Kingdom and the European Union, data processing in the United Kingdom is governed by a United Kingdom version of the GDPR (combining the GDPR and the Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. On June 28, 2021, the European Commission adopted an adequacy decision for the United Kingdom, allowing for the relatively free exchange of personal information between the European Union and the United Kingdom. Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules and regulations, which could increase our compliance costs and the risks associated with noncompliance.

Overall, because of the complexity of these laws, the changing obligations and the risk associated with our collection and use of data, we cannot guarantee that we are, or will be, in compliance with all applicable U.S., Canadian, or other international regulations as they are enforced now or as they evolve.

PSQ is subject to cybersecurity risks and interruptions or failures in its information technology systems and as it grows, it will need to expend additional resources to enhance its protection from such risks. Any cyber incident could result in information theft, data corruption, operational disruption, loss of members or advertisers on its platform and/or a financial loss that has a material adverse impact on PSQ’s business and that could subject it to legal claims.

We rely on sophisticated information technology (“IT”) systems and infrastructure to support our business. At the same time, cybersecurity incidents, including deliberate attacks, malware, viruses, ransomware attacks, denial of service attacks, phishing schemes, and other attempts to harm IT systems are prevalent and have increased, including due to the possibility that the ongoing conflict between Russia and Ukraine and the escalating tensions between

China and Taiwan could result in increased cyber-attacks or cybersecurity incidents by state actors or others. Our technologies, systems and networks and those of our vendors, suppliers and other business partners may become the target of cyberattacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of proprietary and other information, or other disruption of business operations. In addition, certain cyber incidents, such as surveillance or vulnerabilities in widely used open source software, may remain undetected for an extended period. Our systems for protecting against cybersecurity risks may not be sufficient. As the sophistication of cyber incidents continues to evolve, we have been and will likely continue to be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents. Additionally, any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, usage errors by employees, computer viruses, cyber-attacks or other security breaches or similar events. The failure of any of our IT systems may cause disruptions in our operations, which could adversely affect our revenues and profitability, and lead to claims related to the disruption of our services from members of the PSQ platform and advertisers.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks, which may remain undetected until after they occur. Despite our efforts to protect our information technology networks and systems, payment processing, and information, we may not be able to anticipate or to implement effective preventive and remedial measures against all data security and privacy threats. Our security measures may not be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences. No security solution, strategy, or measures can address all possible security threats. Our applications, systems, networks, software, and physical facilities could have material vulnerabilities, be breached, or personal or confidential information could be otherwise compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our personnel or our business members to disclose information or usernames and/or passwords, or otherwise compromise the security of our networks, systems and/or physical facilities. We cannot be certain that we will be able to address any such vulnerabilities, in whole or part, and there may be delays in developing and deploying patches and other remedial measures to adequately address vulnerabilities, and taking such remedial steps could adversely impact or disrupt our operations. We expect similar issues to arise in the future as products and services sold through our platform are more widely adopted, and as we continue to introduce future products and services. An actual or perceived breach of our security systems or those of our third party service providers may require notification under applicable data privacy regulations or for customer relations or publicity purposes, which could result in reputational harm, costly litigation (including class action litigation), material contract breaches, liability, settlement costs, loss of sales, regulatory scrutiny, actions or investigations, a loss of confidence in our business, systems and payment processing, a diversion of management’s time and attention, and significant fines, penalties, assessments, fees, and expenses. The costs to respond to a security breach or to mitigate any security vulnerabilities that may be identified could be significant, and our efforts to address these problems may not be successful. These costs include, but are not limited to: retaining the services of cybersecurity providers; complying with requirements of existing and future cybersecurity, data protection and privacy laws and regulations, including the costs of notifying regulatory agencies and impacted individuals; and maintaining redundant networks, data backups, and other damage-mitigation measures. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. Additionally, most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach.

We may not have adequate insurance coverage for handling cyber security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees, and other impacts that arise out of incidents or breaches. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could harm our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Moreover, our privacy risks are likely to increase as we continue to expand, grow our consumer and business member base, and process, store, and transmit increasingly large amounts of personal or sensitive data.

Issues in the use of artificial intelligence, including machine learning and computer vision (together, “AI”), in PSQ’s analytics platforms may result in reputational harm or liability.

AI is enabled by or integrated into some of our analytics platforms and is a growing element of our business offerings going forward. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some uses of AI present ethical issues, and our judgment as to the ethical concerns may not be accurate. If we use AI as part of our platform in a manner that is controversial because of the purported or real impact on our business members or vendors, this may lead to adverse results for our financial condition and operations or the financial condition and operations of our business members, which may further lead to us experiencing competitive harm, legal liability and brand or reputational harm.

PSQ currently relies upon third-party providers of cloud-based infrastructure to host its products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with its use could adversely affect PSQ’s business, financial condition and results of operations.

We outsource substantially all of the infrastructure relating to our cloud-accessible products to third-party hosting services. Our cloud-based products depend on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining its configuration, architecture, features and interconnection specifications, as well as the information stored in these virtual data centers, which is transmitted by third-party internet service providers. Any limitation on the capacity of our third-party hosting services could impede our ability to onboard new consumers and business members or expand the usage of our existing business and consumer members, which could adversely affect our business, financial condition and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure may be caused by human error, intentional bad acts, cybersecurity incidents, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. A prolonged service disruption affecting our cloud-based solution for any of the foregoing reasons would negatively impact our ability to serve our business and consumer members and could damage our reputation with current and potential business and consumer members, expose us to liability, cause us to lose business and consumer members or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.

In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our cloud solution for deployment on a different cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

We rely on various information technology systems, including our licensed Sage-Intacct enterprise resource planning (“ERP”) system to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time, adequate training and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating adjoining systems to our current systems. Such changes or disruptions can have a material adverse impact in delivering financial information on a timely basis to the SEC and the public markets.

If PSQ infringes on the intellectual property (“IP”) of others, it could be exposed to substantial losses and face restrictions on its operations.

We may become subject to legal claims alleging that we have infringed the IP rights of others. To date, we have not fully evaluated the extent to which other parties may bring claims that our technology, including our use of open source software, infringes on the IP rights of others. The availability of damages and royalties and the potential for injunctive relief have increased the costs associated with litigating and settling patent infringement claims. Any claims, whether or not meritorious, could require us to spend significant time, money, and other resources in litigation, pay damages and royalties, develop new IP, modify, design around, or discontinue existing products, services, or features, or acquire licenses to the IP that is the subject of the infringement claims. These licenses, if required, may not be available at all or have acceptable terms. As a result, IP claims against us could have a material adverse effect on our business, prospects, financial condition, operating results and cash flows.

Inadequate technical and legal IP protections could prevent us from defending or securing our proprietary technology and IP.

Our success is dependent, in part, upon protecting our proprietary information and technology. We may be unsuccessful in adequately protecting our IP. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with our employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our IP property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

PSQ’s ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products, trade secrets and other IP, including our name and logos.

We rely on U.S. trademark, copyright, and trade secret laws, as well as license agreements, nondisclosure agreements, and confidentiality and other contractual provisions to protect our IP. The success of our business depends on our continued ability to use our existing trademarks, trade names, and service marks to increase brand awareness and further develop our brand as we expand into new markets. We have registered and applied to register trademarks and service marks in the United States. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity or enforceability of our trademarks and service marks and other IP. There can also be no assurance that pending or future U.S. trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect our brand names and trademarks.

If PSQ fails to adequately protect its proprietary IP rights, its competitive position could be impaired and it may lose valuable assets, generate reduced revenue and incur costly litigation to protect its rights.

Our success depends, in part, on our ability to protect our proprietary IP rights, including certain methodologies, practices, tools, technologies and technical expertise we utilize in designing, developing, implementing and maintaining applications and processes and related technologies. To date, we have relied primarily on trademarks, trade secrets and other IP laws, non-disclosure agreements with our employees, consultants and other relevant persons and other measures to protect our IP, and intend to continue to rely on these and other means, including and not limited to patent protection, in the future. However, the steps we take to protect our IP may be inadequate, and we may choose not to pursue or maintain protection for our IP in the United States or foreign jurisdictions. We will not be able to protect our IP if we are unable to enforce our rights or if we do not detect unauthorized use of our IP. Despite our precautions, it may be possible for unauthorized third parties to copy our technology and use information that we regard as proprietary to create technology that competes with ours.

Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of IP rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our technologies and proprietary information may increase. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon, misappropriating or otherwise violating our technology and IP.

We rely in part on trademarks, trade secrets, proprietary know-how and other confidential information to maintain our competitive position. Although we enter into non-disclosure and invention assignment agreements with our employees, enter into non-disclosure agreements with our business members, consultants and other parties with whom we have strategic relationships and business alliances and enter into IP assignment agreements with our consultants and vendors, no assurance can be given that these agreements will be effective in controlling access to and distribution of our technology and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

Engagement by consumer and business members on PSQ’s platform, and ability to monetize its platform depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that it does not control.

We make our content available across a variety of operating systems and through websites. We are dependent on the compatibility of our content with popular devices, desktop and mobile operating systems, and web browsers that we do not control, such as Android, and iOS. Any changes in such systems, devices or web browsers that degrade the functionality of our content or give preferential treatment to competitive content could adversely affect usage of our content.

A significant portion of our traffic accesses our content and services through mobile devices and, as a result, our ability to grow traffic, engagement and advertising revenue is increasingly dependent on our ability to generate revenue from content viewed and engaged with on mobile devices. A key element of our strategy is focusing on mobile applications (“apps”), and we expect to continue to devote significant resources to the creation and support of developing new and innovative mobile products, services and apps. We are dependent on the interoperability of our content and our apps with popular mobile operating systems, streaming tools, networks and standards that we do not control, such as the Android and iOS operating systems. We may not be successful in maintaining or developing relationships with key participants in the mobile industry or in developing content that operates effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in our relationships with mobile operating system partners, or mobile carriers, or in their terms of service or policies that reduce or eliminate our ability to distribute and monetize our content, impair access to our content by blocking access through mobile devices, make it hard to readily discover, install, update or access our content and apps on mobile devices, limit the effectiveness of advertisements, give preferential treatment to competitive, or their own, content or apps, limit our ability to measure the effectiveness of branded content, or charge fees related to the distribution of our content or apps could adversely affect the consumption and monetization of our content on mobile devices. Additionally, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In the event that it is more difficult to access our content or use our apps and services, particularly on mobile devices, or if our members choose not to access our content or use our apps on their mobile devices or choose to use mobile products that do not offer access to our content or our apps, or if the preferences of our traffic require us to increase the number of platforms on which our product is made available to our traffic, our traffic growth, engagement, advertising targeting and monetization could be harmed and our business and operating results could be adversely affected.

PSQ’s business depends on continued and unimpeded access to its directory information and services on the internet, which in turn relies on third-party telecommunications and internet service providers (“ISPs”). If PSQ or those who engage with its content experience disruptions in such internet service for any reason, such as the failure of ISPs to provide reliable services, or if ISPs are able to block, degrade or charge for access to PSQ’s content and services, it could incur additional expenses and the loss of traffic and advertisers.

Products and services sold through our platform depend on the ability of members to access our platform and the services available on our platform via the internet. Currently, PSQ relies on services from third-party telecommunications providers in order to provide services to its business members and their customers. In addition, PSQ depends on its ISPs to provide uninterrupted and error-free service through their networks. PSQ exercises little control over these third-party providers, which increases its vulnerability to problems with the services they provide. Furthermore, telecommunications and ISPs have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers.

Moreover, when internet problems occur, it may be difficult to identify the source of the problem and confirm whether it is due to the acts and omissions of our service providers or another cause. Service disruption or outages, whether caused by PSQ’s service, the products or services of PSQ’s third-party service providers, or PSQ’s business members or their customers’ equipment and systems, may result in loss of market acceptance of its platform and any necessary repairs or other remedial actions may force it to incur significant costs and expenses.

Additionally, laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for our products or offerings, increase our operating costs, require us to alter the manner in which we conduct our business and/or otherwise adversely affect our business. We could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business. For example, paid prioritization could enable ISPs to impose higher fees and otherwise adversely impact our business. Internationally, government regulation concerning the internet, and in particular, network neutrality, may be developing or may not exist at all. Within such an environment, without network neutrality regulations, we could experience discriminatory or anti-competitive practices that could impede both our and our business members domestic and international growth, increase our costs or adversely affect our business.

Real or perceived errors, failures or bugs in PSQ’s platform or products could materially and adversely affect its operating results and growth prospects.

The software underlying our platform and products is highly technical and complex. Our software has previously contained, and may now or in the future contain, undetected errors, bugs or vulnerabilities. In addition, errors, failures and bugs may be contained in open source software utilized in building and operating our products or may result from errors in the deployment or configuration of open source software. Some errors in our software may only be discovered after the software has been deployed or may never be generally known. Any errors, bugs or vulnerabilities discovered in our software after it has been deployed, or never generally discovered, could result in interruptions in platform availability, product malfunctioning or data breaches, and thereby result in damage to our reputation, adverse effects upon members, loss of consumer and business members and relationships with third parties, including social media networks, loss of revenue or liability for damages. In some instances, we may not be able to identify the cause or causes of these problems or risks within an acceptable period of time.

PSQ has offered and intends to continue to offer incentives, including economic incentives, to influencers and ambassadors in its Outreach Program to join and promote the PSQ platform, and these arrangements have involved and are expected to continue to involve fixed payment obligations or the issuances of equity that are not contingent on actual revenue or performance metrics generated by the applicable influencer, which may adversely impact PSQ’s financial performance, results of operations and liquidity.

Our consumer and business member base and member engagement and advertiser growth are directly driven by the information and services available on our platform. As part of our Outreach Program, we have partnered with a number of influential individuals to promote our platform as influencers and ambassadors, which has enabled our significant platform growth. Our goal is to attract even more influencers and ambassadors to our platform, further accelerating our platform’s growth, and we have offered and intend to continue to offer incentives, including economic incentives, to influencers and ambassadors to join our Outreach Program. These incentives have or may include cash incentives and equity grants. To the extent our revenue and/or member growth assumptions associated with any influencer or ambassador do not meet our expectations or realize our expected return on investment, our financial performance, results of operations and liquidity may be negative impacted. In addition, to the extent any influencers, ambassadors, members of our management team, members of our board, or others who are associated with or promote our business are the subject of negative publicity, such negative publicity our any relationship we have with any such person may adversely affect our business.

The loss of Michael Seifert, PSQ’s Founder and Chief Executive Officer, or other key personnel, or failure to attract and retain other highly qualified personnel, could harm PSQ’s business.

Our future success depends in large part on the continued services of senior management and other key personnel. In particular, we are dependent on the services of Michael Seifert, our Founder and Chief Executive Officer, who is critical to the future vision and strategic direction of our business. We rely on our leadership team and key employees in the areas of engineering, sales and product development, design, marketing, operations, strategy, security, financial, legal and general and administrative functions. Our senior management and other key personnel are all employed on an at-will basis, which means that their employment could be terminated by us at any time, for any reason, and without notice. Conversely, employees may voluntarily terminate their employment at any time, for any reason, and without notice, and the risk of forfeiting equity incentives and/or losing other employee benefits might not be sufficient incentive for them to remain employed with us. We currently maintain key-person life insurance policies on all of our officers. If we lose the services of our senior management or other key personnel, or if we are unable to attract, train, assimilate, and retain the highly skilled personnel that we need, our business, operating results, and financial condition could be adversely affected.

Our future success depends on our continuing ability to attract, train, assimilate, and retain highly skilled personnel, including software engineers and sales personnel. We face intense competition for qualified individuals from numerous software and other technology companies. We may not be able to retain our current key employees or attract, train, assimilate, or retain other highly skilled personnel in the future. We may incur significant costs to attract and retain highly skilled personnel, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those areas. If we are unable to attract and retain suitably qualified individuals who are capable of meeting its growing technical, operational, and managerial requirements, on a timely basis or at all, our business, operating results, and financial condition may be adversely affected.

PSQ may be unable to successfully grow its business if it fails to compete effectively with others to attract and retain its executive officers and other key management and technical personnel.

We believe our future success depends upon our ability to attract and retain highly competent personnel. Our employees are at-will and not subject to employment contracts. We could potentially lose the services of any of our senior management personnel at any time due to a variety of factors that could include, without limitation, death, incapacity, military service, personal issues, retirement, resignation or competing employers. Our ability to execute current plans could be adversely affected by such a loss. We may fail to attract and retain qualified technical, sales, marketing and managerial personnel required to continue to operate our business successfully. Personnel with the expertise necessary for our business are scarce and competition for personnel with proper skills is intense.

In addition, new hires frequently require extensive training before they achieve desired levels of productivity. Additionally, attrition in personnel can result from, among other things, changes related to acquisitions, retirement and disability. We may not be able to retain existing key technical, sales, marketing and managerial employees or be successful in attracting, developing or retaining other highly-qualified technical, sales, marketing and managerial personnel, particularly at such times in the future as we may need to fill a key position. If we are unable to continue to develop and retain existing executive officers or other key employees or are unsuccessful in attracting new highly-qualified employees, our financial condition, cash flows, and results of operations could be materially and adversely affected.

PSQ may have increasing difficulty attracting and retaining qualified outside independent board members.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims that may be made against them in connection with their positions with publicly held companies. Outside directors are becoming increasingly concerned with the availability of directors’ and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors’ and officers’ liability insurance is expensive and difficult to obtain. The SEC and the NYSE have also imposed higher independence standards and certain special requirements on directors of public companies. Accordingly, it may become increasingly difficult to attract and retain qualified outside directors to serve on our board of directors.

The requirements of being a public company may strain PSQ’s resources, divert management’s attention and affect its ability to attract and retain qualified independent board members.

As a public company, we are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of the NYSE and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company” as defined in the JOBS Act. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal control over financial reporting. In order to improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, results of operations and prospects. Although we have already hired additional personnel to help comply with these requirements, we may need to further expand our legal and finance departments in the future, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business and prospects may be harmed. As a result of disclosure of information in the filings required of a public company and in this proxy statement/prospectus, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, results of operations and prospects could be materially harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and materially harm our business, financial condition, results of operations and prospects.

Stock trading volatility could impact PSQ’s ability to recruit and retain employees.

Following the consummation of the Business Combination, volatility or lack of appreciation in our stock price may also affect our ability to attract and retain our key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested equity have not significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results, and financial condition could be adversely affected.

PSQ could face employee claims.

We could face employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, or wrongful termination that may also create not only legal and financial liability, but also negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

Members of PSQ’s management team have limited or no prior experience managing a public company.

Most of the members of our senior management team have no experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company, which will subject us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts, investors and regulators. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

PSQ will be an Emerging Growth Company, making comparisons to non-Emerging Growth companies difficult or impossible.

We will be an Emerging Growth Company (“EGC”) as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. This exemption may make comparison of our financial statements with other public companies that are neither EGCs nor EGCs that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

There can be no assurance that PSQ will be able to comply with the continued listing standards of the NYSE.

Our continued eligibility for listing may depend on the number of shares that are redeemed in connection with the Business Combination. If, after the Business Combination, NYSE delists our securities from trading on its exchange for failure to meet the listing standards, and we are not able to list such securities on another national securities exchange, then the securities of PSQ could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that the Class A Common Stock is a “penny stock,” which will require brokers trading the Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Class A Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability for us to issue additional securities or obtain additional financing in the future.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about PSQ, its business, or its market, or if they change their recommendations regarding PSQ’s securities adversely, the price and trading volume of PSQ’s securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, markets, revenue streams, and competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us adversely change their recommendation regarding our shares of common stock, or provide relatively more favorable recommendations with respect to competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

PSQ may be exposed to risk if it cannot enhance, maintain, and adhere to its internal controls and procedures.

As a public company trading on the NYSE, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business accounting, auditing and regulatory requirements and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still early in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, and harm our operating results.

Matters impacting our internal controls may cause us to be unable to report our financial information in an accurate manner or on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of NYSE rules. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our common stock.

Our independent registered public accounting firm identified a material weakness in our internal control over financial reporting as of December 31, 2022. If PSQ is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary to provide reliable financial reports and reduce the risk of fraud. We continue to evaluate measures to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If any new material weaknesses are identified in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable NYSE listing requirements, investors may lose confidence in our financial reporting and our share price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Additionally, if our revenue and other accounting, auditing or tax systems do not operate as intended or do not scale with anticipated growth in our business, the effectiveness of our internal controls over financial reporting could be adversely affected. Any failure to develop, implement, or maintain effective internal controls related to our revenue and other accounting, auditing or tax systems and associated reporting could materially adversely affect our business, results of operations, and financial condition or cause us to fail to meet our reporting obligations.

We have encountered difficulties with growth and change. If we fail to address these difficulties in assessing data usage, if the personnel handling our accounting, auditing or finance function fail to perform at an appropriate level for a public company, or if other weaknesses in internal controls are detected, it may be determined that we have a material weakness. In addition, most of our employees who work within our accounting, auditing and financial reporting functions have limited to no experience managing a publicly traded company and have limited to no experience implementing, monitoring and enforcing the internal financial, auditing and accounting controls for a publicly traded company. The identification of a material weakness could result in regulatory scrutiny and cause investors to lose confidence in our reported financial condition and otherwise have a material adverse effect on our business, financial condition, cash flow or results of operations.

We are in the process of designing and implementing measures to improve our internal control over financial reporting to remediate any possible material weaknesses, primarily by implementing additional review procedures within our accounting, auditing and finance department, hiring additional staff, designing and implementing information technology and application controls in our financially significant systems, and, if appropriate, engaging external auditing and accounting experts to supplement our internal resources in our computation and review processes. While we are designing and implementing measures to remediate the material weaknesses, we cannot predict the success of such measures or the outcome of our assessment of these measures at this time. We can give no assurance that these measures will remediate either of the deficiencies in internal control or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

As a public company, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form 10-K to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. We will be required to disclose changes made in our internal controls and procedures on a quarterly basis. To comply with the requirements of being a public company, we expect to need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the NYSE or other regulatory authorities, which would require additional financial and management resources. We have begun the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, but we may not be able to complete our evaluation, testing and any required remediation in a timely fashion.

PSQ’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about PSQ’s ability to continue as a “going concern.”

To date, our primary sources of liquidity since our inception in 2021 have been through funding from financing activities. We reported operating and net losses for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021 and had negative cash flows from operations for the year ended December 31, 2022. As a result, the audit opinion of our independent registered public accounting firm accompanying our audited financial statements included in this proxy statement/prospectus includes an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. Our management’s plans in regard to these matters are discussed in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we do not realize sufficient capital from our Business Combination with Colombier we may be required to raise additional capital or funds from other sources, and our ability to continue as a going concern could be materially adversely affected.

As a public company, PSQ will incur increased expense associated with the costs of being a public company.

Following the consummation of the Business Combination, we will face a significant increase in insurance, legal, auditing, accounting, administrative and other costs and expenses as a public company that we do not currently incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404 of that Act, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (“PCAOB”), the SEC and the NYSE, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase our costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities that we have not done previously. For example, we will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if our independent registered accounting firm identifies a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. Being a public company could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, auditing, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Litigation or legal proceedings could expose PSQ to significant liabilities and have a negative impact on PSQ’s reputation or business.

From time to time, we may be party to various claims and litigation proceedings.

Even when not merited, the lawsuits and other legal proceedings may divert management’s attention, and we may incur significant expenses in pursuing or defending these lawsuits or other legal proceedings. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in some of these legal disputes may result in adverse monetary damages, penalties or injunctive relief against us, which could negatively impact our financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Furthermore, while we maintain insurance for certain potential liabilities, our insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

Changes in tax rates, changes in tax treatment of companies engaged in e-commerce, or the adoption of new tax legislation may adversely impact PSQ’s financial results.

Due to shifting economic and political conditions in both the United States or elsewhere, tax policies, laws, or rates may be subject to significant changes in ways that impair PSQ’s financial results. Various jurisdictions have enacted or are considering digital services taxes, which could lead to inconsistent and potentially overlapping tax regimes. In the United States, the rules dealing with federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the United States Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely us. In recent years, many such changes have been made and changes are likely to continue to occur in the future. It cannot be predicted whether, when, in what form, or with what effective dates, new tax laws may be enacted, or regulations and rulings may be promulgated or issued under existing or new tax laws, which could result in an increase in our tax liability or require changes in the manner in which we operates in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2022 and 2021, we had federal net operating loss (“NOL”) carryforwards of approximately $4.6 million and $2.4 million, respectively, which may be available to offset future federal income tax liabilities. The deductibility of such U.S. federal NOLs each year is limited to 80% of our taxable income for such year. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, the amount of benefits from our NOL carryforwards may be impaired or limited if we incur a cumulative ownership change of more than 50% over a three-year period. We have not conducted a study to determine if any such changes have occurred that could limit our ability to use our NOL carryforwards. We may have experienced ownership changes in the past and the Business Combination is expected to result in an ownership change. As a result, our use of our U.S. federal NOL carryforwards will likely be limited. Any such disallowance may result in greater tax liabilities than we would incur in the absence of such a limitation and any increased liabilities could adversely affect our business, results of operations, financial position and cash flows.

Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect PSQ’s business.

New laws and regulations could restrict our ability to conduct marketing by, for example, restricting the emailing or targeting of members or use of certain technologies like AI. For example, federal, state and foreign governmental authorities continue to weigh the privacy implications inherent in the use of third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. Regulatory authorities have enacted and, continue to consider legislation that could significantly restrict the ability of companies to engage this these activities, by regulating the consumer notice and consent requirements before a company can employ cookies and similar tracking technologies, or how companies can use the data gathered by such technologies. Similarly, private market participants may deploy technologies or require certain practices that limit our ability to obtain or use certain information about our business and consumer members. For example, Google has indicated that it will ultimately phase out the use of cookies to track members of its search services in future versions of its Chrome web browser, and Apple has updated its iOS mobile operating system to require app developers to obtain opt-in consent before tracking members of its various services. If these types of changes are implemented (or as a result of their implementation), our ability to determine how our business and consumer members are using our services and to use targeted advertising in a cost-effective manner may be limited. New laws in other jurisdictions may also require us to change our content moderation practices, or privacy policies and practices in ways that harm our business or create the risk of fines or other penalties for non-compliance.

Certain stockholders, activists, proxy advisory firms or others could attempt to influence changes within PSQ which could adversely affect our operations, financial condition, and the value of our common stock.

Following the completion of the Business Combination, stockholders, activists or others may from time to time seek to acquire a meaningful stake in our voting securities, engage in proxy solicitations, advance stockholder proposals, or otherwise attempt to effect changes to our business. Campaigns by stockholders to effect changes at publicly-traded companies are sometimes led by investors seeking to increase short-term stockholder value through actions such as financial restructuring, increased debt, special dividends, stock repurchases, or sales of assets or the entire company. Responding to proxy contests and other actions by activist stockholders can be costly and time-consuming, and could disrupt our operations by diverting the attention of our board of directors and senior management away from such operations, and could threaten our ability to promote our traditional, pro-American values in the future. These actions could adversely affect our operations, financial condition, and the value of our common stock.

Natural disasters, including and not limited to unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt PSQ’s business schedule.

The occurrence of one or more natural disasters, including and not limited to tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, pandemics and endemic outbreaks, terrorist attacks or disruptive political events in certain regions where our facilities are located, or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition and results of operations. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our products, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession in the United States or abroad. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer member confidence and spending to decrease, which could adversely impact our operations.

PSQ holds a portion of its cash and cash equivalents that it uses to meet its working capital needs in deposit accounts that could be adversely affected if the financial institutions holding such funds fail.

Although we generally seek to diversify our cash and cash equivalents across several financial institutions in an attempt to minimize exposure to any one of these entities, we currently hold, and in the future, may hold, a portion of our cash and cash equivalents that we use to meet our working capital needs in deposit accounts at financial institutions. The balance held in these accounts may exceed the Federal Deposit Insurance Corporation (“FDIC”) standard deposit insurance limit of $250,000. If a financial institution in which we hold such funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) and Signature Bank were closed by state regulators and the FDIC was appointed receiver for each bank. The FDIC created successor bridge banks and all deposits of SVB and Signature Bank were transferred to the bridge banks under a systemic risk exception approved by the United States Department of the Treasury, the Federal Reserve and the FDIC. While we have taken and will continue to take steps to mitigate the risk of loss of or delayed access to all or a portion of our funds held at various financial institutions, if any financial institution in which we hold funds for working capital were to fail, we cannot provide any assurances that such governmental agencies would take action to protect our uninsured deposits in a similar manner.

In the event that we are unable to access the cash and cash equivalents that we need to fund working capital or finance transaction costs in connection with an intended initial Business Combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may loan us funds as may be required, but they are not obligated to do so. Any such loss or lack of access to these funds could adversely impact our short-term liquidity and ability to fund working capital or finance transaction costs in connection with an intended initial Business Combination.

PSQ’s issuance of additional capital stock in connection with financings, acquisitions, investments, the Incentive Plan, the ESPP or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under the Incentive Plan and grant options to our employees under the ESPP. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

PSQ may require substantial additional funding to finance its operations, but adequate additional financing may not be available when it needs it, on acceptable terms or at all.

Since our inception, we have financed our operations and capital expenditures primarily through equity investments. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. In addition, inflation rates in the U.S. have been higher than in previous years, which may result in higher costs of capital and constrained credit and liquidity. The Federal Reserve has raised, and may again raise, interest rates in response to concerns over inflation risk. Increases in interest rates could impact our ability to access the capital markets. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or achieve profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures and consumer member demand.

We may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. For example, the amount of proceeds realized in connection with the consummation of the Business Combination is dependent on a number of factors, including the level of redemptions and any funds the Combined Company raises through any private placement investment or through any other financing. While the Merger Agreement provides for a minimum cash condition, we have the right to waive such condition. Accordingly, we may need to raise additional financing following the completion of the Business Combination, and such additional financing may be required more quickly than we anticipate and may not be available to us upon favorable terms, if at all.

If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests and the per share value of our ordinary shares could decline. Furthermore, if we engage in debt financing, the holders of debt would have priority over the holders of our ordinary shares, and we may be required to accept terms that restrict our ability to incur additional indebtedness. We may also be required to take other actions that would otherwise be in the interests of the debt holders and force us to maintain specified liquidity or other ratios, any of which could harm our business, results of operations, and financial condition. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•        develop or enhance our products;

•        to expand our sales and marketing and research and development organizations;

•        acquire complementary technologies, products or businesses;

•        expand operations in the United States or internationally;

•        hire, train, and retain employees; or

•        respond to competitive pressures or unanticipated working capital requirements.

Our failure to have sufficient capital to do any of these things could harm our business, financial condition, and results of operations.

In addition, while the Merger Agreement provides for a minimum cash condition, we have the right to waive that condition. As a result there can be no assurance that following completion of the Business Combination we may need to raise additional financing, and such additional financing may be required more quickly than we anticipate and any required additional financing may not be available to us on acceptable terms or at all, and any such Will give thought to question may come at a very high cost of capital and otherwise unattractive terms.

PSQ’s past and current successful fund-raising efforts do not guarantee long term liquidity, and it may be unable to obtain additional financing to fund the operations and growth of the Combined Company.

We may require additional financing to fund operations or growth of the Combined Company, but cannot guarantee that the past, current and future fund-raising will be successful.

Our predictive model could be materially affected by model assumption error as well economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, terrorism, aging infrastructure, pandemics, energy and commodity prices, trade laws, election cycles and the effects of governmental initiatives to manage economic conditions. Current or potential business members may delay or decrease spending on products and services sold through our platform as their business and/or budgets are impacted by economic conditions. The inability of current and potential business members to pay us for products and services sold through our platform may adversely affect our earnings and cash flows. As a result of any of these scenarios, we may seek to raise additional funds. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Combined Company.

None of our officers, directors or stockholders is required to provide any financing to us in connection with or following the closing of the Business Combination.

To the extent PSQ incurs indebtedness in the future, such indebtedness could adversely affect its financial condition, its ability to raise additional capital to fund its operations, its ability to operate its business, its ability to react to changes in the economy or its industry and its ability to pay its debts and could divert its cash flow from operations for debt payments.

In the future, we may have a material amount of indebtedness and leverage. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal of, interest on, or other amounts due with respect to our indebtedness. Our leverage and debt service obligations could adversely impact our business, including by:

•        impairing our ability to generate cash sufficient to pay interest or principal, including periodic principal payments;

•        increasing our vulnerability to general adverse economic and industry conditions;

•        requiring the dedication of a portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures, dividends to stockholders or to pursue future business opportunities;

•        requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•        limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

•        placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Any of the foregoing factors could have negative consequences on our financial condition and results of operations.

Future sales of the Combined Company’s common stock could cause the market price for its common stock to decline.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

After the consummation of the Business Combination, we may issue our securities if we need to raise capital in connection with a capital expenditure, working capital requirement or acquisition. The number of shares of our common stock issued in connection with a capital expenditure, working capital requirement or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any perceived excess in the supply of our shares in the market could negatively impact our share price and any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

Any acquisitions, partnerships or joint ventures that PSQ enters into could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.

From time to time, we may evaluate potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. We may not be successful in identifying acquisition, partnership and joint venture candidates. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may not be successful, may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

PSQ does not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in the Stockholders’ Agreement and future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

Limited insurance coverage and availability may prevent PSQ from obtaining insurance to cover all risks of loss.

We intend to insure certain products and launches to the extent that insurance is available at acceptable premiums. This insurance will not protect us against all losses due to specified exclusions, deductibles and material change limitations, and it may be difficult to insure against certain risks.

Although we intend to obtain and maintain insurance for director and officers, cybersecurity, business owner, commercial general liability and workman’s compensation, any determination we make as to whether to obtain insurance coverage will depend on a variety of factors, including the availability of insurance in the market, the cost of available insurance and the redundancy of our operating entities. Higher premiums on insurance policies will increase our costs and consequently reduce our operating income by the amount of such increased premiums. If the terms of these insurance policies become less favorable than those currently available, there may be limits on the amount of coverage that we can obtain or we may not be able to obtain insurance at all. Even if obtained, our insurance will not cover any loss in revenue incurred as a result of a partial or total loss.

Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks. In addition, passenger insurance may not be accepted or may be prohibitive to procure. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, and insurance may not continue to be available on terms as favorable as our current arrangements. The occurrence of a significant uninsured claim, or a claim in excess of the insurance coverage limits maintained by us, could harm our business, financial condition and results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Colombier and PSQ, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Colombier has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes that the Business Combination occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Colombier was derived from the audited financial statements of Colombier as of and for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. The historical financial information of PSQ was derived from the audited financial statements of PSQ as of and for the year ended December 31, 2022, which are included elsewhere in this proxy statement/prospectus. This information should be read together with Colombier’s and PSQ’s audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Colombier” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On February 27, 2023, Colombier entered into a Merger Agreement by and among Colombier, Merger Sub, the Sponsor, and PSQ. Pursuant to the terms of the Merger Agreement, a business combination between Colombier and PSQ will be effected and the name of Colombier will be changed to “PSQ Holdings, Inc.” More specifically, and as described in greater detail below, at the Effective Time of the Merger:

•        Merger Sub will merge with and into PSQ, with PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier;

•        any PSQ convertible securities which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock prior to the Effective Time will be cancelled without consideration;

•        each share of PSQ common stock, par value $0.001 per share, other than shares held by the Founder, will be automatically converted into the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of the Combined Company equal to the Conversion Ratio; and

•        each share of PSQ Common Stock held by the Founder will be automatically converted into the right to receive a number of shares of Class C Common Stock, par value $0.0001 per share, of the Combined Company equal to the Conversion Ratio.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the consideration to be delivered to the holders of PSQ Common Stock in connection with the Merger will be a number of newly issued shares of the Combined Company Common Stock with an aggregate value equal to $200.0 million, subject to adjustments for PSQ’s closing debt (net of cash).

In addition to the right to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, holders of PSQ Common Stock and certain other employees and service providers of PSQ will be entitled to receive up to 3,000,000 shares of Class A Common Stock in the event certain metrics are satisfied during the period commencing on the Effective Time and ending on the fifth anniversary of the closing date. Specifically:

•        in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty (20) trading days within any thirty consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

•        in the event that, and upon the date during the Earnout Period on which, the Earn-Out Trading Price is greater than or equal to $15.00, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

•        if, at any time during the Earnout Period and upon the date on which, the Earn-Out Trading Price is greater than or equal to $17.50, the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earn-Out Shares.

If, during the Earnout Period, there is a change of control of the Combined Company pursuant to which the Combined Company or its stockholders have the right to receive consideration implying a value per share of Class A Common Stock equaling or exceeding the Earn-Out Trading Price underlying one or more Triggering Events, then, immediately prior to the consummation of such change of control, (i) to the extent the relevant Triggering Event has not previously occurred, such relevant Triggering Event shall be deemed to have occurred and (ii) each Participating Equityholder shall be entitled to receive its pro rata share of the applicable number of Earnout Shares to be issued based on the deemed occurrence of the applicable Triggering Event(s).

The following table summarizes the pro forma number of shares of Combined Company Stock outstanding following the consummation of the Business Combination under two separate scenarios, discussed further in the sections below, excluding the potential dilutive effect of the Colombier Warrants, post-Closing equity awards under the Incentive Plan or ESPP and the Earnout Shares.

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming Maximum Contractual Redemptions
Equity Capitalization Summary	Shares	%	Shares	%
PSQ Stockholders	20,000,000	48.1%	20,000,000	73.1%
Colombier Public Stockholders	17,250,000	41.5%	3,062,344	11.2%
Initial Stockholders	4,312,500	10.4%	4,312,500	15.7%
Total common stock	41,562,500	100.0%	27,374,844	100.0%

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages” and, with respect to the determination of the “maximum redemptions,” the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements.” Additionally, the relative percentages above assume the Business Combination was consummated on December 31, 2022. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Colombier will acquire all of the outstanding equity interests of PSQ in the Business Combination, Colombier will be treated as the “acquired” company and PSQ will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSQ.

PSQ has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•        PSQ’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

•        PSQ is the larger entity in terms of substantive operations and employee base;

•        PSQ will comprise the ongoing operations of the Combined Company; and

•        PSQ’s existing senior management will be the senior management of the Combined Company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Colombier common stock:

•        Assuming No Redemptions:    This presentation assumes that no Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Contractual Redemptions:    This presentation assumes that holders of 14,187,656 Public Shares redeem all of their Public Shares for approximately $10.14 per share, resulting in an aggregate redemption payment of $143.9 million. The Merger Agreement contains a condition to the Closing of the Business Combination that Colombier shall have cash and cash equivalents, including the proceeds of any PIPE investment and funds remaining in the Trust Account (after giving effect to the completion and payment of the redemption and the payment of Colombier’s and PSQ’s aggregate unpaid expenses) in an amount at least equal to (i) $33 million minus (ii) the lesser of (A) $15 million and (B) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by PSQ in any Permitted Financing. The maximum redemption amount reflects the maximum number of the Public Shares that can be redeemed without violating the above condition of the Merger Agreement. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are based on the audited historical financial statements of Colombier and PSQ. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2022
(in thousands, except share and per share data)

			Assuming No Redemptions				Assuming Maximum Contractual Redemptions
	1 PSQ (Historical)	2 Colombier (Historical)	Transaction Accounting Adjustments			Pro Forma Combined	Additional Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2,330	$195		$174,948	A	$166,820		$(143,890)	J	$22,930
				(565)	B
				(6,038)	C
				(9,700)	D
				3,050	E
				2,600	F

Prepaid expense and other current assets	289	179		2,400	D	2,868				2,868
Total current assets	2,619	374		166,695		169,688		(143,890)		25,798

Intangible assets, net	1,268	—		1,335	I	2,603				2,603
Operating lease right-of-use asset	294	—				294				294
Property and equipment, net	27	—				27				27
Deposit	8	—				8				8
Marketable securities held in Trust Account	—	174,948		(174,948)	A	—				—
Total assets	$4,216	$175,322		$(6,918)		$172,620		$(143,890)		$28,730

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$424	$—	$			$424	$			$424
Accrued expenses	41	586		(565)	B	41				41
				(21)	D
Deferred revenue	50	—				50				50
Operating lease liability	169	—				169				169
Convertible notes payable	—	—		3,050	E	—				—
				(3,050)	G
Income taxes payable	—	525				525				525
Total current liabilities	684	1,111		(586)		1,209		—		1,209

Operating lease liability, non-current	130	—				130				130
Warrant liabilities	—	1,031				1,031				1,031
Deferred underwriting fee payable	—	6,038		(6,038)	C	—				—
Earnout shares liability	—	—		2,700	K	2,700				2,700
Total liabilities	814	8,180		(3,924)		5,070		—		5,070

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2022
(in thousands, except share and per share data) — (Continued)

			Assuming No Redemptions			Assuming Maximum Contractual Redemptions
	(1) PSQ (Historical)	(2) Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies

Colombier Class A common stock subject to possible redemption, 17,250,000 shares at redemption value	—	173,034	(173,034)	J	—			—

Stockholders’ equity:
Colombier preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—			—
Colombier Class A common stock, $0.0001 par value; 80,000,000 shares authorized; none issued and outstanding (excluding 17,250,000 shares subject to possible redemption)	—	—	2	G	4	(2)	J	2
			2	J
Colombier Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding	—	—			—			—
Colombier Class C common stock	—	—	—	G	—			—
PSQ common stock, $0.001 par value; 1,100,000 shares authorized; 771,155 shares issued and outstanding	1	—	(1)	G	—			—
Additional paid in capital	12,384	—	(3,300)	D	176,429	(143,888)	J	32,541
			2,500	F
			3,049	G
			(9,871)	H
			1,335	I
			173,032	J
			(2,700)	K

Subscription receivable	(100)	—	100	F	—			—
Accumulated deficit	(8,883)	(5,892)	(3,979)	D	(8,883)			(8,883)
			9,871	H
Total stockholders’ equity (deficit)	3,402	(5,892)	170,040		167,550	(143,890)		23,660
Total liabilities, temporary equity and stockholders’ equity (deficit)	$4,216	$175,322	$(6,918)		$172,620	$(143,890)		$28,730

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands, except share and per share data)

(1)    Derived from the audited balance sheet of PSQ as of December 31, 2022.

(2)    Derived from the audited balance sheet of Colombier as of December 31, 2022.

(A)    Reflects the transfer of marketable securities held in the Trust Account to cash.

(B)    Reflects payments of Colombier accrued expenses at the closing of the Business Combination.

(C)    Reflects the settlement of deferred underwriting commissions at the closing of the Business Combination.

(D)    Reflects payments of $9.7 million of Business Combination related fees and expenses, excluding the deferred underwriting commission of $6.04 million which was already accrued on Colombier’s historical balance sheet.

(E)    Reflects cash proceeds of $3.05 million from the issuance of mandatorily convertible promissory notes (“Permitted Financing”) with simple interest on the principal of 5% per annum that mature on December 31, 2024. Immediately prior to closing of the transactions contemplated by the Agreement and Plan of Merger, the Conversion Amount shall be converted into the number of fully paid and nonassessable shares of Common Stock determined in accordance with the agreement. Any Common Stock received by the Holder upon conversion of this Note shall thereafter be immediately converted into the right to receive the consideration as part of the Colombier Merger Agreement.

(F)    Reflects cash proceeds of $2.6 million with the corresponding issuance of 77,292 shares of PSQ common stock with a par value of $0.001 per share at a price of $33.64 per share.

(G)    Represents issuance of 16,443,732 shares of Class A Common Stock and 3,556,268 shares of Class C Common Stock to the existing PSQ Stockholders and holders of PSQ Convertible Debt Notes.

(H)    Reflects the elimination of Colombier’s historical accumulated deficit after recording the transaction costs to be incurred by Colombier as described in (D) above.

(I)     Reflects the asset acquisition of EveryLife Inc. (“EveryLife”) by PSQ. In February 2023, PSQ acquired the assets of EveryLife by way of a stock for stock exchange. Pursuant to that agreement, PSQ acquired brand name and marketing relationships in exchange for 55,000 shares of the PSQ’s common stock. In accordance with ASC 805, PSQ first evaluated whether substantially all of the fair value of the gross assets were concentrated in a single identifiable asset or a group of similar identifiable assets. PSQ concluded that they received one asset, the brand name and therefore identified an intangible asset relating to this brand name which they have determined a useful life of 10 years. PSQ determined the fair value of the consideration transferred and allocated it to the brand name intangible asset.

(J)     Reflects the redemption of shares for cash by the Public Stockholders upon consummation of the Business Combination. In Scenario 1, it reflects no Public Stockholders will exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account. In Scenario 2, it reflects holders of 14,187,656 Public Shares redeem all of their Public Shares for approximately $10.14 per share, resulting in an aggregate redemption payment of $143.9 million.

(K)    Reflects the obligation to issue Earnout Shares to stockholders (excluding Earnout Shares to be issued to employee and service providers) upon the occurrence of Earnout Triggering Events. Colombier has preliminarily determined that the Contingent Consideration for the PSQ Earn-out participants is not indexed to Colombier’s own stock and is therefore accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

			Assuming No Redemptions			Assuming Contractual Maximum Redemptions
	(1) PSQ (Historical)	(2) Colombier (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$475	$—	$—		$475	$—	$475

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below)	716	—	—		716	—	716
General and administrative	2,017	—	3,979	(CC)	5,996	—	5,996
Sales and marketing	2,550	—	—		2,550	—	2,550
Research and development	1,446	—	—		1,446	—	1,446
Depreciation and amortization	842	—	13	(DD)	855	—	855
Formation and operating costs	—	1,174	(120)	(BB)	1,054	—	1,054
Total costs and expenses	7,571	1,174	3,872		12,617	—	12,617

Operating loss	(7,096)	(1,174)	(3,872)		(12,142)	—	(12,142)

Other income
Interest earned on marketable securities held in Trust Account	—	2,442	(2,442)	(AA)	—	—	—
Other income, net	118	—	—		118	—	118
Interest income	1	—	—		1	—	1
Change in fair value of warrant liabilities	—	5,053	—		5,053	—	5,053
Total other income	119	7,495	(2,442)		5,172	—	5,172

(Loss) income before income tax	(6,977)	6,321	(6,314)		(6,970)	—	(6,970)

Income tax expense	(1)	(525)	—		(526)	—	(526)
Net (loss) income	$(6,978)	$5,796	$(6,314)		$(7,496)	$—	$(7,496)

Net loss per common share, basic and diluted	$(11.74)

Basic and diluted net income per share, Class A common stock		$0.27

Basic and diluted net income per share, Class B common stock		$0.27

Weighted average number of common shares outstanding, basic and diluted					41,562,500		27,374,844

Net loss per common share, basic and diluted					$(0.18)		$(0.27)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(in thousands, except share and per share data)

(1)    Derived from the audited statement of operations of PSQ for the year ended December 31, 2022.

(2)    Derived from the audited statement of operations of Colombier for the year ended December 31, 2022.

(AA) Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that will cease to be paid upon Closing of the Business Combination after giving effect to the Business Combination as of it had occurred on January 1, 2022.

(CC) Represents an adjustment to include the effect of the pro forma balance sheet adjustment presented in Entry (D) above in the aggregate amount of $4.0 million for the direct, incremental costs of the Business Combination expected to be incurred by Colombier, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.

(DD) Represents an adjustment to include amortization expense of asset acquisition of EveryLife Inc. by PSQ after giving to the Business Combination as if it had occurred on January 1, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as PSQ has been determined to be the accounting acquirer, primarily due to the fact that PSQ Stockholders will continue to control the Combined Company. Under this method of accounting, although Colombier will acquire all of the outstanding equity interests of PSQ in the Business Combination, Colombier will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSQ.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 assumes that the Business Combination and related transactions occurred on December 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma combined balance sheet as of December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•        Colombier’s audited balance sheet as of December 31, 2022 and the related notes for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus; and

•        PSQ’s audited condensed balance sheet as of December 31, 2022 and the related notes for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

•        Colombier’s audited statement of operations for the year ended December 31, 2022 and the related notes, included elsewhere in this proxy statement/prospectus; and

•        PSQ’s audited statement of operations for the year ended December 31, 2022 and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Colombier common stock:

•        Assuming No Redemptions:    This presentation assumes that no Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Contractual Redemptions:    This presentation assumes that holders of 14,187,656 Public Shares redeem all of their Public Shares for approximately $10.14 per share, resulting in an aggregate redemption payment of $143.9 million. The Merger Agreement contains a condition to the Closing of the Business Combination that Colombier shall have cash and cash equivalents, including the proceeds of any PIPE investment and funds remaining in the Trust Account (after giving effect to the completion and payment of the redemption and the payment of Colombier’s and PSQ’s aggregate unpaid expenses) in an amount at least equal to (i) $33 million minus (ii) the lesser of (A) $15 million and (B) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by PSQ in any Permitted Financing. The maximum redemption amount reflects the maximum number of the Public Shares that can be redeemed without violating the above condition of the Merger Agreement. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Colombier believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Colombier believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of Colombier and PSQ.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Combined Company.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Colombier has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. PSQ and Colombier have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not necessarily reflect the deferred taxes of the Combined Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Combined Company will record a valuation allowance against the total U.S. and state deferred tax assets given the history of net operating losses and valuation allowance of PSQ as the recoverability of the tax assets is uncertain.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for cash of Colombier common stock as of December 31, 2022:

	As of December 31, 2022
(in thousands, except share and per share data)	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming Contractual Maximum Redemptions
Net loss	$(7,496)	$(7,496)
Stockholders’ equity	167,550	23,660
Weighted average shares outstanding of common stock(1)	41,562,500	27,374,844
Net loss per common share, basic and diluted	$(0.18)	$(0.27)
Book value per share	$4.03	$0.86

____________

(1)     For the purposes of calculating diluted earnings per share, all outstanding Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE
FINANCIAL INFORMATION

The following table sets forth the historical comparative share information for Colombier and PSQ on a stand-alone basis and the unaudited pro forma combined share information for the year ended December 31, 2022, after giving effect to the Business Combination, assuming (i) no Public Stockholders exercise redemption rights with respect to their Public Shares upon the consummation of the Business Combination; and (ii) the Public Shareholders exercise their redemption rights with respect to a maximum of 14,187,656 Public Shares. This leads to a total maximum redemption value of $143.9 million calculated by multiplying the maximum of 14,187,656 Public Shares by the redemption price of approximately $10.14 per share. The estimated per share redemption value of $10.14 was calculated by dividing the amount of $173.0 million in the Trust Account (excluding tax payable) as of December 31, 2022 by the 17,250,000 total Public Shares. The maximum redemption amount reflects the maximum number of Public Shares that can be redeemed without violating the conditions of the Business Combination Agreement. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

This information is only a summary and should be read together with the selected historical financial information summary of Colombier and PSQ and the historical financial statements and related notes of each of Colombier and PSQ, in each case, that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of Colombier and PSQ is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Colombier and PSQ consummated a business combination during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Colombier and PSQ would have been had Colombier and PSQ consummated a business combination during the period presented.

As of and for the year ended December 31, 2022	PSQ (Historical)	Colombier (Historical)	Pro Forma Combined Assuming no redemption of shares	Pro Forma Combined Assuming maximum contractual redemption of shares
Book value (deficit) per share	$4.41	$(0.27)	$4.03	$0.86
Weighted average of outstanding share – basic and diluted	594,326	17,250,000	41,562,500	27,374,844
Net (loss) income per share – basic and diluted	$(11.74)	$0.27	$(0.18)	$(0.27)
Weighted average of outstanding share – basic and diluted		4,312,500
Net income per share – basic and diluted		$0.27

____________

(1)      The book (deficit) value per share is equal to the total stockholders’ (deficit) equity.

INFORMATION ABOUT THE PARTIES TO THE BUSINESS COMBINATION

Colombier Acquisition Corp.

Colombier is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Colombier Common Stock, Units and Warrants are currently listed on the NYSE under the symbols “CLBR,” “CLBR.U” and “CLBR.WS,” respectively. The mailing address of Colombier’s principal executive office is 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL, and its telephone number is (561) 805-3588.

Merger Sub

Merger Sub is a wholly-owned subsidiary of Colombier, incorporated in Delaware on February 16, 2023 solely for the purpose of consummating the Business Combination. Merger Sub owns no material assets and does not operate any business.

PSQ Holdings, Inc.

PSQ is a values-aligned platform where consumer members with traditional American values can connect with and patronize local business members whose values align with their own. Consumer members are able to search for and shop business members’ offering products and services both locally and online. The mailing address of PSQ’s principal executive office is 315 South Coast Highway 101, Suite U44, Encinitas, California 92024.

For more information about PSQ, see the sections entitled “Information About PSQ” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of PSQ.”

THE COLOMBIER SPECIAL MEETING

General

Colombier is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Colombier Board for use at the Colombier Special Meeting to be held on [•], 2023 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Colombier stockholders with information they need to know to be able to vote or direct their vote to be cast at the Colombier Special Meeting.

This proxy statement/prospectus is being first mailed on or about [•], 2023 to all stockholders of record of Colombier as of [•], 2023, which is the Record Date. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the Colombier Special Meeting.

Date, Time and Place

The Colombier Special Meeting will be held as a “virtual meeting” via live audio webcast on [•], 2023 at [•] a.m. Eastern Time.

Registering for the Colombier Special Meeting

As a registered Colombier stockholder, you received a proxy card from Continental Stock Transfer & Trust Company. The form contains instructions on how to attend the virtual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. Continental Stock Transfer & Trust Company’s support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [•], 2023 at [•] a.m. Eastern Time. Enter the URL address into your browser www.cstproxy.com/[•], enter your control number, name and email address. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

A Colombier stockholder that holds such stockholder’s shares in “street name,” which means such stockholder’s shares are held of record by a broker, bank or other nominee, may need to contact Continental Stock Transfer & Trust Company to receive a control number. If you beneficially own shares held in “Street name” and plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental Stock Transfer & Trust Company will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing 1 800-450-7155 within the U.S. and Canada (toll-free), or +1 857-999-9155 outside the U.S. and Canada (standard rates apply) when prompted enter the pin number [•]#. This is listen-only and you will not be able to vote or enter questions during the meeting and will not be deemed to be present at the meeting, if you are listening via telephone.

Purpose of the Colombier Special Meeting

At the Colombier Special Meeting, Colombier is asking its stockholders to consider and vote upon:

•        The NTA Proposal.

•        The Business Combination Proposal.    A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

•        The Charter Proposal.    The form of Proposed Charter to become effective in connection with the consummation of the Business Combination is attached to this proxy statement/prospectus as Annex B.

•        Advisory Charter Proposals.    The form of the Proposed Charter containing the advisory charter amendments to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex B.

•        The Incentive Plan Proposal.    The form of the Incentive Plan to be used by the Combined Company from and after the Business Combination is attached to the accompanying proxy statement/prospectus.

•        The ESPP Proposal.    The form of the ESPP to be used by the Combined Company from and after the Closing of the Business Combination is attached to the accompanying proxy statement/prospectus.

•        The NYSE Proposal.

•        The Director Election Proposal.

•        The Adjournment Proposal, if presented at the Colombier Special Meeting.

Voting Power and Record Date

You will be entitled to vote at the Colombier Special Meeting if you owned shares of Colombier Common Stock at the close of business on [•], 2023, which is the Record Date. You are entitled to one vote for each share of Colombier Common Stock that you held as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 21,562,500 shares of Colombier Common Stock outstanding, of which 17,250,000 are Public Shares, and 4,312,500 are shares of Colombier Common Stock held by the Sponsor.

Vote of the Sponsor, Directors and Officers

In connection with the IPO, Colombier entered into agreements with the Insiders, including the Sponsor, pursuant to which each agreed to vote any shares of Colombier Common Stock owned by them in favor of the Business Combination Proposal and for all other proposals presented at the Colombier Special Meeting. These agreements apply to Colombier’s Sponsor as it relates to the Colombier Sponsor Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to Colombier stockholders in this proxy statement/prospectus.

Colombier’s Insiders have waived any redemption rights, including with respect to shares of Colombier Class A Common Stock issued or purchased in the IPO or in the aftermarket, in connection with Business Combination. The Colombier Sponsor Shares held by the Insiders have no redemption rights upon Colombier’s liquidation and will be worthless if no business combination is effected by Colombier by September 11, 2023 (as such deadline may be extended by amendment to Colombier’s organizational documents).

Quorum and Required Vote for Proposals

A quorum of Colombier stockholders is necessary to hold a valid meeting. A quorum will be present at the Colombier Special Meeting if a majority of the shares of Colombier Common Stock issued and outstanding and entitled to vote at the Colombier Special Meeting is represented in person online or by proxy at the Colombier Special Meeting, except that the presence, in person online or by proxy, of the holders of both (i) a majority of the outstanding shares of Colombier Class A Common Stock entitled to vote at the Colombier Special Meeting, and (ii) a majority of the outstanding shares of Colombier Class B Common Stock entitled to vote at the Colombier Special Meeting is also required for a quorum to be present with respect to the Charter Proposal. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the NTA Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date , voting as a single class, and the approval of the Charter Proposal requires the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class. The approval of the Director Election Proposal requires the affirmative vote of holders of at least a plurality of the shares of Colombier Common Stock cast by the stockholders represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting as a single class.

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the shares of the Common Stock that are voted at the Colombier Meeting, voting together as a single class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote virtually in person at the Colombier Special Meeting on any of the Proposals (including by abstaining on each of the Proposals) will no effect on the outcome of the Business Combination Proposal. However, if a Colombier stockholder votes any shares by proxy or virtually in person at the Colombier Special Meeting on any of the other Proposals, the failure to vote such shares on the Business Combination Proposal (including by abstaining on the Business Combination Proposal) will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Assuming a quorum is present, the approval of the each of the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. The approval of the Director Election Proposal requires a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. A Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting will not be counted towards the number of shares of Colombier Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal. Assuming a quorum is present, an abstention on the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, or the ESPP Proposal will have no effect on the outcome of the vote on such Proposal. An abstention will be deemed present and count towards the establishment of a quorum.

The Required Proposals and the NTA Proposal are each conditioned on the approval of the Business Combination Proposal and the Business Combination Proposal is conditioned on the approval of the other Required Proposals (which do not include the NTA Proposal, the Advisory Charter Proposals or the Adjournment Proposal). Unless the Business Combination Proposal is approved, the remaining Required Proposals will not be presented to the stockholders of Colombier at the Colombier Special Meeting. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. The Adjournment Proposal is not conditioned on any other proposal.

It is important for you to note that in the event the Required Proposals (consisting of the Business Combination Proposal, the Charter Proposal, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal and the Director Election Proposal do not receive the requisite vote for approval, then Colombier will not consummate the Business Combination. If Colombier does not consummate the Business Combination and fails to complete an initial business combination by September 11, 2023 and does not seek to obtain the approval of its stockholders for an Extension, Colombier will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders.

Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of the vote on the Business Combination Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal, the Director Election Proposal and Adjournment Proposal. The approval of the NTA Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, and the approval of the Charter Proposal requires the affirmative vote of holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting or an abstention will have the same effect as a vote “AGAINST” the NTA Proposal and the Charter Proposal.

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the shares of the Common Stock that are voted at the Colombier Meeting, voting together as a single class. Accordingly, a Colombier stockholder’s failure to vote by proxy or to vote virtually in person at the Colombier Special Meeting on any of the Proposals (including by abstaining on each of the Proposals) will no effect on the outcome of the Business Combination Proposal. However, if a Colombier stockholder votes any shares by proxy or virtually in person at the Colombier Special Meeting on any of the other Proposals, the failure to vote such shares on the Business Combination Proposal (including by abstaining on the Business Combination Proposal) will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Assuming a quorum is present, the approval of the each of the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. The approval of the Director Election Proposal requires a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class. A Colombier stockholder’s failure to vote by proxy or to vote in person online at the Colombier Special Meeting will not be counted towards the number of shares of Colombier Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Director Election Proposal or the Adjournment Proposal. Assuming a quorum is present, an abstention on the Advisory Charter Proposals, the NYSE Proposal, the Incentive Plan Proposal, or the ESPP Proposal will have no effect on the outcome of the vote on such Proposal. An abstention will be deemed present and count towards the establishment of a quorum.

Recommendation of the Colombier Board

The Colombier Board has determined that each of the proposals is fair to and in the best interests of Colombier and its stockholders, and has unanimously approved such proposals. The Colombier Board unanimously recommends that stockholders:

•        vote “FOR” the NTA Proposal;

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” the Charter Proposal;

•        vote “FOR” the Advisory Charter Proposals;

•        vote “FOR” the Incentive Plan Proposal;

•        vote “FOR” the ESPP Proposal;

•        vote “FOR” the NYSE Proposal;

•        vote “FOR” the Director Election Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

When you consider the recommendation of Colombier Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of Colombier Board and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things, the fact that:

•        Omeed Malik will be Colombier’s designee to the board of directors of the Combined Company upon the effectiveness of the Merger. As a director, in the future Mr. Malik may receive any cash fees, stock options or stock awards that the board of directors of the Combined Company determines to pay to its directors;

•        unless Colombier consummates an initial business combination, it is possible that Colombier’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (Colombier’s officers and directors have not, to date, incurred out-of-pocket expenses exceeding funds available to Colombier outside of the Trust Account, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders’ Colombier Sponsor Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Insiders’ Colombier Sponsor Shares are not transferable or salable until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of the Colombier Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property. In this regard, while the Sponsor Shares are not the same as the Colombier Class A Common Stock, and are subject to certain restrictions that are not applicable to the Colombier Class A Common Stock, and may become worthless if Colombier does not complete a business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the aggregate value of the 4,312,500 Sponsor Shares owned by Colombier’s Sponsor is estimated to be approximately $43,728,750, assuming the per share value of the Sponsor Shares is the same as the $10.14 closing price of the Colombier Class A Common Stock on the NYSE on April 3, 2023;

•        the Sponsor purchased an aggregate of 5,700,000 Private Warrants, with each whole warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, for a purchase price of $5,700,000, or $1.00 per Private Warrant, in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 5,700,000 Private Warrants held by the Sponsor is estimated to be approximately $1,092,500, assuming the per warrant value of the Private Warrants is the same as the $0.19 closing price of the Public Warrants on the NYSE on April 3, 2023);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders have agreed that the Private Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after Colombier has completed a business combination, subject to limited exceptions;

•        the Sponsor purchased from Colombier 4,312,500 shares of the Colombier Class B Common Stock for an aggregate price of $25,000 and paid $5,700,000 to purchase 5,700,000 Private Warrants for an aggregate purchase price of $5,700,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A Common Stock on April 3, 2023, which was $0.19, would have an aggregate value of $1,092,500 as of the same date and including the purchase of the Private Warrants and based on the closing trading price of the Public Warrants on April 3, 2023, which was $0.19, would have an aggregate value of $1,092,500. If Colombier does not consummate the Business Combination or another initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), and Colombier is therefore required to be liquidated, the Colombier Sponsor Shares would be worthless, as the Sponsor is not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.006 per share that the members of the Sponsor paid for the Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, members of the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the IPO and the Colombier Public Stockholders experience a negative rate of return following the Closing of the Business Combination;

•        the Sponsor has agreed not to redeem any of its Sponsor Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if Colombier does not complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the proceeds from the sale of the Private Warrants held in the Trust Account will be included in the liquidating distribution to Colombier’s public stockholders and the Private Warrants will expire worthless;

•        if the Trust Account is liquidated, including in the event Colombier is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Colombier, if and to the extent any claims by a third party for services rendered or products sold to Colombier, or a prospective target business with which Colombier has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Colombier’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the IPO Underwriter is entitled to deferred underwriting fees pursuant to the Underwriting Agreement and such fees are payable solely if Colombier completes an initial business combination. Additionally, B. Riley has been engaged to serve as a financial advisor to Colombier, pursuant to a separate letter agreement, and will be entitled to certain customary expense reimbursement and indemnification; and

•        CF&CO has been engaged to serve as capital markets advisor to Colombier, and will receive certain advisory fees and be entitled to reimbursement of certain customary expenses and indemnification.

Voting Your Shares

Each share of Colombier Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are three ways to vote your shares of Colombier Common Stock at the Colombier Special Meeting:

1.      Vote by internet.

•        Before the meeting:    Go online to www.cstproxyvote.com. Use the internet to transmit your proxy with your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or obtain a proxy from the record holder of your shares allowing you to submit a proxy via the internet with respect thereto.

•        During the meeting:    Go online to www.cstproxy.com/Colombier[•]. You will be able to attend the Colombier Special Meeting online and vote your shares electronically until voting is closed. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Colombier Common Stock.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States). By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Colombier Special Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Colombier Special Meeting so that your shares will be voted if you are unable to attend the Colombier Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Colombier Special Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Colombier Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Proposals. Proxies submitted by mail should be received by [•], 2023 in order to ensure that they are counted at the Colombier Special Meeting.

3.      Vote by telephone.    You may submit a proxy to vote your shares by calling and following the instructions on the proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or obtain a proxy from the record holder of your shares allowing you to submit a proxy via telephone with respect thereto. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Colombier Common Stock.

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change your vote or revoke your proxy at any time before it is exercised at the Colombier Special Meeting by doing any one of the following:

•        submitting a valid, later-dated proxy card or proxy via the internet or by telephone before 11:59 p.m., Eastern Time, on the calendar day immediately preceding the Colombier Special Meeting, or by mail that is received prior to the Colombier Special Meeting;

•        sending a written revocation of a proxy to Colombier’s secretary at 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480, that bears a date later than the date of the proxy you want to revoke and is received prior to the date of the Colombier Special Meeting; or

•        attending the Colombier Special Meeting (or, if the special meeting in lieu of the 2023 annual meeting is adjourned or postponed, attending the applicable adjourned or postponed meeting) and voting in person online, which automatically will cancel any proxy previously given, or revoking your proxy in person online, but your attendance alone will not revoke any proxy previously given.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your Colombier Common Stock, you may contact Morrow Sodali, Colombier’s proxy solicitor, at:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: CLBR.info@investor.morrowsodali.com

No Additional Matters May Be Presented at the Colombier Special Meeting.

The Colombier Special Meeting has been called only to consider the approval of the NTA Proposal, the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, the ESPP Proposal, the NYSE Proposal, the Director Election Proposal and, if presented at the Colombier special meeting, the Adjournment Proposal. Under Colombier’s bylaws, other than procedural matters incident to the conduct of the Colombier Special Meeting, no other matters may be considered at the Colombier Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Colombier Special Meeting.

Redemption Rights

Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less Permitted Withdrawals, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made in accordance with the procedures reflected in this proxy statement/prospectus and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to Colombier as Permitted Withdrawals). For illustrative purposes, based on funds in the Trust Account of approximately $174,396,858 on April 3, 2023, the estimated per share redemption price would have been approximately $10.10. A public stockholder, together with any of such stockholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of Exchange Act) will be restricted from redeeming in the aggregate such stockholder’s shares or, if part of such a group, the group’s shares, with respect to 15% or more of the shares of Colombier Common Stock included in the units of Colombier sold in the IPO (including overallotment securities sold to Colombier’s underwriters after the IPO).

In order to exercise your redemption rights, you must:

•        prior to 5:00 p.m. Eastern time on [•], 2023 (two (2) business days before the Colombier Special Meeting), tender your shares physically or electronically using The Depository Trust Company’s DWAC system and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, Colombier’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

•        In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Colombier Common Stock; and

•        deliver your Public Shares either physically or electronically through DTC to Colombier’s transfer agent at least two (2) business days before the Colombier Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is Colombier’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, Colombier does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with Colombier’s consent, until the consummation of the Business Combination, or such other date as determined by the Colombier Board. If you delivered your shares for redemption to Colombier’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Colombier’s transfer agent return the shares (physically or electronically). You may make such request by contacting Colombier’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of Colombier Common Stock as they may receive higher proceeds from the sale of their shares of Colombier Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Colombier Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Colombier Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Colombier Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and Colombier otherwise does not consummate an initial business combination by September 11, 2023 (as such deadline may be extended by amendment to Colombier’s organizational documents), Colombier will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

Colombier stockholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Proxy Solicitation

Colombier is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Colombier and its directors, officers and employees may also solicit proxies in person. Colombier will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Colombier will bear the cost of the solicitation.

Colombier has hired Morrow to assist in the proxy solicitation process. Colombier will pay that firm a fee of $30,000, plus disbursements of its expenses in connection with the services relating to the Colombier Special Meeting.

Colombier will ask banks, brokers and other institutions, nominees and fiduciaries (“other nominees”) to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Colombier will reimburse them for their reasonable expenses in connection with such efforts.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the Colombier Special Meeting, Colombier’s Sponsor, directors or officers or PSQ and/or their respective affiliates, during a period when they are not then aware of any material non-public information regarding Colombier or Colombier’s Securities, may purchase Units, shares of Colombier Class A Common Stock, or Public Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved at the Colombier Special Meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of Colombier’s Sponsor, directors or officers has any plans to make any such purchases. Colombier will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Entering into any such incentive arrangements may have a depressive effect on outstanding Colombier Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Colombier Special Meeting.

The existence of financial and personal interests of Colombier’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Colombier and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “Risk Factors,” “The Business Combination Proposal (Proposal 2) — Interests of Colombier’s Sponsor, Directors, Officers and Advisors in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

THE NTA PROPOSAL (PROPOSAL 1)

General

As discussed elsewhere in this proxy statement/prospectus, Colombier is asking its stockholders to approve the NTA Proposal. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by Colombier stockholders. If the NTA Proposal and the Business Combination Proposal are approved at the Colombier Special Meeting, the following amendments will be made to the Current Charter, which shall be effective, if adopted and implemented by Colombier, prior to the consummation of the proposed Business Combination:

(a)     Section 9.2(a) of the Current Charter shall be amended in its entirety to read as follows: “Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed (irrespective of whether they voted in favor or against the Business Combination) pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.”

(b)    Section 9.2(e) of the Current Charter shall be amended in its entirety to read as follows: “If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or such other vote as the applicable law or stock exchange rules then in effect may require).”

(c)     Section 9.7 of the Current Charter shall be amended to remove the following language: “The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.”

Reasons for the Amendments

Colombier stockholders are being asked to adopt the proposed amendments to the Current Charter prior to the Closing, which, in the judgment of the Colombier Board, may facilitate the consummation of the Business Combination. The Current Charter limits Colombier’s ability to consummate an initial business combination, or to redeem shares of Colombier Class A Common Stock in connection with an initial business combination, if it would cause Colombier to have less than $5,000,001 in net tangible assets. The purpose of such limitation was initially to ensure that the Colombier Class A Common Stock is not deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act. Because the Colombier Class A Common Stock and the Combined Company’s Common Stock would not be deemed to be a “penny stock” as such securities are listed on a national securities exchange, Colombier is presenting the NTA Proposal to facilitate the consummation of the Business Combination. If the NTA Proposal is not approved and there are significant requests for redemption such that Colombier’s net tangible assets would be less than $5,000,001 upon the consummation of the Business Combination, the Current Charter would prevent Colombier from being able to consummate the Business Combination even if all other conditions to Closing are met. If the Business Combination is consummated, then the Current Charter, as amended by the NTA Amendments, will be further amended and restated in its entirety as set forth in the Proposed Charter in connection with the Closing of the Business Combination and all of the references in this proxy statement/prospectus to the “Current Charter” shall be deemed to mean the Current Charter as amended by amendments the contained in this NTA Proposal.

Resolution

The full text of the resolution to be voted upon is as follows:

RESOLVED, that the following amendments to the Current Charter shall be adopted:

(a)     Section 9.2(a) of the Current Charter shall be amended to read in its entirety as follows: “Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed (irrespective of whether they voted in favor or against the Business Combination) pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.”

(b)    Section 9.2(e) of the Current Charter shall be amended to read in its entirety as follows: “If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination (or such other vote as the applicable law or stock exchange rules then in effect may require).”

(c)     Section 9.7 of the Current Charter shall be amended to remove the following language: “The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.”

Vote Required for Approval

The approval of the NTA Proposal requires the affirmative vote of the holders sixty-five percent (65%) of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting together as a single class.

Recommendation of the Colombier Board

COLOMBIER’S BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NTA PROPOSAL.

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 2)

General

Holders of Colombier Common Stock are being asked to approve and adopt the Merger Agreement and the Business Combination. Colombier stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section titled “— The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Because Colombier is holding a stockholder vote on the Business Combination, Colombier may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Colombier Common Stock that are voted at the Colombier Special Meeting, voting together as a single class.

The Merger Agreement

This section describes the material provisions of the Merger Agreement but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the related agreements; a copy of the Merger Agreement is attached as Annex A hereto, which is incorporated herein by reference. Colombier stockholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 2: The Business Combination Proposal — The Merger Agreement” are defined in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, including, in some cases, as of the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Colombier does not believe that the disclosure schedules contain information that is material to an investment decision.

On February 27, 2023, Colombier Acquisition Corp., a Delaware corporation (“Colombier”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Colombier, Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Colombier (“Merger Sub”), Colombier Sponsor, LLC, a Delaware limited liability company, in its capacity as Purchaser Representative (solely for purposes of certain sections of the Merger Agreement), and PSQ Holdings, Inc., a Delaware corporation (“PSQ”). Pursuant to the terms of the Merger Agreement, a business combination between Colombier and PSQ (the “Merger”) will be effected and the name of Colombier will be changed to “PSQ Holdings, Inc.” More specifically, and as described in greater detail below, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into PSQ, with PSQ being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of Colombier; any PSQ Convertible Securities which remain outstanding and have not been exercised or do not convert automatically into shares of PSQ Common Stock (as defined below) prior to the Effective Time will be cancelled without consideration; each share of PSQ Common Stock, par value $0.001 per share (“PSQ Common Stock”), other than shares held by Michael Seifert (the “Founder”) will be cancelled and converted into the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of the Combined Company (“Class A Common Stock”) equal to the Conversion Ratio (as defined in the Merger Agreement); and each share of PSQ Common Stock held by the Founder will be cancelled and converted into the right to receive a number of shares of Class C Common Stock, par value $0.0001 per share, of Colombier (“Class C Common Stock” and, together with the Class A Common Stock, “Combined Company Common Stock”) equal to the Conversion Ratio.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the consideration to be delivered to the holders of PSQ Common Stock in connection with the Merger (the “Merger Consideration”) will be a number of newly issued shares of Combined Company Common Stock with an aggregate value equal to $200.0 million, subject to adjustments for PSQ’s closing debt (net of cash) and based on a deemed value of $10.00 per share of Combined Company Common Stock.

In addition to the right to receive Class A Common Stock or Class C Common Stock, as applicable, in the Merger, holders of PSQ Common Stock and certain other employees and service providers of PSQ (the “Deemed Equity Holders” and, together with the other earnout participants, collectively, the “Participating Equityholders”) will be entitled to receive up to 3,000,000 shares of Class A Common Stock (the “Earnout Shares”) in the event certain metrics are satisfied during the five-year period commencing on the date of the Closing and ending on the fifth anniversary thereof (the “Earnout Period”), or, if earlier, upon the occurrence of a change of control transaction during the Earnout Period with an implied per share price that exceeds the relevant trading price-based metrics. Specifically:

•        in the event that, and upon the date during the Earnout Period on which, the volume-weighted average trading price of the Class A Common Stock quoted on the New York Stock Exchange (“NYSE”) (or such other exchange on which the shares of the Combined Company’s Class A Common Stock are then listed) for any twenty (20) trading days within any thirty consecutive trading day period (the “Earnout Trading Price”) is greater than or equal to $12.50 (“Triggering Event I”), the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 Earnout Shares;

•        in the event that, and upon the date during the Earnout Period on which, the Earnout Trading Price is greater than or equal to $15.00 (“Triggering Event II”), the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares; and

•        if, at any time during the Earnout Period and upon the date on which, the Earnout Trading Price is greater than or equal to $17.50 (“Triggering Event III” and, together with Triggering Event I and Triggering Event II, the “Triggering Events”), the Participating Equityholders will be entitled to receive an aggregate of 1,000,000 additional Earnout Shares.

If, during the Earnout Period, there is a change of control of the Combined Company, pursuant to which the Combined Company or its stockholders have the right to receive consideration implying a value per share of the Combined Company’s Class A Common Stock equaling or exceeding the Earnout Trading Price underlying one or more Triggering Events, then, immediately prior to the consummation of such change of control, (i) to the extent the relevant Triggering Event has not previously occurred, such relevant Triggering Event shall be deemed to have occurred and (ii) each Participating Equityholders shall be entitled to receive its pro rata share of the applicable number of Earnout Shares to be issued based on the deemed occurrence of the applicable Triggering Event(s).

Treatment of PSQ Common Stock Held By the Founder

Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of PSQ Common Stock held by the Founder will be cancelled and cease to exist and shall be converted into the right to receive upon the closing of the transactions contemplated under the Merger Agreement (the “Closing”) a number of shares of the Combined Company’s Class C Common Stock equal to the Conversion Ratio.

The issued and outstanding shares of the Combined Company’s Class C Common Stock, as a group, will be entitled a number of votes equal to the number of shares of the Combined Company’s Class A Common Stock issued and outstanding at the time any vote is taken, plus 100 (the “Aggregate Combined Company Class C Voting Power”). Each share of the Combined Company’s Class C Common Stock will be entitled to a number of votes equal to the (i) Aggregate Combined Company Class C Voting Power, divided by (ii) the number of shares of the Combined Company’s Class C Common Stock issued and outstanding as of the applicable record date.

Each share of the Combined Company’s Class C Common Stock held by the Founder may be converted by the Founder at any time into one share of Combined Company’s Class A Common Stock.

In the event that, after the Closing, the Founder transfers shares of the Combined Company’s Class C Common Stock to any person other than certain permitted transferees (as set forth in the restated certificate of incorporation to be adopted by Colombier upon the Closing), such transferred shares will convert automatically into shares of the Combined Company’s Class A Common Stock having only one vote per share. All outstanding shares of the Combined Company’s Class C Common Stock will convert into shares of the Combined Company’s Class A Common Stock (i) in the event the Founder is no longer at least one of an officer or director of Colombier, or dies or becomes incapacitated, or (ii) at such time as the total number of outstanding shares of the Combined Company’s Class C Common Stock falls below 50% of the total number of outstanding shares of the Combined Company’s Class C Common Stock as of immediately after Closing.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Colombier, Merger Sub and PSQ that are reasonably customary for similar transactions and that include certain qualifications and customary exceptions, as applicable. Additionally, many of the representations and warranties are qualified by specified exceptions or qualifications contained in the Merger Agreement, by information provided pursuant to certain disclosure schedules to the Merger Agreement, or by reference to materiality, Material Adverse Effect, or similar qualifiers. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations or financial condition of such person and its subsidiaries, taken as a whole, or (b) would or would reasonably be expected to prevent or materially delay or impair such person from consummating the transactions contemplated by the Merger Agreement.

No Survival

No party’s representations, warranties or pre-Closing covenants will survive Closing and no party has any post-Closing indemnification obligations.

Covenants of the Parties

The Merger Agreement includes customary covenants of the parties with respect to, among others things, (i) operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to consummation of the Merger, (ii) access to information, (iii) cooperation in the preparation of the registration statement on Form S-4 (as may be amended or supplemented from time to time, the “Registration Statement”) required to be filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Merger and (iv) obtaining all requisite approvals of each party’s respective stockholders. Additionally, each of Colombier and PSQ has agreed not to solicit or enter into a competing alternative transaction in accordance with customary terms and provisions set forth in the Merger Agreement.

Further, neither party’s board of directors is permitted to approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any competing transaction, or otherwise change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation that its respective company’s stockholders vote in favor of the Business Combination (as applicable, a “Change in Recommendation”). Notwithstanding the foregoing, if, prior to obtaining the applicable stockholder approval, the board of directors of PSQ or Colombier, respectively, determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, such party’s board of directors may make a Change in Recommendation; provided that such party will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (i) such party delivers to the other party a written notice (a “Change in Recommendation Notice”) advising such other party that its board of directors proposes to take such action and containing the material facts underlying its board of directors’ determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) business day immediately following the day on which the Change in Recommendation Notice is delivered (such period, the “Change in Recommendation Notice Period”), the board of directors of the party that proposes to take such action reaffirms in good faith (after consultation with its outside legal counsel and taking into account any adjustments in the terms and conditions of the Merger Agreement offered by the other party as described in the following sentence) that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law. If requested by the other party, the party proposing to make a Change in Recommendation is required to, during the Change in Recommendation Notice Period, engage in good faith negotiations with the other party to make such adjustments in the terms and conditions of the Merger Agreement so as to obviate the need for a Change in Recommendation.

The term “Intervening Event” means, with respect to either PSQ or Colombier, a material event, fact, development, circumstance or occurrence (but specifically excluding any competing transaction proposal) that was not known by, and was not reasonably foreseeable to, the PSQ board of directors or Colombier board of directors, respectively, as of the date of the Merger Agreement (or the consequences or magnitude of which were not known by, or reasonably foreseeable to, the relevant board of directors as of the date of the Merger Agreement), and that becomes known to such board of directors after the date of the Merger Agreement and prior to the time the applicable stockholder approval is obtained, and does not relate to, and excludes, (A) the transactions contemplated by the Merger Agreement (or any actions taken pursuant to the Merger Agreement) (including, with respect to PSQ, the obtaining of any Permitted Financing) including clearance of the transactions by any governmental authority or under any other applicable laws and any action in connection therewith, (B) any change in the price or trading volume of the Colombier Class A Common Stock, and (C) any change that may not be taken into account in determining whether a Material Adverse Effect has occurred.

Conditions to Closing

Each party’s obligation to consummate the Merger is conditioned upon, among other things, (i) approval by Colombier stockholders of the Merger and related transactions and matters, (ii) approval by PSQ Stockholders of the Merger and related transactions, (iii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the absence of any applicable law or order that makes illegal, or prohibits or prevents, the transactions contemplated by the Merger Agreement; (v) Colombier having at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Merger, (vi) the members of the Combined Company Board having been elected or appointed as of the Closing consistent with the requirements of the Merger Agreement; (vii) the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended (“Securities Act”), (viii) the shares of the Combined Company’s Class A Common Stock (including the Earnout Shares and the shares of the Combined Company’s Class A Common Stock issuable upon conversion of shares of the Combined Company’s Class C Common Stock) to be issued in the Merger having been listed for trading on the NYSE or such other stock exchange as agreed to by PSQ and Colombier, subject only to the official notice of issuance thereof, (ix) Colombier being able to satisfy any applicable initial and continuing listing requirements, as applicable, of the NYSE or such other stock exchange immediately following the Effective Time and (x) Colombier not having received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time.

In addition, Colombier’s obligation to consummate the Merger is conditioned upon, among other things (i) the representations and warranties of PSQ being true and correct on and as of the Closing Date (as defined in the Merger Agreement) as if made on the Closing Date (subject to certain exceptions and an overall “Material Adverse Effect” standard), (ii) PSQ having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Merger Agreement to be performed or complied with by it on or prior to the Closing Date, (iii) no Material Adverse Effect having occurred with respect to PSQ or its subsidiaries taken as a whole since the date of the Merger Agreement, which Material Adverse Effect is continuing and uncured, (iv) Colombier having received certificates or other confirmation from PSQ regarding certain PSQ-corporate matters and (v) the Founder having executed and delivered an employment agreement and a non-competition agreement, in each case to be effective as the Closing, in form and substance reasonably acceptable to Colombier.

PSQ’s obligation to consummate the Merger is further conditioned upon, among other things (i) the representations and warranties of Colombier being true and correct on and as of the Closing Date as if made on the Closing Date (subject to certain exceptions and an overall “Material Adverse Effect” standard), (ii) Colombier and Merger Sub having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the Merger Agreement to be performed or complied with by it on or prior to the Closing Date, (iii) no Material Adverse Effect having occurred with respect to Colombier since the date of the Merger Agreement, (iv) upon the Closing, Colombier having cash and cash equivalents, including any PIPE Investment to be consummated contemporaneously with Closing (which shall be deemed to have been received by Colombier), and after giving effect to the completion and payment of the redemption payments to its stockholders and the payment of Colombier’s and PSQ’s aggregate unpaid expenses, in an amount at least equal to (A) $33.0 million minus (B) the lesser of (1) $15.0 million and (2) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (C) the amount of the proceeds actually received by PSQ in any financing permitted under the Merger Agreement prior to Closing and (v) PSQ having received a certificate of Colombier confirming the satisfaction of certain Closing conditions.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time by either Colombier or PSQ if the Merger and related transactions are not consummated on or before September 11, 2023 (the “Outside Date”), provided that Colombier may extend the Outside Date for an additional period ending on the earlier of (A) the last date for Colombier to consummate its business combination pursuant to an extension granted pursuant to Colombier’s organizational documents and (B) December 31, 2023.

Pursuant to the terms of Colombier’s organizational documents, as a result of the execution of the Merger Agreement within 24 months from date of closing of Colombier’s IPO, the date for Colombier to complete an initial business has been automatically extended to the Outside Date. The Merger Agreement may also be terminated:

•        by Colombier if PSQ has not, on or prior to March 9, 2023, delivered to Colombier PCAOB audited annual financial statements of PSQ as of and for the year ended December 31, 2022, prepared in accordance with U.S. generally accepted accounting principles as required by applicable securities laws (such financial statements were delivered prior to March 9, 2023 and, accordingly, Colombier no longer has a termination right under this bullet);

•        by Colombier if the Founder has not, on or prior to the date on which the first amendment to the Registration Statement is filed with the SEC, executed and delivered an Employment Agreement and a Non-Competition Agreement (in each case to be effective as the Closing) in form and substance reasonably acceptable to Colombier; or

•        by PSQ if PSQ has been unable to obtain the proceeds from a Permitted Financing in an amount equal to at least $15.0 million on or before May 15, 2023; provided, that PSQ has delivered notice to Colombier of its intention to terminate no later than May 22, 2023.

The Merger Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons (i) by mutual written consent of Colombier and PSQ; (ii) by written notice by either Colombier or PSQ if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order or other action has become final and non-appealable; (iii) by written notice by PSQ of Colombier’s or Merger Sub’s uncured breach of a representation, warranty, or covenant contained in the Merger Agreement that would cause the related Closing condition to not be satisfied; (iv) by written notice by Colombier of PSQ’s uncured breach of a representation, warranty, or covenant contained in the Merger Agreement that would cause the related Closing condition to not be satisfied; (v) by Colombier, if there shall have been a Material Adverse Effect on PSQ and its subsidiaries following the date of the Merger Agreement which is uncured and continuing; (vi) by either Colombier or PSQ if Colombier holds its stockholder meeting to approve the Merger Agreement and the Merger, and such approval is not obtained; (vii) by Colombier if PSQ’s stockholders do not approve the Merger Agreement and the Transactions on or before 11:59 PM Eastern Time on the fifth business day following the day on which the Registration Statement is declared effective under the Securities Act and (viii) by either Colombier or PSQ within ten Business Days of the date on which the other party’s board of directors has made a Change in Recommendation.

Termination Fee

In the event that the Merger Agreement is terminated as a result of an uncured breach of the Merger Agreement by PSQ, the required PSQ stockholder approval not being obtained on or before 11:59 PM Eastern Time on the fifth Business Day following the day on which the Registration Statement is declared effective under the Securities Act, PSQ being unable to obtain the proceeds from a Permitted Financing in an amount equal to at least $15.0 million on or before May 15, 2023; or if Colombier terminates because the PSQ board of directors has made a Change in Recommendation, then PSQ shall, upon Colombier’s election made by written notice to PSQ within five Business Days (as defined in the

Merger Agreement) of such termination, pay to Colombier a termination fee in an amount equal to 50% of the amount of proceeds, if any, actually received by PSQ pursuant to a Permitted Financing prior to such termination (but excluding proceeds of a Permitted Financing received from existing PSQ Stockholders and certain other parties).

Trust Account Waiver

PSQ agreed on behalf of itself and its affiliates that neither it nor its affiliates will have any right, title, interest of any kind in or to any monies in Colombier’s trust account held for its public stockholders (the “Trust Account”), and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof)).

Certain Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Colombier stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Sponsor Support Agreements

In connection with the execution of the Merger Agreement, Colombier Sponsor, LLC (the “Sponsor”) entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which it has agreed that it will (i) fully comply with, and perform all of the obligations, covenants and agreements set forth in that certain letter agreement, dated June 8, 2021, between Colombier and Sponsor (the “Insider Letter”), including its obligation to vote all of its shares of Colombier Common Stock in favor of the Business Combination; (ii) waive the anti-dilution rights with respect to the Sponsor’s shares of Class B Common Stock, par value $0.0001 per share of Colombier (“Colombier Class B Common Stock”) that are triggered upon the conversion of Colombier Class B Common Stock into Colombier Class A Common Stock upon the consummation of the Merger, (iii) waive any claims it has or may have against Colombier, PSQ and each of their affiliates with respect to any claims occurring (or any circumstances existing) prior to Closing (subject to certain exceptions), (iv) forfeit one percent of the Colombier Class B Common Stock and warrants to purchase Colombier Class A Common Stock held by Sponsor for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (a) the number of shares of Colombier Class A Common Stock issued and outstanding immediately prior to the Effective Time, plus (b) the result of (i) the aggregate proceeds raised in any Permitted Financing, divided by (ii) $10.00. Pursuant to the Sponsor Support Agreement, Colombier has agreed to enforce the Insider Letter in accordance with its terms, and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of PSQ.

Company Stockholder Support Agreements

In connection with the execution of the Merger Agreement, certain stockholders of PSQ (the “PSQ Holders”) entered into support agreements (the “PSQ Support Agreements”), pursuant to which such stockholders agreed, among other things, to vote all shares of capital stock of PSQ beneficially owned by the PSQ Holders (the “PSQ Shares”) in favor of the Merger and related transactions. Such PSQ Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such PSQ Holders’ ability to perform their obligations under the PSQ Support Agreement. Pursuant to the PSQ Support Agreements, the PSQ Holders also agreed not to transfer the PSQ Shares during the period from and including the date of the PSQ Support Agreement and the first to occur of the date of Closing or the date on which the PSQ Support Agreement is terminated, except for certain permitted transfers where the recipient also agrees to comply with the PSQ Support Agreement.

Lock-Up Agreements

In connection with the execution of the Merger Agreement, the PSQ Holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Combined Company’s Class A Common Stock and the Combined Company’s Class C Common Stock issued as Merger Consideration and held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Colombier acquired during the Lock-Up Period, as defined below, the “Lock-Up Shares”), (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or (iii) publicly announce any intention to do any of the foregoing until the date that is one year after the Closing Date (the period from the Effective Date until such date, the “Lock-Up Period”). Such restrictions will lapse if, commencing on the 150th day following Closing, the volume-weighted average trading price of one share of Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Class A Common Stock are then listed) for any twenty trading days within any thirty consecutive trading day period is greater than or equal to $12.00.

Registration Rights Agreement

Upon Closing of the Business Combination, the Combined Company, the Sponsor and the PSQ Holders (the “New Investors” and together with the Sponsor, the “Investors”) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Combined Company will be obligated to file one or more registration statements to register the resales of shares of Class A Common Stock held by the Investors after the Closing, including Class A Common Stock issuable upon conversion of Class B Common Stock and Class C Common Stock, and the Earnout Shares. One or more Investors holding 20% of the aggregate number of registrable securities owned by all Investors are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of four demand registrations). In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Combined Company must file a registration statement on Form S-1 to register the resale of the registrable securities of the Combined Company held by the Investors. The Registration Rights Agreement will also provide such Investors with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Organizational Structure

Board of Directors and Management Following the Business Combination

The following persons are expected to be elected or appointed by the Colombier Board to serve as executive officers and directors following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Executive Officers and Directors After the Business Combination.”

Each director will hold office until the next annual meeting of stockholders for the election of the class of directors in which such director serves and until his or her successor is duly elected and qualified, or until his or her death, resignation, removal or disqualification.

The following table sets forth the name, age and position of each of the expected directors and executive officers of the Combined Company upon consummation of the Business Combination:

Name	Age	Position
Executive Officers
Michael Seifert	27	Chief Executive Officer, Chairman and Director
Sebastian Harris	30	Chief Operating Officer and Co-Founder
Bradley Searle	29	Chief Financial Officer
Andrew Weisbecker	40	Chief Product Officer
Brian Elkins	49	Chief Technology Officer
Stephen Moran	66	Chief Legal Officer and General Counsel

Non-Employee Directors
Omeed Malik	42	Director
Nick Ayers	40	Director
Blake Masters	36	Director
Davis Pilot III	36	Director

Interests of Colombier’s Sponsor, Directors, Officers and Advisors in the Business Combination

When you consider the recommendation of the Colombier’s Board to vote in favor of approval of the Proposals, you should keep in mind that Colombier’s directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination that is less favorable to stockholders rather than liquidating Colombier. These interests include, among other things, the fact that:

•        Omeed Malik will be Colombier’s designee to the Combined Company Board upon the effectiveness of the Merger. As a director, in the future Mr. Malik may receive any cash fees, stock options or stock awards that the Combined Company Board determines to pay to its directors;

•        unless Colombier consummates an initial business combination, it is possible that Colombier’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (Colombier’s officers and directors have not, to date, incurred out-of-pocket expenses exceeding funds available to Colombier outside of the Trust Account, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter between the Insiders and Colombier, the Insiders’ Colombier Sponsor Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Colombier Sponsor Shares are not transferable or salable until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of the Colombier Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property. In this regard, while the Colombier Sponsor Shares are not the same as the Colombier Class A Common Stock, and are subject to certain restrictions that are not applicable to the Colombier Class A Common Stock, and may become worthless if Colombier does not complete a business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the aggregate value of the 4,312,500 Colombier Sponsor Shares owned by Colombier’s Sponsor is estimated to be approximately $43,728,750, assuming the per share value of the Colombier Sponsor Shares is the same as the $10.14 closing price of the Colombier Class A Common Stock on the NYSE on April 3, 2023;

•        the Sponsor purchased an aggregate of 5,700,000 Private Warrants, with each whole warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, for a purchase price of $5,700,000, or $1.00 per Private Warrant, in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 5,700,000 Private Warrants held by the Sponsor is estimated to be approximately $1,083,000, assuming the per warrant value of the Private Warrants is the same as the $0.19 closing price of the Public Warrants on the NYSE on April 3, 2023);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders have agreed that the Private Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after Colombier has completed a business combination, subject to limited exceptions;

•        Sponsor paid an aggregate of $25,000 for its Colombier Sponsor Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the Sponsor has agreed not to redeem any of its Colombier Sponsor Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if Colombier does not complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the proceeds from the sale of the Private Warrant will be included in the liquidating distribution to Colombier’s public stockholders and the Private Warrants will expire worthless;

•        if the Trust Account is liquidated, including in the event Colombier is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Colombier, if and to the extent any claims by a third party for services rendered or products sold to Colombier, or a prospective target business with which Colombier has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Colombier’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act;

•        the IPO Underwriter is entitled to deferred underwriting fees pursuant to the Underwriting Agreement and such fees are payable solely if Colombier completes an initial business combination. Additionally, B. Riley has been engaged to serve as a financial advisor, pursuant to a separate letter agreement, and will be entitled to certain customary expense reimbursement and indemnification; and

•        CF&CO has been engaged to serve as financial advisor to Colombier, and will receive certain advisory fees and be entitled to reimbursement of certain customary expenses and indemnification.

Interests of PSQ’s Directors and Officers

When you consider the recommendation of the Colombier Board in favor of Business Combination Proposal, you should keep in mind that PSQ’s directors and officers have interests in such proposal that are different from, or in addition to those of Colombier Stockholders generally. These interests include, among other things, the interests listed below:

•        Certain officers of PSQ are expected to become officers of the Combined Company upon the consummation of the Business Combination. Specifically, the following individuals who are currently officers of PSQ are expected to become officers of the Combined Company upon the consummation of the Business Combination, serving in the offices set forth opposite their names below:

Name	Position
Michael Seifert	Chief Executive Officer and Founder
Sebastian Harris	Chief Operating Officer and Co-Founder
Bradley Searle	Chief Financial Officer
Andrew Weisbecker	Chief Product Officer
Brian Elkins	Chief Technology Officer
Stephen Moran	Chief Legal Officer and General Counsel

In addition, the following individuals who are currently members of the PSQ Board are expected to become members of the Combined Company Board upon the consummation of the Business Combination: Michael Seifert and Davis Pilot III.

•        Certain members of the PSQ Board and the officers of PSQ beneficially own, directly or indirectly, PSQ Shares, and will be entitled to receive a portion of the consideration contemplated by the Merger Agreement upon the consummation of the Business Combination. See the section entitled “Beneficial Ownership of Securities” for a further discussion of the equity interests of PSQ’s directors and officers in the Business Combination.

•        Prior to the consummation of the Business Combination, Colombier will enter into an employment agreement with each of Messrs. Seifert, Harris and Searle, and other executive officers of the Combined Company, which will be effective upon the consummation of the Business Combination. For a summary of such employment agreements see “— New NEO Employment Agreements.”

•        Upon consummation of the Business Combination, and assuming stockholder approval is received with respect to the Incentive Plan, the Combined Company intends to make equity awards under the Incentive Plan to Messrs. Seifert, Harris and Searle, as well as other employees and members of the Combined Company Board. For a summary of the Incentive Plan see “Incentive Plan Proposal (Proposal 8).”

•        At Closing, Mr. Seifert’s shares of PSQ Common Stock will be cancelled and converted into the right to receive shares of the Combined Company’s Class C Common Stock equal to the Conversion Ratio, which shares will provide Mr. Seifert with the right to a number of votes equal to the total number of shares of Class A Common Stock entitled to vote plus one hundred (100) upon Closing. So long as Mr. Seifert or his affiliates hold these shares, Mr. Seifert will be able to effectively control matters submitted to the Combined Company’s stockholders for approval, including the election of directors, amendments of the Combined Company’s organizational documents and any merger, consolidation or sale of all or substantially all of the Combined Company’s assets.

Ownership of the Combined Company after the Business Combination

Upon consummation of the Business Combination (assuming, among other things, that no Public Stockholders exercise redemption rights in connection with the Closing and the other assumptions described under the section with the heading “Frequently Used Terms — Share Calculations and Ownership Percentages”), (i) Colombier’s public stockholders are expected to own approximately 41.5% of the outstanding Combined Company Common Stock, (ii) the Sponsor expected to own approximately 10.4% of the outstanding Combined Company Common Stock, and (iii) the PSQ Stockholders are expected to own approximately 48.1% of the Combined Company Common Stock.

These percentages assume, among other assumptions, that at, or in connection with, the Closing, (i) no Public Stockholders exercise their redemption rights in connection with the Business Combination, and (ii) an aggregate of shares of Combined Company Common Stock are issued to former stockholders of PSQ in accordance with the Merger Agreement. If actual facts are different from these assumptions, the percentage ownership retained by the Colombier stockholders and PSQ Stockholders in the Combined Company, and associated voting power, will be different.

In addition, at the Closing, Mr. Seifert’s shares of PSQ Common Stock will be cancelled and converted into the right to receive shares of shares of Colombier Class C Common Stock equal to the Conversion Ratio, which shares will provide Mr. Seifert with the right to a number of votes equal to the total number of shares of Class A Common Stock entitled to vote plus one hundred (100). So long as Mr. Seifert or his affiliates hold these shares, Mr. Seifert will be able to effectively control matters submitted to the Combined Company’s stockholders for approval, including the election of directors, amendments of the Combined Company’s organizational documents and any merger, consolidation or sale of all or substantially all of the Combined Company’s assets.

Certificate of Incorporation; Bylaws

Pursuant to the Merger Agreement, upon the Closing, the Current Charter will be amended and restated in accordance with the Proposed Charter. See “The Charter Proposal (Proposal 3).” We currently also expect that upon the Closing, Colombier’s bylaws will be amended and restated promptly to reflect necessary changes and to be consistent with the Proposed Charter; and make certain other changes that our board of directors deems appropriate for a public operating company.

Name and Headquarters of the Combined Company

The name of the Combined Company will be PSQ Holdings, Inc. and PSQ’s headquarters are currently located in San Diego, California and plans to relocate its headquarters to Florida during calendar year 2023. PSQ’s Florida headquarters is expected to become the Combined Companay’s headquarters.

Background of the Business Combination

Colombier is a blank check company incorporated in Delaware on February 12, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to entering into the Merger Agreement, Colombier conducted a thorough search for a business combination target, drawing upon the networks of relationships of its management team, the members of the Colombier Board and input from the Sponsor and its affiliates across different industries, leveraging the significant experience of Colombier’s officers and directors in analyzing and evaluating companies and market opportunities across a variety of sectors. Prior to consummating its IPO on June 11, 2021, neither Colombier, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a proposed transaction with PSQ. The terms of the proposed Business Combination with PSQ are the result of arm’s-length negotiations between representatives of Colombier and PSQ. The following is a brief description of the background of these negotiations and the resulting Business Combination.

During its search process, Colombier formally evaluated approximately 113 business combination opportunities across a broad range of sectors including, among others, financial services, technology, automotive, healthcare and consumer goods. Most of these targets had operations concentrated in the United States and virtually all of the opportunities Colombier considered were consumer-oriented businesses. During Colombier’s search for a business combination target, Colombier management kept members of the Colombier Board apprised of the details of such business combination opportunities, including overviews of the businesses, their target sectors and the material discussions with such businesses and the status thereof.

With respect to the companies it evaluated, Colombier executed non-disclosure agreements with 16 potential target businesses and engaged in substantive discussions with advisors, significant stockholders and/or other representatives of such businesses. For the potential business combination opportunities that were deemed to warrant significant interest, Colombier management and members of the Colombier Board carried out diligence efforts, including by receiving presentations from and holding discussions with management teams, evaluating management experience and engaging in readiness discussions, and assessing these target companies’ financial condition and growth prospects within their respective industries and markets. Colombier, in the course of its search and evaluation process, distributed initial draft letters of intent to six potential business combination targets (including PSQ) and ultimately entered into two letters of intent (inclusive of the letter of intent with PSQ).

Description of Negotiation Process with Candidates other than PSQ.

Below is a summary of targets other than PSQ that were considered and the reasons why Colombier did not proceed with these candidates.

•        Target A:    Following execution of a NDA, for a period of weeks commencing in mid-July 2021, Colombier carried out due diligence and engaged in discussions with Target A, a consumer-oriented technology company. After extensive discussions and negotiations of potential transaction terms, Target A ultimately discontinued discussions with Colombier to pursue an alternative transaction.

•        Target B:    Discussions between Colombier and Target B, a consumer-oriented digital media and technology company, began in early September 2021, and continued for a four-week period following the parties’ execution of an NDA. Colombier carried out due diligence regarding Target B during this period and ultimately decided not to pursue a business combination with Target B due to sector outlook and industry considerations.

•        Target C:    Colombier and Target C, an experiential consumer company, began discussing the possibility of engaging in a business combination transaction in late September 2021. Thereafter, following execution of an NDA, Colombier conducted various aspects of diligence and negotiated potential transaction terms with Target C for approximately three months, following which Target C determined to discontinue such discussions in order to pursue alternative financing sources.

•        Target D:    For a period of four months beginning in early January 2022, Colombier and Target D, a high-end luxury consumer products company, began discussing a possible business combination transaction and, after executing an NDA, Colombier conducted various aspects of diligence and negotiated potential transaction terms with Target D. Ultimately, Colombier discontinued discussions with Target D in order to pursue other opportunities.

•        Target E:    Between September 2021 and Colombier’s entering into a letter of intent with PSQ, as further described below, Colombier engaged in diligence and discussed and negotiated the terms of a potential business combination with Target E, an iconic lifestyle brand. Such discussions resulted in the parties entering into a letter of intent on October 21, 2022, following which Colombier and Target E continued to discuss Target E’s business plans and a potential reorganization by Target E of certain affiliated entities and assets and other matters. Following such discussions, Colombier determined to discontinue the negotiations, given divergences in the parties’ transaction goals and timelines.

Description of Negotiations between Colombier and PSQ.

During late fall 2022, Keri Findley, a member of the Colombier Board, introduced Omeed Malik, the Chairman of the Colombier Board and Colombier’s Chief Executive Officer, to Michael Seifert, PSQ’s Founder and Chief Executive Officer, and over time, other representatives of PSQ, including Nick Ayers, an informal advisor of and investor in PSQ. An introductory call between Ms. Findley and Messrs. Malik, Seifert and Ayers took place on December 6, 2022, following which Ms. Findley and Mr. Seifert met in person in Manhattan Beach, California, to discuss the possibility of a business combination transaction between PSQ and Colombier. Thereafter, on December 9, 2022, representatives of Colombier and PSQ, including Messrs. Seifert, Ayers and Brad Searle, PSQ’s Chief Financial Officer, participated in a virtual meeting which also included B. Riley, in order for the representatives of PSQ to provide a business overview of PSQ to Colombier and B. Riley.

Following such discussions, on December 9, 2022, PSQ granted B. Riley access to a virtual data room (“VDR”) with more detailed PSQ information in order for B. Riley to commence initial due diligence regarding PSQ. Such diligence efforts included assessment of, among other things, PSQ’s business model, platform content and technology. On December 14, 2022, following on-going discussions between representatives of Colombier and PSQ, Colombier and PSQ entered into a non-disclosure agreement. Between December 12, 2022, and December 15, 2022, calls were held between Messrs. Malik and Seifert regarding the potential terms of a business combination transaction, as well as capitalization structures that would result in the Combined Company being listed on the NYSE after a business combination transaction.

On December 15, 2022, Mr. Malik sent an initial draft letter of intent (“LOI”) on behalf of Colombier to Mr. Seifert, which Colombier and PSQ and their respective advisors continued to discuss until the LOI was ultimately executed by both parties on December 21, 2022.

The LOI included, among other terms, (i) a thirty-day mutual exclusivity period (with a carve-out permitting PSQ to pursue potential interim financing transactions in accordance with the terms of the LOI), (ii) proposed transaction consideration to PSQ security holders consisting of newly issued shares of Colombier Class A common stock with an aggregate value of $200.0 million, subject to adjustment for PSQ’s closing indebtedness (net of cash), valued at a price per share equal to the redemption price per Public Share of Colombier at the closing of the proposed business combination and (iii) a six-month post-closing lock-up period for significant PSQ stockholders (with the lock-up period applicable to shares of Colombier Class A common stock held by the Sponsor to be revised, subject to approval by Colombier stockholders at the Special Meeting, to an equivalent period).

Subsequent to the execution of the LOI, a “kick-off” meeting was held by teleconference on December 22, 2022, among representatives of Colombier and its legal counsel, Eversheds Sutherland (“ES”) and Ellenoff Grossman & Schole LLP (“EGS”), representatives of B. Riley [and representatives of PSQ and its legal counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WH”). During this meeting, the participants discussed the anticipated terms of the proposed business combination outlined in the LOI and a high-level anticipated timeline for the proposed transaction. Following that meeting, on December 28, 2022, PSQ provided ES and EGS access to the VDR containing certain financial and legal information of PSQ.

Between December 28, 2022, and the date of execution of the Merger Agreement, representatives of Colombier held extensive meetings with representatives of PSQ and Colombier management and gathered information to analyze and share with the Colombier Board in connection with Colombier’s evaluation of PSQ and the proposed Business Combination. Among other things, Colombier management utilized the information provided by PSQ management to inform its review and analysis of PSQ’s business and prepare Colombier management’s own estimate of the total addressable market for PSQ, taking into consideration demographic, consumer spending, digital advertising and survey data, as well as other publicly available information, as further described under the heading “Colombier Management Financial Analysis” below. As also further described below, Colombier management also analyzed and prepared comparisons of the estimated total addressable market for PSQ with data of public companies with attributes similar to PSQ’s.

During the period between execution of the LOI and signing of the Merger Agreement, Colombier’s legal counsel, ES and EGS, conducted legal due diligence based on the documents and other information provided by PSQ in the VDR and carried out meetings with PSQ management and WH. Due diligence efforts focused, among other areas, on PSQ’s capitalization, intellectual property and platform technology, material contracts and employment and benefits arrangements. To facilitate legal due diligence efforts, counsel to Colombier sent WH a customary legal due diligence request list on January 7, 2023, as supplemented on February 9, 2023, February 16, 2023, and February 26, 2023, respectively, which requests were responded to by PSQ and its counsel in writing, orally during meetings and by PSQ periodically uploading responsive documents and other information to the VDR. Over the following weeks and until the Merger Agreement was signed, Colombier, PSQ and their respective counsel continued to hold supplemental diligence meetings and engage in related communication; periodic updates were provided by Colombier management to the Colombier Board, who were kept informed about the status of due diligence and transaction negotiations.

In parallel with legal diligence efforts, representatives of Colombier continued to conduct business and financial due diligence and B. Riley and its outside legal counsel, Loeb & Loeb LLP (“Loeb”), also participated in due diligence meetings with representatives of PSQ prior to the execution of the Merger Agreement. At these meetings, among other things, PSQ responded to business, accounting and information technology-related diligence questions posed to the company by representatives of B. Riley and meeting participants, including representatives of Colombier, PSQ and their respective advisors and discussed, among other topics, PSQ’s business plans and anticipated growth strategy, financial results to date, industry and competition, accounting and financial oversight functions and processes and privacy and technology. B. Riley also participated, along with Messrs. Malik and Voboril, together with other representatives of Colombier, in a demonstration of PSQ’s app led by Mr. Seifert.

On December 23, 2022, PSQ shared with Colombier management a draft investor presentation describing PSQ, its platform and the company’s goals and mission (the “Investor Presentation”), which was also shared with B. Riley and Colombier legal counsel for review and comment. The parties anticipated making the Investor Presentation available to the public by furnishing a copy thereof as an exhibit to Colombier’s Current Report on Form 8-K to be filed with the SEC upon execution of the Merger Agreement and to use the Investor Presentation thereafter in connection with potential meetings with prospective investors in connection with prospective financing transactions. Between December 28, 2022, and February 26, 2023, PSQ management, Colombier management and the parties’ respective advisors continued to review and discuss, and PSQ continued to revise, the Investor Presentation. PSQ also provided the parties’ respective legal counsel with certain back-up information requested by them in connection with their review of certain information contained in the Investor Presentation. Meetings between representatives of Colombier, PSQ, B. Riley and their respective legal counsel were held on multiple occasions to discuss the form and content of the Investor Presentation, including, without limitation, telephonic or virtual meetings held on January 6, 2023, January 13, 2023, January 26, 2023, February 15, 2023, and February 24, 2023. A copy of the Investor Presentation was included as an exhibit to Colombier’s Current Report on Form 8-K filed with the SEC on February 27, 2023.

Between January 23, 2023, and January 24, 2023, Messrs. Malik and Seifert continued to discuss the proposed business combination, including, without limitation, (i) PSQ’s obligation to provide PCAOB-compliant audited financial statements and the timeline therefor, (ii) the potential composition and structure of the post-closing board of directors of the Combined Company and (iii) various potential financing strategies for PSQ relating to the proposed business combination, including the possibility that PSQ might engage in potential third party financing transactions between the signing of the Merger Agreement and the Closing.

On February 1, 2023, Messrs. Malik and Seifert met in person in Palm Beach, Florida to discuss, among other topics, an anticipated capital raise by PSQ and the proposed timing of any such financing efforts relative to the proposed business combination transaction between Colombier and PSQ.

On February 3, 2023, Colombier and PSQ agreed to extend the exclusivity term of the LOI to February 17, 2023, in order for the parties to continue discussing and negotiating the terms of the proposed business combination. The parties also agreed to broaden the terms of the carve-out from the exclusivity provisions contained in the LOI in order to permit PSQ to discuss or pursue certain financing transactions during the exclusivity period in accordance with the terms of the LOI.

While Colombier and its advisors continued to engage in due diligence, the parties and their legal counsel discussed and negotiated the terms of the Merger Agreement, an initial draft of which was prepared and sent by ES to WH on January 6, 2023. Between January 6, 2023, and February 26, 2023, Colombier, ES, EGS, PSQ and WH exchanged multiple drafts of the Merger Agreement. Numerous calls and virtual meetings between ES, EGS and/or WH were held during this period to discuss the terms of the Merger Agreement, including meetings on January 26, 2023, January 29, 2023, February 1, 2023, February 6, 2023, February 13, 2023, February 16, 2023, February 19, 2023, February 21, 2023, and February 22, 2023. Representatives of Colombier and PSQ, respectively, participated in many of these calls and meetings. The topics discussed during these calls and virtual meetings included, without limitation, (i) the valuation of PSQ in the context of the proposed business combination, including whether the valuation would be reduced by PSQ transaction expenses and whether a post-closing adjustment would apply, (ii) the terms of the lock-up applicable to certain PSQ stockholders after the closing, (iii) the timing of delivery by PSQ of PCAOB-compliant audited financial statements and Colombier’s ability to terminate the Merger Agreement if they were not delivered by a certain date, (iv) representations, warranties and covenants of each of Colombier and PSQ, (v) the timing and amount of an anticipated capital raise by PSQ (the “Permitted Financing”) and the exclusions from exclusivity covenants contained in the Merger Agreement relating to the Permitted Financing, (vi) structure of and participation by PSQ Stockholders in the earnout, (vii) the shares to be reserved for issuance pursuant to an incentive plan and an employee stock purchase plan expected to be adopted at the Closing, subject to approval by Colombier stockholders, (viii) conditions to Closing (including with respect to the amount of cash or cash equivalents that Colombier would be required have as a condition to the Closing, subject to reduction for the amount of the Permitted Financing and other terms discussed by the parties), (ix) the termination fee payable by PSQ to Colombier in certain circumstances, and (x) the structure and terms of the Class C Common Stock to be issued to Michael Seifert at the closing in consideration of the shares of PSQ common stock held by Mr. Seifert immediately prior to the Effective Date.

During the course of negotiations of the Merger Agreement, the parties also exchanged drafts of, and negotiated the terms of, the Sponsor Support Agreement, the PSQ Support Agreements, the Lock-Up Agreements, the Registration Rights Agreement, and the Proposed Charter (the “Ancillary Agreements”).

The execution version of the Merger Agreement and the Ancillary Agreements contain a number of material terms reflecting negotiations between the parties subsequent to January 6, 2023, including, among other things, that (A) the number of shares issued to PSQ Stockholders as consideration in the Merger would be determined based a per share price of $10.00 per share (Colombier initially intended for the value per share to be determined based on the redemption price per Public Share at the Closing of the Business Combination, but the parties ultimately agreed for simplicity to use a per share price of $10.00 per share), (B) the Earnout Shares issuable by the Combined Company upon achievement of certain trading price based targets during the post-Closing Earnout Period would be allocated in a manner that incorporates among the potential recipients of Earnout Shares PSQ Stockholders and also PSQ “Deemed Equityholders” (defined by PSQ to include a group of employees and service providers to PSQ that may potentially be entitled to receive a portion of the total number of Earnout Shares, if issued during the Earnout Period, subject to satisfaction of service-based and other conditions, as applicable), (C) the condition to Closing, waivable by PSQ, that, at the Closing, Colombier have cash and cash equivalents (including proceeds from any PIPE Investment and funds remaining in the Trust Account, after satisfaction of all redemption payments and payment of all unpaid expenses of Colombier and PSQ) based upon a “minimum cash condition” equal to $33.0 million minus (A) the lesser of (1) $15.0 million and (2) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (B) the amount of the proceeds actually received by PSQ in any Permitted Financing (which the parties mutually agreed upon following discussion of the terms and scope of the Permitted Financing and the inclusion in the Merger Agreement of a PSQ termination right, waivable by PSQ, in the event that a Permitted Financing resulting in proceeds to PSQ of at least $15.0 million cannot be consummated by PSQ on or prior to May 15, 2023) and (D) the Sponsor’s obligations to forfeit one percent of the Colombier Class B Common Stock and warrants to purchase Colombier Class A Common Stock held by the Sponsor for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (i) the number of shares of Colombier Class A Common Stock issued and outstanding immediately prior to the Effective Time, plus (ii) the result of (x) the aggregate proceeds raised in any Permitted Financing, divided by (y) $10.00 and (E) PSQ’s obligation to pay to Colombier a termination fee if the Merger Agreement is terminated in certain circumstances in an amount equal to 50% of the amount of proceeds, if any, actually received by PSQ pursuant to a Permitted Financing prior to such termination (but excluding proceeds of a Permitted Financing received from existing PSQ stockholders and certain other parties.

The Colombier Board was kept apprised on a regular basis by Colombier management of the status of negotiations with PSQ. On February 24, 2023, the Colombier Board convened a virtual meeting to consider the terms of the Merger Agreement and the transactions contemplated thereby. Mr. Seifert of PSQ participated in the initial portion of the meeting to provide the members of the Colombier Board a brief supplemental overview of PSQ’s mission, values and plans for its platform and answer any questions from board members. After responding to questions from the Colombier Board, Mr. Seifert subsequently left the meeting and Colombier’s legal counsel gave brief presentations to the Colombier Board regarding (i) the terms of the Merger Agreement and the transactions contemplated thereby and (ii) the fiduciary duties of directors when considering whether to authorize a potential business combination transaction. Colombier management, led by Mr. Voboril, also presented to the Colombier Board Colombier management’s analysis of PSQ and the business opportunity that Colombier management believed may be represented by the business combination with PSQ, based on information and materials shared with the Colombier

Board prior to such meeting. After review and discussion, including questions from members of the Colombier Board posed to legal counsel and to Colombier management, the Colombier Board adjourned the February 24, 2023, meeting, and agreed to take action with regard to the Merger Agreement by written consent, a form of which was circulated to the members of the Colombier Board on February 26, 2023. On February 26, 2023, the members of the Colombier Board agreed, by unanimous written consent, to approve the proposed final version of the Merger Agreement and the transactions contemplated thereby and recommended that Colombier’s stockholders adopt and approve in all respects the Merger Agreement and the transactions contemplated thereby.

On February 27, 2023, the PSQ board of directors convened a virtual meeting to consider the terms of the Merger Agreement and the transactions contemplated thereby. Representatives from WilmerHale then provided a review for the PSQ board of directors of its fiduciary duties. Representatives from WilmerHale also reviewed for the PSQ board of directors certain material terms of the proposed final Merger Agreement with Colombier. Representatives from WilmerHale then reviewed and summarized resolutions that the PSQ board of directors were being asked to consider and approve in connection with the approval of the Merger Agreement and the transactions contemplated thereby. Following discussion of the proposed transaction, the PSQ board of directors, among other things, unanimously (i) determined that the terms of the Merger Agreement and the Merger were fair to, and in the best interests of, PSQ and its stockholders; (ii) approved and declared advisable the merger agreement, the Merger and the other transaction contemplated by the Merger Agreement; (iii) directed that the Merger Agreement be submitted to PSQ stockholders for adoption; and (iv) recommended that PSQ stockholders adopt the Merger Agreement.

On February 27, 2023, Colombier and PSQ executed the Merger Agreement and the applicable Ancillary Agreements and issued a joint press release announcing the transaction. Since the date that the Merger Agreement was executed, the parties have held, and expect to continue to hold, regular discussions regarding the timing of consummating the Business Combination and various preparatory efforts in connection therewith. As part of these preparatory efforts, Colombier entered into a letter agreement with Cantor Fitzgerald & Co., pursuant to which CF&CO agreed to provide certain capital markets advisory services to Colombier in connection with the Business Combination in consideration for advisory fees, as further described elsewhere in this proxy statement/prospectus. Prior to entering into the CF&CO Engagement Letter, Colombier also entered into a letter agreement with B. Riley pursuant to which B. Riley agreed that Colombier, in its discretion, could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, to one or more third parties not participating in the IPO, provided that B. Riley is paid at least an agreed minimum amount of the Deferred Discount at the Closing.

Colombier Board’s Reasons for the Approval of the Business Combination

The Colombier Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the number and complexity of those factors, the Colombier Board, as a whole, did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Individual directors may have given different weight to different factors. The Colombier Board viewed its decision as being a business judgment that was based on all of the information available and the factors presented to and considered by it. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Colombier Board did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be delivered to PSQ Equityholders under the terms of the Merger Agreement). Colombier management and the members of the Colombier Board have substantial experience in evaluating the financial merits of companies across a variety of industries, including consumer-oriented businesses, and the Board concluded that this experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination and its terms. The factors and information considered by the Colombier Board, as further described under the heading “Colombier Financial Analysis” below, included estimates of the potential addressable market and analyses of certain financial information about peer public companies and other relevant financial information selected based on the business experience and professional judgment of Colombier management.

The Colombier Board, before reaching its unanimous decision to recommend the Business Combination to the Colombier stockholders, consulted with Colombier’s advisors and reviewed in detail information and analyses provided to the Colombier Board by Colombier management, as further described below. As Colombier management and the members of the Colombier Board have substantial experience evaluating the financial merits of companies across a wide range of industries, including consumer-oriented businesses, the Colombier Board concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the proposed Business Combination and its terms. The due diligence and analyses conducted by Colombier management and Colombier’s advisors included:

•        meetings and calls with the management team and advisors of PSQ regarding, among other, things, PSQ’s values-driven mission, user base, platform operations and business plans;

•        review of material contracts and other material matters;

•        financial, tax, legal, IT infrastructure, accounting, operational, business and other due diligence;

•        consultation with PSQ management and its legal counsel;

•        consultation with vendors who advertise on PSQ’s platform;

•        review of PSQ’s user base (including growth in the businesses, consumers and advertisers participating on the platform since inception) and growth potential; and

•        financial analyses of PSQ, the Business Combination and the estimated total addressable market, based on publicly available information as presented by Colombier management to the Colombier Board, as further described in the section entitled “— Colombier Management Financial Analysis” below.

At the conclusion of this process, the Colombier Board determined that while, like all potential business deals, the acquisition of PSQ presents potential risks, nevertheless pursuing a potential business combination with PSQ would overall be an attractive opportunity for Colombier and its stockholders for a number of reasons, including, but not limited to, the belief that (1) PSQ has competitive advantages relative to a robust addressable market, (2) PSQ has the opportunity to grow successfully, (3) if PSQ is successful in attracting new consumer members, business members and advertisers in accordance with its business plans, PSQ may be able to successfully monetize PSQ’s platform to generate additional revenues and (4) that PSQ can currently be acquired at an attractive valuation to maximize potential returns to Colombier Stockholders.

In addition, based on its review of information about PSQ, its user base and business plans, and the results of Colombier management’s financial analyses, as further described below, the factors considered by the Colombier Board included, but were not limited to, the following:

•        Robust Addressable Market.    The total addressable market for PSQ’s platform, based on digital advertising spending in the United States, consumer data and survey data indicating that over 72 million American consumers report being “very” or “extremely” proud to be American and believe it is important to buy from companies that share their values, is estimated to exceed $20 billion annually. PSQ data reflect that usage of the platform directory by businesses, consumers and advertisers has increased significantly and consistently since PSQ’s recent inception in 2021 and PSQ plans to expand into e-commerce, business-to-business (“B2B”) and direct-to-consumer (“D2C”) product sales and other areas in order to capture and serve its user base.

•        Growth Prospects.    PSQ is building a marketplace for a new, pro-America “parallel economy” to serve consumers and businesses that identify with PSQ’s core values. PSQ data show month-over-month increases in platform participation by consumer members and business members averaging 38% and 29%, respectively, between April 1, 2022 through December 31, 2022, and it appears that PSQ’s motivated leadership team is only just getting started.

•        Mission-Driven Brand with Motivated Customer Base.    Since inception, the number of consumer members, business members, and advertisers participating on PSQ’s platform has expanded rapidly and in earnest, largely through word-of-mouth and social media influencer and ambassador outreach. Alienated by what they see as politization and censorship, PSQ consumer members, business members and advertisers are using PSQ’s platform to find local and online places to shop and companies and brands they feel they can trust. Consumers who “vote with their dollars” tend to be “sticky,” and PSQ’s management’s strong alignment with the company’s mission statement reinforce a community of platform consumer members and business members that appears well-positioned to expand its base of consumer and business members as its offerings grow.

•        Authentic and Passionate Focus on Company Mission.    PSQ’s mission to build a new parallel economy serving pro-American consumers is reflected in the company’s core values, which are affirmed by business and consumers participating on the platform and business decisions.

•        Multiple Venues for Growth.    PSQ plans to capitalize on the disconnect between the perceived values of certain large corporations and those of patriotic consumers by empowering like-minded, patriotic Americans to discover and support companies that share their values. Through advertising revenues and, over time, facilitating e-commerce transactions and developing or acquiring various and B2B and D2C business and product lines, PSQ’s marketplace aims to serve Americans who want to spend on products and services aligned their values.

•        Strong Leadership.    PSQ’s experienced management team, led by Founder and Chief Executive Officer Michael Seifert, who is, immediately after the Business Combination, expected to have voting control of the Combined Company as a result of the issuance of shares of Class C Common Stock to him in the Merger, has strong personal conviction and alignment with platform participants.

•        Attractive Valuation.    The Colombier Board’s determination that, if PSQ is successful in achieving its goals, Colombier stockholders will have acquired their shares in the Combined Company at an attractive valuation based on the implied valuation of other guideline internet platform companies, as described under the section titled “The Business Combination Proposal — Guideline Companies.”

•        Terms and Conditions of the Merger Agreement.    The terms and conditions of the Merger Agreement and the Business Combination, were, in the opinion of the Colombier Board, the product of arm’s-length negotiations between the parties.

•        Continued Ownership by PSQ Stockholders.    The Colombier Board considered that PSQ Stockholders are converting all of their equity into the Combined Company in the proposed Business Combination and that the shares of certain significant PSQ Stockholders will be subject to lock-up restrictions after the Closing.

•        PSQ Being an Attractive Target.    The Colombier Board considered the fact that, after a thorough review of other business combination opportunities reasonably available to Colombier, the proposed Business Combination represents the most attractive opportunity based upon the process used to evaluate and assess other potential acquisition targets.

In the course of its deliberations, in addition to the various other risks associated with the business of PSQ, as described in the section entitled “Risk Factors” and appearing elsewhere in this proxy statement/prospectus, the Colombier Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the following:

•        Limited Operating History.    PSQ is an early-stage company with a limited operating history, making it difficult for investors to evaluate the opportunity.

•        Business Plans May Not be Achieved.    PSQ’s business plans, including its anticipated expansion into e-commerce, B2B and D2C product sales and other areas, may not be successful, or may take longer or be more costly to implement than anticipated, which may affect its timeline and ability to generate revenues or become profitable.

•        Competition.    PSQ, and the products and services offered by business members participating on its platform currently and in the future, compete with offerings of larger, more established and better-capitalized companies. PSQ’s business will suffer if it cannot successfully grow the number of consumer members, business members and advertisers participating on its platform.

•        Macroeconomic Uncertainty.    Macroeconomic uncertainty and the effects they could have on PSQ’s revenues and financial performance.

•        Consumer Preferences; Publicity.    Consumer spending habits are subject to personal tastes and preferences, which are susceptible to change and influence and negative publicity about PSQ or about its core values, marketplace participants, Outreach Program ambassadors or influencers or other affiliates of PSQ or otherwise may deter participation on the marketplace.

•        Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•        Limitations of Adherence to Core Values.    PSQ’s core values, which business members and consumer members participating on the platform affirm, may not align with consumer tastes and preferences and the ways in which such preferences change over time or from time to time, which could reduce PSQ’s user base and results of operation. PSQ management’s decisions are also guided by its same values-driven mission, which may not align with short-term business goals or the interests of Combined Company stockholders.

•        Readiness to be a Public Company. As PSQ has not previously been a public company and its current management team has not managed a public company before, PSQ may not have all the different types of employees necessary for it to timely and accurately prepare financial statements and reports for filing with the SEC. There is a risk that PSQ will not be able to hire the right people to timely fill in these gaps or that PSQ’s compliance infrastructure may not be able to keep pace with the increased compliance risks presented by rapid growth.

•        IT Infrastructure and Cybersercurity.    As PSQ’s user base and marketplace functionality grow, PSQ will need to expand significantly its systems, technology and infrastructure to meet demands associated with scaling its platform and protecting its systems and user data of its members from cybersecurity risks, which may be costly and time-consuming and which many not prevent risk of loss of personal data or other impacts of cybersecurity incidents such as information theft, data corruption, loss of members’ or legal claims against the company.

•        Valuation.    The risk that the Colombier Board may not have properly valued PSQ’s business and did not obtain a third-party valuation or independent fairness opinion in connection with the Business Combination.

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•        Redemptions.    The risk that holders of Colombier Public Shares exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account.

•        Exchange Listing.    The potential inability to maintain the listing of the Combined Company’s securities on a national exchange following the Closing.

•        Liquidation.    The risks and costs to Colombier if the Business Combination with PSQ is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Colombier being unable to effect a business combination within the completion window, which would require Colombier to liquidate.

In addition to considering the factors described above, the Colombier Board also considered that the Sponsor and certain officers and directors of Colombier may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Colombier Stockholders (see section entitled “The Business Combination Proposal — Interests of the Sponsor and Colombier’s Officers and Directors in the Business Combination”). After considering the foregoing, the Colombier Board concluded, in its business judgment, that the potential benefits to Colombier and its stockholders relating to the Business Combination outweighed the potentially negative factors and risks relating to the Business Combination.

Colombier Financial Analysis

Colombier Management Analyses; Certain PSQ Information

While many companies maintain detailed financial projections in order to measure business performance, the nascency of PSQ’s business, which was founded in February 2021, and current status of its platform development limit PSQ’s ability to provide reliable detailed financial forecasts predicting future financial performance. Accordingly, detailed PSQ financial projections were not provided to, or relied upon, by the Colombier Board in connection with its evaluation of PSQ and Colombier. The Colombier Board did not obtain a fairness opinion (or any similar report or appraisal) in connection with its determination to approve the Business Combination (including the consideration to be paid to PSQ Equityholders under the terms of the Merger Agreement) in part because such opinions and reports ordinarily rely in part on such projections, which the Board did not think would be sufficiently reliable even if they were prepared. Colombier’s management and the members of the Colombier Board have substantial experience evaluating the d financial merits of companies across a variety of industries, including consumer-oriented businesses, and the Board concluded that this experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination. The Colombier Board’s evaluation of the proposed Business Combination was informed by Colombier management’s analysis of information, provided by PSQ, about PSQ, its management team, platform and user base, its potential addressable market, certain financial information about guideline public companies, and other relevant financial information selected based on the experience and the professional judgment of Colombier’s management team.

Specifically, Colombier management and the Colombier Board reviewed the Total Addressable Market Analysis and the Guideline Company Analysis prepared by Colombier management (collectively, the “Colombier Management Analyses,” as further described below) utilizing information provided by PSQ and publicly available information, as further described below. In the course of Colombier’s evaluation, PSQ prepared and provided to Colombier information about (i) PSQ’s existing user base (including consumer members, business members and advertisers) and growth in its user base since inception) and (ii) PSQ management’s plans for the values-aligned marketplace PSQ is building, including its plans to monetize user participation through a multi-pronged model expected, in the future, to incorporate e-commerce functionality and D2C and B2B product sales (collectively, “PSQ Information”), all of which helped form the basis for Colombier’s analysis of PSQ’s potential future valuation, and which the Colombier Board used in its review and approval of the terms of the Business Combination (including the consideration to be paid in the transaction to PSQ Equityholders); provided, however, that the future value that Colombier attributed to PSQ in its evaluation of PSQ’s business and approval of the Business Combination did not take into consideration forecasted financial results or predictions about PSQ’s future business plans or specific information about new business lines in which PSQ may engage in the future.

Forward-looking information, including information about future business plans, are susceptible to multiple interpretations and inherently reflect assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Colombier’s and PSQ’s control. Neither Colombier’s management, PSQ’s management, nor any of their respective representatives has made or makes any representations to any person regarding the ultimate performance of PSQ. Additionally, forward-looking information is inherently subject to significant uncertainties and contingencies, many of which are beyond PSQ’s control and cannot be predicted. The various risks and uncertainties include those set forth in the “Risk Factors,” “PSQ’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively.

There can be no assurance that PSQ or the Combined Company will achieve growth in user base or successfully monetize platform capabilities currently or in the future. The Colombier Management Analyses, as presented to the Colombier Board and as described herein, were not and are not intended, and should not be construed or interpreted as, predictions, forecasts, estimates, guarantees, indications or statements of any kind regarding PSQ or the Combined Company’s likely or actual future results of operations or financial performance. There can also be no assurance that Colombier, in its assessment of PSQ, took into consideration all of the material facts, circumstances and contingencies affecting or that may in the future affect PSQ’s business, many of which are not in Colombier’s or PSQ’s control and cannot be predicted. After considering the Colombier Management Analyses, as further described below, the PSQ Information and the other reasons and factors described elsewhere in this proxy statement/prospectus, the Colombier Board concluded, in its business judgment, to recommend the proposed Business Combination to Colombier stockholders. It is possible, however, that the Colombier Board relied upon information that was incomplete or that for any number of reasons does not accurately reflect PSQ or its business or the likelihood that the Combined Company will succeed as a public company after the Business Combination. For these, and any number of other reasons, it is possible that the Colombier Board did not value PSQ correctly or arrived at conclusions with which reasonable investors might disagree. Investors are encouraged to read carefully the information contained in this proxy statement/prospectus, including the PSQ financial information and the descriptions about various risks and uncertainties concerning PSQ’s business described herein, including under the headings Risk Factors,” “PSQ’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements”.

Total Addressable Market Analysis

In connection with its approval of the Business Combination, the Colombier Board reviewed the Colombier Management Analyses, including a total addressable market analysis (“TAM Analysis”) prepared based on Colombier Management’s review and analysis of publicly available data, including survey data, regarding spending and digital advertising spending in the United States. For purposes of the TAM Analysis, Colombier defined the total addressable market (“TAM”) as the pay-for-access digital marketing spend attributable to a basket of select U.S. Consumer Products (as defined below) most likely to utilize PSQ’s platform to advertise to patriotic voting age Americans who want to buy from value-aligned businesses (“Core Demographic”). Based on the TAM Analysis, taking into account the parameters, assumptions and considerations described below (excluding, for this purpose, business lines other than digital advertising revenues in which PSQ may engage in the future), Colombier management estimated that the applicable TAM is approximately $20 billion annually.

For purposes of its TAM Analysis, Colombier assessed the Core Demographic by reviewing the following important metrics and data:

•        Voting Age Americans.    According to the U.S. Federal Register, there were approximately 255 million voting age Americans in 2020.

•        Proud to be American.    2022 survey data published by Statista in a November 2022 study reflects that 38% of Americans surveyed stated that they were “extremely” proud to be an American.

•        Want to Buy from Value-Aligned Businesses.    Based on a 2022 study conducted by 5WPR, 73% of Americans surveyed between the ages of 35 and 54 (assumed, for purposes of the TAM Analysis, to be the age group most likely to purchase Consumer Products) stated that it is important to them to buy from companies that align with their values.

For purposes of its TAM Analysis, Colombier assumed that specific consumer goods and services are most likely to be advertised by PSQ business members on the PSQ platform (the “Consumer Products”), given Colombier management’s assessment of (i) the Core Demographic, (ii) the capabilities and potential scalability of PSQ’s existing platform, (iii) the composition of PSQ’s current business members and (iv) the type of businesses listed on peer digital classified portals such as Yelp. Based on such assessment, Colombier management assumed that the following categories of goods and services, as categorized by the U.S. Bureau of Labor Statistics (“USBLS”), are most likely to be advertised by PSQ business members on the PSQ platform:

•        Food

•        Alcoholic beverages

•        Lodging away from home

•        Household operations

•        Housekeeping supplies

•        Household furnishings

•        Apparel and services

•        Certain vehicle/transportation expenses

•        Entertainment

•        Personal care products and services

•        Reading materials

•        Education

•        Tobacco products and smoking supplies

•        Miscellaneous

Consumer spending data for 2020 published by the USBLS was used to assess annual “consumer spend per unit” on products and services in these categories of Consumer Products. USBLS “consumer spend per unit” data was analyzed on a per capita basis by Colombier management, excluding from the resulting data purchasing power attributable to children or other dependents. USBLS data, examined in a per capita basis as described above, reflect that average spending on Consumer Products during 2020 was approximately $24,200, or $9,600 per U.S. person. Based on the foregoing, Colombier estimated the total annual spend attributable this select basket of goods purchased by the Core Demographic to be as much as $680 billion annually (the “Core Demographic Targeted Annual Spend.”)

Colombier estimated the associated annual pay-for-access digital marketing spend attributable to the Core Demographic Targeted Annual Spend to be $20 billion by analyzing the following survey data and metrics:

•        Marketing Spend.    According to a September 2022 survey by CMO, marketing budgets represent approximately 8.7% of total annual Consumer Good spending (approximately $60 billion, relative to $680 billion total estimated annual spend).

•        Digital Marketing.    Based upon a 2022 report published by Gartner, Inc., 56% of marketing budgets, or approximately $33 billion of the foregoing $60 billion figure, are dedicated toward digital channels.

•        Pay-for-Access Digital Marketing Spend.    Based upon a 2022 report published by Gartner, Inc., 61.6% of digital channel marketing is directed to pay-for-access channels like PSQ.

Based on the foregoing analysis, Colombier management arrived at $20.0 billion as an estimated TAM (excluding, for this purpose, business lines other than digital advertising revenues in which PSQ may engage in the future), subject to the considerations set forth under “General Limitations” below. Colombier management believes that a 1% capture of the TAM, representing approximately $200 million of annual revenue (“Percent-Based Run Rate Revenue”), is reasonable because it represents a proportionately conservative amount of the total TAM and an achievable goal, given that it appears that, with an incremental increase in infrastructure and costs, PSQ’s platform could scale and reasonably be expected to meet demand at this level. Colombier management cannot be certain if or when PSQ will achieve this market capture or whether its TAM estimate is an accurate reflection of the potential addressable market for PSQ presently or in the future. The $200.0 million valuation ascribed to PSQ in the proposed Business Combination (as further described below) represents 1x the potential revenues that PSQ may be able to generate in the event that PSQ is able to capture 1% of the estimated TAM.

Guideline Company Analysis

The Colombier Board also reviewed illustrative enterprise valuations and one-year forward revenue multiples derived from several public companies with attributes similar to the marketplace PSQ is building to understand trading valuations of those companies (the “Guideline Company Analysis”). The Guideline Company Analysis focused on a selection of market-leading companies with internet services-based business models (the “Internet Services Companies” or the “Guideline Companies”).

The Internet Services Companies selected by Colombier management for the Guideline Company Analysis included Amazon, Booking Holdings, Airbnb, Etsy, Match Group, Pinterest, Zillow Group, TripAdvisor and Yelp. These companies were selected, among other reasons, because they are publicly traded companies with operations and business models that for purposes of this analysis Colombier management considered to be sufficiently similar to PSQ’s platform and its expected product offerings. Similarities between the Internet Services Companies and PSQ’s marketplace business model include: (A) operating an online marketplace for connecting consumers with businesses and branded product offerings and (B) monetization of such online marketplaces through pay-for-access digital advertising services. None of the Guideline Companies, however, is identical to PSQ, or one another, and PSQ is at an earlier stage of development than the Guideline Companies, which are generally better capitalized and have better-established user bases than PSQ does currently.

Accordingly, a complete valuation analysis of PSQ cannot rely solely upon a quantitative review of the selected guideline public companies and involves complex considerations and judgments about which reasonable investors may differ concerning differences in financial and operating characteristics of such companies, as well as other factors, including stage of development, that are likely to affect the value of the Internet Services Companies relative to that of PSQ. Therefore, the Guideline Company Analysis is also subject to certain other limitations. See the “General Limitations” section below for more detail on judgments and assumptions made by Colombier as part of the Guideline Company Analysis.

Company	Key metrics as of 2/22/2023				1-Year Forward TEV/Revenue
	Market Cap	Net Debt	TEV	Revenue 2023E
Internet Services
Amazon	976,310	(242)	976,068	557,166	1.8x
Booking Holdings	97,186	(3,242)	93,944	19,200	4.9x
Airbnb	85,354	(7,652)	77,702	9,581	8.1x
Etsy	16,682	1,108	17,789	2,774	6.4x
Match Group	12,883	3,297	16,181	3,410	4.7x
Pinterest	18,869	(2,699)	16,170	3,031	5.3x
Zillow Group	10,067	(1,667)	8,400	1,843	4.6x
TripAdvisor	3,262	(185)	3,077	1,713	1.8x
Yelp	2,447	(401)	2,046	1,303	1.6x
Internet Services Peer Median					4.7x
Internet Services Peer Average					4.4x

____________

Note: Metrics calculated as of February 23, 2023. Estimates calendarized to December year-end, as applicable.

Colombier management used the enterprise values (“EV”) and one-year forward revenue multiples of the Guideline Companies to calculate an implied valuation range of PSQ for purposes of the Business Combination. Further, Colombier used a range of Percent-Based Run Rate Revenues for PSQ, including and particularly focused on the 1% run rate, deemed to be reasonable because it represents a proportionately conservative amount of the total TAM and an achievable goal, given the ease and relatively low cost involved with scaling PSQ’s existing platform capabilities such that it appears that, with an incremental increase in infrastructure and costs, the platform could potentially scale and reasonably be expected to meet demand at this level. Colombier management then compared the implied valuation range determined on this basis with the transaction consideration to PSQ Equityholders, consisting of newly-issued Colombier shares with an aggregate value of approximately $200 million (without taking into consideration the adjustment, if any, for net debt under the terms of the Merger Agreement), expected to be delivered to PSQ Equityholders under the terms of the Merger Agreement (the “PSQ Consideration”).

Specifically, the median one-year forward revenue multiple of the Internet Services Companies multiplied by a 1% Percent-Based Run Rate Revenue implied a $949.1 million valuation for PSQ (the “Median Peer 1YR FR Implied Value”), which is significantly higher than the PSQ Consideration and PSQ’s estimated pro forma enterprise value (“PSQ EV”). The PSQ Consideration represents a 79% discount to the Median 1YR FR Implied Value and the PSQ EV represents a 73% discount to the Median 1YR FR Implied Value.

The lowest one-year forward revenue multiple of the Internet Services Companies multiplied by a 1% Percent-Based Run Rate Revenue implied a $314.1 million valuation on PSQ (the “Lowest Peer 1YR FR Implied Value”), which is significantly higher than the PSQ Consideration and the PSQ EV. The PSQ Consideration represents a 36% discount to Lowest 1YR FR Implied Value of PSQ and the PSQ EV represents a 18% discount to Lowest 1YR FR Implied Value of PSQ.

In reviewing the results of the Guideline Companies Analysis, the Colombier Board recognized that no company included in the Guideline Companies group was identical in nature to PSQ and that the group of Guideline Companies generally (i) are significantly larger and further along in their development in comparison to PSQ currently, (ii) are better capitalized and have more established user bases and other business relationships than PSQ does currently and (iii) operate or are involved in numerous business lines, some of which are not similar to PSQ’s existing business. Furthermore, Colombier management cannot be certain if or when PSQ will achieve any of the listed Percent-Based Run Rate Revenues and understand the resulting valuation discount to the implied valuations to represent the risks to achievability including, but not limited to, the time to achievement

Estimated Total Addressable Market	$20,000
PSQ Consideration	$200
Pro Forma Enterprise Value	$257
Revenue Multiple Median	4.7x
Revenue Multiple Low	1.6x

Valuation Assessment at Various % Market Share

	% Market Share of $20B Total Addressable Market
($ in M)	1.00%	1.25%	1.50%	1.75%	2.00%	5.00%	10.00%	25.00%
Revenue-based Valuation
Est. Revenue	$200.0	$250.0	$300.0	$350.0	$400.0	$1,000.0	$2,000.0	$5,000.0

Implied Valuation @ Median Peer 1-yr Fwd. Revenue Multiple (4.7x)	$949.1	$1,186.3	$1,423.6	$1,660.9	$1,898.1	$4,745.3	$9,490.6	$23,726.5
Purchase Price Discount to Median Revenue Multiple ($200.0M)	79%	83%	86%	88%	89%	96%	98%	99%
Pro Forma Enterprise Value Discount to Median Revenue Multiple ($257.0M)	73%	78%	82%	85%	86%	95%	97%	99%

Implied Valuation @ Peer 1-Yr Fwd. Revenue Multiple Low (1.6x)	$314.1	$392.6	$471.2	$549.7	$628.2	$1,570.5	$3,141.0	$7,852.5
Purchase Price Discount to Revenue Multiple Low ($200.0M)	36%	49%	58%	64%	68%	87%	94%	97%
Pro Forma Enterprise Value Discount to Revenue Multiple Low ($257.0M)	18%	35%	45%	53%	59%	84%	92%	97%

The Colombier Board concluded from this analysis that the $200.0 million valuation attributed to PSQ pursuant to the Merger Agreement reflects a substantial discount to the valuation implied by the Guideline Companies Analysis. Colombier management believes that a substantial discount is appropriate given that, unlike the Guideline Companies, PSQ is an early-stage business that has yet to scale and become profitable.

The preparation of a valuation involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. The analyses performed by Colombier, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses (nor are they intended to be, as further described under the heading “General Limitations” below). None of the public companies used in the Guideline Company Analysis described above are identical to PSQ. Additionally, selected comparable companies involved companies at a more advanced stage of development than PSQ. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather it involves complex considerations and judgments about which reasonable investors may differ concerning the differences in financial and operating characteristics of the companies and other factors that could affect the value of PSQ and the public trading values of the companies to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

The Guideline Company Analysis described in this section of this proxy statement/prospectus includes certain illustrative estimates about PSQ and about the group of companies included in analysis (the “Guideline Comps Information”). The Guideline Comps Information should not be viewed as public guidance. The Guideline Comps Information were not prepared with a view toward public disclosure, or complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. None of PSQ’s independent registered public accounting firm, Colombier’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the Guideline Comps Information included above, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Nonetheless, the Guideline Comps Information incorporated in the Colombier Financial Analysis is included in this proxy statement/prospectus because it was made available to the Colombier Board in connection with its review of the Merger Agreement and related transactions. The Neither the Guideline Comps Information, the TAM Analysis, or any other aspect of the Colombier Financial Analyses is included in this proxy statement/prospectus in order to induce any Colombier stockholders to vote in favor of any of the proposals at the Colombier Special Meeting.

General Limitations

Colombier based its financial analyses, which included the TAM Analysis and the Guideline Company Analysis described above, on assumptions that Colombier Management deemed reasonable, based on currently available information, including PSQ Information and assumptions concerning general business and economic conditions and industry-specific factors. None of the Colombier Management Analyses purport to be appraisals, forecasts, predications, promises, guarantees (express or implied) or assessments of the likelihood of success of PSQ and its business. Actual facts and results may differ, potentially significantly, from assumptions incorporated into, or the results of, the Colombier Management Analyses.

In particular, in order to capture market share and remain competitive, PSQ will need to increase its user base over time (including the consumer members, business members and advertisers using its platform) and be able to successfully monetize platform participation by its user base through advertising revenue. If these and other conditions required for PSQ to successfully scale its business and increase revenues are not achieved, or other intervening factors and events occur that prevent PSQ from capturing market share or otherwise operating its business successfully, many of which are outside of Colombier’s and PSQ’s control and cannot be predicted, then the value of PSQ and the Combined Company may be different (potentially materially) from the valuation attributed to PSQ in the Business Combination, and PSQ many not be able to compete with other business for consumer members, business members, advertisers or other users, generate revenues or achieve profitability. The Colombier Management Analyses described in this proxy statement/prospectus are not intended to represent (and should not be construed or interpreted as) forecasts, predictions or guarantees as to the likelihood that PSQ will be able to achieve any particular financial or operating results or as any indication as to the timeline or likelihood that PSQ’s business or the business of the Combined Company will be successful, if at all, or the timeline, capital resources, budget and other factors that may impact PSQ’s achievement of its business plans and objectives.

In conducting the Colombier Management Analyses, Colombier management considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. Colombier management arrived at its valuation range for PSQ based on the results of all analyses undertaken and assessed as a whole and believes that the totality of the factors considered and analyses performed by Colombier management in connection with its analyses operated collectively. The foregoing summary does not purport to be a complete description of the analyses performed by Colombier management in connection with the proposed Business Combination. Assessing the value of a business involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. The analyses performed by Colombier management, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. None of the public companies used in the Guideline Company Analysis described above are identical to PSQ. Additionally, selected Guideline Companies involved companies at a more advanced stage of development than PSQ. Accordingly, an analysis of publicly traded Guideline Companies is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the value of PSQ and the public trading values of the companies to which they were compared. The analyses described herein do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Colombier management’s assessment of PSQ’s valuation, as reflected in the Colombier Management Analyses described above, was just one of the many factors taken into consideration by the Colombier Board in determining to approve the Business Combination. Consequently, Colombier management’s analysis should not be viewed as determinative of the decision of the Colombier Board.

Satisfaction of 80% Test

It is a requirement under the Colombier Charter and NYSE listing requirements that the business or assets acquired in Colombier’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discount and Permitted Withdrawals) at the time of the execution of a definitive agreement for its initial business combination.

As of February 27, 2023, the date of the execution of the Merger Agreement, the balance of the funds in the Trust Account was $174,159,812.49 (excluding the deferred underwriting discount and Permitted Withdrawals) and 80% thereof represents approximately $139,327,850. In reaching its conclusion that the Business Combination meets the 80% asset test, the Colombier Board looked at the pre-transaction enterprise value of PSQ of approximately $200.0 million (excluding the $30.0 million earn-out). In determining whether the enterprise value described above represents the fair market value of PSQ, the Colombier Board considered all of the factors described above in this section and the fact that the purchase price for PSQ was the result of an arm’s length negotiation with PSQ. As a result, the Colombier Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting discount and Permitted Withdrawals). In light of the financial background and experience of the members of Colombier management team and the Colombier

Board, the Colombier Board believes that the members of its management team and the Colombier Board are qualified to determine whether the Business Combination meets the 80% asset test. The Colombier Board did not seek or obtain a fairness opinion (or any similar report or appraisal) in determining whether the 80% asset test has been met.

Interests of Colombier’s Sponsor, Directors, Officers and Advisors in the Business Combination

When you consider the recommendation of the Colombier Board to vote in favor of approval of the Proposals, you should keep in mind that Colombier’s directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination that is less favorable to stockholders rather than liquidating Colombier. These interests include, among other things, the fact that:

•        Omeed Malik will be Colombier’s designee to the Combined Company Board upon the effectiveness of the Merger. As a director, in the future Mr. Malik may receive any cash fees, stock options or stock awards that the Combined Company Board determines to pay to its directors;

•        unless Colombier consummates an initial business combination, it is possible that Colombier’s officers, directors and the Sponsor may not receive reimbursement for out-of-pocket expenses incurred by them, to the extent that such expenses exceed the amount of available funds not deposited in the Trust Account (Colombier’s officers and directors have not, to date, incurred out-of-pocket expenses exceeding funds available to Colombier outside of the Trust Account, but such expenses may be incurred prior to consummation of the Business Combination);

•        as a condition to the IPO, pursuant to the Insider Letter between the Insiders and Colombier, the Insiders’ Colombier Sponsor Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Colombier Sponsor Shares are not transferable or salable until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of the Colombier Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property. In this regard, while the Colombier Sponsor Shares are not the same as the Colombier Class A Common Stock, and are subject to certain restrictions that are not applicable to the Colombier Class A Common Stock, and may become worthless if Colombier does not complete a business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the aggregate value of the 4,312,500 Colombier Sponsor Shares owned by Colombier’s Sponsor is estimated to be approximately $[•] million, assuming the per share value of the Colombier Sponsor Shares is the same as the $[•] closing price of the Colombier Class A Common Stock on the NYSE on [•], 2023;

•        the Sponsor purchased an aggregate of 5,700,000 Private Warrants, with each whole warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share, for a purchase price of $5,700,000, or $1.00 per Private Warrant, in the Private Placement consummated simultaneously with the IPO, which warrants will be worthless if a business combination is not consummated (although the Private Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 5,700,000 Private Warrants held by the Sponsor is estimated to be approximately $[•] million, assuming the per warrant value of the Private Warrants is the same as the $[•] closing price of the Public Warrants on the NYSE on [•], 2023);

•        as a condition to the IPO, pursuant to the Insider Letter, the Insiders have agreed that the Private Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after Colombier has completed a business combination, subject to limited exceptions;

•        Sponsor paid an aggregate of $25,000 for its Colombier Sponsor Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the Sponsor has agreed not to redeem any of its Colombier Sponsor Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if Colombier does not complete an initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), the proceeds from the sale of the Private Warrant will be included in the liquidating distribution to Colombier’s public stockholders and the Private Warrants will expire worthless;

•        if the Trust Account is liquidated, including in the event Colombier is unable to complete an initial business combination within the required time period, the Sponsor has agreed that it will be liable to Colombier, if and to the extent any claims by a third party for services rendered or products sold to Colombier, or a prospective target business with which Colombier has entered into a written letter of intent, confidentiality or similar agreement or Merger Agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under Colombier’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

•        the IPO Underwriter is entitled to deferred underwriting fees pursuant to the Underwriting Agreement and such fees are payable solely if Colombier completes an initial business combination. Additionally, B. Riley has been engaged to serve as a financial advisor, pursuant to a separate letter agreement, and will be entitled to certain customary expense reimbursement and indemnification; and

•        CF&CO has been engaged to serve as financial advisor to Colombier, and will receive certain advisory fees and be entitled to reimbursement of certain customary expenses and indemnification.

In addition, Colombier’s executive officers and directors currently have fiduciary duties or contractual obligations to the following other entities. Colombier does not believe that the pre-existing fiduciary duties or contractual obligations of its executive officers and directors materially impacted its decision to enter into the proposed Business Combination with PSQ because, among other things, none of such executive officers or directors had any interest in, or affiliation with, PSQ:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Omeed Malik	Farvahar Partners	Broker/dealer and investment bank	Founder and Chief Executive Officer
	1789 Capital	Private growth equity fund	Co-Founder and President

Joe Voboril	Farvahar Partners	Broker/dealer and investment bank	Co-Founder and Managing Partner

Ryan Kavanaugh	Triller	Social media	Co-Founder
	The Fight Club	Entertainment/media	Founder
	Proxima	Entertainment/media	Founder
	Knight Global	Family office	Chief Executive Officer

Eddie Kim	Memo	Brand insights	Founder and Chief Executive Officer
	Parachute Home	Home goods	Founding Board Member
	Mixlab	Veterinary medicines	Founding Board Member
	Gracious Hospitality Management	Hospitality	Founding Board Member
	Lakehouse Ventures	Venture capital	Gracious Hospitality Management

Jonathan Keidan	Torch Capitals	Venture capital	Founder
	InsideHook	Digital media	Co-Founder

Keri Findley	Tacora Capital	Asset-based lender	Chief Executive Officer

Claire Councill	Tacora Capital	Asset-based lender	Managing Director

Other than arising out of the proposed Business Combination and related transactions, none of Colombier, the Sponsor, or their respective affiliates had any interest in, or affiliation with, PSQ. The existence of the differing, additional and/or conflicting interests described above may have influenced the decision of Colombier’s officers and directors to enter into the Merger Agreement and Colombier’s directors in making their recommendation that you vote in favor of the approval of the Business Combination. In particular, the existence of the interests described above may incentivize Colombier’s officers and directors to complete an initial business combination, even if on terms less favorable to Colombier Public Stockholders compared to liquidating Colombier, because, among other things, if Colombier is liquidated without completing an initial business combination, the Sponsor Shares and Colombier Private Warrants would be worthless (which, if unrestricted and freely tradable, would be worth an aggregate of approximately $[•] million based on the closing price of Colombier Class A Common Stock and Colombier Public Warrants on April [•], 2023), out-of-pocket expenses advanced by the Sponsor and loans made by the Sponsor to Colombier would not be repaid to the extent such amounts exceed cash held by Colombier outside of the Trust Account (which such expenses and loans, as of April [•], 2023, amounted to $[•]). Upon completion of the Business Combination, it is not anticipated that any persons associated with Colombier will be employed by or provide services to the Combined Company (other than Omeed Malik in his capacity as a director), and there have been no conversations regarding the same.

Colombier’s management determined that, in light of the potential conflicting interests described above with respect to the Sponsor and its affiliates, the independent directors of Colombier should separately review and consider the potential conflicts of interest with respect to the Sponsor and its affiliates arising out of the proposed business combination and the proposed terms in respect thereof. Accordingly, Colombier’s independent directors on the Colombier Audit Committee reviewed and considered such interests and, after taking into account the factors they deemed applicable (including the potential conflicting interests), Colombier’s Board approved the Merger Agreement and the transactions contemplated therein. For more, see “Background of the Business Combination.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Colombier will acquire all of the outstanding equity interests of PSQ in the Business Combination, Colombier will be treated as the “acquired” company and PSQ will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PSQ issuing stock for the net assets of Colombier, accompanied by a recapitalization. The net assets of Colombier will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSQ.

PSQ has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•        PSQ’s existing stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

•        PSQ is the larger entity in terms of substantive operations and employee base;

•        PSQ will comprise the ongoing operations of the Combined Company; and

•        PSQ’s existing senior management will be the senior management of the Combined Company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Colombier common stock:

•        Assuming No Redemptions:    This presentation assumes that no Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Contractual Redemptions:    This presentation assumes that holders of 14,187,656 Public Shares redeem all of their Public Shares for approximately $10.14 per share, resulting in an aggregate redemption payment of $143.9 million. The Merger Agreement contains a condition to the Closing of the Business Combination that Colombier shall have cash and cash equivalents, including the proceeds of any PIPE investment and funds remaining in the Trust Account (after giving effect to the completion and payment of the redemption and the payment of Colombier’s and PSQ’s aggregate unpaid expenses) in an amount at least equal to (i) $33 million minus (ii) the lesser of (A) $15 million and (B) the amount of Colombier’s and PSQ’s aggregate unpaid expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by PSQ in any Permitted Financing. The maximum redemption amount reflects the maximum number of the Public Shares that can be redeemed without violating the above condition of the Merger Agreement. This scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2022 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are based on the audited historical financial statements of Colombier and PSQ. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of Colombier’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in favor of the proposals presented at the Colombier Special Meeting. In the event that the Sponsor or directors, officers or advisors or their affiliates of Colombier purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. None of Colombier’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination and other proposals or, where the purchases are made by the Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless notifications have been given and information has been furnished to the Antitrust Division of the Department of Justice (“DOJ”) and the FTC and certain statutory waiting period requirements have been satisfied. The Business Combination is not subject to these requirements.

At any time before or after consummation of the Business Combination, the DOJ and the FTC could take such action under applicable antitrust laws as each deems necessary or desirable, including seeking to enjoin the consummation of the Business Combination, to rescind the Business Combination or to conditionally permit completion of the Business Combination subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Business Combination or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. Neither Colombier nor PSQ is aware of any material regulatory approvals or actions that are required for completion of the Business Combination.

Material Differences in Stockholder Rights

Because certain of the Proposals are conditioned on one another, Colombier will only proceed with the Business Combination if (i) the holders of a majority of the shares of the Common Stock that are voted at the Colombier Meeting, voting together as a single class, vote “FOR” the Business Combination Proposal, (iii) the holders of each of (x) at least a majority of the outstanding shares of Colombier Common Stock, voting together as a single class, (y) at least a majority of the outstanding shares of Colombier Class A Common Stock, voting as a separate class, and (z) at least a majority of the outstanding shares of Colombier Class B Common Stock, voting as a separate class, vote “FOR” the Charter Proposal, (iii) a majority of the votes cast on each of the NYSE Proposal, the Incentive Plan Proposal and the ESPP Proposal are voted “FOR” such Proposal, and (iv) a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented at the Colombier Special Meeting virtually in person or by proxy, voting as a single class, vote in favor of the election of each of Colombier’s nominees set forth in this proxy statement. In addition, a quorum must also be present at the Colombier Special Meeting.

As of the Record Date, the Sponsor and Colombier’s directors and officers have agreed to vote any shares of Colombier Common Stock owned by them in favor of the Business Combination and the Required Proposals. As a result, in addition to Colombier’s Sponsor’s Sponsor Shares, Colombier would need only 6,468,750 or approximately 38% of the Public Shares, to be voted in favor of the Business Combination Proposal and other Required Proposals in order to have the Required Proposals (other than the Charter Proposal) approved (assuming all outstanding shares are voted). In addition, the approval of the Charter Proposal, which is conditioned on the receipt of a separate vote of the holders of the shares of Colombier Class A Common Stock have a separate class vote, requires the affirmative vote of the holders of an additional 8,625,000 shares of Class A Common Stock, or a majority of the Public Shares, in order to be approved.

Recommendation of the Colombier Board

COLOMBIER’S BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE BUSINESS COMBINATION PROPOSAL.

THE CHARTER PROPOSAL (PROPOSAL 3)

If the Business Combination is to be consummated, Colombier will replace the Current Charter (as amended following the approval of the NTA Proposal), with the Proposed Charter in the form attached to this proxy statement/prospectus as Annex B, which, in the judgment of the Colombier Board, is necessary to adequately address the needs of the Combined Company following the Closing.

The following table sets forth a summary of the principal proposed changes and the differences between the Current Charter and the Proposed Charter. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the Proposed Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Number of Authorized Shares

The Current Charter authorizes 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock, including (i) 80,000,000 shares of Colombier Class A Common Stock, and (ii) 20,000,000 shares of Colombier Class B Common Stock, and (b) 1,000,000 shares of preferred stock.

The Proposed Charter increases the total number of authorized shares of all classes of capital stock to 590,000,000 shares, consisting of (i) 500,000,000 shares of Class A Common Stock, (ii) 40,000,000 shares of Class C Common Stock, and (iii) 50,000,000 shares of preferred stock, each having a par value of $0.0001.

Upon consummation of the Business Combination, we expect there will be approximately [__] shares of Class A Common Stock and [__] shares of Class C Common Stock outstanding. Following consummation of the Business Combination, the Combined Company is not expected to have any preferred stock outstanding.

Name	Colombier Acquisition Corp.	PSQ Holdings, Inc.
Purpose

The Current Charter provides that the purpose of Colombier is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon Colombier by law and those incidental thereto, Colombier shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of Colombier, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Colombier and one or more businesses.

The Proposed Charter provides that the purpose of the Combined Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

	Current Charter	Proposed Charter
Voting

The Current Charter provides that the holders of the Colombier Class A Common Stock and the Colombier Class B Common Stock exclusively possess all voting power with respect to Colombier. The holders of shares of Colombier Common Stock shall be entitled to one vote for each such share on each matter properly submitted to Colombier stockholders on which the holders of Colombier Common Stock are entitled to vote.

Holders of Class A Common Stock will be entitled to cast one vote per Class A share. The issued and outstanding shares of Class C Common Stock, as a group, will be entitled a number of votes equal to the number of shares of Class A Common Stock issued and outstanding at the time any vote is taken, plus 100 (the “Aggregate Class C Voting Power”). Each share of Class C Common Stock will be entitled to a number of votes equal to the (i) Aggregate Class C Voting Power, divided by (ii) the number of shares of Class C Common Stock issued and outstanding as of the applicable record date. The holders of the Class A Common Stock and the Class C Common Stock vote together as a single class on all matters submitted to a vote of the stockholders of the Combined Company. Except in the case of amendment to the Proposed Charter or as otherwise required by Delaware law, an action is approved by the Combined Company stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast.

Duration of Existence

The Current Charter provides that if Colombier fails to complete an initial business combination within 24 months (subject to extension to 27 months) from the closing of the Offering (subject to the requirements of law), it will be required to dissolve and liquidate its trust account by returning the then-remaining funds in such account to the Public Stockholders.

The Proposed Charter deletes the liquidation provision in the Current Charter and retains the default of perpetual existence under the DGCL.
Provisions Specific to a Blank Check Company	Under the Current Charter, Article IX sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.

The Proposed Charter deletes the provisions previously included as Article IX in the Current Charter in their entirety because, upon consummation of the Business Combination, Colombier will cease to be a blank check company. In addition, the provisions requiring that the proceeds from the Offering be held in a trust account until a business combination or liquidation of Colombier and the terms governing Colombier’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination and thus will be deleted.

	Current Charter	Proposed Charter
Amendment to Certificate of Incorporation-

The Current Charter requires a separate or specific vote for:

•   Amendments that relate solely to the terms of one or more outstanding series of preferred stock, or another series of common stock, if the holders thereof are entitled to a separate vote;

•   Amendments that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Colombier Class B Common Stock, which require a separate class vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding;

•   Amendments to the provisions of the current certificate of incorporation related to the requirements for Colombier’s initial business combination, redemption rights, distributions from the trust account, certain share issuances, transactions with affiliates, minimum value of target, which prior to the consummation of Colombier’s initial business combination require the affirmative vote of holders of at least sixty-five percent (65%) of all then outstanding shares of the Colombier Common Stock; and

•   Amendments to the provisions of the Current Charter related to the limitation of director liabilities shall not adversely affect any right or protection of a director of Colombier in respect of any act or omission occurring prior to the time of such amendment.

The Proposed Charter requires a separate or specific vote for:

•   Amendments that relate solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon;

•   Amendments to the provisions of the Proposed Charter related to amendments to the Bylaws (which require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company), the size of the Board of Directors, the classification of the Board of Directors, the appointment and removal of directors, the inability of stockholders to act by written consent and the authority to call special meetings of stockholders require the affirmative vote of the holders of at least seventy five percent (75%) of the total voting power of all the then outstanding shares of stock of the Combined Company entitled to vote thereon, voting together as a single class; and

•   Amendments to the provisions of the Current Charter related to the limitation of director liabilities shall not adversely affect any right or protection of a director of the Combined Company in respect of any act or omission occurring prior to the time of such amendment.

	Current Charter	Proposed Charter
Composition of the Board of Directors

Under the Current Charter, Article V sets out the composition of the Board of Directors, dividing the board into three (3) classes, as nearly equal in number as possible, Class I, Class II and Class III.

The Proposed Charter provides for the continuation of a classified board divided into Classes I, II and III.
Removal of Directors

Under the Current Charter, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of the Colombier Class B Common Stock entitled to vote generally in the election of directors, voting together as a single class.

The Proposed Charter provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon.

Choice of Forum

The Current Charter provides that unless Colombier consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Colombier stockholder to bring (i) any derivative action or proceeding brought on behalf of Colombier, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Colombier to Colombier or Colombier stockholders, (iii) any action asserting a claim against Colombier, its directors, officers or employees arising pursuant to any provision of the DGCL or the Current Charter or the Colombier bylaws, or (iv) any action asserting a claim against Colombier, its directors, officers or employees governed by the internal affairs doctrine. The exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and unless Colombier consents in writing to the selection of an alternative forum.

Unless the Combined Company consents in writing to the selection of an alternative forum, the Proposed Charter generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder (including a beneficial owner) to: (i) any derivative action or proceeding brought on behalf of the Combined Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Combined Company to the Combined Company or the Combined Company’ stockholders, (iii) any action asserting a claim against the Combined Company, its directors, officers, or employees arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws and (iv) any action asserting a claim against the Combined Company, its directors, officers, or employees governed by the internal affairs doctrine, subject to certain exceptions, unless the Combined Company consents in writing to an alternative forum. The federal district courts of the United States of America will be, to the fullest extent permitted by applicable law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Reasons for the Amendments to Colombier’s Charter

In the judgment of the Colombier Board, the Proposed Charter is necessary to address the needs of the Combined Company following the Closing. In particular:

•        The greater number of authorized shares of capital stock is desirable for the Combined Company to have sufficient shares to complete the Business Combination. Additionally, the Colombier Board believes that it is important for us to have available for issuance a number of authorized shares sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors. The Colombier Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Upon the consummation of the Business Combination, all outstanding shares of Colombier Class B Common Stock will be reclassified as shares of Class A Common Stock on a one-to-one basis.

•        The additional changes to the Current Charter, including the name change from “Colombier Acquisition Corp.” to “PSQ Holdings, Inc.,” the change in purpose, the change in duration of existence, and the deletion of provisions specific to a blank check company, are necessary to adequately address the needs of the Combined Company following the Closing. The elimination of certain provisions related to Colombier’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve Colombier and allow the Combined Company to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations and the Colombier Board believes it is the most appropriate period following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from the IPO be held in the Trust Account until a business combination or liquidation of Colombier has occurred. These provisions cease to apply once the Business Combination is consummated.

•        The creation of a dual class stock structure which provides the Founder with a controlling voting interest is in the best interests of the Combined Company because its success rests on its ability to undertake a long-term view and the Founder’s controlling voting interest will enhance the Combined Company’s ability to focus on long-term value creation and help insulate the Combined Company from short-term outside influences.

•        The Colombier board believes a classified board structure may provide increased board continuity and stability and encourage directors to focus on the long-term productivity of a company. Additionally, classified boards may provide additional protections against unwanted, and potentially unfair and abusive, takeover attempts and proxy contests, as they make it more difficult for a substantial stockholder to gain control of a board of directors without the cooperation or approval of incumbent directors.

•        The Colombier Board believes the choice of forum provision is desirable to delineate matters for which the Court of Chancery of the State of Delaware or the federal district courts of the U.S., as applicable, is the sole and exclusive forum, in order that the Combined Company is not subject to such types of claims in numerous jurisdictions, unless the Combined Company consents in writing to the selection of an alternative forum.

Vote Required for Approval

This Charter Proposal will be approved and adopted only if the holders of (i) at least a majority of the issued and outstanding shares of Colombier Common Stock as of the Record Date, voting together as a single class, (ii) at least a majority of the issued and outstanding shares of Colombier Class A Common Stock as of the Record Date, voting as a separate class and (iii) at least a majority of the issued and outstanding shares of Colombier Class B Common Stock as of the Record Date, voting as a separate class vote “FOR” the Charter Proposal. The implementation of the Proposed Charter is also subject to the approval of each of the Business Combination Proposal, the NYSE Proposal, the Incentive Plan Proposal, the ESPP Proposal and the Director Election Proposal are approved at the Colombier Special Meeting. Failure to vote by proxy or to vote in person online at the Colombier Special Meeting or an abstention from voting on the Charter Proposal will have the same effect as a vote “AGAINST” the Charter Proposal.

Recommendation of the Colombier Board

COLOMBIER’S BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE CHARTER PROPOSAL.

ADVISORY CHARTER PROPOSALS (PROPOSALS 4 – 7)

In connection with the Business Combination, Colombier is asking its stockholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Proposed Charter. This separate vote is not otherwise required by Delaware law separate and apart from the NTA Proposal and the Charter Proposal. Pursuant to SEC guidance, Colombier is submitting these provisions to its stockholders separately for approval, allowing stockholders the opportunity to present their separate views on important governance provisions. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on Colombier or the Colombier Board (separate and apart from the approval of the NTA Proposal and the Charter Proposal). In the judgment of the Colombier Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the NTA Proposal).

Colombier stockholders will be asked to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented as four separate sub-proposals (the “Advisory Charter Proposals”):

(a)     Advisory Charter Proposal 4 — to change the corporate name of the Combined Company to “PSQ Holdings, Inc.” at and from the time of the Business Combination;

(b)    Advisory Charter Proposal 5 — to increase the authorized shares of capital stock of the Combined Company to 590,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of Class A Common Stock, (b) 40,000,000 shares of Class C Common Stock and (c) 50,000,000 shares of undesignated preferred stock.

(c)     Advisory Charter Proposal 6 — to remove certain blank check provisions that will no longer be necessary upon consummation of the Business Combination.

(d)    Advisory Charter Proposal 7 — to provide for two classes of common stock, the Class A Common Stock and the Class C Common Stock. Class C Common Stock will be held only by the Founder and certain permitted transferees of the Founder. Holders of Class A Common Stock will be entitled to one vote per share of Class A Common Stock, and holders of Class C Common Stock will be entitled to a number of votes per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date.

Reasons for the Charter Amendments

In the judgment of the Board, the amendments to the Current Charter are desirable for the following reasons:

•        the name of the new public entity is desirable to reflect the Business Combination with PSQ and the combined business going forward;

•        the greater number of authorized number of shares of capital stock is desirable for the Combined Company to have enough additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits and to issue upon exercise of the equity grants currently outstanding or made under the Incentive Plan (assuming it is approved at the Colombier Special Meeting);

•        it is desirable to delete the provisions that relate to the operation of Colombier as a blank check company prior to the consummation of its initial business combination because they would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated within a certain period of time); and

•        it is desirable to have a dual class stock structure which provides the Founder with a controlling voting interest because the Colombier Board believes that the Combined Company’s success rests on its ability to undertake a long-term view and the Founder’s controlling interest will enhance the Combined Company’s ability to focus on long-term value creation and help insulate the Combined Company from short-term outside influences.

The approval of each of the Advisory Charter Proposals requires a majority of the votes cast on such Proposal by the holders of the shares of Colombier Common Stock entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

A copy of the Proposed Charter, as will be in effect and upon consummation of the Business Combination and filing with the Delaware Secretary of State, is attached to this proxy statement/prospectus as Annex B.

Vote Required for Approval

As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on Colombier or the Colombier Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory votes on the Advisory Charter Proposals, Colombier intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).

Recommendation of the Colombier Board

COLOMBIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” EACH OF THE ADVISORY CHARTER PROPOSALS.

THE INCENTIVE PLAN PROPOSAL (PROPOSAL 8)

Why Colombier is Requesting Stockholder Approval of the 2023 Stock Incentive Plan

Colombier is asking the Colombier stockholders to approve the Colombier Acquisition Corp. 2023 Stock Incentive Plan, (the “Incentive Plan”), which the Colombier Board intends to adopt, subject to Colombier stockholder approval.

If adopted by the Colombier Board and approved by the Colombier stockholders, the Incentive Plan will be effective upon the Closing of the Business Combination. Approval of the Incentive Plan will allow the Company to utilize a broad array of equity incentives to secure and retain the services of employees, officers, directors, consultants, and advisors and to provide long-term incentives that align the interests of employees, officers, directors, consultants and advisors with the interests of the Company’s stockholders following the closing of the Business Combination. If the Incentive Plan is not approved by Colombier stockholders, it will not become effective and no awards will be granted thereunder.

For purposes of this Proposal 8 and except where the context otherwise requires, the term (i) “Company” and similar terms shall include Colombier prior to the Closing, the Company at and following the Closing, and any of its present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board and (ii) “Board” shall mean the Colombier Board prior to the Closing, the Combined Company Board at and following the Closing, and the compensation committee of the Board or any similar committee or sub-committee or the Delegated Persons (as defined below) to the extent that the Board’s powers or authority under the Incentive Plan have been delegated to such committee, sub-committee or Delegated Persons, in accordance with the Incentive Plan.

The remainder of this Proposal 8 includes:

•        Highlights of the Reasons Why Stockholders Should Approve the Incentive Plan; and

•        Description of the Incentive Plan.

Highlights of the Reasons Why Stockholders Should Approve the Incentive Plan

Incentivize, Retains and Motivates Talent.    It is critical to the Company’s success that the Company incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. The Company’s equity-based compensation program will be a key component in the Company’s ability to pay market-competitive compensation to its employees.

Aligns with Pay-for-Performance Compensation Philosophy.    The Company believes that equity-based compensation is inherently performance-based. As the value of the Company’s stock appreciates, Incentive Plan participants receive greater compensation at the same time that its stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then Incentive Plan participants would not receive any compensation in respect of stock options and SARs and would receive lower compensation than intended in respect of restricted stock and RSUs.

Aligns Participant Interests with Stockholder Interests.    Providing participants with compensation in the form of equity directly aligns the interests of those participants with the interests of the Company’s stockholders. If the Incentive Plan is approved by Colombier stockholders, the Company will be able to grant equity-based incentives that foster this alignment between Incentive Plan participants and the Company’s stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance.    As described under the heading “Highlights of the Incentive Plan” and more thoroughly below, the Incentive Plan was purposefully designed to include features that are consistent with the interests of the Company’s stockholders and sound corporate governance practices.

Description of the Incentive Plan

The following is a brief summary of the Incentive Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock, RSUs and other stock-based awards, as described below (collectively, “awards”).

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the Incentive Plan for up to the number of shares of Class A Common Stock that is equal to the sum of (x) 15% of the outstanding shares of all classes of Combined Company Common Stock as determined immediately after the closing of the Business Combination and (y) an annual increase, to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing until, and including, January 1, 2033, equal to the lesser of (i) 1% of the outstanding shares of all classes of Combined Company Common Stock on such date or (ii) such lesser number of shares of Class A Common Stock as determined by the Board (the “Share Reserve”). Subject to adjustment in the event of stock splits, stock dividends and other similar events, up to 3,000,000 shares of Class A Common Stock available for issuance under the Incentive Plan may be issued as incentive stock options.

The Incentive Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director may not exceed $750,000 in the case of an incumbent director and may not exceed $950,000 for a non-employee director in such non-employee director’s initial year of service. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by the Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the Incentive Plan, all shares of Class A Common Stock covered by SARs shall be counted against the number of shares available for the grant of awards under the Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Incentive Plan. In addition, if the Company grants a SAR in tandem with an option for the same number of shares of the Company’s Class A Common Stock and provide that only one such award may be exercised (a “tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Incentive Plan.

Shares covered by awards under the Incentive Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an award being settled in cash rather than stock) will again be available for the grant of awards under the Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the Incentive Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of Class A Common Stock that are delivered (by actual delivery, attestation, or net exercise) to the Company by a participant to purchase shares of Class A Common Stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will be added back to the number of shares available for the future grant of awards under the Incentive Plan.

In connection with a merger or consolidation of an entity with the Company or the Company’s acquisition of property or stock of an entity, the Board may grant awards under the Incentive Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as the Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Incentive Plan. No such substitute awards shall count against the overall share limit, or any sublimit, contained in the Incentive Plan, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options.    A participant who is awarded an option receives the right to purchase a specified number of shares of Class A Common Stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. If the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Company’s Class A Common Stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries. Under the terms of the Incentive Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries).

The Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by the Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by the Board, and subject to certain conditions, by delivery to the Company (either by actual delivery or attestation) of shares of Class A Common Stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option award agreement or approved by the Board, by delivery of a notice of “net exercise” as a result of which the Company will retain a number of shares of Class A Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of the Company’s Class A Common Stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by the Board, by any other lawful means, or (vi) by any combination of these forms of payment to the extent approved by the Board. No option granted under the Incentive Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Incentive Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A participant who is awarded a SAR receives, upon exercise, a number of shares of the Company’s Class A Common Stock, or cash (or a combination of shares of the Company’s Class A Common Stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of the Company’s Class A Common Stock over the measurement price. The Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of the Company’s Class A Common Stock on the date the SAR is granted (provided, however, that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Incentive Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Incentive Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs.    With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Incentive Plan in connection with certain changes in capitalization and reorganization events, the Company may not (i) amend any outstanding option or SAR granted under the Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Incentive Plan) and grant in substitution for the canceled award, new awards under the Incentive Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with the Company or an acquisition by the Company, described above) covering the same or a different number of shares of the Company’s Class A Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of the Company’s Class A Common Stock, or (iv) take any other action under the Incentive Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards.    A participant who is granted a restricted stock award is entitled to acquire shares of the Company’s Class A Common Stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards.    A participant who is granted an RSU award is entitled to receive shares of the Company’s Class A Common Stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time the award vests or on a deferred basis pursuant to the terms and conditions established by the Board. The Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of the Company’s Class A Common Stock. Any such dividend equivalents may be settled in cash and/or shares of the Company’s Class A Common Stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards.    Under the Incentive Plan, the Board may grant other awards of shares of the Company’s Class A Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of the Company’s Class A Common Stock or other property, having such terms and conditions as the Board may determine. These types of awards are referred to in this proxy statement/prospectus as “other stock-based awards.” Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of the Company’s Class A Common Stock or in cash, as the Board may determine. The award agreement of another stock-based award may provide the participant who receives another stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of the Company’s Class A Common Stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Eligibility to Receive Awards

As [___], 2023, approximately [•] persons would have been eligible to receive awards under the Incentive Plan, including [•] of the Company’s named executive officers (the “NEOs”) who are current employees, [•] other executive officers who are not NEOs (all of whom are also current employees), [•] employees (excluding NEOs and other executive officers), [•] non-employee directors, [•] consultants and [•] advisors (excluding consultants). Incentive stock options may only be granted to employees of the Company or of a present or future parent or subsidiary corporation as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, the Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member of the participant if the Company would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the Class A Common Stock subject to such award to the proposed transferee. Further, the Company is not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of Class A Common Stock to be distributed with respect to an award granted under the Incentive Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Incentive Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

New Plan Benefits

No awards have been previously granted under the Incentive Plan as of the date hereof and no awards have been granted under the Incentive Plan subject to stockholder approval of the Incentive Plan. The awards that are to be granted to any particular group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the Incentive Plan are subject to the discretion of the Board. Consequently, no new plan benefits table is included in this proxy statement/prospectus.

Administration

The Incentive Plan will be administered by the Board. The Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan that it deems advisable and to construe and interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or any award. All actions and decisions by the Board with respect to the Incentive Plan and any awards made under the Incentive Plan will be made in the Board’s discretion and will be final and binding on all persons having or claiming any interest in the Incentive Plan or in any award.

Pursuant to the terms of the Incentive Plan, the Board may delegate any or all of its powers under the Incentive Plan to one or more committees or subcommittees of the Board. The Board intends to authorize the Compensation Committee to administer certain aspects of the Incentive Plan.

Subject to any requirements of applicable law, the Board may, by resolution, delegate to one or more persons (including officers) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant awards (subject to any limitations under the Incentive Plan) to eligible service providers of the Company and to exercise such other powers under the Incentive Plan as the Board may determine. In delegating the power to grant awards, the Board must fix (i) the maximum number of awards, and the maximum number of shares issuable upon exercise of those awards, that may be issued by such Delegated Persons, (ii) the time period during which those awards, and during which the shares issuable upon exercise of those awards, may be issued, and (iii) the minimum amount of consideration (if any)

for which those awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise of those awards. No Delegated Person may be authorized to grant awards to itself or to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the Incentive Plan, the Board, the Compensation Committee, or any other committee or subcommittee or Delegated Person to whom the Board has delegated authority pursuant to the Incentive Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of Class A Common Stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the Incentive Plan, each award under the Incentive Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and the Board need not treat participants uniformly. The Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The Board may at any time provide that any award will become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of the Company’s Class A Common Stock, other than an ordinary cash dividend, the Company is required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by the Board, to (i) the number and class of securities available under the Incentive Plan, (ii) the share counting rules set forth in the Incentive Plan and the number and class of securities available for issuance under the Incentive Plan that may be issued as incentive stock options, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event the Company effects a split of Class A Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

The Company will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards.    Except as otherwise provided under the Incentive Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding award, including but not limited to, substituting for an award another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless the Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Incentive Plan or the change is otherwise permitted under the terms of the Incentive Plan in connection with certain corporate events.

Reorganization Events

The Incentive Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Incentive Plan as (i) any merger or consolidation of the Company with or into another entity as a result of which all Class A Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all Class A Common Stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) the liquidation or dissolution of the Company.

Provisions Applicable to Awards Other than Restricted Stock.    Under the Incentive Plan, if a reorganization event occurs, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and the Company): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of the Company’s Class A Common Stock will receive upon consummation of the reorganization event a cash payment for each share surrendered in the reorganization event, which is referred to in this proxy statement/prospectus as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (I) the number of shares of Class A Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (II) the excess, if any, of (A) the Acquisition Price over (B) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of the award, then the award will be cancelled without any payment of consideration, (v) provide that, in connection with the liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

The Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the Incentive Plan. The Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock.    Upon the occurrence of a reorganization event other than liquidation or dissolution of the Company, the Company’s repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which the Company’s Class A Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and the Company, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and the Company, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the Incentive Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Incentive Plan containing any limitations on the Board’s discretion under the Incentive Plan and any additional terms and conditions not otherwise inconsistent with the Incentive Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Incentive Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Class A Common Stock under an award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A Common Stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Class A Common Stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as the Company shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

If Colombier receives stockholder approval of the Incentive Plan, no award may be granted under the Incentive Plan after the expiration of ten years from the Closing Date, but awards previously granted may extend beyond that date. The Board may amend, suspend or terminate the Incentive Plan or any portion of the Incentive Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company maintains its primary listing may be made effective unless and until such amendment has been approved by the Company’s stockholders. If at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Incentive Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Incentive Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Incentive Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Incentive Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of the Company’s Class A Common Stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the Incentive Plan, the Incentive Plan will not go into effect, and the Company will not grant any awards under the Incentive Plan. In this event, the Board will consider whether to adopt alternative arrangements based on its assessment of the Company’s needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement/prospectus. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options.    A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of Class A Common Stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Class A Common Stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person, online or by proxy, and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

Recommendation of the Colombier Board

COLOMBIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

THE ESPP PROPOSAL (PROPOSAL 9)

The Colombier Board intends to adopt, subject to stockholder approval, the Colombier Acquisition Corp. 2023 Employee Stock Purchase Plan (the “ESPP”). If adopted by the Colombier Board and approved by Colombier stockholders, the ESPP will become effective upon the Closing of the Business Combination. The ESPP initially provides participating employees with the opportunity to purchase up to [            ] shares of Class A Common Stock. However, the number of shares of Class A Common Stock reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, in an amount equal to the lowest of (1) 425,000 shares of Class A Common Stock, (2) 1% of the number of shares of Combined Company Common Stock outstanding on such date, and (3) an amount determined by the Board.

The ESPP is intended to benefit the Company and its stockholders by attracting, retaining and motivating talented employees, which the Company believes will be critical for the success of the Company. The Company believe that the ability to participate in the ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of the Company. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code and the regulations issued under that section.

For purposes of this Proposal 9 and except where the context otherwise requires, the term (i) “Company” and similar terms shall include Colombier prior to the Closing and the Company at and following the Closing and (ii) “Board” shall mean the Colombier Board prior to the Closing and the Combined Company Board at and following the Closing.

Description of the ESPP

The following is a brief summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP.

Eligibility

All employees of the Company and any subsidiary of the Company designated by the Board or a committee appointed by the Board (the “Administrator”) are eligible to participate in the ESPP provided that they are customarily employed for more than 20 hours a week and for more than five months in a calendar year, they have been employed by the Company or a designated subsidiary of the Company for at least three months prior to enrolling in the ESPP, and they are employees of the Company or a designated subsidiary of the Company on the first day of the applicable offering period. However, no employee can be granted an option under the ESPP if such employee, immediately after the option is granted, owns five percent or more of the total combined voting power or value of the stock of the Company or any subsidiary (including any stock attributed to the employee under the attribution rules of the Code and any stock that the employee has a contractual right to purchase) and/or options to purchase Class A Common Stock representing five percent or more of the total combined voting power or value of the stock of the Company or any subsidiary. The Company retains the discretion to determine which eligible employees may participate in any given offering under the ESPP pursuant to and consistent with the Treasury Regulations issued under Section 423 of the Code. As of [__], 2023, approximately [__] employees would have been eligible to participate in the ESPP, including the Company’s NEOs.

Plan Operation

The ESPP permits eligible employees to purchase shares of Class A Common Stock at a discount. Eligible employees may elect to participate by completing and forwarding either a written or electronic payroll deduction authorization form to the employee’s appropriate payroll office at least fifteen days (or such other number of days determined by the Company) prior to the applicable offering commencement date and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute any percentage amount (in whole percentages) at a minimum of 1% and up to a maximum of 15% of the compensation they receive during the offering period. The Administrator may, at its discretion, designate a lower maximum contribution rate, and the minimum payroll deduction is such percentage of compensation as may be established by the Administrator from time to time.

The ESPP will be implemented by six-month offering periods. On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last day of the offering period, up to a whole number of shares of Class A Common Stock determined by multiplying $2,083 by the number of full months in the offering period and dividing the result by the closing price on the first day of the offering period. However, no eligible employee may be granted an option under the ESPP to the extent that the employee’s right to purchase shares under the ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the first day of the offering period) of Class A Common Stock in any given calendar year in which the option is outstanding at any time. In addition, the Administrator may, in its discretion, set a different fixed number of shares of Class A Common Stock that each eligible employee may purchase in an offering period, provided that such number is not greater than the number of shares of Class A Common Stock determined using the formula described in the second sentence of this paragraph and that such number cannot exceed the limitation described in the third sentence of this paragraph. Unless a participant withdraws from the ESPP, the option will be automatically exercised on the last day of the offering period as to the largest whole number of shares subject to the employee’s option that can be purchased with the deductions accumulated as of such date. Any balance remaining in an employee’s payroll deduction account at the end of an offering period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Class A Common Stock will be carried forward into the employee’s payroll deduction account for the following offering period unless the employee elects not to participate in the following offering, in which case the balance in the employee’s account will be refunded to the employee.

The Administrator will determine the purchase price of shares subject to an option granted under the ESPP for each offering period (the “option price”), including whether the option price will be determined based on the lesser of the closing price of Class A Common Stock on (i) the first business day of the offering period or (ii) the last business day of the offering period, or whether it will be based solely on the closing price of the Class A Common Stock on the last business day of the offering period, provided that, in all events, the option price will be at least 85% of the applicable closing price. In the absence of a determination by the Administrator, the option price of each of the shares purchased in a given period will be 85% of the closing price of the Class A Common Stock on the first day of the offering period or the last day of the purchase period, whichever is lower. If the total number of shares of Class A Common Stock with respect to which options are to be exercised exceeds the maximum number of shares issuable under the ESPP, the Company will only issue to participants that number of shares remaining available for issuance, on a pro-rata basis.

All payroll deductions received or held by the Company under the ESPP may be used by us for any corporate purpose. Interest will not accrue on the payroll deductions, except to the extent the Administrator, in its sole discretion shall determine. An employee participating in the ESPP may not make any additional payments into the account. Employees may purchase Class A Common Stock under the ESPP only through payroll deductions. A participant’s payroll deduction elections remain in effect for successive offering periods unless discontinued by the participant or the participant withdraws from an offering period. A participant may decrease, but not increase, the rate of his or her payroll deductions once during an offering period by filing a new payroll authorization form with the Company’s payroll department authorizing a change in payroll deduction rate. In addition, a participant may elect to discontinue his or her payroll deductions once during an offering period. If a participant elects to discontinue his or her payroll deductions, but does not elect to withdraw his or her funds, any funds deducted prior to his or her election to discontinue will be applied to the purchase of Class A Common Stock on the last day of the offering period in which the funds were deducted.

An employee may, for any reason, withdraw from participation in an offering at any time prior to the close of business on the fifteenth business day prior to the end of the offering period (or such other number of days as determined by the Company). If an employee withdraws from participation during an offering period, the amounts contributed to the ESPP will be refunded promptly and the employee’s option granted for such offer period will automatically terminate. Partial withdrawals are not permitted. Withdrawal occurs automatically if, before the last business day in the offering period, a participant’s employment with the Company or a designated subsidiary ends, if the designated subsidiary by which the employee is employed ceases to be a subsidiary of the Company or if the employee is transferred to a subsidiary of the Company that is not a designated subsidiary. A participant who withdraws from an offering period may not re-enroll in the same offering period but may participate in any subsequent offering in accordance with the terms and conditions established by the Administrator.

Options granted under the ESPP are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

The value of the Class A Common Stock purchased will vary based on the fair market value of the Company’s Class A Common Stock on the last day of the offering period. Accordingly, the dollar value and number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

Administration

The ESPP shall be administered by the Administrator. The Administrator has authority to make rules and regulations for the administration of the ESPP and to interpret the terms and provisions of the ESPP and make all determinations and decide all disputes arising in connection with the ESPP, and its interpretation and decisions with regard to the ESPP shall be final and conclusive.

The Board may terminate, suspend or amend the ESPP at any time and for any reason, provided, however, that the Board may not amend or suspend the ESPP (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, without such approval or (b) if any amendment would cause the ESPP to fail to comply with Section 423 of the Code. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded.

The Company may, to comply with laws of a foreign jurisdiction, grant options under the ESPP to employees who are citizens or residents of such foreign jurisdictions with terms that are less favorable (but not more favorable) than the terms of options granted under the ESPP to employees who are resident in the United States. Notwithstanding the foregoing, employees who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the ESPP if (a) the grant of an option under the ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code.

Adjustments for Changes in Common Stock and Certain Other Events

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Class A Common Stock other than an ordinary cash dividend, (a) the number and class of securities; (b) the share limitations set forth in the section entitled “Plan Operation”; and (c) the option price shall be equitably adjusted to the extent determined by the Administrator.

The plan also contains provisions explaining the consequences of a reorganization event. A reorganization event is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Class A Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Class A Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction, or (c) any liquidation or dissolution of the Company.

In connection with a reorganization event, Administrator may take any one or more of the following actions as to outstanding options on such terms as the Board or the committee determines: (a) provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation), (b) upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator, which date shall be ten days preceding the effective date of the reorganization event (or such other number of days as is determined by the Board or the committee), (c) upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date, (d) in the event of a reorganization event under the terms of which holders of the Class A Common Stock will receive a cash payment for each share surrendered in the reorganization event (the “acquisition price”), change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to the acquisition price times the number of shares of Class A Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the option price, where the acquisition price is treated as the fair market value of the Class A Common Stock for purposes of determining the option price and where the number of shares that could be purchased is subject to the limitations under the ESPP, minus the result of multiplying such number of shares by the option price, (e) provide that, in connection with a liquidation or dissolution of the Company, options convert into the right to receive liquidation proceeds net of the option price, and (f) any combination of the foregoing.

An option shall be considered assumed for purposes of clause (a) above if, following consummation of the reorganization event, the option confers the right to purchase, for each share of Class A Common Stock subject to the option immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Class A Common Stock for each share of Class A Common Stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Class A Common Stock). If the consideration received as a result of the reorganization event is not solely Class A Common Stock of the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Class A Common Stock as a result of the reorganization event.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of Class A Common Stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement/prospectus. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. This summary assumes that the ESPP complies with Section 423 of the Code. Changes to these laws could alter the tax consequences described below. This summary also assumes the option price with respect to shares purchased under the ESPP is the lesser of 85% of the closing price of a share of Class A Common Stock on (a) the first day of the offering period or (b) the last day of the offering period.

Tax Consequences to Participants

A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of an offering period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceeded the option price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•        15% of the value of the stock on the day the offering commenced; and

•        the difference between the fair market value of the stock on the date of disposition and the option price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the option price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the option price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The benefits that will be received by participants, including the NEOs, under the ESPP will depend on each individual’s elections to participate and the fair market value of the Class A Common Stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by NEOs or other employees if the ESPP is approved by our stockholders.

Vote Required for Approval

The approval of the ESPP Proposal requires a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

Recommendation of the Board

THE COLOMBIER BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ESPP PROPOSAL.

THE NYSE PROPOSAL (PROPOSAL 10)

Overview

Pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Additionally, under Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Upon the consummation of the Business Combination, Colombier expects to issue up to [__] shares of Class A Common Stock and up to [__] shares of Class C Common Stock in connection with the Business Combination subject to adjustment based on the adjustment for indebtedness (net of cash) set forth in the Merger Agreement. For further details, see “Business Combination Proposal.”

Accordingly, the aggregate number of shares of the Combined Company Common Stock that Colombier will issue in connection with the Business Combination will exceed 20% of both the voting power and the shares of the Combined Company Common Stock outstanding before such issuance and this issuance of shares and the issuance of the Class C Common Stock may result in a change of control of the registrant under Section 312.03(d) of the NYSE’s Listed Company Manual, and for these reasons, Colombier is seeking the approval of Colombier stockholders for the issuance of shares of Colombier Common Stock pursuant in connection with the Business Combination.

Reasons for the Approval for Purposes of NYSE Listing Rule 312.03

Pursuant to Section 312.03(c) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Additionally, under Section 312.03(d) of the NYSE’s Listed Company Manual, stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Upon the consummation of the Business Combination, Colombier expects to issue up to [__] shares of Class A Common Stock and up to [__] shares of Class C Common Stock in connection with the Business Combination subject to adjustment based on the adjustment for indebtedness (net of cash) set forth in the Merger Agreement. For further details, see “Business Combination Proposal.”

Accordingly, the aggregate number of shares of Colombier Common Stock that Colombier will issue in connection with the Business Combination will exceed 20% of both the voting power and the shares of Colombier Common Stock outstanding before such issuance and this issuance of shares and the issuance of the Class Common Stock may result in a change of control of the registrant under Section 312.03(d) of the NYSE’s Listed Company Manual, and for these reasons, Colombier is seeking the approval of Colombier stockholders for the issuance of shares of Colombier Common Stock pursuant in connection with the Business Combination.

Effect of Proposal on Current Stockholders

If the NYSE Proposal is adopted, we expect to issue up to [__] shares of Class A Common Stock and up to [__] shares of Class C Common Stock to PSQ Stockholders upon the Closing subject to adjustment based on the adjustment for indebtedness (net of cash) set forth in the Merger Agreement.

The issuance of the shares of Colombier Common Stock described above would result in significant dilution to Colombier stockholders and result in Colombier stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of Colombier.

Vote Required for Approval

The approval of the NYSE Proposal requires a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

Failure to submit a proxy or to vote online during the Colombier Special Meeting, an abstention from voting or a broker non-vote will have no effect on the NYSE Proposal.

Recommendation of the Colombier Board

COLOMBIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE ‘‘FOR’’ THE NYSE PROPOSAL.

THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 11)

Election of Directors

Pursuant to the Merger Agreement, Colombier has agreed to take all necessary action, including causing the directors of Colombier to resign, so that effective at the Closing, our entire board of directors will consist of [__] individuals, a majority of whom will be independent directors in accordance with the requirements of NYSE.

At the Colombier Special Meeting, it is proposed that [__] directors will be elected to be the directors of the Combined Company upon consummation of the Business Combination. At each annual meeting of stockholders, the successors to the directors whose terms then expire will be elected to serve from the time of election and qualification until election and qualification of their respective successors or their earlier death, removal, resignation or disqualification.

It is proposed that the Combined Company Board consist of the following directors:

•        Michael Seifert;

•        Omeed Malik;

•        Nick Ayers;

•        Blake Masters; and

•        Davis Pilot III

In addition, two additional members, who will be considered “independent” under NYSE listing requirements, will be identified prior the date of the Colombier Special Meeting. Information regarding each nominee is set forth in the section titled “Management of the Company Following the Business Combination.”

Under Delaware law and our Current Charter, the election of directors requires a plurality vote of the holders of the Common Stock present in person (which would include presence at a virtual meeting) or represented by proxy and entitled to vote thereon at the Colombier Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the Board will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the Combined Company Board, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

If the Business Combination Proposal is not approved, the Director Election Proposal will not be presented at the meeting.

Following consummation of the Business Combination, the election of directors of the Combined Company will be governed by Proposed Charter and Proposed Bylaws and the laws of the State of Delaware.

Vote Required for Approval

The election of each of the foregoing nominees pursuant to the Director Election Proposal requires a plurality of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting.

Recommendation of the Colombier Board

COLOMBIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE DIRECTOR ELECTION PROPOSAL.

THE ADJOURNMENT PROPOSAL (PROPOSAL 12)

Overview

The Adjournment Proposal, if adopted, will allow the Colombier Board to adjourn the Colombier Special Meeting to a later date or dates, at the determination of the Colombier Board. The Adjournment Proposal will only be presented to Colombier stockholders in the event that based upon the tabulated vote at the time of the Colombier Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the NYSE Proposal, the Incentive Plan Proposal or the ESPP Proposal or the Director Election Proposal. In no event will the Colombier Board adjourn the Colombier Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the Current Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Colombier’s stockholders, the Colombier Board may not be able to adjourn the Colombier Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Proposal.

Vote Required for Approval

Assuming a quorum, the approval of the Adjournment Proposal requires a majority of the votes cast by the holders of the shares of Colombier Common Stock represented in person online or by proxy and entitled to vote thereon at the Colombier Special Meeting, voting together as a single class.

Recommendation of the Colombier Board

COLOMBIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations for holders of shares of Colombier Class A Common Stock that (i) hold the Combined Company Common Stock following the adoption of the Proposed Charter in connection with the Business Combination or (ii) elect to have their Colombier Class A Common Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Colombier Class A Common Stock or Combined Company Common Stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker dealers;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Colombier Class A Common Stock or Combined Company Common Stock;

•        persons holding Colombier Class A Common Stock or Combined Company Common Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies or real estate investment trusts;

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons who received their shares of Colombier Class A Common Stock or Combined Company Common Stock as compensation or as a result of the exercise of an option or warrant received as compensation;

•        persons subject to the applicable financial statement accounting rules under Section 451(b) of the Code;

•        partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes; and

•        tax-exempt entities.

If an entity is treated as a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner (or other owners) will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them under the circumstances described herein.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof and all of which are subject to differing interpretations or change. Any such change or differing interpretation, which may be retroactive, may affect the tax consequences described herein. We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Ellenoff Grossman & Schole LLP will deliver an opinion that the statements under this section titled “The Business Combination Proposal (Proposal 2) — U.S. Federal Income Tax Considerations” constitute the opinion of Ellenoff Grossman & Schole LLP. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Merger Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Merger Agreement. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Colombier Class A Common Stock or Combined Company Common Stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•        an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons has the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

A “Non-U.S. holder” is a beneficial owner of Colombier Class A Common Stock or Combined Company Common Stock that is not a U.S. holder and is not a partnership for U.S. federal income tax purposes.

Adoption of the Proposed Charter

Holders of Colombier Class A Common Stock are not expected to recognize any income, gain or loss under U.S. federal income tax laws as a result of the adoption of the Proposed Charter in connection with the Business Combination. It is expected that each such holder would have the same basis in its Combined Company Common Stock after the adoption of the Proposed Charter as that holder has in the corresponding Colombier Class A Common Stock immediately prior to the adoption of the Proposed Charter and such holder’s holding period in the Combined Company Common Stock would include the holder’s holding period in the corresponding Colombier Class A Common Stock. Although the matter is not entirely clear, these consequences to the holders assume, and we intend to take the position, that the adoption of the Proposed Charter does not result in an exchange by the holders of Colombier Class A Common Stock for the Combined Company Common Stock for U.S. federal income tax purposes. If contrary to this characterization, the adoption of the Proposed Charter does result in an exchange, it is expected that such exchange would be treated as a tax-deferred exchange for U.S. federal income tax purposes, with the tax consequences to a holder generally being as described above. Each holder should consult its own tax advisor regarding the U.S. federal income tax consequences to it of the adoption of the Proposed Charter in connection with the Business Combination.

Redemption of Colombier Class A Common Stock

In the event that a holder’s shares of Colombier Class A Common Stock are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “Special Meeting of Colombier Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Colombier Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Colombier Class A Common Stock, a U.S. holder will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock.” If the redemption does not qualify as a sale of shares of Colombier Class A Common Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “— U.S. Holders — Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “— Non-U.S. Holder — Taxation of Distributions.”

Whether a redemption of shares of Colombier Class A Common Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning Private Placement Warrants or Public Warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Colombier Class A Common Stock generally will be treated as a sale of Colombier Class A Common Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Colombier Class A Common Stock which could be acquired pursuant to the exercise of the Private Placement Warrants or the Public Warrants. Moreover, any shares of our stock that a holder directly or constructively acquires pursuant to the Business Combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Colombier Class A Common Stock must, among other requirements, be less than 80 percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Colombier Class A Common Stock and the Combined Company Common Stock to be issued pursuant to the Business Combination). Because the Colombier Class A Common Stock is not entitled to vote for the election of directors prior to the Business Combination, the Colombier Class A Common Stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable.

There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other shares of our stock.

The redemption of Colombier Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Colombier Class A Common Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such a U.S. holder will be as described below under the section entitled “U.S. Holders — Taxation of Distributions,” and the tax effects to such a Non-U.S. holder will be as described below under the section entitled “Non-U.S. Holders — Taxation of Distributions.”

U.S. Holders

Taxation of Distributions.    If our redemption of a U.S. holder’s shares of Colombier Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Colombier Class A Common Stock,” such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in Colombier Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Colombier

Class A Common Stock and will be treated as described below under the section entitled “— Redemption of Colombier Class A Common Stock — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock.” After the application of these rules, any remaining tax basis of the holder in the redeemed Colombier Class A Common Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Colombier Class A Common Stock described in this proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock.    If our redemption of a U.S. holder’s shares of Colombier Class A Common Stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “— Redemption of Colombier Class A Common Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. holder’s adjusted tax basis in the shares of Colombier Class A Common Stock redeemed. A U.S. holder’s adjusted tax basis in its Colombier Class A Common Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Colombier Class A Common Stock treated as a return of capital. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Colombier Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Colombier Class A Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by noncorporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Colombier Class A Common Stock (shares of Colombier Class A Common Stock purchased or acquired on different dates or at different prices) generally must apply the above rules separately to each identifiable block of shares of Colombier Class A Common Stock.

Non-U.S. Holders

Taxation of Distributions.    If our redemption of a Non-U.S. holder’s shares of Colombier Class A Common Stock is treated as a corporate distribution, as discussed above under the section entitled “— Redemption of Class A Common Stock,” such distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we or our withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of Colombier Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Colombier Class A Common Stock, which will be treated as described below under the section entitled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock.”

It may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and such determination will depend in part on a Non-U.S. holder’s particular circumstances. Therefore we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Accordingly, we or the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s shares of Colombier Class A Common Stock, unless (i) we or the applicable withholding agent have established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. holders are not treated as receiving a dividend under the Section 302 tests described above under the section titled “— Redemption of Colombier Class A Common Stock”). There can be no assurance that we or any applicable withholding agent will establish such special certification procedures. If we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. holder, the Non-U.S. holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are also attributable to a permanent establishment or a fixed base in the United States maintained by such Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable income tax treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Colombier Class A Common Stock.    If our redemption of a U.S. holder’s shares of Colombier Class A Common Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “— Redemption of Colombier Class A Common Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of the redemption, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder). in which case the Non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the Non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•        such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met, in which case the Non-U.S. holder generally will be subject to a 30% tax on the Non-U.S. holder’s net gain, which may be offset by U.S.-source capital losses of the Non-U.S. holder, if any; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held Colombier Class A Common Stock and, in the circumstance in which shares of Colombier Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of the Colombier Class A Common Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of Colombier Class A Common Stock. There can be no assurance that Colombier Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation, and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to Colombier Class A Common Stock and proceeds from the sale, taxable exchange or other taxable disposition of Colombier Class A Common Stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions of the Code commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on, and (subject to the following paragraph) gross proceeds from the sale or other disposition of, Colombier Class A Common Stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.

Previously, withholding would have applied with respect to the gross proceeds from the sale or other disposition of Colombier Class A Common Stock made after December 31, 2018; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale or exchange of shares or a distribution constituting a dividend, we or the applicable withholding agent may treat the total payment of redemption proceeds as a dividend for FATCA purposes.

In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. If FATCA withholding is imposed, a holder generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Colombier Class A Common Stock.

INFORMATION ABOUT COLOMBIER

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Colombier.

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination.

IPO

On June 11, 2021, we consummated the IPO in which we issued 17,250,000 Units, including 2,250,000 units sold upon the full exercise of the underwriters’ over-allotment option. Each Unit consisted of one share of Colombier Class A Common Stock, and one-third of one Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Colombier Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $172,500,000. On June 11, 2021, simultaneously with the consummation of the IPO, we completed the Private Placement of an aggregate of 5,700,000 Private Placement Warrants to the Sponsor, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to us of $5,700,000.

A total of $172,500,000 of the net proceeds from the IPO and sale of the private warrants was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On June 6, 2021, we announced that the holders of the Units may elect to separately trade shares of the Colombier Class A Common Stock and Warrants comprising the Units commencing on July 6, 2021. Those Units not separated continue to trade on the NYSE under the symbol “CLBR.U,” and the Colombier Class A Common Stock and Warrants that are separated trade on the NYSE under the symbols “CLBR” and “CLBR.WS,” respectively.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

Pursuant to the Current Charter, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A Common Stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the Trust Account and not previously released to us in connection with Permitted Withdrawals, divided by the number of then outstanding Public Shares, subject to the limitations described herein. The amount in the Trust Account as of [•], 2023 is approximately $[•] per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our Sponsor, officers and directors have entered into the Insider Letter with us, pursuant to which they have agreed to waive their redemption rights with respect to any Colombier Sponsor Shares and any Public Shares held by them in connection with the completion of our initial business combination, or to receive distributions with respect to any Colombier Sponsor Shares and any Public Shares upon the liquidation of the Trust Account if we are unable to consummate a business combination. This waiver was made at the time of the IPO for no additional consideration. If Colombier does not consummate the Business Combination or another initial business combination by September 11, 2023 (or such other date as approved by the Colombier stockholders), and Colombier is therefore required to be liquidated, the Colombier Sponsor Shares would be worthless, as the Sponsor is not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $0.006 per share that the members of the Sponsor paid for the Colombier Sponsor Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, members of the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the IPO and the Colombier public stockholders experience a negative rate of return following the Closing of the Business Combination.

For more information about how Colombier stockholders can exercise their redemption rights in connection with the Colombier Special Meeting, please see section titled “Colombier Special Meeting — Redemption Rights.”

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof.

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, the Current Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO, which we refer to as the “Excess Shares,” without the prior consent of Colombier.

Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in our IPO without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If the Business Combination is not completed, we may continue to try to complete an initial business combination with a different target until September 11, 2023 (as such deadline may be extended by amendment to Colombier’s organizational documents).

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our executive offices are located 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480. Such facility is provided by Farvahar Capital LLC for a monthly fee of $10,000.

Employees

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Legal Proceedings

To the knowledge of Colombier’s management, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

COLOMBIER’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to Colombier before the Business Combination.

Directors and Executive Officers

We have seven directors. The directors and executive officers of Colombier are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Omeed Malik	43	Chief Executive Officer, Chairman of the Board of Directors and Director
Joe Voboril	44	Chief Financial Officer and Director
Ryan Kavanaugh	48	Director
Eddie Kim	41	Director
Jonathan Keidan	49	Director
Keri Findley	40	Director
Claire Councill	28	Director

Omeed Malik is our Chief Executive Officer, Chairman of the Board of Directors and a Director. Since 2018, Omeed has served as the Founder and CEO of Farvahar Partners, a boutique investment bank and broker/dealer which acts as an advisor and liquidity provider to high growth venture backed companies and institutional investors. Omeed is also the President of 1789 Capital, an investment firm that provides financing to companies in the budding Entrepreneurship, Innovation & Growth (“EIG”) economy. Prior to starting his own firm, Omeed was a Managing Director and the Global Head of the Hedge Fund Advisory Business at Bank of America Merrill Lynch from 2012 to 2018. Omeed was also the founder and head of the Emerging Manager Program within the Global Equities business. In this capacity, Omeed was charged with selecting both established and new hedge funds for the firm to partner with and oversaw the allocation of financing/prime brokerage, capital strategy, business consulting and talent introduction resources. Before joining Bank of America Merrill Lynch, Omeed was a Senior Vice President at MF Global where he helped reorganize the firm’s distribution platform globally and developed execution and clearing relationships with institutional clients.

An experienced financial services professional and securities attorney, Omeed was a corporate lawyer at Weil, Gotshal & Manges LLP working on transactional matters in the capital markets, corporate governance, private equity and bankruptcy fields. Omeed has also worked in the United States Senate and House of Representatives. Omeed received a JD, with Honors, from Emory Law School (where he serves on the Advisory Board) and a BA in Philosophy and Political Science, Cum Laude, from Colgate University. He holds FINRA Series 7, 63, 3, 79 and 24 registrations.

Omeed is a Contributing Editor and minority owner of The Daily Caller and was a Term Member of the Council on Foreign Relations and a Centennial Society Member of the Economic Club of New York. Omeed was selected to serve on our Board of Directors due to his significant leadership and financial experience.

Joe Voboril is our Chief Financial Officer and a Director. Since 2018, Joe has served as the Co-Founder and Managing Partner of Farvahar Partners, a broker/dealer and investment bank that advises high growth, venture backed private companies around primary capital issuances, M&A and provides liquidity solutions through secondary transactions, having facilitated over several hundred million dollars of such deals.

Joe was a public market investor at different hedge funds from 2002-2015 where he constructed and risk managed public equity portfolios, in roles ranging from analyst to portfolio manager, and CIO. Despite being a generalist, his areas of focus were in Consumer, Tech/Media/Telecom (TMT), and Financial Institutions. During that period Joe made over two hundred investments into growth equity businesses, with a core focus of identifying companies that have surpassed an inflection point.

At Bank of America from 2015 to 2018, Joe co-created the Hedge Fund Advisory group and managed the internal vetting effort of investment managers for Bank of America’s Emerging Manager Program. He also led the banks’ Separately Managed Account (SMA) Initiative, which assisted Pensions, Endowments, and Fund of Funds in optimizing the financing of their multi-manager portfolios.

Joe is a graduate of Colgate University with a double major in Philosophy (honors) and Political Science. He was a member of the Track and Field team. He holds Series 7, 63 and 79 licenses. Joe was selected to serve on our Board of Directors due to his significant leadership and financial experience.

Ryan Kavanaugh is a Director. Ryan Kavanaugh is one of the most accomplished, prolific and honored executives in entertainment industry history. Using an intelligent financial model of film finance, and dubbed the creator of “moneyball for movies,” he produced, distributed, and/or structured financing for more than 200 films, generating more than $20 billion in worldwide box office revenue and earning 60 Oscar nominations, holding the distinction of being the 25th highest grossing film producer of all time, including Fast and Furious 2-6, 300, The Social Network, Limitless, Fighter, Talladega Nights, Step Brothers, and Mamma Mia! Ryan and/or his films and shows have been Oscar, Emmy, Grammy and Tony nominated.

Ryan also originated a number of “first of their kind” deals including the creation of Marvel Studios where Kavanaugh pioneered an innovative finance deal for post-bankruptcy Marvel, creating the studio and finance structure which led to Marvel Cinematic Universe. He went on to create the SVOD (streaming) category with Netflix, an agreement that boosted that company’s market capitalization significantly.

Ryan then launched a sports agency from the ground up, known today as Independent Sports & Entertainment, which under Kavanaugh’s leadership grew to become the 2nd largest sports agency in the U.S. with over 2.5 billion dollars in player contracts.

He also created a television production company, now known as Critical Content, producing hit shows like Catfish on MTV and Limitless on CBS, which he sold for $200 million. Prior to its sale the company had 40 television series on air across 19 networks.

Ryan has built and or invested in numerous successful tech and biotech companies including funding PreCash, renamed Noventus, which sold earlier this year for over $300 million. Ryan seed invested in ZetaRX, which later reversed into a shell vehicle, Juno, the largest biotech IPO of 2014, and recently lead the acquisition, merger and re-launch of the social media and music app, Triller.

Ryan has earned several achievements and awards, from Variety’s Producer of the Year Award to The Hollywood Reporters Leadership Award, from Fortune’s 40 Under 40 Most Influential People in Business to Forbes’ Future 400, Billion-Dollar Producer by the Daily Variety and the 100 Most Influential People in the World by Vanity Fair.

Since 2017, Ryan has served as co-founder of Triller, one of the three fastest growing social media apps. In November 2020, he started The Fight Club, which launched with the record-breaking Tyson-Roy Jones Jr Pay Per View event becoming the 8th highest grossing PPV event. In 2017, Ryan also launched Proxima, a holding company set up to build media, technology, and related entities, and in 2016, Ryan served as Chief Executive Officer of Relativity Holdings, a media, sports, television and content company. Since 2017, Ryan has served as Chief Executive Officer of Knight Global, a family office.

Given his passion for animals, Ryan is also active in a pet food brand, Dog for Dog, who donates dog food to local and national shelters for each product purchased to save dogs from being euthanized. He also served on the boards of several charitable foundations including the Sheriff’s Youth Foundation and Cedars-Sinai’s Board of Governors and served as the Chairman of Art Of Elysian for almost 8 years amongst others. Ryan was selected to serve on our board of directors due to his significant leadership and entrepreneurial experience.

Eddie Kim is a Director. Since 2019, Eddie has served as the Founder/CEO of Memo, one of the fastest growing companies in the brand insights industry, and counts the largest companies in the world as its clients. Memo is backed by MHS Capital, Susa Ventures and Founder Collective. Previously, from 2010 to 2019, Eddie was the Founder/CEO of SimpleReach.

Eddie is also the Founding Board Member of several companies, each of which is an industry leader in their respective categories:

•        Parachute Home has already been called the “Lululemon of the home category”, a profitable 9 figure revenue business which continues to achieve outstanding growth. Parachute Home has raised from investors including HIG, Upfront Ventures and Flybridge Ventures.

•        Mixlab is the leading next-gen pet pharmacy with facilities in both NYC and LA. Mixlab has seen several consecutive years of 3x YoY growth and has an unprecedented perfect rating on every review site and platform. Mixlab’s investors include Global Founders Capital, Monogram Capital and Mars Petcare.

•        Gracious Hospitality Management is the holding company for Cote Korean Steakhouse, the first and only Korean BBQ restaurant in the world to receive a Michelin star. Cote was part of Eater’s Best New Restaurants list in 2018 and GQ’s Best New Restaurants in America. Most recently, Cote opened its second location in Miami.

Eddie is also a Venture Partner at Lakehouse Ventures which invests in companies at the earliest stages. Lakehouse has invested in companies including Rhino and Billie well before they ever launched.

Eddie graduated from the University of Virginia with a BA in Music. He also studied Korean at Seoul National University and Chinese at Shanghai International Studies University. Eddie was selected to serve on our Board of Directors due to his significant leadership and financial experience.

Jonathan Keidan is a Director. Jonathan is an entrepreneur and investor who has focused his career on the intersection between consumers, media and technology. He is the co-founder of digital media company InsideHook, and the founder of Torch Capital since 2018, an early-stage consumer venture fund focusing on mission-oriented, next-gen consumer brands and tech platforms. Jonathan was an early backer of a number of top consumer startups including Compass, Zoc Doc, Acorns, Sweetgreen, Ro (Roman), and Digital Ocean, which have a total current market value of over $13 Billion as of March 31, 2023. He also was the initial backer of Sir Kensington’s Condiments- (acquired by Unilever) and Parcel (acquired by Walmart). Jonathan has also served as President of Keidan Management, Inc. since 1998.

Jonathan previously worked at McKinsey & Company in their Media & Technology practice. He then went on to work for former General Electric CEO Jack Welch, launching his online education venture, and at Mendeley, a UK tech company that offered the world’s largest online research collaboration platform. He started his career in the entertainment business, where he founded a music talent management company, developing and directing the careers of high-profile artists, songwriters and producers.

Jonathan has an MBA from Columbia Business School and a BA from Washington University in St. Louis. He is a founding board member of the Bronx Success Academy 1 elementary charter school, and a board member of All-Star Code, an organization training minority boys to code and encouraging more diversity in the tech industry. He is also a life member of the Council on Foreign Relations and the Co-Trustee of the George Gershwin Family Trust. Jonathan was selected to serve on our Board of Directors due to his significant leadership and financial experience.

Keri Findley is a Director. Keri is the Chief Executive Officer of Tacora Capital, which provides asset-based lending to venture capital-backed private companies in the fintech sector. Prior to founding Tacora, Keri was a Senior Managing Director at SuRo Capital Corp., a Nasdaq-listed business development company (NASDAQ:SSSS) designed to provide access to high-growth, venture capital-backed emerging private companies, from 2020 to 2022.

Before that, Keri was Partner at Third Point LLC from 2016 to 2017, a hedge fund founded and run by Daniel Loeb, from 2009 to 2017, having joined the firm to start and build its structured credit business.

Prior to joining Third Point, Keri was an analyst with EOS Partners, an alternative investment firm, and before that with D.B. Zwirn & Co., a special situations investment firm spun off from Highbridge Capital Management (now part of JPMorgan Chase).

Keri serves as an advisor to Firework Ventures and 8VC, a venture capital firm founded by Joe Lonsdale, and on the boards of directors of Clearbanc, Point Digital, and Shogun.

Keri earned a B.S. in Operations Research from Columbia University. Keri was selected to serve on our Board of Directors due to her significant leadership and financial experience.

Claire Councill is a Director. Claire is a Managing Director at Tacora Capital, having served in that position since 2022. Prior to joining Tacora, Claire served as an investor at SuRo Capital from 2019 to 2022. Prior to SuRo Capital, from 2018 to 2019, Claire worked in strategic finance at 1stdibs, a VC-backed luxury ecommerce marketplace, where she helped the company execute M&A and raise Series D financing.

She began her career in investment banking at Goldman Sachs in New York where she served as an investment banking analyst from 2017 to 2018.

Claire graduated with a M.S. in Finance and B.A. in Art History with distinction from the University of Virginia, where she was a Jefferson Scholar. Claire was selected to serve on our Board of Directors due to her significant leadership and financial experience.

Involvement in Legal Proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Director Independence

The rules of the NYSE require that a majority of our board of directors be independent within one year of our IPO. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Our board has determined that each of Eddie Kim, Jonathan Keidan, Keri Findley, and Claire Councill is an independent director under applicable SEC and NYSE rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Both our audit committee and our compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below.

Audit Committee

Under the phase-in provisions of Rule 303A of the NYSE rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. We have established an audit committee of the board of directors consisting of Claire Councill, Eddie Kim, and Keri Findley, each of whom is an independent director. Keri Findley is the chair of the audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Keri Findley qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee is governed by the audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our board of directors has established a compensation committee. The members of the compensation committee consist of Keri Findley, Claire Councill, and Jonathan Keidan, each of whom is an independent director. Jonathan Keidan is the chair of the compensation committee. The compensation committee’s purpose and duties, which are specified in the compensation committee charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, and any incentive- compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel, or other adviser, and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee. The members of this committee consist of Jonathan Keidan, Keri Findley, and Claire Councill, each of whom is an independent director under NYSE’s listing rules. Claire Councill is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee’s purpose and duties are specified in the committee’s charter and include, but are not limited to, the following:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Director Nominations

In addition to the work of the nominating and corporate governance committee, the board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should must the procedures set forth in our bylaws.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. We have filed a copy of our Code of Ethics as an exhibit to our registration statement relating to our IPO. Our Code of Ethics may be reviewed by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Limitation on Liability and Indemnification of Directors and Officers

The Current Charter provides that our officers and directors will be indemnified by us to the fullest extent not prohibited by applicable law, as it now exists or may in the future be amended, with respect to matters arising by reason of the fact that he or she is or was director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, except with respect to actions, suits or proceedings (or parts thereof) commenced by such person. In addition, the Current Charter provides that our directors will not be personally liable for monetary damages to us or stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

We have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COLOMBIER

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto, which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company formed under the laws of the State of Delaware on February 12, 2021 for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of our Initial Public Offering of 17,250,000 Units (which included the full exercise by the underwriter of its over-allotment option in the amount of 2,250,000 Units, at $10.00 per Unit), the sale of the Private Placement Warrants, our capital stock, debt, or a combination of cash, stock, and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from February 12, 2021 (inception) through December 31, 2022 were organizational activities, those necessary to prepare for the IPO, described below, and, after that, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2022, we had a net income of $5,796,203, which consisted of interest earned on marketable securities held in the Trust Account of $2,441,515 and the change in fair value of warrant liabilities of $5,053,016, offset by formation and operating costs of $1,173,551 and provision for income taxes of $524,777.

For the period from February 12, 2021 (inception) through December 31, 2021, we had a net income of $3,732,702, which consisted of interest earned on marketable securities held in the Trust Account of $6,512 and the change in fair value of warrant liability of $4,907,984, offset by formation and operational costs of $852,175 and transaction costs allocated to warrants associated with the IPO of $329,619.

Liquidity, Capital Resources, Results of Operations, and Going Concern

Liquidity

On February 15, 2021, the Sponsor purchased 4,312,500 Sponsor Shares for an aggregate price of $25,000. At the time of the purchase, the Sponsor Shares included an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the IPO Underwriter’s over-allotment option was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of our issued and outstanding shares after the IPO (assuming the Sponsor did not purchase any Public Shares in the IPO). As a result of the IPO Underwriter’s election to fully exercise its over-allotment option on July 1, 2021 (as discussed below), 562,500 Sponsor Shares are no longer subject to forfeiture.

On June 11, 2021, we completed the IPO of 15,000,000 Units, at $10.00 per Unit, generating gross proceeds of $150,000,000. Simultaneously with the closing of the IPO, we completed the sale of 5,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in the Private Placement to the Sponsor, generating gross proceeds of $5,250,000.

On July 1, 2021, in connection with the IPO Underwriter’s exercise of their over-allotment option in full, we consummated the sale of an additional 2,250,000 Units at a price of $10.00 per Unit, generating total gross proceeds of $22,500,000. In addition, we also consummated the sale of an additional 450,000 Private Placement Warrants at $1.00 per warrant, generating total gross proceeds of $450,000.

Following the IPO, the full exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $172,500,000 was placed in the Trust Account. We incurred $9,947,799 in IPO related costs, including $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees payable upon completion of an initial business combination, and $460,299 of other costs.

For the year ended December 31, 2022, cash used in operating activities was $645,887. Net income of $5,796,203 was affected by interest earned on marketable securities held in the Trust Account of $2,441,515, the change in fair value of warrant liabilities of $5,053,016 and income taxes payable of $524,777. Changes in operating assets and liabilities used $527,664 of cash for operating activities.

For the period from February 12, 2021 (inception) through December 31, 2021, cash used in operating activities was $973,475. Net income of $3,732,702 was affected by interest earned on marketable securities held in the Trust Account of $6,512, a change in fair value of warrant liabilities of $4,907,984, and IPO transaction costs allocable to warrants of $329,619. Changes in operating assets and liabilities used $121,300 of cash for operating activities.

As of December 31, 2022, we had marketable securities held in the Trust Account of $174,948,027 (including $2,448,027 of interest income) consisting of money market funds, which are invested primarily in U.S. Treasury Securities. Interest income on the balance in the Trust Account may be used by us to pay franchise taxes and any other Permitted Withdrawals. In the fiscal year ended December 31, 2022, we did not withdraw any amount from the Trust Account.

As of December 31, 2021, we had marketable securities held in the Trust Account of $172,506,512 (including $6,512 of interest income) consisting of money market funds, which were invested primarily in U.S. Treasury Securities. In the fiscal year ended December 31, 2021, we withdrew $1,240,000 from the Trust Account for working capital purposes, which was the result of an overfunding of the Trust Account.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable and any other Permitted Withdrawals), to complete a business combination, such as the Business Combination with PSQ. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete any business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

At December 31, 2022, we had cash of $195,339 and working capital of $178,223 (after adding back approximately $212,212 in franchise tax payable as that liability, which is included in “accrued expenses” in our financial statements, may be settled using earnings from the Trust Account; $177,036 of franchise taxes paid out of an operating cash account not yet reimbursed from the Trust Account; and $524,777 in accrued income tax payable, which may be settled using earnings from the Trust Account).

At December 31, 2021, we had cash of $840,000 and working capital of $790,000 (after adding back approximately $6,000 in franchise tax payable, as that liability, which is included in “accrued expenses” in our financial statements, may be settled using funds in the Trust Account).

Our liquidity needs up to December 31, 2022 were satisfied through the proceeds of $25,000 from the sale of the Sponsor Shares, a loan of $46,975 under an unsecured and non-interest bearing promissory note, and the net proceeds from the consummation of the IPO and the sale of the Private Placement Warrants held outside of the Trust Account.

Additionally, to fund working capital requirements, we have permitted withdrawals from the Trust Account up to an annual limit of $1,000,000. We may withdraw additional funds to pay income tax and franchise tax obligations. These Permitted Withdrawals are limited to only the interest available that has been earned in excess of the initial deposit in the Trust Account upon consummation of the IPO. In the fiscal year ended December 31, 2022, we withdrew $0 of the available annual limit.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our actual costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are more than our estimated amount, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” we had until June 11, 2023 (now September 11, 2023 as a result of the entering into the Merger Agreement prior to June 11, 2023) to consummate a business combination. It is not guaranteed that we will be able to consummate a business combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a business combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments were made to the carrying amounts of assets or liabilities should we have been required to liquidate after June 11, 2023 (now September 11, 2023 as a result of entering into the Merger Agreement prior to June 11, 2023).

Off-Balance Sheet Financing Arrangements

We have no obligations, assets, or liabilities which would be considered off-balance sheet arrangements as of December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships (often referred to as variable interest entities) which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

We did not have any obligations, assets, or liabilities which would be considered off-balance sheet arrangements as of December 31, 2021.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, administrative and support services. We began incurring these fees on June 8, 2021 and will continue to incur these fees monthly until the earlier of the completion of a business combination, such as the Business Combination, and our liquidation. For the year ended December 31, 2022, the Company incurred $120,000 in fees for these services. For the period from February 12, 2021 (inception) through December 31, 2021, the Company incurred $70,000 in fees for these services. As of December 31, 2022 and 2021, $183,750 and $70,000, respectively, were outstanding and included in accrued expenses in the accompanying balance sheets.

The IPO Underwriter is entitled to a deferred fee of $0.35 per Unit, or $6,037,500. The deferred fee will become payable to the IPO Underwriter (subject to a portion of such deferred fee being reallocated at our discretion) from the amounts held in the Trust Account solely in the event that we complete a business combination (like the Business Combination), subject to the terms of the Underwriting Agreement.

The terms of our Current Charter provide us with 24 months from the IPO Date to consummate a business combination, or 27 months from the IPO Date if we have entered into a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the IPO Date, or such additional time as may be approved by the Colombier stockholders (the “Completion Window”). As a result of our entering into the Merger Agreement with PSQ on February 27, 2023 (prior to the 24-month anniversary of the IPO Date), our Completion Window has been automatically extended from June 11, 2023 to September 11, 2023 in accordance with the terms of our Current Charter.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies.

Warrant Liabilities

We account for the Warrants in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. For periods where no observable traded price was available, the Warrants are valued using a binomial/lattice model. For periods subsequent to the detachment of the Warrants from the Units, the Warrant quoted market price will be used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

We account for the Colombier Class A Common Stock subject to possible conversion in accordance with the guidance in ASC 480 “Distinguishing Liabilities from Equity.” Shares of Colombier Class A Common Stock subject to mandatory redemption are classified as a liability instrument and measured at fair value. Conditionally redeemable Colombier Common Stock (including Colombier Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Colombier Common Stock is classified as stockholders’ equity. The Colombier Class A Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Colombier Class A Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our balance sheets.

Immediately upon the closing of the IPO, we recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of the redeemable Colombier Class A Common Stock subject to possible redemption resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit and Colombier Class A Common Stock.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Colombier Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Colombier Common Stock are affected by charges against additional paid in capital and accumulated deficit.

Net Income per Common Share

Net income per common share is computed by dividing net income by the weighted average number of common shares of Colombier Common Stock outstanding for the period. Re-measurement associated with the redeemable shares of Colombier Class A Common Stock is excluded from income per common share as the redemption value approximates fair value.

The calculation of diluted income per common share does not consider the effect of the Warrants issued in connection with the (i) IPO, and (ii) the Private Placement to purchase an aggregate of 11,450,000 shares of Colombier Common Stock in the calculation of diluted income per common share, since the exercise of the Warrants is contingent upon the occurrence of future events. For the years ended December 31, 2022 and 2021, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of Colombier Common Stock and then share in the earnings of Colombier. As a result, diluted net income per common stock is the same as basic net income per common share for the period presented.

Recent Accounting Standards

We do not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Recent Developments

We have evaluated subsequent events and transactions that have occurred after December 31, 2022 and until the date of this proxy statement/prospectus. Based upon this review, we did not identify any subsequent events that would require adjustment or disclosure in the financial statements.

Pursuant to our Trust Agreement, in January 2023, we withdrew $1,000,000 and $389,298 from the Trust Account for fiscal year 2022 working capital purposes and fiscal year 2021 and fiscal year 2022 tax obligations, respectively. Additionally, in March 2023, we withdrew $1,000,000 from the Trust Account for fiscal year 2023 working capital purposes.

Agreement and Plan of Merger

On February 27, 2023, we entered into the Merger Agreement by and among us, the Merger Sub, our Sponsor, in the capacity as “Purchaser Representative” (solely for purposes of certain sections of the Merger Agreement), and PSQ. Pursuant to the terms of the Merger Agreement, the Merger and Business Combination between us and PSQ will be effected and our name will be changed to “PSQ Holdings, Inc.” For more information, please see the Current Report on Form 8-K filed with the SEC on February 28, 2023.

Simultaneously with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement, pursuant to which it agreed that it will (i) fully comply with and perform all of the obligations, covenants and agreements set forth in the Insider Letter; (ii) waive the anti-dilution rights with respect to its Sponsor Shares that are triggered upon the conversion of the Sponsor Shares into Public Shares upon the consummation of the Merger; (iii) waive any claims it has or may have against us and each of our affiliates and PSQ and each of their affiliates with respect to any claims occurring (or any circumstances existing) prior to the Closing of the Merger (subject to certain exceptions); (iv) forfeit one percent of its Sponsor Shares and Warrants for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (a) the number of Public Shares issued and outstanding immediately prior to Closing, plus (b) the result of (i) the aggregate proceeds raised in any Permitted Financing (as such term is defined in the Merger Agreement), divided by (ii) $10.00. Pursuant to the Sponsor Support Agreement, we have agreed to enforce the Insider Letter in accordance with its terms, and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of PSQ.

Also simultaneously with the execution of the Merger Agreement, the PSQ Holders entered into the PSQ Support Agreements, pursuant to which such stockholders agreed, among other things, to vote all the PSQ Shares in favor of the Merger and related transactions. Such PSQ Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and to refrain from taking actions that would adversely affect such PSQ Holders’ ability to perform their obligations under the PSQ Support Agreement. Pursuant to the PSQ Support Agreements, the PSQ Holders also agreed not to transfer their PSQ Shares during the period from and including the date of the PSQ Support Agreement and the first to occur of the date of Closing or the date on which the PSQ Support Agreement is terminated, except for certain permitted transfers where the recipient also agrees to comply with the PSQ Support Agreement.

Certain PSQ Holders have also agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-Up Shares, (ii) enter into a transaction that would have the same effect as (i), (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares, or (iv) publicly announce any intention to do any of the foregoing until the end of the Lock-Up Period. Such restrictions will lapse if, commencing on the 150th day following Closing, the volume-weighted average trading price of one share of the Combined Company Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Combined Company Class A Common Stock are then listed) for any twenty trading days within any thirty consecutive trading day period is greater than or equal to $12.00.

The Merger Agreement may be terminated at any time prior to the Effective Time by either us or PSQ if the Merger and related transactions are not consummated on or before the Outside Date, provided that we may extend the Outside Date for an additional period ending on the earlier of (A) the last date for us to consummate its business combination pursuant to an extension granted pursuant to our organizational documents and (B) December 31, 2023.

The terms of our Current Charter provide a Completion Window of 24 months from the date of closing of our IPO or 27 months from the closing of the IPO if we have entered into a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO (such additional three-month period of the Completion Window, as incorporated into the terms of our Current Charter, the “Automatic Three Month Extension”). As previously disclosed in our Current Report on Form 8-K dated and filed with the SEC on February 27, 2023 relating to our entry into the Merger Agreement and other transaction documents with PSQ, as a result of our entering into the Merger Agreement with PSQ on February 27, 2023 (prior to the 24-month anniversary of the IPO Date), our Completion Window has been automatically extended from June 11, 2023 to September 11, 2023, in accordance with the terms of our Current Charter.

Other Agreements

In connection with the Business Combination, we and the IPO Underwriter (the “UW Representative”), agreed, pursuant to a letter agreement dated March 9, 2023, that we, in our discretion, could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, dated June 8, 2021, entered into by the Company and the IPO Underwriter to one or more third parties not participating in the IPO, provided that the IPO Underwriter is paid at least an agreed minimum amount of the Deferred Discount at the Closing, if any, of the Business Combination.

We have not engaged and do not intend to engage Farvahar Capital LLC to provide financial or other advisory services to us in connection with the Business Combination and, since inception, Farvahar Capital LLC has not received, and is not expected to receive, any fees, commissions or reimbursements of any expenses from us, and has not and is not expected to provide any advisory or other services to us in connection with the Business Combination or otherwise (as previously disclosed, our Sponsor, an affiliate of Farvahar Capital LLC, entered into the Administrative Support Agreement with us, pursuant to which we paid our Sponsor for office space and administrative and support services.

INFORMATION ABOUT PSQ

Unless otherwise indicated or the context otherwise requires, references in this section to “PSQ” or “we,” “our,” “us,” and similar terms refer to PSQ Holdings, Inc. and its subsidiaries before the Business Combination, which will be the business of PSQ Holdings, Inc. (formerly Colombier) and its consolidated subsidiaries immediately after giving effect to the Business Combination.

Our Story

PSQ’s mission is to build the nation’s largest online platform dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values. The concept for our platform originated in early 2021 when our Founder and Chief Executive Officer Michael Seifert, after perceiving that many corporations were increasingly embracing progressive and highly-politicized priorities, as demonstrated by advertising, corporate philosophies, and company donations, was inspired to help create a “parallel economy” where consumer members with priorities that PSQ considers reflective of traditional American values could connect with and patronize business members whose values align with their own. We incorporated PSQ Holdings Inc. in February of 2021, began development of our digital platform (mobile app and website) in May 2021, and launched our initial product regionally in San Diego County, California in October 2022 on iOS, Android, and on our website. After 10 months of testing in various markets and courting member feedback, we launched the PSQ platform nationwide on July 4, 2022. As of April 5, 2023, on our platform we have more than 575,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted) and more than 45,000 business profiles from a wide variety of industries. We release updates to the platform frequently and we consistently seek the feedback of our community, prioritize transparency about our goals and operations, and regularly develop our product offering to better meet the needs of the consumer members and business members on our platform.

In the first quarter of 2023, we launched the 2.0 version of our PSQ app to establish the foundation for our in-app e-commerce functionality and make other enhancements to the business discovery experience on the platform. By the end of 2023, we expect to release significant developments that will enhance and simplify the in-app shopping experiences that we plan to offer.

In parallel, we are developing, and may in the future acquire, our own business-to-business (“B2B”) and direct-to-consumer (“D2C”) products in order to better serve our consumer and business members. We expect to introduce our first D2C products later in 2023.

Our leadership team consists of Michael Seifert (Chief Executive Officer & Founder), Sebastian Harris (Chief Operating Officer & Co-Founder), Brad Searle (Chief Financial Officer), Andy Weisbecker (Chief Product Officer), Brian Elkins (Chief Technology Officer), and Steve Moran (Chief Legal Officer & General Counsel). Upon consummation of the proposed Business Combination, we expect the board of directors of the Combined Company, subject to approval of the Director Proposal by Colombier’s stockholders at the Colombier Special Meeting, will consist of seven members, who are initially expected to include Michael Seifert (Chairman), Nick Ayers, Blake Masters, Omeed Malik, Davis Pilot III and two additional members, who will be considered “independent” under NYSE listing requirements, to be identified prior the date of the Colombier Special Meeting.

Our Vision

PSQ believes that patriotic Americans are hungering for a future where power is back in the hands of the people and a patriotic economy is created; an economy where small business owners prosper and where those, business and consumers who love their country and respect personal liberties can thrive, without having to self-censor and sacrifice their values due to the fear of cancellation. Our belief in this mission and our ability to help create such an economy is at the core of our plans for our business, as we believe that our platform provides a solution for this significant, unaddressed market with a forum marketplace where customers can experience a valuable level of “trust” as a function of every transaction.

We do not believe great companies are simply created. We believe great companies rise as a force of conviction.

As a company, we believe that change is desperately needed in America today, as various groups continue to criticize our country and disparage the principles on which it was founded and built.

PSQ is here to bring about what we believe is needed change. We are here to serve America by building out and supporting a network of companies, brands, and consumer members rooted in the worldview of American exceptionalism; business members that were built to serve hard-working Americans, who still believe in the values that built this great nation and want to see it prosper and grow.

We at PSQ are hopeful about the future of our nation and of our economy because we have the opportunity to build a movement that is of the people, by the people and for ‘We the People’, and we’re just getting started.

Our Values

We are passionate about our mission and that passion guides everything we do. We believe that our platform is the leading widely accessible repository dedicated to empowering like-minded, patriotic Americans to discover and support companies that share their values . As a company, we strive to connect consumer members with a wide selection of values-aligned and patriotic business members from a wide variety of industries. In order for a new business to join our platform, a representative of that business must agree that the business will respect the following five core values (the “five core values”) that PSQ strives to uphold and promote within our community:

•        We are united in our commitment to freedom and truth — that’s what makes us Americans.

•        We will always protect the family unit and celebrate the sanctity of every life.

•        We believe small business members and the communities who support them are the backbone of our economy.

•        We believe in the greatness of the United States of America and will always fight to defend it.

•        Our constitution is non-negotiable — government isn’t the source of our rights, so it can’t take them away.

These five core values are the foundation of our Company’s vision, which connects consumer members and business members who use our platform to promote their voice through their purchasing power, or ‘vote with their wallet’.

Our Opportunity

We created our values-aligned platform to empower American consumer members who desire to purchase products and services from businesses that share their patriotic, pro-American values. Consumer members who use our platform are able to support business members. We believe that our platform will appeal to many of the 65% of Americans who, in surveys conducted by Gallup in 2022, have said that they identify as “very” or “extremely” proud to be American. We believe there is a disconnect between the values of many large corporations and consumers, particularly as many large corporations appear increasingly to be embracing progressive ideas and policies. We aim to serve this large unaddressed market, which we refer to as the “patriotic parallel economy”.

We believe many small and mid-sized businesses can benefit by connecting with values-aligned businesses and consumers, and likewise that a large number of patriotic pro-American consumers can benefit from connecting with like-minded businesses. We believe that the value we can provide by connecting like-minded consumers and businesses positions us well to continue to build and grow our platform and capitalize on the significant opportunities in the e-commerce marketplace. We anticipate that these opportunities in the future will include growth in our transaction-based revenues through the online purchase of goods and services, advertising revenue and sales of our own D2C, business to consumer (“B2C”), and B2B products through our platform.

As of April 5, 2023, we had over 575,000 active consumer members on our platform. In addition, as of the same date, we had over 45,000 business members on our platform. Our month over month (“MoM”) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month) was 32% for the period from April 1, 2022, through December 31, 2022, and our MoM business growth rate (as measured the number of business profiles on our platform as of the last day of each month) was 25% over the same period. We estimate that our total addressable market may include approximately 100 million potential consumers, based on the percentage of Americans who say patriotic values are very important to them, according to a recent poll conducted by Wall Street Journal and NORC at the University of Chicago. We further believe that we are capable of achieving the level of reputation, public awareness and sustained loyalty of business members and consumer members, and providing the platform technology and user experience, necessary to allow us to achieve our goal of attaining over 35 million weekly active patriotic shoppers in the United States on our platform. In addition, there are over 30 million small businesses in the United States and we believe the majority of these small businesses are operated by owners having conservative values. We aim to achieve our goal of 35 million weekly U.S. patriotic consumers and reach a large portion of these small businesses identified as having conservative values.

One of the ways by which we plan to realize this opportunity is through the monetization of the PSQ platform experience by facilitating transactions between our consumer and business members on our platform. When our platform technology includes that transactional functionality, which we expect to introduce in 2023, we expect to receive a transaction fee as a portion of every e-commerce purchase made on our platform, which will both increase our revenue opportunity and diversify our revenue sources. In addition, this e-commerce functionality will allow us to highlight individual products, as opposed to just the business that sells the product, and simplify the consumer experience on our platform.

We also expect to continue generating revenues from digital advertising, which is currently our main source of revenue. According to a publicly available report published by Research and Markets from October 2022, total global digital advertising revenues were estimated at $476 billion in 2022, which market is expected to expand to $786 billion globally in 2026, with a yearly growth of 13.9% predicted over this period. The total digital advertising market for consumers in the United States was estimated at $166 billion in 2021, and estimated to further grow by 83% to $216 billion in 2025, according to the same Research and Markets report.

In addition to e-commerce transaction-based revenue and digital advertising-based revenue, we believe there is a significant opportunity for us to generate revenue through direct-to-consumer sales of branded products. We are currently pursuing development opportunities for direct-to-consumer product sales, which we anticipate commencing during 2023 and may launch under our brand name EveryLife.

Our Business

PSQ is a values-aligned platform where consumer members with traditional American values can connect with and patronize business members whose values aligned with their own. Customers are able to search for and shop businesses offering products and services both locally and online. The PSQ platform is accessible through the web and mobile devices. Since our nationwide launch in July 2022, we have become the largest values-aligned platform of pro-America business members and consumer members.

Our Platform

PSQ is free-to-use for consumer members, who can use our platform to search for and shop from values-aligned business members both locally and nationally. The types of business and members can find on our platform currently include, among others, retailers and other merchants, restaurants, banks and other service providers.

The PSQ platform can be accessed through two primary means:

•        Mobile application — Our mobile app is available for both iOS and Android-based devices.

•        Web — Members can access our full platform at publicsq.com.

Business owners from a wide array of industries, offering a myriad of products and services, can host their business listing on our platform directory at no cost. Consumer members using our platform can then identify and patronize these business members. In order for a consumer to access our platform or for a business to be included in our platform directory, business must confirm that they respect our five core values, which we believe helps ensure platform mutual trust in order to drive customer and business satisfaction and retention.

When joining our platform, business members upload their respective profiles to be included in our platform directory at no cost. In addition, they can advertise their services on the application platform, which increases their exposure to the consumer members in our network, for a monthly fee.

For consumer members, our user-friendly app provides different tabs where they can find both local and online business members. Our application categorizes products and services into industries including but not limited to: food and drink, clothing and accessories, home, kids, health and wellness, fitness, beauty, professional services, business services, financial services, automotive, pets, recreation and events. Each business profile provides information about the business, such as its location, a description of services and/or products provided by such business, and, in many cases, contact information and a PSQ-specific discount code. Consumer members are able to bookmark and share business profiles. A link to each business’ website, when available, is also provided to facilitate ease of shopping by interested consumer members.

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In addition to our current platform directory, we are in the process of developing e-commerce capabilities on our platform that will provide consumer members with in-app shopping capabilities and allow them to purchase their favorite products and services directly within our app. We expect, in the near future, to partner with one or more third party payment platforms to support this functionality on PSQ’s website and mobile app.

Our Business Model

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Our Business Model

The PublicSq. app serves as our primary ecosystem that connects freedom-loving consumers and businesses with shared values in order to create immediate trust-driven transactions.

We capture the data about what our consumers are searching for and utilize that data to highlight opportunities in the market. If our community is searching for a product and there is not currently a values-aligned option, this is an opportunity for us to expand our product offering to our consumers through the creation of our own brands.

We intend to work with teams of industry experts to create, build, launch, and maintain our own future direct-to-consumer (D2C) brands. We believe these will enable us to realize attractive margins because we have already established the primary customer acquisition channel.

We believe our mutually reinforcing business model will dramatically increase the revenue potential of our company and allow us to expand the reach of both the platform and each of the individual brands.

Digital Advertising — We currently generate revenue from digital advertising fees from both local and national advertisers. Business members advertising on our platform pay monthly to advertise, with a tiered pricing system. By advertising their services on PSQ, business members can increase their exposure to consumer members on our platform. All advertisers we conduct business with are listed on our platform and are required to affirm that they respect our five core values.

Business to Business (B2B) Revenue — Through a B2B initiative that we are in the process of further developing, we currently collaborate with multiple business members on our platform that primarily serve other business members through revenue sharing arrangements pursuant to which we receive referral fees in the form of commissions based on the dollar amounts of transactions between the business members we connect through our B2B referral initiative. The business members with which we have such relationships currently include, but are not limited to, payment processors, point-of-sale systems, accounting firms, business coaches and web designers. We vet these members for quality and values-alignment by researching the business members through publicly available data to assess their public reputation and conducting diligence calls with the business members. We then, refer them to our business network, and receive fees representing a percentage of the revenue earned by our business members through the relationships that we facilitate.

We are currently in the process of expanding an initiative to identify and collaborate with additional B2B partners. We have formed partnerships with business members we consider to be top tier in various industries, including but not limited to credit card processing, employee retention credit filing, fractional finance roles, etc. We send emails to our business members and invite them to join our hosted webinars in order to learn more about these trusted members and their services.

E-Commerce Transactional Revenue — We are in the process of developing e-commerce capabilities on our platform that will provide in-app shopping capabilities with discounts that for the PSQ community. Our e-commerce platform will allow consumer members to purchase products and services provided by business members directly on our app and further facilitate and ease their experience, from which we will be able to realize transaction-based revenue fees.

Direct to Consumer (D2C) — We are also in the process of developing networks and relationships to facilitate future direct-to-consumer sales of products which we expect to offer to consumer members through our platform under our own brands (including our EveryLife brand name). PSQ believes that the level of consumer demand observed based on utilization of our platform to date suggests that there is untapped potential to create and sell our own branded products to our customer base. We believe that our existing (and growing) customer base represents an opportunity for us to reach and sell branded products with minimal marketing spend due to our established primary customer acquisition channel on our platform directory. We plan to introduce our first D2C products later in 2023.

Our Constituents and Engagement

Consumer members

Our consumer members are like-minded Americans who desire to discover and support business members that share their values. Our month over month (MoM) consumer member growth rate (as measured by the number of active consumer members as of the last day of each month,) was 32% for the period from April 1, 2022, through March 31, 2023.

Business members

The business members that choose to participate on our platform are required to affirm that they agree to respect our five core values. As of March 31, 2023, over 45,000 business members have joined our platform and our MoM business growth rate (as measured the number of business members that have joined our platform as of the last day of each month) was 25% for the period from April 1, 2022, through March 31, 2023. Business members listed on our platform directory come from a diverse group of industries, including but not limited to retailers and other merchants, restaurants, banks and service providers.

Advertisers

While it is free for a business to sign up for our platform, during the signup process, business owners are asked if they would like to increase their exposure throughout our platform by purchasing a paid advertising subscription. Our monthly advertising subscriptions are offered at different price points depending on the selected features such as promoted tags and placement, ad tiles on the “Featured” tab, push notifications and dedicated emails to our consumer members.

Outreach Program

With a goal of attracting consumer members to our platform, in March 2022, we launched our “Outreach Program,” which is currently comprised of over 350 individuals who act as ambassadors and influencers to advocate for our platform and our five core values largely through social media and community activism. We estimate that the ambassadors and influencers in our Outreach Program currently have an aggregate social media following of over 90 million people across the various social media channels that they use regularly. We use unique web-based invite links that we provide to our ambassadors and influencers to allow us to track their success in acquiring new consumer members and business members to our platform and allow our ambassadors and influencers to participate in our rewards program where they can receive financial rewards and gift cards upon achieving certain milestones. As we continue to attract additional ambassadors and influencers to our platform, we believe that will attract further consumer members and business members to our platform. This Outreach Program has been a cost-effective, community-building and effective way for us to grow the number of consumer members and business members on our platform.

Our Competitive Strengths

We believe that the collective expertise of our team, our vision and the strength of the platform we are building, taken together with the following competitive strengths, will allow us to successfully build our business and capitalize on our large market opportunity:

•        First Mover Advantage:

•        We view PSQ as the first business, at scale, to address the concerns and needs of our target consumer and business members through an online platform oriented towards patriotic Americans inspired to build a parallel economy. We have observed that many consumers are increasingly disenchanted with large corporations that have embraced non-traditional, progressive ideas and policies and would prefer to re-allocate more of their dollars to business members who do not stand in opposition to their views and values. At the same time, businesses that also share these traditional American values are seeking to attract new customers; our values-aligned platform allows these business members to get exposure to our consumer base. PSQ is unique in that it is a leading mission-driven platform focused on connecting patriotic Americans with like-minded business members. We believe our differentiated platform allows consumer members to feel confident when shopping on our platform that they are directing their dollars to business members that share similar values to theirs. We further believe that the growth in the number of business members and consumer members using our platform that we have experienced since our nationwide launch in July 2022 demonstrates that there is significant demand for a values-aligned platform like PSQ. We “sing a different tune” than many other major e-commerce platforms and businesses in the United States and we believe this differentiation will work to our advantage.

•        Value Proposition for Consumer Members:

•        We provide consumer members using our platform the ability to search for and shop with business members that share their traditional American values. We believe our platform will appeal to many of the 65% of Americans who have said that they identify as very or extremely proud to be American. We believe there is a disconnect between the values of many large corporations and consumers, particularly as we have observed that many companies have increasingly embraced non-traditional progressive ideas and policies. We aim to serve this large unaddressed market with our high-quality platform of values-aligned products and business members.

•        Value Proposition for Business Members:

•        The key elements of our value proposition to consumer members also benefit our business members. Simply put, our business members are attempting to increase their business and attract customers whose values align with theirs and who support traditional, pro-American business. By connecting business members with like-minded consumer members, we are able to fill a gap in the market that we believe has been purposefully ignored by our larger competitors. PSQ is uniquely situated to provide this connection and bond that can help support small and medium sized American business members sharing traditional values.

•        Mutually Reinforcing Business Model:

•        A key differentiator between us and our competitors is our mutually reinforcing business model. Our platform serves as an ecosystem designed to connect patriotic consumer members with values-aligned business members to create trust-driven transactions between consumer members and business members. PSQ, in turn, utilizes data from our platform to identify the needs of our consumer members and potential product opportunities in the market. If consumer members are searching for a product on our platform, and there are no values-aligned options currently available, this presents a potential opportunity for us to introduce a product offering to meet that need. The more we are able to provide high quality products to our consumer members, the more the effectiveness and reach of our platform can grow. We believe that our mutually reinforcing business model can dramatically increase the revenue potential of our company, satisfy a need, and allow us to expand the reach of both our platform and any of our own individual brands and products we introduce to the parallel economy.

It is our mission to continue to connect values-aligned business with consumer members sharing patriotic, traditional American values, and we intend to continue to invest in the tools to grow our network and enhance our offerings for the benefit of our great nation. As we leverage our first-mover position and continue to develop our platform and expand our outreach, we expect that we will continue to distinguish ourselves on our platform and the burgeoning parallel economy.

Our Growth Strategy

We are currently focusing on the following areas to drive our growth:

•        Continue to Innovate and Improve our Platform Offering — We are continuously looking to improve our platform functionality and user experience, and to add new features and technologies to improve our platform and value proposition. We recently introduced an improved user interface and user experience that we expect will serve our existing app users, attract new app users to our platform and grow application engagement with the availability of the e-commerce interface. We are in the process of rolling out an enhanced e-commerce platform, where our consumer members will be able to purchase products from our business members directly through our app and through which we will be able to realize transaction-based revenue fees through purchases being made using our platform.

•        Expand Our Outreach Program — Growth in our consumer member base is an important driver for our business’ growth, and we believe that there is a significant opportunity to expand the number of consumer members and business members using our platform. Through our Outreach Program, we are collaborating with over 350 highly influential individuals who serve as PSQ ambassadors and influencers to raise awareness about and advocate for our platform and our five core values. We believe that our Outreach Program is key to growing our awareness and presence in the digital world. Participating influencers share their positive interactions with our platform and the various experiences connecting with patriotic business members that use our platform. Through media outreach, our ambassadors are able to actively onboard new business and consumer members on our platform. We actively seek to continue growing this program.

•        Introduce Our Branded D2C Product Offerings — We expect to introduce our first branded D2C products later in 2023 and to, thereafter, expand and diversify our branded D2C offerings in areas where we believe there is significant existing market need or opportunity going forward. We believe these brands will enable us to fill gaps within consumer spending through our established primary customer acquisition channel.

•        Increase Monetization on our Platform — We are still in the early stages of monetization on our platform and believe there are many avenues for sustained revenue growth that may be available to us in the future through our platform and the network of connections that it allows us to establish and grow. We are currently focused on near-term goals in two main areas — scaling our digital advertising business and developing new revenue streams, such as our e-commerce integration.

•        Pursue Value-Enhancing Acquisitions — In order to fully capitalize on opportunities within our addressable market, as well as to further expand our platform and offerings, we intend, over time, to pursue value-enhancing acquisitions as they become available in the future. In so doing, we intend to focus on like-minded business members that respect our five core values, complement our values-aligned platform, and fulfill demand from our consumer members and business partners.

We also expect to further scale the scope and form of our advertising and marketing efforts, as briefly described below. One path we are pursuing to further scale our advertising business involves further improving advertising products and tools, organizing and growing our sales force, and investing in media agency and channel partner relationships. We are continuing to invest in our self-serve advertising platform, which will provide the ability for business owners to purchase an advertising package directly from our website and manage their own advertising content. We believe these additions will improve ad relevance and effectiveness. Business owners will have greater control of their own experience, as well as further success measurement. We intend to gain efficiencies in scaling and will be able to focus our salesforce on attracting and retaining larger enterprise partners, with opportunities to upsell and partner with them in more meaningful ways.

We expect that our ongoing product investments will allow us to enable and capture potential new revenue in small business and e-commerce offering for goods and services.

•        Other growth strategies:

•        Increase our marketing, sales, and business development initiatives to attract new customers and create financial partnerships.

•        Continue to hire highly competent, hardworking, ethical executives and personnel based on merit.

•        Exploit our in-house launch and proprietary systems capabilities to provide best-in-class data and services to our platform.

•        Lower operating costs. We are focused on developing and implementing efficiencies to decrease the acquisition cost of consumer members and business members. Additionally, we expect that, as we scale operations, our staff will become more efficient in various aspects of operations and maintenance such that we can reduce operating costs.

Our Technology

Our investments in technology are currently focused on the following areas: business solutions, cloud infrastructure and development principles.

•        Business Solutions — Our proprietary Content Management System (“CMS”) is the core our business toolset, powering our advertising products, content technology stack and reporting capabilities. Built with flexibility in mind, our CMS consists of content targeting and delivery engines. These capabilities serve all of our paying business members.

•        Cloud Infrastructure — We continually invest in the underlying technology platform that powers all of our platform and services. From its inception, our infrastructure was built to be cloud-native, applying well-tested design patterns with distributed systems that are linearly scalable and highly flexible. We currently utilize a large third-party cloud service provider to support our platform needs.

•        Development Principles — Execution, quality, velocity and autonomy are core pillars of our engineering culture. We employ agile development processes and techniques combined with continuous integration (“CI”) and continuous deployment (“CD”) to empower our teams to rapidly improve our products and the platforms that power them. Leveraging data generated by the usage of our products is a priority in how we develop, test and iterate to continually improve the user experience and build our future product roadmap. Moreover, we build our products to be accessible and functional in both web and mobile app environments.

Intellectual Property

Our intellectual property includes trademarks, copyrights and trade secrets. In addition, our platform is powered by proprietary technology and certain open-source software. We rely on, and expect to continue to rely on, a combination of development, assignment, and confidentiality agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, and trade secret laws, to protect our brands, proprietary technology, and other intellectual property rights.

Marketing and Advertising

To date, a majority of our marketing and advertising activity has been conducted by our management team and employees, through our Outreach Program, earned media exposure, social media exposure, word of mouth growth, and guerrilla marketing (creating viral videos to capitalize on current events, engaging with content creators through superchats, press campaigns to support local business members, and culturally relevant merch drops). To a lesser extent, we also have prioritized digital advertising on platforms such as Rumble and Meta, and podcast advertising on shows such as Allie Stuckey’s “Relatable”, The Dan Bongino Show, The Steve Deace Show, and others.

Outreach Program

As discussed above, we launched our “Outreach Program,” which is currently comprised of over 350 individuals who act as ambassadors and influencers to advocate for our platform and its five core values largely through social media and community activism. We estimate that the ambassadors and influencers in our Outreach Program currently have an aggregate following of over 40 million people across the various social media channels that they use regularly. As we continue to attract additional ambassadors and influencers to our platform, we believe that will attract further consumer and business members to our platform.

Business to Business (B2B) Partnerships

As discussed above, we currently operate in partnership with multiple business members on our platform that primarily serve other business members. These include, but are not limited to, payment processors, point-of-sale systems, accounting firms, business coaches and web designers.

Product Development

Since our inception, we have focused on continuous improvement of our platform and user experience, with our product and engineering teams working in an environment focused on efficiency and speed combined with end-user value. As we continue to grow, we believe it will be important to maintain and enhance this culture and scale our business as we look to bring new innovations to consumer members and business members.

Our product organization focuses on creating and improving digital products for all of our consumer members and business owners. Our platform powers hundreds of thousands of members, and tens of thousands of business members in service of business discovery. Using machine-learning and proprietary technology, we surface relevant business listings, keeping members informed while supporting growth for business members of all sizes.

Employees

As a mission-driven technology company, we believe our employees are our most valuable resource. As of March 31, 2023, we have 45 full-time employees, all of whom are based in the United States. We believe that the relationship we have with our employees and our strong culture of collaboration and innovation differentiate us from many of the major e-commerce platforms and are key drivers of our business success. None of our employees are covered by collective bargaining agreements nor are they unionized. Overall, we consider our relations with our employees to be positive.

Our human capital resources objectives currently include identifying, recruiting, retaining, and incentivizing our existing and prospective employees. The principal purposes of our incentive plans and incentive plans which may be adopted by us in the future are to attract, retain and motivate select employees, executive officers, and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

We intentionally hire personnel who are aligned with our mission and represent our five core values. As a result, we believe that members of our team are highly motivated to excel in their respective positions and feel a connection to the purpose of our product. We consider our team full of passionate, intelligent, and mission-focused employees, who are inspired by the mission at hand. As a team, we aim to prioritize the following characteristics individually, and corporately:

•        Humble:    We strive daily to remember that PSQ’s mission is greater than any individual. We “check our egos at the door” and recognize that unless we prioritize the betterment of ‘We the People’ over our own individual comforts, we do not stand a chance at accomplishing our mission.

•        Hungry:    We strive to work harder than any other company, in order to see successes that are unparalleled by other companies. We feel a sense of urgency surrounding our company goals and we adamantly reject complacency.

•        Smart:    We strive to make more “right” decisions than “wrong” ones. We recognize that whether we are writing code, making sales calls, designing graphics for social media, or scheduling important meetings, each team member has a part to play in ensuring that excellence is at the center of our operations.

Our intentionally crafted culture is the bedrock of our approach to business.

Facilities

PSQ’s headquarters are currently located in San Diego, California and its mailing address there is 315 South Coast Highway 101, Suite U44, Encinitas, California 92024. We plan to relocate our headquarters to Florida during calendar year 2023. A number of our employees work remotely across the United States. Our facilities, which are leased, are adequate to meet our current needs though we intend to procure additional space in the future, if and as necessary, as we continue to add employees and expand our business. For D2C products we may introduce, we expect to rely on third party contract manufacturers and not be required to acquire or lease our own manufacturing or other facilities.

Competition

PSQ competes with, among other business members, traditional e-commerce platforms, business directories and online retailers, as well as some smaller competitors who also position themselves as values-aligned platforms. The competitive landscape in the app and website platform markets is complex and constantly evolving. There are participants of many different sizes with different operational capabilities, platform reach and financial resources. Some of the companies we compete with include but are not limited to Yelp, Angi, Nextdoor and Amazon. Many of these companies are much larger and more well capitalized than we are. Other companies that position themselves as values-aligned platforms include New Founding and Mammoth Nation. We compete with all of these companies to attract, engage, and retain consumer members and business members. We believe that PSQ is a unique platform for value-aligned business members and consumer members who feel increasingly ignored or alienated by many of our competitors and who want to support patriotic, traditional pro-American business members that share their values, and that we can compete effectively on that basis. As we introduce future products, as our platform evolves, or as other companies introduce new products and services, we may become subject to additional competition.

Government Regulation

We are subject to a number of U.S. federal and state laws and regulations, as well as foreign ones, that involve matters that are important to, or may otherwise impact, our business and that may affect companies conducting business on the internet, including, but not limited to, internet and e-commerce, labor and employment, anti-discrimination, payments, whistleblowing and worker confidentiality obligations, product liability, intellectual property, consumer protection and warnings, import/export, marketing, taxation, privacy, data security, competition, arbitration agreements and class action waiver provisions, terms of service, and mobile application and website accessibility. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies in the United States and abroad, such as federal, state, and local administrative agencies. Many of these laws and regulations are subject to change or uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, negative publicity, or other harm to our business. See the section titled “Risk Factors — PSQ will be subject to numerous risks relating to the need to comply with data and information privacy laws.” Many of these laws and regulations are subject to change or uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, declines in user growth or engagement, negatively publicity, or other harm to our business.” As a result, we could be subject to actions based on negligence, various torts and trademark and copyright infringement, among other actions. See the sections titled “Risk Factors — If PSQ infringes on the intellectual property of others, it could be exposed to substantial losses and face restrictions on its operations,” “Risk Factors — Risks Related to Regulation and Litigation — We may become involved in litigation that may materially and adversely affect us.” The varying and rapidly evolving regulatory framework on privacy and data protection across jurisdictions could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business, “Risk Factors — PSQ will be subject to numerous risks relating to the need to comply with data and information privacy laws,” “Risk Factors — Compliance obligations imposed by new privacy laws, laws regulating social media platforms and online speech in the U.S., or industry practices may adversely affect PSQ’s business.”

In the ordinary course of our business, we may process a significant volume of personal information and other regulated information from our users, employees and other third parties. Accordingly, we are, or may become, subject to numerous privacy and data protection obligations, including federal, state, local, and foreign laws, regulations, guidance, and industry standards related to privacy and data protection. Such obligations may include, without limitation, the Federal Trade Commission Act, the California Consumer Privacy Act of 2018 (“CCPA”), the California Privacy Rights Act (“CPRA”), the European Union’s General Data Protection Regulation 2016/679 (“EU GDPR”), the EU GDPR as it forms part of United Kingdom (“UK”) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (“UK GDPR”), and the ePrivacy Directive.

The CCPA, CPRA, EU GDPR and UK GDPR are examples of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance. For example, the CCPA imposes obligations on covered business members to provide specific disclosures related to a business’s collection, use, and disclosure of personal data and to respond to certain requests from California residents related to their personal data (for example, requests to know of the business’s personal data processing activities, to delete the individual’s personal data, and to opt out of certain personal data disclosures). Also, the CCPA provides for civil penalties and a private right of action for certain data breaches. The CPRA becomes fully enforceable on July 1, 2023, and will further restrict our ability to use personal California user and subscriber information in connection with our various products, services and operations and/or impose additional operational requirements, which could result in increased costs. Other U.S. states, such as Virginia, Utah, Connecticut, and Colorado, have passed consumer privacy laws that become effective later in 2023 and 2024. We will continue to monitor and assess the impact of these state laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business. While we are currently not subject to foreign data privacy and security laws, such laws, including the GDPR and UK GDPR, impose significant and complex compliance obligations on entities that are subject to those laws. Lastly, the Federal Trade Commission has also increased its focus on privacy and data security practices, and we anticipate this focus to continue.

Upon implementation of our e-commerce capabilities, our platform will facilitate online payments, including subscription fees, and therefore we will be subject to a variety of laws governing online transactions, payment card transactions and the automatic renewal of online agreements. In the U.S., these matters are regulated by, among other things, the federal Restore Online Shoppers Confidence Act (ROSCA) and various state laws.

See “Risk Factors” for a discussion of material risks to us, including, to the extent material, to our competitive position, relating to governmental regulations, and see “PSQ Management’s Discussion and Analysis of Financial Condition and Results of Operation” together with our financial statements, including the related notes included therein, for a discussion of material information relevant to an assessment of our financial condition and results of operations, including, to the extent material, the effects that compliance with governmental regulations may have upon our capital expenditures and earnings.

Legal Proceedings

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We are not presently a party to any legal proceedings, nor have we been to date since inception.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF psq

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with the “Business” section and PSQ’s audited financial statements as of and statements for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, and other information included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. PSQ’s actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this proxy statement/prospectus. Additionally, PSQ’s historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Overview

PSQ is a shopping platform where consumers with traditional American values can connect with and patronize business members whose values align with their own. Customers are able to search for and shop business members offering products and services both locally and online. The PSQ platform is accessible through the web and mobile devices. Since our nationwide launch in July 2022, we have become the largest values-aligned platform of pro-America business members and consumers.

We incorporated PSQ Holdings Inc. in February of 2021, began development of our digital platform (mobile app and website) in May 2021, and launched our initial product regionally in San Diego County, California in October 2022 on iOS, Android, and on our website. After 10 months of testing in various markets and courting member feedback, we launched the PSQ platform nationwide on July 4, 2022. As of March 31, 2023, on our platform we have more than 556,000 active consumer members (defined as unique consumer membership accounts for which we have received all required contact information and which have not been deactivated or deleted) and more than 45,000 business profiles from a wide variety of industries.

PSQ raised $1.8 million in our seed round of funding, which closed in July 2021. We then raised an additional $1.1 million in a bridge round of funding, which closed in February 2022. From January 2022 through February 2023, we raised $12.0 million and closed our Series A round. In March and April 2023, PSQ raised $3.05 million through the issuance of mandatory convertible notes.

On February 23, 2023, PSQ completed a stock-for-stock transaction to purchase 100% of the outstanding shares of EveryLife, Inc., a Delaware corporation, in exchange for 55,000 shares of PSQ common stock.

The mailing address of PSQ’s principal executive office is 315 S. Coast Hwy 101, Ste. U44, Encinitas, CA 92024.

Recent Developments

Business Combination

On February 27, 2023, we entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Colombier-Liberty Acquisition, Inc. (“Merger Sub”), Colombier Sponsor LLC (“Purchaser Representative”) and Colombier Acquisition Corp (“Colombier”). The Merger (as defined in the Merger Agreement) will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Colombier will be treated as the “acquired” company for financial reporting purposes and PSQ will be treated as the “acquirer”. Each of the board of directors of PSQ and Colombier has unanimously approved the transaction. The transaction will require the approval of the stockholders of Colombier and PSQ prior to the Closing (as defined in the Merger Agreement).

The transaction is subject to other customary closing conditions and is expected to close in the second half of 2023. Transaction consideration to PSQ holders will consist of newly issued shares of Colombier as PSQ shareholders will exchange their interests in PSQ for interests in the combined entity. PSQ holders and certain other employees and service providers of PSQ will also have the right to receive additional newly issued shares of Colombier following the Closing, in the event certain stock price metrics are met. The transaction is expected to provide up to $158.5 million in cash to PSQ to fund growth and expansion into new revenue streams, assuming no redemptions and following payment of approximately $15 million in transaction fees transaction expenses. At the Effective Time (as defined in the Merger Agreement), PSQ will merge with and into Colombier, with Colombier surviving the Merger to form the post-transaction combined entity. Colombier will change its name to PSQ Holdings, Inc. in connection with the Merger.

Upon the closing of the transaction, Michael Seifert will retain majority voting rights through the issuance to him of shares of Class C Common Stock in connection with the Business Combination.

Inflation and the Global Supply Chain

Currently the U.S. economy is experiencing a bout of increased inflation, resulting in rising prices. The U.S. Federal Reserve, as well as its counterparts in other countries, have engaged in a series of interest rate hikes in an effort to combat rising inflation. Although inflation did not have a significant impact on our results of operations for the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021, we anticipate that inflation will have an impact on our business going forward, including through a material increase in our cost of sales and operating expenses for the remainder of 2023 and possibly into the following years, if not permanent. Continued or permanent rises in core costs could impact our growth negatively.

Key Factors Affecting Our Performance

Our future financing needs will depend on the performance of our business and on the amount of proceeds we realize from the Business Combination. If we do not realize sufficient proceeds from the Business Combination to carry out our business plan or if our business does not perform as we expect, we may be required to pursue additional financing. See “Risk Factors — PSQ may require substantial additional funding to finance our operations, but adequate additional financing may not be available when it needs it, on acceptable terms or at all.”

Components of Results of Operations

During the year ended December 31, 2022 and for the period from February 25, 2021 (inception) through December 31, 2021, our net loss and comprehensive loss was $7.0 million and $1.9 million, respectively. Our net loss increased in 2022 from 2021, as we increased our investment in research and development to ensure our platform’s ability to scale and accommodate a growing number of business and consumer members. Our expenses will likely increase in the future as we develop and launch new offerings and platform features, expand in existing and new markets, increase our sales and marketing efforts and continue to invest in our platform, as well as a result of our becoming a public company. We have not been profitable since inception, and as of December 31, 2022, our accumulated deficit was $8.9 million. Since inception, we have financed our operations primarily through private placements of our securities.

Revenues

To date, substantially all of our revenue has been derived from the advertising of products and services on the PSQ platform. A very small percentage of our revenue to date has been derived from the payment to us of fees for facilitating business relationships through our B2B network.

Our advertising revenues are derived from multi-month fixed price contracts for advertising subscription arrangements. Revenues from subscription contracts are recognized using the “over-time” method of revenue recognition. Accordingly, we recognize revenues over-time as the advertisements are displayed over the subscription period and the service is being consumed by the business member simultaneously over the period of service. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each advertisement has a contractual revenue value and an estimated cost. The over-time revenue is recognized monthly.

Moreover, we recognize advertising revenues over-time as the advertisements are displayed over the subscription period. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers.

We recognize advertising revenue from push notifications and email blasts at the point of delivery. Push notifications and email blasts are considered delivered when an advertisement is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, we allocate a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach, if the standalone selling price (“SSP”) is not observable. We use the residual approach, which is a method to allocate revenue to a remaining performance obligation. We have stand-alone selling prices for all other services in the advertising package. After allocating revenue per package to those other services based on their stand-alone selling price, the email blasts and push notifications are allocated the remaining revenue for that package. We are able to determine the SSP based on the cost charged to a customer for each service. If the level of service includes multiple performance obligations, the incremental difference attributed to the additional service represents its standalone selling price. We calculate the SSP of the push notification or email blast, and record the revenue when the advertisement is displayed to users.

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Marketers enter into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the business member simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

In the future, in addition to greater levels of advertising revenue expected as a result of the growth of our business, we also expect to realize increased amounts of B2B revenue and to begin realizing e-commerce transactional revenue and revenue from D2C sales of our own branded consumer products as we expand our business operations into those areas.

For a description of our revenue recognition policies, see the section titled — “Summary of Significant Accounting Policies.” Refer to Note 3 in the annual financial statements beginning on page F-31.

Cost of Sales (exclusive of depreciation and amortization)

Cost of sales (exclusive of depreciation and amortization) consists of the direct costs incurred in building and running subscription-based software services. We recognize the cost of sales associated with personnel costs, general administrative expenses, and fees related to servers that assist in hosting our platform.

Upon the rollout of our D2C consumer product business, our cost of sales will also include the cost of finished goods inventory. We expect our cost of sales per unit to decrease over time as we achieve economies of scale.

We expect our cost of sales to increase in absolute dollars and as a percentage of revenue in the near term as we launch our D2C products. After launching our first D2C product, we expect our cost of sales as a percentage of revenue to decrease over time as we grow and continue to scale our business.

Operating Expenses

Operating expenses primarily include general and administrative, research and development, sales and marketing, and depreciation and amortization. The most significant component of our operating expenses are personnel-related costs such as salaries, benefits, and bonuses. We expect our personnel-related costs as a percentage of total costs to decrease over time.

We expect to continue to invest substantial resources to support our growth. We anticipate that each of the following categories of operating expenses will increase in absolute dollar amounts and decrease as a percentage of revenue for the foreseeable future.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related expenses for our finance, legal, human resources and administrative personnel, as well as the costs of information technology, professional services, insurance, travel, and other administrative expenses. We expect to invest in our corporate organization and incur additional expenses associated with transitioning to, and operating as, a public company, including increased legal, audit, tax and accounting costs, investor relations costs, higher insurance premiums and compliance costs. As a result, we expect that general and administrative expenses will increase in absolute dollars in future periods but decline as a percentage of total revenue over time. Our inability to scale our expenses could negatively impact gross margin and profitability.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, employee benefits, consultant fees, commissions, and direct marketing costs related to the promotion of PSQ’s platforms/solutions and certain costs related to the acquisition of both consumer and business members on our platform. As a result, we expect that sales expenses will increase in absolute dollars in future periods as we increase marketing activities, grow our operations, and continue to build our brand awareness. but decline as a percentage of total revenue over time. Our inability to scale our expenses could negatively impact gross margin and profitability.

Research and Development Expenses

Research and development expenses consist primarily of salaries, employee benefits and consultant fees related to our development activities to originate, develop, and enhance our platform.

Depreciation and amortization expense

Depreciation and amortization expense consists primarily of amortization of capitalized software development costs.

As we introduce and grow our D2C and e-commerce capabilities, we expect to see an increase in the following areas:

—     cost of sales due to the increase in quantity of finished goods inventory purchased;

—     general and administrative expenses due to increased accounting, legal, human resources, and administrative costs; and

—     research and development expenses due to growth in our engineering and product teams, especially related to the continued development of e-commerce functionality.

Non-Operating Income and Other Items

Interest Income

Interest income earned consists of passive gains on our cash and cash equivalents and short-term investments balances. Currently we do not have material debt owed to us or, other than our outstanding mandatory convertible notes that will convert to common stock immediately prior to the Merger, debt owed to third parties.

Other Income, Net

Other expense (income), net primarily relates to the Employee Retention Tax Credit (“ERTC”) and the Research and Development Tax Credit (“R&D Tax Credit”) for the periods ending December 31, 2022 and December 31, 2021.

Provision for Income Taxes

We are subject to income taxes in the United States, but due to our net operating loss (“NOL”) position, we have not recognized any provision or benefit in recent years. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. We have established a full valuation allowance to offset our U.S. net deferred tax assets due to the uncertainty of realizing future tax benefits from our NOL carryforwards and other deferred tax assets.

Key Business Metrics and Selected Financial Data

We use certain key metrics and financial measures not prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to evaluate and manage our business. See “Information about PSQ — Our Constituents and Engagement” for certain historical information regarding these metrics.

Total Active Consumer Members on Platform

We perform calculations utilizing total active consumer members on our platform as a measure of the reach of our app and website over time. Total active members, as defined by us, are unique consumer membership accounts for which we have received all required contact information, and which have not been deactivated or deleted. These numbers are based on data provided directly from the Company’s database. Total active consumer members on our platform do not include unique visitors to the site nor individuals who download the app but do not create an account to login. Our definition of total active consumer members may differ from similar definitions and metrics used by other companies.

Total active consumer members on our platform were 385,000 at December 31, 2022, an increase of 3,271% from December 31, 2021. Our total active consumer members were 575,000 at April 5, 2023. The significant growth in our total active consumer members is attributable to earned media, word of mouth referrals, our outreach program and consumer interest in our platform.

Total Members
550,000
384,481
231,971
66,147
23,614
11,406
Q4 ’21
Q1 ’22
Q2 ’22
Q3 ’22
Q4 ’22
Q1 ’23

Total Business members on Platform

We calculate the total business members on our platform as a measure of the reach of our app and website over time. Total business members represent unique business members who have been verified and added to the platform by our team. Total business members do not include business members that were not approved by our team to be on our platform. Our definition of total business members on our platform may differ from similar definitions and metrics used by other companies.

Total business members increased to 33,000 at December 31, 2022, an increase of 8,331% from December 31, 2021. Total business members were over 45,000 at April 5, 2023. The significant growth in the total business members on our platform is attributable to earned media, word of mouth referrals and, our Outreach program.

Total Businesses
45,000
33,559
22,581
10,396
3,700
398
Q4 ’21
Q1 ’22
Q2 ’22
Q3 ’22
Q4 ’22
Q1 ’23

Results of Operations

The results of operations presented below should be reviewed in conjunction with our audited financial statements and notes included elsewhere in this proxy statement/prospectus. The following table sets forth PSQ’s results of operations data for the periods presented:4

Results of Operations for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021:

The following table sets forth our statement of operations for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021 and the dollar and percentage change between the two periods.

	Year ended December 31, 2022	For the period February 25, 2021 (Inception) to December 31, 2021	Variance, $	Variance, %
Revenue	$475,175	$7,369	$467,806	6348%
Costs and expenses:
Cost of sales, (exclusive of depreciation and amortization shown separately below)	716,102	104,147	611,955	588%
General and administrative	2,016,638	708,425	1,308,213	185%
Sales and marketing	2,550,418	295,661	2,254,757	763%
Research and development	1,446,347	705,621	740,726	105%
Depreciation and amortization	842,195	98,892	743,303	752%
Total costs and expenses	7,571,700	1,912,746	5,658,954	296%
Operating loss	(7,096,525)	(1,905,377)	(5,191,148)	272%
Other income:
Other income, net	118,158	—	118,158	NM*
Interest income	591	1	590	59000%
Loss before income taxes	(6,977,776)	(1,905,376)	(5,072,400)	266%
Income tax expense	800	—	800	NM*
Net loss	$(6,978,576)	$(1,905,376)	$(5,073,200)	266%

____________

NM* — Percentage change not meaningful.
____________

4        NTD: Q1 results will be added to first S-4 amendment.

Revenues

	2022	2021	Variance, $	Variance, %
Revenue	$475,175	$7,369	$467,806	6348%

Revenues increased by $0.5 million, or 6,348%, in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021. The increase was driven by an increase in member and business growth throughout the year, as well as introduction of certain new advertising features on our platform, which resulted in higher advertising revenues of $0.5 million.

Cost of Sales (exclusive of depreciation and amortization)

	2022	2021	Variance, $	Variance, %
Cost of sales	$716,102	$104,147	$611,955	588%

Cost of sales increased (exclusive of depreciation and amortization) by $0.6 million, or 588%, in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021. The increase was due to an increase in personnel expenses of $0.3 million as a result of higher revenues, as well as an increase in hosting expenses of $0.3 million due to growth in our business.

General and Administrative Expense

	2022	2021	Variance, $	Variance, %
General and administrative	$2,016,638	$708,425	$1,308,213	185%

General and administrative expense increased by $1.3 million, or 185%, in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021. The increase was due to a $0.3 million increase in staffing-related costs, as well as a $1.0 million increase in other administrative expenses which include accounting, legal, and other administrative services.

Research and Development Expense

	2022	2021	Variance, $	Variance, %
Research and development expense	$1,446,347	$705,621	$740,726	105%

Research and development expense increased by $0.7 million, or 105%, in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021. The increase was due to an increase in staffing-related costs in our product and engineering teams, as well as costs related to computer software, hardware, and other administrative expenses.

Sales and Marketing Expense

	2022	2021	Variance, $	Variance, %
Sales and marketing	$2,550,418	$295,661	$2,254,757	763%

Sales and marketing expense increased by $2.3 million, or 763%, in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021. The increase was due to a $1.1 million increase in staffing related costs, a $0.7 million increase in onboarding of certain content creators and community leaders to promote our platform, as well as a $0.5 million increase in other marketing and public relation activities.

Depreciation and amortization

	2022	2021	Variance, $	Variance, %
Depreciation and amortization	$842,195	$98,892	$743,303	752%

Depreciation and amortization expense increased $0.7 million, or 752%, primarily related to the amortization of capitalized software development costs as there were significant development costs incurred Depreciation and amortization expense increased $0.7 million, or 752%, primarily related to the amortization of capitalized software development costs as there were significant development costs incurred which begun amortizing and resulted in the $0.7 million increase.

Other Income, net

	2022	2021	Variance, $	Variance, %
Other income, net	$118,158	$—	$118,158	NM

Other income, net increased by $0.1 million in the year ended December 31, 2022 compared to $0 in the period from February 25, 2021 (Inception) through December 31, 2021. The increase was related to the Employee Retention Credits received during the year.

Interest Income

	2022	2021	Variance, $	Variance, %
Interest income	$591	$1	$590	59000%

PSQ recorded interest income of $591 in the year ended December 31, 2022 compared to $1 in the period from February 25, 2021 (Inception) through December 31, 2021. The increase was primarily due to an increase in cash and cash equivalents during 2022 from the receipt of $9.5 million of capital raises.

Income Tax

	2022	2021	Variance, $	Variance, %
Income tax expense	$800	$—	$800	NM

Income tax increased by an insignificant amount in the year ended December 31, 2022 compared to the period from February 25, 2021 (Inception) through December 31, 2021.

Deferred Tax Asset

PSQ recorded a deferred tax asset of $2.6 million in the year ended December 31, 2022 compared to $0.7 million in the period from February 25, 2021 (Inception) through December 31, 2021. The Company has taken a full valuation allowance on all residual future tax assets.

Liquidity and Capital Resources

Historically, we have financed operations primarily through cash generated from equity raises and operating activities. Our primary short-term requirements for liquidity and capital are to fund general working capital and capital expenditures. Our principal long-term working capital uses include: increasing our advertising and marketing exposure, expanding our internal engineering and product teams, developing and launching additional D2C products, and growing our internal sales teams.

In connection with the expected launch of our first D2C branded products, we intend to fund initial inventory requirements with cash on hand. Longer term, our expected liquidity and capital requirements will likely consist of research and development needed to identify additional D2C opportunities. We do not currently anticipate that growth and expansion into new areas, such as D2C consumer products, will require us to make significant capital investments in our business, as we plan to employ an “asset light” business model and rely on third party manufacturers and other outsourced third party relationships as we build this part of our business.

As of December 31, 2022 and December 31, 2021, cash and cash equivalents balance was $2.3 million and $0.4 million, respectively. Cash and cash equivalents consist of interest-bearing deposit accounts managed by third-party financial institutions, and highly liquid investments with maturities of three months or less. At this time, we do not anticipate the need to raise additional capital in the near term upon consummation of the Business Combination if the

Minimum Cash Condition in the Merger Agreement is satisfied and based on our current expectations with respect to cash to be generated from our operations. However, our liquidity needs will be dependent both on the performance of our business and on the amount of proceeds we realize through the Merger. If we do not realize sufficient proceeds from the Merger to carry out our business plan or if our business does not perform as we expect, we may be required to pursue additional financing or take other measures to improve our liquidity. See “Risk Factors — PSQ may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.” As our present focus is to grow consumer and business members on the platform, and not to maximize revenue and achieve profitability in the near or immediate term, this may have a negative impact on liquidity.

In March 2023, PSQ issued $3.05 million in mandatorily convertible notes as part of a Permitted Financing under the Merger Agreement (the “PSQ Convertible Notes”). PSQ may issue up to $15.0 million of the PSQ Convertible Notes in the Permitted Financing. The PSQ Convertible Notes are unsecured obligations of PSQ and bear interest at a rate of 5% per annum, which interest will accrue and be added to the principal amount of the PSQ Convertible Notes. The PSQ Convertible Notes will automatically convert into shares of PSQ common stock immediately prior to completion of the Business Combination at a conversion rate based upon an implied $100 million fully diluted pre-money valuation of PSQ, excluding the PSQ Convertible Notes. If the Business Combination is not completed, the PSQ Convertible Notes will automatically convert into shares of PSQ common stock pursuant to a conversion formula provided for in the PSQ Convertible Notes at the earlier of the close of business on December 31, 2024 or upon the consummation of a “Qualified Going Public Transaction”, which is generally defined as an initial public offering, a direct listing transaction or a business combination with a special purpose acquisition company (other than the Business Combination with Colombier). In the event of a “Change of Control” of PSQ, as defined in the PSQ Convertible Notes, holders of PSQ Convertible Notes will have the right to elect to receive either a cash payment equal to then outstanding balance under their PSQ Convertible Notes or to convert their PSQ Convertible Notes into shares of PSQ common stock pursuant to a conversion formula provided for in the PSQ Convertible Notes. Events of default under the PSQ Convertible Notes include the failure to pay principal or interest under the PSQ Convertible Notes when due and the occurrence of certain bankruptcy or insolvency events with respect to PSQ. The PSQ Convertible Notes were issued in a private placement transaction exempt from registration under the Securities Act of 1933, as amended.

Comparison of Year Ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021

The following table shows PSQ’s cash flows provided by (used in) operating activities, investing activities and financing activities for the stated periods:

	2022	2021	Variance
Operating activities	$(6,034,149)	$(1,685,328)	(4,348,821)
Investing activities	(1,554,334)	(681,149)	(873,185)
Financing activities	9,519,485	2,765,880	6,753,605

Operating Activities

Net cash used in operating activities for the year ended December 31, 2022 was $6.0 million compared to $1.7 million used in operating activities during the period from February 25, 2021 (Inception) through December 31, 2021. The increase in cash used in operating activities was due to an overall increase in operating expenses, resulting in an increased net loss of $5.1 million. This was coupled with a partial offset by changes in accounts payable and accrued liabilities which increased by $0.2 million from prior year.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2022 was $1.6 million, an increase of $0.9 million from cash used in investing activities of $0.7 million for the period from February 25, 2021 (Inception) through December 31, 2021. The increase was primarily due to additional costs incurred with the internally developed software totaling $1.5 million compared to $0.7 million in the prior year.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2022 was $9.5 million compared to $2.8 million provided by financing activities for the period from February 25, 2021 (Inception) through December 31, 2021. The increase is from $9.5 million of proceeds from the issuance of common stock.

Off-Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily interest rates, access to credit and funds to run day-to-day operations and the result of fluctuations in foreign currency exchange rates if we expand internationally. Failure to mitigate these risks could have a negative impact on revenue growth, gross margin and profitability.

Interest Rate Risk

Our cash and cash equivalents are comprised of operating and short-term investment accounts. We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure.

Credit Risk

As of December 31, 2022, our cash and cash equivalents were maintained with one financial institution in the United States in an IntraFi Network Deposit account, which will allow us to spread our cash across multiple banks and thereby mitigate the risk associated with having uninsured funds. We have reviewed the financial statements of our banking institution and believe it currently has sufficient assets and liquidity to conduct its operations in the ordinary course of business with little or no credit risk to us.

As of December 31, 2021 and December 31, 2022, there was no one business member that represented a material majority or in excess of 5% of accounts receivable.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

Critical Accounting Policies and Significant Management Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements also requires we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, balance sheet, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our management’s judgments and estimates. Critical accounting policies and estimates are those that we consider the most important to the portrayal of our balance sheet and results of operations because they require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our financial condition and results of operations. The preparation of our financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates. For further information, see Note 3 to PSQ’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Revenue Recognition

At inception, PSQ adopted ASC Topic 606, Revenue from Contracts with Customers. To determine revenue recognition for contractual arrangements that PSQ determines are within the scope of ASC 606, we perform the following five steps: (1) identify each contract with a business member; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when (or as) the relevant performance obligation is satisfied. PSQ only applies the five-step model to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services we provide to the business member.

We recognize revenue when it satisfies its obligation by providing the benefits of the service to the business member, either over time or at a point in time. A performance obligation is satisfied over time if one of the following criteria are met:

a.      the business member simultaneously receives and consumes the benefits as the entity performs; or

b.      the entity’s performance creates or enhances an asset that the business member controls as the asset is created or enhanced; or

c.      the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

Our revenue is currently derived primarily from advertising when we display ad products and services on the PSQ platform.

Our revenues are derived from multi-month fixed price contracts by marketers for advertising subscription arrangements. Revenues from long-term contracts are recognized using the “over-time” method of revenue recognition. Accordingly, we recognize revenues over-time as the ads are displayed over the subscription period and the service is being consumed by the business member simultaneously over the period of service. Over-time revenue recognition is based on an input measure of progress based on costs incurred compared to estimated total costs at completion. Each advertisement has a contractual revenue value and an estimated cost. The over-time revenue is recognized based on the percentage of the total project cost that has been realized.

Moreover, we recognize advertising revenues over-time as the ads are displayed over the subscription period so we are providing a service and the service is being consumed by the business member simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our business members.

We recognize advertising revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to members. When a business member enters into an advertising subscription arrangement that includes push notifications and/or email blasts, we allocate a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach, if the standalone selling price (“SSP”) is not observable. We are able to determine the SSP based on the cost charged to a business member for each service. If the level of service includes multiple performance obligations, the incremental difference attributed to the additional service represents its standalone selling price. We calculate the SSP of the push notification or email blast, and record the revenue when the ad is displayed to members.

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Marketers enter into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

For a description of our revenue recognition policies, see the section titled — “Summary of Significant Accounting Policies.” Refer to Note 3 in the annual financial statements beginning on page F-31.

Capitalized Software

The Company capitalizes costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350, Intangibles — Goodwill and Other. The Company capitalizes costs to develop its mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized by applying the statutory tax rates in effect in the years in which the differences between the financial reporting and tax filing bases of existing assets and liabilities are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

We utilize a two-step approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We make estimates, assumptions and judgments to determine its provision for income taxes and also for deferred tax assets and liabilities and any valuation allowances recorded against deferred tax assets. Actual future operating results and the underlying amount and type of income could differ materially from our estimates, assumptions and judgments thereby impacting its financial position and results of operations.

Recent Accounting Pronouncements

See Note 3, Summary of Significant Accounting Policies, to PSQ’s financial statements for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, including elsewhere in this proxy statement/prospectus, as applicable, for additional details regarding recent accounting pronouncements.

Financial Statements and Supplementary Data

The information required by this item appears in a separate section of this registration statement on Form S-4 beginning on page F-1 and is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Controls and Procedures

Internal Control over Financial Reporting

During the audit of the PSQ, financial statements for the year ended December 31, 2022, its independent registered accounting firm noted deficiencies relating to segregation of duties that constitute a material weakness in PSQ’s internal control over financial reporting. PSQ intends to take steps to remediate this material weakness, including enlisting the help of external advisors to provide assistance in the areas of internal controls in the short term, and are evaluating the longer-term resource needs of its accounting staff. These remediation measures may be time consuming and costly, and might place significant demands on its financial, accounting, and operational resources. In addition, there is no assurance that PSQ will be successful in hiring any necessary finance and accounting personnel in a timely manner, or at all.

DESCRIPTION OF SECURITIES OF THE COMBINED COMPANY

The following summary of the material terms of the Combined Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Proposed Charter and Proposed Bylaws in their entirety for a complete description of the rights and preferences of Colombier’s securities following the Business Combination. The Proposed Charter is described in “The Charter Proposal (Proposal 3),” and the full text of the Proposed Charter and Proposed Bylaws are attached as Annex B and Annex C to this proxy statement/prospectus, respectively.

General

The Current Charter authorizes 101,000,000 shares, consisting of (a) 100,000,000 shares of Colombier Common Stock, including (i) 80,000,000 shares of Colombier Class A Common Stock, and (ii) 20,000,000 shares of Colombier Class B Common Stock, and (b) 1,000,000 shares of preferred stock.

Upon completion of the Business Combination, pursuant to the Proposed Charter, the authorized capital stock of the Combined Company will consist of 590,000,000 shares of Class A Common Stock, $0.0001 par value per share, consisting of (i) 500,000,000 shares of Class A Common Stock and (ii) 40,000,000 shares of Class C Common Stock, and (b) 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

It is anticipated that, immediately after the Closing of the Business Combination, the Combined Company expects to have approximately [__] shares of Class A Common Stock and approximately [__] shares of Class C Common Stock outstanding immediately after the consummation of the Business Combination, assuming no public stockholders exercise their redemption rights in connection with the Business Combination. Following consummation of the Business Combination, the Combined Company is not expected to have any preferred stock outstanding.

Class A Common Stock

Voting Rights

Following the Business Combination, holders of shares of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of stockholders except as otherwise expressly provided by the Proposed Charter or as provided by law. Following the Business Combination (assuming that no public stockholders exercise their redemption rights in connection with the Business Combination and the other assumptions described above), the Combined Company directors, executive officers, and beneficial owners of 5% or greater of the Combined Company outstanding Common Stock and their respective affiliates will hold [__]% of the voting power in the aggregate.

The Combined Company has not provided for cumulative voting for the election of directors in the Proposed Charter. Accordingly, holders of at least a majority of the voting power of then-outstanding shares of the Combined Company Common Stock entitled to vote in the election of directors, voting together as a single class, will be able to elect all of the Combined Company directors.

Dividend Rights

Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of shares of the Combined Company Common Stock are entitled to receive dividends out of funds legally available if the Combined Company Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Combined Company Board may determine. Stock dividends with respect to each class of the Combined Company Common Stock may only be paid with shares of stock of the same class of common stock.

No Preemptive or Similar Rights

The Combined Company Common Stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon the Combined Company liquidation, dissolution or winding-up, the assets legally available for distribution to the Combined Company stockholders would be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Class C Common Stock

The issued and outstanding shares of Class C Common Stock, as a group, will be entitled a number of votes equal to the number of shares of Class A Common Stock issued and outstanding at the time any vote is taken, plus 100. Each share of Class C Common Stock will be entitled to a number of votes equal to the (i) Aggregate Class C Voting Power, divided by (ii) the number of shares of Colombier Class C Common Stock issued and outstanding as of the applicable record date.

Each share of Class C Common Stock held by the Founder may be converted by the Founder at any time into one share of Class A Common Stock.

In the event that, after the Closing, the Founder transfers shares of Class C Common Stock to any person other than certain permitted transferees (as set forth in the restated certificate of incorporation to be adopted by Colombier upon the closing of the transaction (the “Closing”)), such transferred shares will convert automatically into shares of Class A Common Stock having only one vote per share. All outstanding shares of Class C Common Stock will convert into Class A Common Stock (i) in the event the Founder is no longer at least one of an officer or director of Colombier, or dies or becomes incapacitated, or (ii) at such time as the total number of outstanding shares of Class C Common Stock falls below 50% of the total number of outstanding shares of Class C Common Stock as of immediately after Closing.

Preferred Stock

The Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting powers, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting powers and other rights that could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of Class A Common Stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

In the event the Combined Company determines to redeem the Public Warrants, holders of our redeemable warrants would be notified of such redemption as described in our warrant agreement. Specifically, in the event that the Company elects to redeem all of the redeemable warrants as described above, the Company will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via the Combined Company’s posting of the redemption notice to DTC.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of the Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend and restate the Current Charter (i) for an Extension or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised that person’s warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on per share consideration minus the Black-Scholes warrant value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and the Private Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Colombier. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Warrants (including the Class A Common Stock issuable upon exercise of the Private Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than Sponsor or its permitted transferees, the Private Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Provisions

The Proposed Charter and the Proposed Bylaws following this offering could have the effect of delaying, deferring or discouraging another person from acquiring control of the Combined Company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Combined Company to first negotiate with the Combined Company Board. We believe that the benefits of increased protection of the Combined Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Combined Company because negotiation of these proposals could result in an improvement of their terms.

Among other things, the Proposed Charter and the Proposed Bylaws include provisions regarding:

•        the terms of the Class C Common Stock, which will be held upon the consummation of the Business Combination by the Founder, and will provide the Founder with a majority of the voting power of the Combined Company Common Stock on any vote of the Combined Company’s stockholders, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company;

•        opting out of Section 203 of the DGCL to allow the Combined Company to establish its own rules governing business combinations with interested parties;

•        the ability of the Combined Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, the Combined Company’s directors and officers;

•        the exclusive right of the Combined Company Board to elect a director to fill a vacancy created by the expansion of the Combined Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Combined Company Board;

•        the requirement that a special meeting of stockholders may be called only by the Combined Company Board, the chairperson of the Combined Company Board, or the Combined Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•        the requirement for the affirmative vote of holders of at least 75% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal certain provisions of the Proposed Charter or any provision of the Proposed Bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of the Combined Company Board to amend the bylaws, which may allow the Combined Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

•        advance notice procedures with which stockholders must comply to nominate candidates to the Combined Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company; and

•        a Combined Company Board that is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Combined Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Combined Company Board or management.

Proposed Charter and Restated Bylaw Provisions

The Proposed Charter and the Proposed Bylaws will include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of the Combined Company management team or changes in the Combined Company Board or the Combined Company governance or policy, including the following:

Issuance of Undesignated Preferred Stock

The Combined Company anticipates that after the filing of the Proposed Charter, the Combined Company Board will have the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights, powers and preferences, including voting powers, designated from time to time by the Combined Company Board. The existence of authorized but unissued shares of preferred stock enables the Combined Company Board to render more difficult or to discourage an attempt to obtain control of the Combined Company by means of a merger, tender offer, proxy contest or otherwise.

Exclusive forum for certain lawsuits

The Proposed Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Combined Company’s name, actions against any current or former directors, officers, employees or stockholders of the Combined Company for breach of fiduciary duty and certain other actions may be brought only in the

Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Proposed Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Combined Company’s directors, officers, employees and stockholders although the Combined Company stockholders will not be deemed to have waived the Combined Company’s compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the Current Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special meeting of stockholders

The Proposed Bylaws provide that special meetings of our stockholders may be called only by the chairman of the Combined Company board, or a Chief Executive Officer, or the Combined Company board pursuant to a resolution adopted by a majority of the board, and may not be called by any other person.

Advance notice requirements for stockholder proposals and director nominations

The Proposed Bylaws provide that stockholders seeking to bring business before the Combined Company’s annual meeting of stockholders, or to nominate candidates for election as directors at the Combined Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Combined Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in the Combined Company’s annual proxy statement must comply with the notice periods contained therein. The Proposed Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Combined Company’s stockholders from bringing matters before the Combined Company’s annual meeting of stockholders or from making nominations for directors at the Combined Company’s annual meeting of stockholders.

No action by written consent

The Proposed Charter provides that the stockholders of the Combined Company will not be entitled to take any action by consent in lieu of a meeting of stockholders.

Board of Directors

The Combined Company Board will be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors will expire at the first annual meeting of the stockholders of the Combined Company following the effectiveness of the Proposed Charter, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Combined Company following the effectiveness of the Proposed Charter and the term of the initial Class III Directors will expire at the third annual meeting of the stockholders of the Combined Company following the effectiveness of the Proposed Charter. All directors elected at annual meetings of stockholders following the effectiveness of the Proposed Charter will be elected for terms ending on the third annual meeting of stockholders following the annual meeting of the stockholders at which such director was elected or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The Proposed Charter and the Proposed Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon. Any vacancy on the Combined Company Board, including a vacancy resulting from an enlargement of the Combined Company Board, may be filled only by the affirmative vote of a majority of the Combined Company’s directors then in office.

Listing of Securities

Colombier Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbols “CLBR” and “CLBR.WS,” respectively. It is currently expected that after the Closing, our Class A Common Stock and Public Warrants will be listed on the NYSE under the symbols “PSQH” and “PSQH WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of Colombier Class A Common Stock (or after the Closing, Class A Common Stock) then outstanding; or

•        the average weekly reported trading volume of the Colombier Class A Common Stock (or after the Closing, Class A Common Stock) then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, there are 21,562,500 shares of Colombier Common Stock outstanding. Of these shares, the 17,250,000 shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act. All of the remaining 4,312,500 shares owned by our Sponsor are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering.

PSQ anticipates that following the consummation of the Business Combination, the Combined Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

COMPARISON OF STOCKHOLDER RIGHTS

Both Colombier and PSQ are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently, and will continue to be, governed by the DGCL. If the Business Combination is completed, PSQ securityholders will become stockholders of Colombier, and their rights will be governed by the DGCL, and, assuming the Charter Proposal are approved by the Colombier stockholders at the Colombier Special Meeting, the Proposed Charter attached to this proxy statement/prospectus as Annex B, and the Proposed Bylaws of Colombier attached to this proxy statement/prospectus as to Annex C.

The table below summarizes the material differences between the current rights of Colombier stockholders under the Current Charter and bylaws, and the rights of the Combined Company stockholders, post-Closing, under the Proposed Charter and Proposed Bylaws of the Combined Company, each as amended, as applicable, and as in effect immediately following the Business Combination.

While Colombier and PSQ believe that the summary tables cover the material differences between the rights of their respective stockholders prior to the Business Combination and the rights of Colombier stockholders following the Business Combination, these summary tables may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Colombier or PSQ before the Business Combination and being a stockholder of Combined Company after the Business Combination. Colombier has attached as Annex B to this proxy statement/prospectus a copy of the proposed Amended Charter, and attached as Annex C to this proxy statement/prospectus a copy of the form of the Combined Company Proposed Bylaws, and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. See the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Current Colombier Rights Versus the Combined Company Rights Post-Merger

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Authorized Capital Stock

The Current Charter authorizes 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock, including (i) 80,000,000 shares of Colombier Class A Common Stock, and (ii) 20,000,000 shares of Colombier Class B Common Stock, and (b) 1,000,000 shares of preferred stock. As of the date of this proxy statement/prospectus, no shares of preferred stock are outstanding.

The Combined Company will be authorized to issue 590,000,000 shares of capital stock, consisting of (a) 540,000,000 shares of Common Stock, which shall be designated into two series consisting of (i) 500,000,000 shares of Class A Common Stock and (ii) 40,000,000 shares of Class C common stock, and (b) 50,000,000 shares of preferred stock.

Upon consummation of the Business Combination and assuming no shares of Colombier Class A Common Stock are redeemed, we expect there will be approximately 41,562,500 shares of the Combined Company Common Stock. Following consummation of the Business Combination, the Combined Company is not expected to have any preferred stock outstanding.

Number of Directors

The Current Charter provides that the number of directors of Colombier, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time exclusively by the Colombier Board pursuant to a resolution adopted by a majority of the Colombier Board.

The number of directors of the Combined Company shall initially be up to 7 members. The precise number of directors shall be fixed by the Combined Company Board pursuant to a resolution adopted by the Combined Company Board.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Classification of the Board of Directors

Subject to the special rights of the holders of any series of preferred stock to elect directors, the Colombier Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Colombier Board is authorized to assign members of the board already in office to Class I, Class II or Class III. At each succeeding annual meeting of the stockholders of Colombier, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal.

The Proposed Charter provides for the continuation of a classified board divided into Classes I, II and III.
Appointment of Directors

The Current Charter requires that the directors be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

In addition, except as otherwise required by law, whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the preferred stock as set forth in the Current Charter (including any preferred stock designation) and such directors shall not be included in any of the classes described above unless expressly provided by such terms.

At the Combined Company’s annual meeting, the stockholders elect directors, each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death, disqualification or removal. When a quorum is present, the vote required for election of a director shall be by a plurality of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Removal of Directors

The Current Charter provides that any and all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of Colombier entitled to vote generally in election of directors, voting together as a single class.

The Proposed Charter provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Voting

The Current Charter provides that holders of Colombier Class A Common Stock and holders of Colombier Class B Common Stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law or otherwise designated by preferred stock, if any. Each share of common stock will have one vote on all such matters. Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of Colombier that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled exclusively, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the charter of Colombier or the DGCL.

Except as otherwise required by law or the charter of the Combined Company, holder of Common Stock are entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Class A Common Stock and held of record by such holder as of the record date for determining stockholders entitled to vote on such matter.

The issued and outstanding shares of Class C Common Stock, as a group, will be entitled a number of votes equal to the number of shares of Class A Common Stock issued and outstanding at the time any vote is taken, plus 100. Each share of Class C Common Stock will be entitled to a number of votes equal to the (i) Aggregate Class C Voting Power, divided by (ii) the number of shares of Class C Common Stock issued and outstanding as of the applicable record date.

Except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the Proposed Charter (including any filed certificate of designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Proposed Charter (including any filed certificate of designation) or pursuant to the DGCL.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Dual Class Structure and Conversion

The Current Charter provides that the Colombier Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis on the closing of the Business Combination, and under certain circumstances being subject to a different conversion ratio into shares of Colombier Class A Common Stock.

The Proposed Charter will provide for two classes of Common Stock, the Class A Common Stock and the Class C Common Stock.

Class C Common Stock will be held only by the Founder and certain permitted transferees of the Founder. The rights of holders of Colombier Class A Common Stock and Colombier Class C Common Stock will be largely the same, except as it relates to voting.

Each share of Class C Common Stock held by the Founder may be converted by the Founder at any time into one share of Class A Common Stock.

In the event that, after the Closing, the Founder transfers shares of Class C Common Stock to any person other than certain permitted transferees (as set forth in the Proposed Charter), such transferred shares will convert automatically into shares of Class A Common Stock having only one vote per share. All outstanding shares of Class C Common Stock will convert to Class A Common Stock (i) in the event the Founder is no longer at least one of an officer or director of the Combined Company, or dies or becomes incapacitated, or (ii) at such time as the total number of outstanding shares of Class C Common Stock falls below 50% of the total number of outstanding shares of Class C Common Stock as of immediately after Closing.

Limitation of Liability of Directors and Officers

The Current Charter provides that a director of Colombier shall not be personally liable to Colombier or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Colombier or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders (and the monetary liability of an officer to a corporation’s stockholders), except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The charter of the Combined Company will provide that, to the fullest extent provided by law, no director or officer will be personally liable to the Combined Company (solely in the case of directors) or its stockholders (in the case of either directors or officers) for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Corporate Opportunities

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Colombier or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of Current Charter or in the future, and Colombier renounces any expectancy that any of the directors or officers of Colombier will offer any such corporate opportunity of which he or she may become aware to Colombier, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of Colombier with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Colombier and (i) such opportunity is one Colombier is legally and contractually permitted to undertake and would otherwise be reasonable for Colombier to pursue and (ii) the director or officer is permitted to refer that opportunity to Colombier without violating any legal obligation.

The Proposed Charter of the Combined Company is silent with respect to the doctrine of corporate opportunity, or any other analogous doctrine.
Inspection of Books and Records

The current bylaws provides that Colombier may treat the registered stockholders as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of Colombier, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of Colombier.

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. The Proposed Bylaws of the Combined Company will permit any stockholder to examine the stock ledger of the Combined Company for any purpose germane to any meeting of the stockholders, for a period of 10 days ending on the day before the applicable meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Combined Company.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Choice of Forum

The Current Charter provides that unless Colombier consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any Colombier stockholder to bring (i) any derivative action or proceeding brought on behalf of Colombier, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Colombier to Colombier or Colombier stockholders, (iii) any action asserting a claim against Colombier, its directors, officers or employees arising pursuant to any provision of the DGCL or the Current Charter or the Colombier bylaws, or (iv) any action asserting a claim against Colombier, its directors, officers or employees governed by the internal affairs doctrine. The exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and unless Colombier consents in writing to the selection of an alternative forum.

Unless the Combined Company consents in writing to the selection of an alternative forum, the Proposed Charter generally designates the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for any stockholder (including a beneficial owner) to: (i) any derivative action or proceeding brought on behalf of the Combined Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of the Combined Company to the Combined Company or the Combined Company’ stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Proposed Charter or the Proposed Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware and (iv) any action asserting a claim governed by the internal affairs doctrine, subject to certain exceptions, unless the Combined Company consents in writing to an alternative forum. The federal district courts of the United States of America will be, to the fullest extent permitted by applicable law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Amendment to Certificate of Incorporation

The Current Charter requires a separate or specific vote for:

•   Amendments that relate solely to the terms of one or more outstanding series of preferred stock, or another series of common stock, if the holders thereof are entitled to a separate vote;

•   Amendments that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Colombier Class B Common Stock, which require a separate class vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding;

•   Holders of shares of the Combined Company Common Stock are not entitled to vote on any amendment to the Proposed Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Proposed Charter (including any certificate of designations relating to any series of Preferred Stock).

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)

•   Amendments to the provisions of the current certificate of incorporation related to the requirements for Colombier’s initial business combination, redemption rights, distributions from the trust account, certain share issuances, transactions with affiliates, minimum value of target, which prior to the consummation of Colombier’s initial business combination require the affirmative vote of holders of at least sixty-five percent (65%) of all then outstanding shares of the Colombier Common Stock; and

•   Amendments to the provisions of the Current Charter related to the limitation of director liabilities shall not adversely affect any right or protection of a director of Colombier in respect of any act or omission occurring prior to the time of such amendment.

•   Amendments to the provisions of the Proposed Charter related to amendments to the Bylaws (which require the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company), the size of the Board of Directors, the classification of the Board of Directors, the appointment and removal of directors, the inability of stockholders to act by written consent and the authority to call special meetings of stockholders require the affirmative vote of the holders of at least seventy-five percent (75%) of the total voting power of all the then outstanding shares of stock of the Combined Company entitled to vote thereon, voting together as a single class; and

•   Subject to the rights of the holders of any series of Preferred Stock, amendments increasing or decreasing the number of authorized shares of Class A Common Stock or Class C Common Stock may be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of the Class A Common Stock or Class C Common Stock voting separately as a class shall be required therefor; and

•   Amendments to the provisions of the Proposed Charter related to the limitation of director liabilities shall not adversely affect any right or protection of a director of Colombier in respect of any act or omission occurring prior to the time of such amendment.

Provision	Colombier Acquisition Corp. (Pre-Merger)	The Combined Company (Post-Closing)
Amendment to Bylaws

The current bylaws provide that the Colombier Board shall have the power to adopt, amend, alter or repeal the current bylaws. The affirmative vote of a majority of the Colombier Board shall be required to adopt, amend, alter or repeal the current bylaws. The current bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of Colombier required by applicable law or the current Colombier Charter, (A) the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Colombier entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the current bylaws, and (B) any amendments or repeals of provisions related to indemnification in the current bylaws shall be prospective

The Combined Company Board will be expressly authorized to adopt, amend, alter or repeal any or all of the bylaws of the Combined Company. The bylaws may also be amended, repealed or added to by the Combined Company stockholders: in addition to any vote of the holders of any class or series of capital stock of the Combined Company required by applicable law or the Proposed Charter, the affirmative vote of the holders of at least at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon shall be required for the stockholders of the Combined Company to amend the bylaws.

only, and require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of Colombier.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding (i) the beneficial ownership of Colombier as of [•], 2023 (the “Ownership Date”), prior to the consummation of the Business Combination; and (ii) the Combined Company as of immediately following the Closing, assuming that no further Public Shares are redeemed (“no redemption”), and, alternatively, that 17,250,000 remaining Public Shares are redeemed in connection with the Business Combination (“maximum redemption”), with respect to:

•        each person known by Colombier to be the beneficial owner of more than 5% of the outstanding shares of the Colombier Common Stock on such dates;

•        each of Colombier’s current executive officers and directors and all executive officers and directors of Colombier as a group;

•        each person who will (or is expected to) become an executive officer or director of the Combined Company post-Business Combination; and

•        all such executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of shares of Colombier Common Stock pre-Business Combination is based on 21,562,500 issued and outstanding shares of Colombier Common Stock as of [•], 2023 consisting of 17,250,000 shares of Class A Common Stock and 4,312,500 shares of Class B Common Stock outstanding as of such date.

The expected beneficial ownership of shares of the Combined Company Common Stock upon the closing of the Business Combination assumes two scenarios:

(a)     a “no redemption” scenario where (i) no public stockholders exercise their redemption rights in connection with the Business Combination and (ii) the Combined Company has 41,562,500 outstanding shares of common stock immediately following the Business Combination, of which 20,000,000 shares will be issued to PSQ’s existing securityholders, 17,250,000 shares will be held by the public stockholders and 4,312,500 will be held by the Sponsor; and

(b)    a “contractual maximum redemption” scenario where (i) 14,187,656 of Colombier’s outstanding public shares are redeemed in connection with the Business Combination and (ii) the Combined Company has 27,374,844 outstanding shares of common stock immediately following the Business Combination, of which 20,000,000 shares will be held issued to PSQ’s securityholders, 3,062,344 shares will be held by the public stockholders and 4,312,500 will be held by the Sponsor.

Both scenarios assume that, at the Closing, an estimated 20,000,000 shares of common stock of the Combined Company will be issued to PSQ Stockholders based on the number of shares of PSQ outstanding on an as-converted to common stock basis and assuming that, on or prior to the Closing: (a) [__], (b) [__], (c) [__] and (d) [__].

The beneficial ownership information below also assumes: (i) no Public Stockholders exercise their redemption rights in connection with the Business Combination; and (ii) 16,443,732 shares of Class A Common Stock and 3,556,268 shares of Class C Common Stock are issued to former stockholders of PSQ in accordance with the Merger Agreement.

Based on the foregoing assumptions, we estimate that there would be 41,562,500 shares of Class A Common Stock issued and outstanding as of immediately following consummation of the Business Combination under the “no redemption” scenario and 27,374,844 shares of Class A Common Stock issued and outstanding as of immediately following consummation of the Business Combination under the “contractual maximum redemption” scenario.

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Colombier’s existing stockholders in the Combined Company will be different.

Unless otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned securities.

Pre-Business Combination Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Class A Common Stock		Class B Common Stock		Approximate Percentage of Outstanding Common Stock
	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Colombier Sponsor LLC	—	—%	4,312,500	100%	20%
Omeed Malik(2)	—	—%	4,312,500	100%	20%
Joe Voboril(2)	—	—%	—	—	—
Ryan Kavanaugh(2)	—	—%	—	—	—
Eddie Kim(2)	—	—%	—	—	—
Jonathan Keidan(2)	—	—%	—	—	—
Keri Findley(2)	—	—%	—	—	—
Claire Councill(2)	—	—%	—	—	—
All directors and executive officers as a group (seven individuals)(2)	—	—%	4,312,500	100%	20%
Other 5% Stockholders
Hudson Bay Capital Management LP(3)	1,690,773	9.8%	—	—	7.84%
Fir Tree Capital Management LP(4)	966,562	5.6%	—	—	4.48%
Saba Capital Management, L.P.(5)	1,226,708	7.1%	—	—	5.69%
Shaolin Capital Management LLC(6)	999,500	5.79%	—	—	4.64%

____________

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL.

(2)      Mr. Malik exercises voting and investment control over the Colombier shares that are held by Colombier Sponsor LLC.

(3)      According to a Schedule 13G/A filed with the SEC on February 7, 2023 by Hudson Bay Capital Management LP, a Delaware limited partnership, and Mr. Sander Gerber, a U.S. citizen. Hudson Bay Capital Management LP serves as the investment manager to HB Strategies LLC and Hudson Bay SPAC Master Fund LP, in whose name the Colombier securities are held. As such, Hudson Bay Capital Management LP may be deemed to be the beneficial owner of all shares of Colombier held by HB Strategies LLC and Hudson Bay SPAC Master Fund LP. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Mr. Gerber disclaims beneficial ownership of the Colombier securities. The address of the Reporting Persons is 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

(4)      According to a Schedule 13G/A filed with the SEC on February 14, 2023. The address of the Reporting Person is 500 5th Avenue, 9th Floor, New York, New York 10110.

(5)      According to a Schedule 13G/A filed with the SEC on February 14, 2023, Saba Capital Management, L.P., a Delaware limited partnership, Saba Capital Management GP, LLC, a Delaware limited liability company, and Mr. Boaz R. Weinstein, a U.S. citizen, are beneficial owners of and have shared voting and dispositive control over the shares of Colombier Class A Common Stock reported. The address of the Reporting Persons is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(6)      According to a Schedule 13G filed with the SEC on February 14, 2023, Shaolin Capital Management LLC (“Shaolin”), a company incorporated under the laws of State of Delaware, serves as the investment advisor to Shaolin Capital Partners Master Fund, Ltd. a Cayman Islands exempted company, MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, DS Liquid DIV RVA SCM LLC and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC being managed accounts advised by the Shaolin Capital Management LLC. The address of the Reporting Person is 230 NW 24th Street, Suite 603, Miami, FL 33127.

Post-Business Combination Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Combined Company Post-Business Combination
	(assuming no redemptions by Colombier stockholders)		(assuming contractual maximum redemptions by Colombier stockholders)
	Number of Shares of Class A Common Stock	% of Class	Number of Shares of Class A Common Stock	% of Class
Sponsor and Directors and Executive Officers Post-Business Combination:
Colombier Sponsor LLC	4,312,500	10.38%	4,312,500	15.56%
Omeed Malik(2)	4,312,500	10.38%	4,312,500	15.56%
Michael Seifert(3)	3,556,268	8.56%	3,556,268	12.99%
Sebastian Harris	2,370,846	5.70%	2,370,846	8.66%
Brad Searle*	—	—	—	—
Davis Pilot III	1,848,163	4.45%	1,848,163	6.75%
Nick Ayers	1,345,627	3.24%	1,345,627	4.92%

All directors and executive officers of Combined Company post-Business Combination as a group (7 individuals)	13,648,936	32.84%	13,648,936	49.86%

Five Percent Holders:
	—	—	—	—

____________

*        less than 1%.

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is: 315 South Coast Highway 101, Suite U44, Encinitas, CA 92024.

(2)      The business address for each of Mr. Malik and Colombier Sponsor LLC is: 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL.

(3)      Mr. Malik exercises voting and investment control over the Colombier shares that are held by Colombier Sponsor LLC.

(4)      Mr. Seifert will receive 3,556,268 shares of Class C Common Stock at the Closing which will be convertible into an equal number of shares of Class A Common Stock.

(5)      Fountain Ripple LLC and Fountain Ripple II LLC are the record holders of the shares of PSQ Common Stock convertible into the Class A Common Shares set forth next to Davis Pilot III. Fountain Ripple LLC and Fountain Ripple II LLC are beneficially owned by Mr. Pilot and Mr. Pilot has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of each of Fountain Ripple LLC and Fountain Ripple II LLC is 1055 Hillcrest Road, Mobile, AL 36695.

(6)      The business address for Mr. Ayers is: 3290 Northside Parkway, Suite 675, Atlanta, GA 30327.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of the Combined Company will be managed by or under the direction of the Combined Company Board.

The following table sets forth the name, age and position of each of the expected directors and executive officers of the Combined Company upon consummation of the Business Combination:

Name	Age	Position
Executive Officers
Michael Seifert	27	Chief Executive Officer, Founder and Chairman of the Board
Sebastian Harris	30	Chief Operating Officer and Co-Founder
Bradley Searle	29	Chief Financial Officer
Andrew Weisbecker	40	Chief Product Officer
Brian Elkins	49	Chief Technology Officer
Stephen Moran	66	Chief Legal Officer and General Counsel

Non-Executive Directors
Omeed Malik	42	Director
Nick Ayers	40	Director
Blake Masters	36	Director
Davis Pilot III	36	Director

____________

(1)      Member of nominating and corporate governance committee.

(2)      Member of compensation committee.

(3)      Member of audit committee.

Information regarding the executive officers and directors following the Business Combination is set forth below:

Executive Officers

Michael Seifert is the Chief Executive Officer and Founder of PSQ and director nominee of the Combined Company. Prior to founding PSQ, Mr. Seifert served as the Marketing and Public Relations Coordinator from 2019 to 2021 at Pacifica Enterprises, Inc., a real estate and asset management group, where he led the marketing department. In 2019, Mr. Seifert was the Associate Director at JH Ranch, a non-profit organization, and served as the City Director for Tuscaloosa, Alabama at JH Ranch from 2015 to 2017. Mr. Seifert holds a Bachelor’s Degree in Political Science and International Relations from Liberty University.

Sebastian Harris is the Chief Operating Officer and Co-Founder of PSQ Holdings, Inc. As a seasoned entrepreneur. Mr. Harris has over 10 years’ experience in operational management. In 2019, Mr. Harris founded and operated Harris Consulting, LLC, a consulting group serving mission-focused entrepreneurs in the areas of strategy and operational growth. In 2020, Mr. Harris founded Raising Royalty Ltd., a New Zealand based company focused on empowering faith-based entrepreneurs and in doing so reached seven-figures of revenue in just over 12 months. Mr. Harris served as the Founding Partner of Raising Royalty Ltd. until 2022. Mr. Harris advanced through the roles of Project Manager, Director of Operations and Director of Communications at JH Israel between 2017 and 2021. In addition to this, Mr. Harris served as the Operations Manager of U.S. Israel Education Association from 2018 to 2019. Alongside these functions, Mr. Harris also serves on the board of Harris Consulting, LLC and OMG Drops, an NFT marketplace. Mr. Harris holds a Bachelor’s Degree in Health Sciences, with a major in Public Health Policy, from the University of Auckland, NZ.

Bradley Searle is the Chief Financial Officer of PSQ, a position he has held since March 2021. Prior to joining PSQ, Mr. Searle was the owner of Springbound LLC, a small business that supplied healthy snacks to stores nationwide and to the Houston Texans organization, from 2017 through 2021. Between 2020 and 2021, Mr. Searle was also a senior revenue accountant at 24 Hour Fitness, a privately owned and operated fitness center chain. From 2018 to 2020, Mr. Searle was an assistant controller at MedBridge Development, a business management company focusing on services to ambulatory surgery centers and physician practices, where he prepared financial statements for three ambulatory surgery centers. From 2017 to 2018, Mr. Searle was an audit associate at PricewaterhouseCoopers LLP. Mr. Searle holds a Bachelor’s Degree in Business Administration with a focus in Accounting from Westmont College and is a Certified Public Accountant (inactive).

Andrew Weisbecker is the Chief Product Officer of PSQ, a position he has held since August 2022. With over 17 years in digital experience and media, Mr. Weisbecker previously spent 14 years in product management at Target Corporation, where he held a variety of management roles building shopping experiences at the intersection of stores and digital, including the Target app, Target Wallet, and Drive Up. During his time there, he helped launch mobile from zero to an award-winning, multi-billion dollar sales channel. From 2017-2019, he also served as a board member at a private Montessori school. Mr. Weisbecker holds a Bachelor’s Degree in Film & Television from the University of Wisconsin — Madison.

Brian Elkins is the Chief Technology Officer of PSQ, a position he has held since August 2022. Mr. Elkins has been in software development and technology for more than 29 years, serving the SaaS, Retail, Fintech, and Martech industries. Prior to joining PSQ, Mr. Elkins served as the Chief Technology Officer at several organizations, including Medici from 2021 to 2022, Wunderkind from 2019 to 2022, RealMassive from 2018 to 2019 and Paradigm Tax Group from 2016 to 2018, spearheading growth, and managing over 45 Merger and acquisitions and Agile transformations. As Director of Engineering of Quickoffice from 2011 to 2013, Mr. Elkins helped led expansion across AMER, EMEA and APAC, supporting infrastructure for over 400 million mobile customers. Mr. Elkins studied Electrical Engineering at Oklahoma State University.

Stephen Moran is the Chief Legal Officer and General Counsel of PSQ, a position he has held since March 2023. Prior to joining PSQ, Mr. Moran served as the Global General Counsel of Nearmap Ltd. (ASX: NEA), an Australian location intelligence and aerial imagery company, from 2022 to 2023; Chief Legal Officer of Nuvve Holding Corp. (Nasdaq: NVVE), a technology company focused on vehicle-to-grid solutions, from 2021 to 2022, where he helped lead the company’s successful completion of its de-SPAC transaction; and Senior Vice President, General Counsel and Corporate Secretary of CalAmp (Nasdaq: CAMP), a technology company providing internet of Things SaaS data intelligence and telematics products and services, from 2013 to 2021. Earlier in his career, as General Counsel of Intersil Corp. (Nasdaq: ISIL), a leader in the design and manufacture of high-performance analog semiconductors, Mr. Moran helped lead a successful $575 million initial public offering, and raise $1.1 billion in two follow-on offerings. Mr. Moran received his J.D. from Loyola Law School and a B.A. from Claremont McKenna College.

Non-Employee Directors

Omeed Malik is Colombier’s Chief Executive Officer, Chairman of the Board of Directors and a Director. Since 2018, Omeed has served as the Founder and CEO of Farvahar Partners, a boutique investment bank and broker/dealer which acts as an advisor and liquidity provider to high growth venture backed companies and institutional investors. Omeed is also the President of 1789 Capital, an investment firm that provides financing to companies in the budding Entrepreneurship, Innovation & Growth (“EIG”) economy. Prior to starting his own firm, Omeed was a Managing Director and the Global Head of the Hedge Fund Advisory Business at Bank of America Merrill Lynch from 2012 to 2018. Omeed was also the founder and head of the Emerging Manager Program within the Global Equities business. In this capacity, Omeed was charged with selecting both established and new hedge funds for the firm to partner with and oversaw the allocation of financing/prime brokerage, capital strategy, business consulting and talent introduction resources. Before joining Bank of America Merrill Lynch, Omeed was a Senior Vice President at MF Global where he helped reorganize the firm’s distribution platform globally and developed execution and clearing relationships with institutional clients.

An experienced financial services professional and securities attorney, Omeed was a corporate lawyer at Weil, Gotshal & Manges LLP working on transactional matters in the capital markets, corporate governance, private equity and bankruptcy fields. Omeed has also worked in the United States Senate and House of Representatives. Omeed received a JD, with Honors, from Emory Law School (where he serves on the Advisory Board) and a BA in Philosophy and Political Science, Cum Laude, from Colgate University. He holds Series 7, 63, 3, 79 and 24 registrations.

Omeed is a Contributing Editor and minority owner of The Daily Caller and was a Term Member of the Council on Foreign Relations and a Centennial Society Member of the Economic Club of New York. Omeed was selected to serve on our Board of Directors due to his significant leadership and financial experience.

Nick Ayers, director nominee of the Combined Company, served in the White House as Assistant to President Donald Trump and Chief of Staff to Vice President Michael Pence from 2017 to 2019. While at the White House, Nick helped shape the administration’s important and high-profile initiatives. Currently, Mr. Ayers is the Partner and a director at C6 Creative Consulting, Inc., which he founded in 2019. Recently, Mr. Ayers partnered with Insight Venture Partners to acquire Veeam Software Group GmbH, where he now serves as a member of Veeam’s the board of directors. Mr. Ayers also served as President & CEO of Holmsted, LLC and of Ayers Family Holdings, LLC. Previously, Mr. Ayers served on the vestry at the Church of the Apostles in Atlanta, Georgia from 2019 to 2023. Mr. Ayers received a Bachelor’s Degree in Political Science from Kennesaw State University.

Blake Masters, director nominee of the Combined Company, is a successful entrepreneur and venture capital investor. Mr. Masters co-founded Judicata, Inc., a legal intelligence software company, in 2012 and served as co-founder until 2014. From 2018 to 2022, Mr. Masters was the Chief Operating Officer of Thiel Capital, an investment firm that specializes in the technology sector. From 2018 to 2022, Mr. Masters was the President of the Thiel Foundation, a nonprofit that promotes science and innovation, and currently serves on the foundation’s board of directors. Mr. Master’s was Arizona’s GOP nominee for U.S. Senate. In 2014, Mr. Masters co-authored with Peter Thiel, the book “Zero to One: Notes on Startups, or How to Create the Future,” which quickly became a #1 New York Times bestseller in the U.S., selling more than 1.75 million copies globally. Arizona’s GOP nominee for U.S. Senate, Mr. Masters received his J.D. from Stanford Law School and a B.S. in Political Science from Stanford University.

Davis Pilot III, director nominee of the Combined Company, has served as a director of PSQ since July 2022. Currently, Mr. Pilot is the Critical Facilities Director at Uniti Fiber, a telecommunications infrastructure provider. Mr. Pilot started at Uniti Fiber in 2013 as an Operations Strategic Analyst and transitioned to the roles of Critical Facilities Manager in 2015 and Critical Facilities Director in 2017. Mr. Pilot received a B.S. in Business Administration and Entrepreneurship and a Master of Business Administration from the University of Mobile.

Board Composition

Effective from the consummation of the Business Combination, the Combined Company Board will consist of between five (5) and seven (7) directors and will be a classified Board with three classes of directors, with each initial Class I director having a term that expires at the Combined Company’s annual meeting of stockholders in 2024, each initial Class II director having a term that expires at the Combined Company’s annual meeting of stockholders in 2025 and each initial Class III director having a term that expires at the Combined Company’s annual meeting of stockholders in 2026, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal. All directors elected at annual meetings of stockholders following the effectiveness of the Proposed Charter will not be classified and instead will be elected for terms expiring at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Combined Company Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Combined Company Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

As a result of the Combined Company Common Stock being listed on the NYSE following consummation of the Business Combination, it will be required to comply with the applicable rules of such exchange in determining whether a director is independent. Prior to the completion of the Business Combination, the Combined Company Board undertook a review of the independence of the individuals named above and have determined that each of [__], [__] and [__] qualifies as “independent” as defined under the applicable NYSE rules, and the Combined Company Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and NYSE relating to director independence requirements. In addition, the Combined Company will be subject to the rules of the SEC and NYSE relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Committees

The Combined Company Board will direct the management of its business and affairs, as provided by Delaware law, and will conduct its business through meetings of the board of directors and standing committees. The Combined Company will have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which will operate under a written charter.

In addition, from time to time, special committees may be established under the direction of the Combined Company Board when the Combined Company Board deems it necessary or advisable to address specific issues. Following the Business Combination, current copies of the Combined Company’s committee charters will be posted on its website, www.publicsq.com, as required by applicable SEC and the NYSE rules. The information on or available through any of such website is not deemed incorporated in this proxy statement/prospectus and does not form part of this proxy statement/prospectus.

Audit Committee

Upon the consummation of the Business Combination, the Combined Company’s audit committee will consist of [__], [__] and [__]. The Combined Company Board has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE. Each member of the Combined Company’s audit committee meets the requirements for financial literacy under the applicable NYSE rules. In arriving at this determination, the board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Combined Company Board has determined that [__] qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. In making this determination, the Combined Company Board has considered [__]’s formal education and previous and current experience in financial and accounting roles. Both the Combined Company’s independent registered public accounting firm and management periodically will meet privately with the Combined Company’s audit committee.

The audit committee’s responsibilities are expected to include, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing the Combined Company’s independent registered public accounting firm;

•        discussing with the Combined Company’s independent registered public accounting firm their independence from management;

•        reviewing with the Combined Company’s independent registered public accounting firm the scope and results of their audit;

•        pre-approving all audit and permissible non-audit services to be performed by the Combined Company’s independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and Combined Company’s independent registered public accounting firm the interim and annual financial statements that the Combined Company files with the SEC;

•        reviewing and monitoring the Combined Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The composition and function of the audit committee will comply with applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Compensation Committee

Upon the consummation of the Business Combination, the Combined Company’s compensation committee will consist of [__], [__] and [__]. [__], [__] and [__] are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Combined Company Board has determined that [__], [__] and [__] are “independent” as defined under the applicable NYSE listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities are expected to include, among other things:

•        reviewing and approving corporate goals and objectives relevant to the compensation of the Combined Company’s Chief Executive Officer, evaluating the performance of the Combined Company’s Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Combined Company Board regarding the compensation of the Combined Company’s Chief Executive Officer;

•        reviewing and setting or making recommendations to the Combined Company Board regarding the compensation of the Combined Company’s other executive officers;

•        making recommendations to the Combined Company Board regarding the compensation of the Combined Company’s directors;

•        reviewing and approving or making recommendations to the Combined Company Board regarding the Combined Company’s incentive compensation and equity-based plans and arrangements; and

•        appointing and overseeing any compensation consultants.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and the NYSE listing rules. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Nominating and Corporate Governance Committee

Upon the consummation of the Business Combination, the Combined Company’s nominating and corporate governance committee will consist of [__], [__] and [__]. The Combined Company Board has determined that each of [__], [__] and [__] is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities are expected to include, among other things:

•        identifying individuals qualified to become members of the Combined Company Board, consistent with criteria approved by the Combined Company Board;

•        recommending to the Combined Company Board the nominees for election to the Combined Company Board at annual meetings of the Combined Company’s stockholders;

•        overseeing an evaluation of the Combined Company Board and its committees; and;

•        developing and recommending to the Combined Company Board a set of corporate governance guidelines.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and NYSE listing rules. The Combined Company will comply with future requirements to the extent they become applicable to the Combined Company.

Compensation Committee Interlocks and Insider Participation

None of the intended members of the Combined Company’s compensation committee has ever been an executive officer or employee of the Combined Company. None of the Combined Company’s executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Combined Company Board or compensation committee.

Role of the Combined Company Board in Risk Oversight/Risk Committee

Upon the consummation of Business Combination, one of the key functions of the Combined Company Board will be informed oversight of the Combined Company’s risk management process. The Combined Company Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Combined Company Board as a whole, as well as through various standing committees of the Combined Company Board that address risks inherent in their respective areas of oversight. For example, the Combined Company audit committee will be responsible for overseeing the management of risks associated with the Combined Company’s financial reporting, accounting, and auditing matters; the Combined Company’s compensation committee will oversee the management of risks associated with our compensation policies and programs.

Board Oversight of Cybersecurity Risks

The Combined Company will face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this proxy statement/prospectus. The Combined Company Board will play an active role in monitoring cybersecurity risks and will be committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Combined Company’s operations. In addition to regular reports from each of the Combined Company Board’s committees, the Combined Company Board will receive regular reports from management on material cybersecurity risks and the degree of the Combined Company’s exposure to those risks. While the Combined Company Board will oversee its cybersecurity risk management, management will be responsible for day-to-day risk management processes. Management will work with third party service providers to maintain appropriate controls. We believe this division of responsibilities is the most effective approach for addressing the Combined Company’s cybersecurity risks and that the Combined Company Board leadership structure supports this approach.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Charter, which will be effective upon consummation of the Business Combination, contains provisions that limit the liability of the Combined Company’s directors and officers for damages to the fullest extent permitted by Delaware law. Consequently, the Combined Company’s directors will not be personally liable to the Combined Company or its stockholders for monetary damages for breach of fiduciary duty as a director, and the Combined Company’s officers will not be personally liable to the Combined Company’s stockholders for monetary damages for breach of fiduciary duty as a officer, in each case except for any liability for:

•        any breach of the director’s or officer’s duty of loyalty to the Combined Company or its stockholders;

•        any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•        any transaction from which the director or officer derived an improper personal benefit; and

•        an illegal dividend, stock repurchase or redemption under Section 174 of the DGCL.

The Proposed Charter requires the Combined Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Combined Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Combined Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Proposed Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Combined Company will enter into separate indemnification agreements with the Combined Company’s directors and officers. These agreements, among other things, require the Combined Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Combined Company’s directors or officers or any other company or enterprise to which the person provides services at the Combined Company’s request.

We believe these provisions in the Proposed Charter are necessary to attract and retain qualified persons as directors and officers for the Combined Company following the completion of the Business Combination.

Corporate Governance Guidelines and Code of Business Conduct

The Combined Company Board will adopt Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and standards applicable. In addition, the Combined Company Board will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Combined Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics will be posted on the Corporate Governance portion of the Combined Company’s website at www.publicsq.com. Information contained on or accessible through the Combined Company’s website is not a part of this proxy statement/prospectus, and the inclusion of the Combined Company’s website address in this proxy statement/prospectus is an inactive textual reference only. The Combined Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Controlled Company

The Combined Company will qualify as a “controlled company” within the meaning of the corporate governance standards of NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board of directors consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors and (iii) director nominees be selected or recommended to the board by independent directors. It is not our intention to elect not to comply with all of these corporate governance requirements after the Closing, in that the Combined Company Board is expected to consist of a majority of independent directors and is expected to have a compensation committee and a nominating and corporate governance committee comprised entirely of independent directors upon completion of the Business Combination. However, the Combined Company may in the future decide to rely on the controlled company exemptions should it decide that it is in its interest to do so. See “Risk Factors — Following the Business Combination, we may become a “controlled company” within the meaning of NYSE listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. As a result, you may not have the same protections afforded to shareholders of companies that are subject to such requirements.”

EXECUTIVE AND DIRECTOR COMPENSATION OF PSQ

Executive and Director Compensation prior to the Business Combination

Unless otherwise indicated or the context otherwise requires, references in this section of the proxy statement/prospectus to “PSQ,” “we,” “us” or “our” refers to PSQ prior to the consummation of the Business Combination. The following discussion and analysis of the compensation arrangements of our Directors and Named Executive Officers for the fiscal year ended December 31, 2022 should be read together with the compensation tables and related disclosures provided below and in conjunction with PSQ’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Compensation information included in the following discussion is presented in actual dollar amounts.

Because we are an emerging growth company within the meaning of the Securities Act, we have opted to comply with the executive compensation rules applicable to “emerging reporting companies,” when detailing the executive compensation of our executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer). These three individuals are referred to as our “named executive officers” or “NEOs.”

Other than as set forth in the table and described more fully below, during the fiscal year ended December 31, 2022, PSQ did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the named executive officers. The compensation reported in this summary compensation table below is not necessarily indicative of how we will compensate our named executive officers in the future. In connection with the Business Combination, each of our NEOs will enter into a new employment agreement with the Combined Company as discussed below, which agreements will provide for increased base salaries and target annual bonus opportunities. We expect that we will continue to review, evaluate and modify our compensation framework as a result of becoming a publicly-traded company, and our compensation program following the consummation of the Business Combination could vary significantly from our historical practices.

The NEOs of PSQ are as follows:

Name	Principal Position
Michael Seifert	Chief Executive Officer and Founder
Sebastian Harris	Chief Operating Officer and Co-Founder
Bradley Searle	Chief Financial Officer

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Michael Seifert Chief Executive Officer and Founder	2022	73,959	—	—	—		73,959
Sebastian Joseph Harris Chief Operating Officer and Co-Founder	2022	133,648	—	—	6,357	(1)	140,005
Bradley Searle Chief Financial Officer	2022	100,000	—	—	10,669	(1)	110,669

____________

(1)      The amounts in this column represent the amounts paid in 2022 in respect to health insurance and other benefits plans received by Mr. Harris and Mr. Searle.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2022, no equity awards had been granted to any of our NEOs.

Employment Agreements

Existing NEO Employment Agreements

Michael Seifert, as PSQ’s founder and CEO, has largely controlled all significant decisions of PSQ since its inception. Because of this unique role, Mr. Seifert has not previously been a party to an employment agreement or letter agreement with PSQ, and instead his compensation was set in consultation with the Board. The Combined Company will enter into an employment agreement with each of Mr. Seifert, Mr. Searle and Mr. Harris, each of which will become effective upon the Closing. For a summary of such employment agreements see “New NEO Employment Agreements” below.

The following discussion describes the existing letter agreements to which certain of our NEOs are a party.

Bradley Searle.    On March 5, 2021, PSQ entered into an employment letter agreement with Mr. Searle, pursuant to which Mr. Searle began serving as Chief Financial Officer effective as of March 16, 2021. The employment letter agreement provides for an indefinite term of employment. Pursuant to the employment letter agreement, Mr. Searle is entitled to an hourly salary of $45.00 an hour. The employment letter agreement also provides that Mr. Searle is eligible to participate in a number of Company-sponsored benefit plans, programs and arrangements.

Sebastian Harris.    On June 3, 2021, PSQ entered into an employment letter agreement with Mr. Harris, pursuant to which Mr. Harris began serving as our Chief Operating Officer effective as of June 14, 2021. Pursuant to the employment letter agreement, Mr. Harris is entitled to an annual base salary of $87,000. The employment letter agreement also provides that Mr. Harris is eligible to participate in a number of Company-sponsored benefits plans, programs and arrangements.

New NEO Employment Agreements

Michael Seifert.    In connection with the Business Combination, the Combined Company intends to enter into an employment agreement with Mr. Seifert (the “Seifert Employment Agreement”) which will become effective upon the Closing pursuant to which Mr. Seifert will serve as the Combined Company’s Chief Executive Officer. The Seifert Employment Agreement will provide for Mr. Seifert’s at-will employment and an annual base salary of $[•], an annual bonus with a target amount equal to [•]% of his base salary, as well as his ability to participate in the Combined Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The severance provisions contained in Mr. Seifert’s employment agreement are described below under “Potential Payments Pursuant to Employment Agreements Upon Termination or Change in Control.” Simultaneously with the execution of the employment letter agreement, Mr. Seifert will also enter into a customary non-competition agreement with us, which, in addition to containing a customary non-competition covenants for a stockholder in a company sale, will include customary employee and consultant non-solicitation, non-disparagement and confidentiality covenants.

Sebastian Harris.    In connection with the Business Combination, the Combined Company intends to enter into an employment agreement with Mr. Harris (the “Harris Employment Agreement”), pursuant to which Mr. Harris will serve as the Company’s Chief Operating Officer. The Harris Employment Agreement will provide for Mr. Harris’s at-will employment and an annual base salary of $[•], an annual bonus with a target amount equal to [•]% of his base salary, as well as his ability to participate in the Combined Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The severance provisions contained in Mr. Harris’s employment agreement are described below under “Potential Payments Pursuant to Employment Agreements Upon Termination or Change in Control.” Simultaneously with the execution of the employment agreement, Mr. Harris will also enter into a customary non-competition agreement with us, which, in addition to containing a customary non-competition covenants for a stockholder in a company sale, will include customary employee and consultant non-solicitation, non-disparagement and confidentiality covenants.

Bradley Searle.    In connection with the Business Combination, the Combined Company intends to enter into an employment agreement with Mr. Searle (the “Searle Employment Agreement”, and together with the Seifert Employment Agreement and the Harris Employment Agreement, the “NEO New Employment Agreements”) which will become effective upon the Closing, pursuant to which Mr. Searle will serve as the Combined Company’s Chief Financial Officer. The Searle Employment Agreement will provide for Mr. Searle’s at-will employment and an annual base salary of $[•], an annual bonus with a target amount equal to [•]% of his base salary, as well as his ability to participate in the Combined Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The severance provisions contained in Mr. Searle’s employment agreement are described below under “Potential Payments Pursuant to Employment Agreements Upon Termination or Change in Control.” Simultaneously with the execution of the employment letter agreement, Mr. Searle will also enter into a restrictive covenant agreement with us, which will include customary employee, non-disparagement and confidentiality covenants.

Potential Payments Pursuant to New NEO Employment Agreements Upon Termination or Change in Control

We did not previously offer or have in place for our named executive officers any formal retirement, severance or similar compensation programs providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change in control. The following describes the potential payments pursuant to the New NEO Employment Agreements upon termination or a change in control.

Michael Seifert.    The Seifert Employment Agreement will provide that if Mr. Seifert’s employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason (each as defined in the Seifert Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Seifert Employment Agreement) (the “Change in Control Period”), then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company, (a) a lump sum payment of (x) [•] months of base salary and (y) an amount equal to [•]% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to [•]% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to eighteen months and (d) [•]% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Seifert Employment Agreement will also provide that if his employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Seifert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company (a) base salary continuation for a period of [•] months, (b) a lump sum payment equal to [•]% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to [•] months. The Seifert Employment Agreement contains a Section 280G limited cutback, in which Mr. Seifert is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Seifert becomes subject to excise tax imposed by Section 4999 of the Code.

Sebastian Harris.    The Harris Employment Agreement will provide that if his employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason (each as defined in the Harris Employment Agreement), in either case within the Change in Control Period, Mr. Harris will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company, (a) a lump sum payment of (x) [•] months of base salary and (y) an amount equal to [•]% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to [•]% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to [•] months and (d) [•]% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Harris Employment Agreement will also provide that if his employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Harris will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company (a) base salary continuation for a period of [•] months, (b) a lump sum payment equal to [•]% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to [•] months. The Harris Employment Agreement contains a Section 280G limited cutback, in which Mr. Harris is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Harris becomes subject to excise tax imposed by Section 4999 of the Code.

Bradley Searle.    The Searle Employment Agreement will provide that if his employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason (each as defined in the Searle Employment Agreement), in either case within the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company, (a) a lump sum payment of (x) [•] months of base salary and (y) an amount equal to [•]% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to [•]% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to [•] months and (d) [•]% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Searle Employment Agreement will also provide that if his employment is terminated either (i) by the Combined Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Searle will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Combined Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Combined Company (a) base salary continuation for a period of [•] months, (b) a lump sum payment equal to [•]% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to [•] months. The Searle Employment Agreement contains a Section 280G limited cutback, in which Mr. Searle is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Searle becomes subject to excise tax imposed by Section 4999 of the Code.

Long Term Equity Compensation Plans

PSQ currently maintains a long-term incentive plan, the PSQ Holdings, Inc., 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). The 2022 Equity Incentive Plan allows us to grant incentive stock options, non-qualified stock options, restricted stock and restricted stock units to purchase common stock to eligible recipients. As of March 31, 2023, there were no awards outstanding under the 2022 Equity Incentive Plan.

The Combined Company intends to adopt, and we expect the Colombier stockholders to approve, a new stock incentive plan, the Incentive Plan, which will be effective upon the consummation of the Business Combination. For a summary of the Incentive Plan, see the section titled “Incentive Plan Proposal (Proposal 8).” In connection with the Merger and assuming stockholder approval is received with respect to the Incentive Plan, the Combined Company intends to make equity awards under the Incentive Plan following completion of the Business Combination. The form, amount and timing of these contemplated new awards have not yet been being determined, but recipients of these awards are expected to include Messrs. Seifert, Harris, and Searle as well as other employees, members of the Combined Company’s board of directors and ambassadors, influencers and other consultants and advisors to us.

Health and Welfare Plans.

Our NEOs are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, life and accidental death and dismemberment, and short- and long-term disability benefits in the United States.

401(k) Plan

We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. We match 100% of participant deferrals up to 3% of a participant’s compensation, plus 50% of participant deferrals in excess of 3%, and up to 5% of employee’s compensation for a maximum matching contribution equal to 5% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and in company safe harbor contributions plus actual earnings thereon.

Director Compensation

The following table sets forth information concerning compensation paid to each of our non-employee directors during the year that ended December 31, 2023.

Name	Option Awards ($)(1)	Total ($)
Davis Pilot III	—	—

____________

(1)      [The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted to our directors in 2023, computed in accordance with FASB ASC Topic 718. The amounts above reflect the aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by our directors, which depends on the market value of our common stock on a date in the future.]

Narrative to Director Compensation Table

PSQ intends to enter into a board offer letter with Mr. Pilot to memorialize his service on our board of directors, effective as of July 27, 2022.

We anticipate that upon the Closing, we will begin reimbursing directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other related board services.

Director Compensation

In            , 2023, the Colombier Board approved a director compensation program that will become effective at the Closing of the Business Combination. Under this director compensation program, the Combined Company will pay non-employee directors a cash retainer for service on the Combined Company Board and for service on each committee of which the director is a member. The chairperson of the Combined Company Board, to the extent he or she is a nonemployee director, and of each committee will receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Combined Company Board and no fee will be payable in respect of any period prior to the completion of this offering.

Member Annual Fee
Chairperson Incremental Annual Fee
Board of Directors	$
Audit Committee	$
Compensation Committee	$
Nominating and Corporate Governance Committee	$

The Combined Company will also reimburse non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of the Combined Company Board and any committee of the Combined Company Board on which they serve.

In addition, under the director compensation program to be effective at the Closing of the Business Combination, each non-employee director will receive, upon his or her initial election or appointment to the Combined Company Board, an initial equity award under the Incentive Plan. Further, on the date of the first board meeting held after each annual meeting of stockholders, each non-employee director that has served on the Combined Company Board for at least six months will receive, under the Incentive Plan, an annual equity award under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Colombier

Shares of Colombier Common Stock

On February 15, 2021, the Sponsor purchased 4,312,500 shares of Colombier Common Stock of Colombier Class B Common Stock for an aggregate price of $25,000. The shares of Colombier Common Stock will automatically convert into Class A Common Stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments. The Sponsor agreed to forfeit up to 562,500 shares of Colombier Common Stock to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares are currently subject to forfeiture.

The Insiders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of its shares of Colombier Common Stock until the earlier to occur of: (A) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) Colombier completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of Colombier stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On February 23, 2021, our Sponsor agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of our IPO (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of the IPO. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of the IPO on June 11, 2021.

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of Colombier’s officers and directors may, but are not obligated to, loan Colombier funds as may be required (“Working Capital Loans”). If Colombier completes a business combination, Colombier would repay the Working Capital Loans out of the proceeds of the Trust Account released to Colombier. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, Colombier may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the business combination at a price of $1.00 per warrant at the option of lender.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Colombier has entered into a registration rights agreement with respect to shares of Colombier Common Stock, Private Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the shares of Colombier Common Stock).

Administrative Support Agreement

Colombier has agreed, commencing on the effective date of the IPO through the earlier of Colombier’s consummation of a business combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. As of December 31, 2022, the Company had incurred $183,750 in fees for these services, which is included in accrued expenses in the accompanying balance sheet.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and PSQ.

PSQ

Other than compensation arrangements, the following is a summary of the transactions and series of similar transactions since January 1, 2019, or any currently proposed transactions, to which PSQ was a participant or will be a participant, in which:

•        the amounts involved exceeded or will exceed $120,000; and

•        any of PSQ’s directors, executive officers or holders of more than 5% of PSQ’s voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for PSQ’s directors and named executive officers are described elsewhere in this joint proxy statement/prospectus.

Seed Round Investment

In connection with PSQ’s seed financing round, the following related person transaction occurred:

On April 7, 2021, Stephen R. Seifert, the father of our founder and Chief Executive Michael Seifert, through his trust, Seifert Rev Living Trust Dated November 2004, invested $240,000, in return for 1,000 shares of common stock.

Bridge Round Investment

In connection with PSQ’s bridge financing round, the following related person transaction occurred:

On November 10, 2021, Stephen R. Seifert, the father of our founder and Chief Executive Michael Seifert, through his trust, Seifert Rev Living Trust Dated November 2004, invested $140,000, in return for 500 shares of common stock.

Series A Investments

In connection with PSQ’s Series A financing round, the following related person transactions occurred:

On April 4, 2022, Stephen R. Seifert, the father of our founder and Chief Executive Michael Seifert, through his trust, Seifert Rev Living Trust Dated November 2004, invested $150,000, in return for 4,458.98 shares of common stock.

On June 14, 2022, Stephen R. Seifert, through his trust, Seifert Rev Living Trust Dated November 2004, invested $250,000, in return for 7,431.63 shares of common stock.

On July 1, 2022, Stephen R. Seifert, through his trust, Seifert Rev Living Trust Dated November 2004, invested $500,000, in return for 14,683.26 shares of common stock.

EveryLife

In February 2023, PSQ completed a stock-for stock transaction to purchase 100% of the outstanding shares of EveryLife, Inc. (“EveryLife”) from Nick Ayers, his wife Jamie Ayers and their trust, The J. Nicholas Ayers 2021 Irrevocable Trust pursuant to which PSQ issued 55,000 shares of common stock. Following the sale, EveryLife became a wholly-owned subsidiary of PSQ.

Neither Nick Ayers nor Jamie Ayers was an executive officer or director of PSQ at the time of the transaction. However, following the Closing, Nick Ayers will be appointed to the Combined Company’s Board of Directors.

Policies for Approval of Related Person Transactions

PSQ’s board of directors reviews and approves transactions with related persons PSQ’s current policy with respect to approval of related person transactions is not in writing.

Upon the Closing, the Combined Company will adopt a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions.

Voting Agreements

In connection with the Business Combination, PSQ and Colombier have entered into voting agreements with the Sponsor and certain significant PSQ securityholders, including certain key employees. For more information, please see “The Business Combination Proposal — General Description of the Merger Agreement — Company Stockholder Support Agreements” and “The Business Combination Proposal — General Description of the Merger Agreement — Sponsor Support Agreements” of this proxy statement/prospectus.

APPRAISAL RIGHTS

Colombier stockholders do not have appraisal rights in connection with the Business Combination under the DGCL.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be issued hereunder will be passed upon for Colombier by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The audited financial statements of Colombier, as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, included in this proxy statement/prospectus, have been so included in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of PSQ Holdings, Inc. for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, included in this proxy statement/prospectus have been so included in reliance upon the report of UHY LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for Colombier’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Colombier and servicers that it employs to deliver communications to Colombier stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, Colombier will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request that Colombier deliver single copies of Colombier’s proxy statement in the future. Stockholders may notify Colombier of their requests by calling or writing Colombier at its principal executive offices at c/o Colombier Acquisition Corp., 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480, (561) 805-3588. Following the Business Combination, communications should be sent to PSQ at 315 S. Coast Hwy 101 STE. U44, Encinitas, CA 92024.

SUBMISSION OF STOCKHOLDER PROPOSALS

Colombier Board is aware of no other matter that may be brought before the Colombier Special Meeting. Under the DGCL, only business that is specified in the notice of Colombier Special Meeting to stockholders may be transacted at the Colombier Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at the Combined Company’s 2023 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Proposed Bylaws.

In addition, the Proposed Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to the Combined Company at our offices at its headquarters, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is advanced by more than 30 days or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of the business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was first made by the Combined Company, whichever first occurs. Nominations and proposals also must satisfy other requirements set forth in the Proposed Bylaws. The board of directors or the chairman of the stockholder meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Colombier Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Omeed Malik, Chief Executive Officer, c/o Colombier Acquisition Corp., 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480. Following the Business Combination, such communications should be sent to 315 S. Coast Hwy 101 STE. U44, Encinitas, CA 92024. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

Colombier has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

Colombier files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access Colombier’s filings, including this proxy statement/prospectus, over the internet at the SEC’s website at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, Colombier’s corporate website at www.colombierspac.com. Colombier’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Colombier Special Meeting, you should contact Colombier by telephone or in writing at the following address and telephone number:

Omeed Malik
c/o Colombier Acquisition Corp.
214 Brazilian Avenue, Suite 200-J
Palm Beach, FL 33480
(561) 805-3588

You may also obtain these documents by requesting them in writing or by telephone from Colombier’s proxy solicitation agent, Morrow, at the following address and telephone number:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: CLBR.info@investor.morrowsodali.com

If you are a stockholder of Colombier and would like to request documents, please do so by [•], 2023, in order to receive them before the Colombier Special Meeting. If you request any documents from Colombier, Colombier will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to Colombier has been supplied by or on behalf of Colombier, and all such information relating to PSQ has been supplied by or on behalf of PSQ. Information provided by either Colombier or PSQ, or their respective representatives, does not constitute any representation, estimate or projection of any other party. Colombier’s website is www.colombierspac.com and PSQ’s website is www.publicsq.com. The information on these websites is neither incorporated by reference into this proxy statement/prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

This document is a proxy statement of Colombier for the Colombier Special Meeting and constitutes a prospectus of Colombier under the Securities Act with respect to the shares of Colombier Common Stock to be issued to PSQ’s securityholders and noteholders under the Merger Agreement. Colombier has not authorized anyone to give any information or make any representation about the Business Combination, Colombier or PSQ that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

COLOMBIER ACQUISITION CORP.

PSQ HOLDINGS, INC (dba PublicSq.)

COLOMBIER ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
Colombier Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Colombier Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of income, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2022 are not sufficient to complete its planned activities. The Company is subject to a mandatory liquidation and subsequent dissolution requirement if it does not complete a business combination by June 11, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2021.

Hartford, CT
March 24, 2023

PCAOB Firm ID #688

COLOMBIER ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash	$195,339	$841,226
Prepaid expenses	179,386	424,695
Total current assets	374,725	1,265,921

Non-current prepaid expenses	—	175,216
Marketable securities held in Trust Account	174,948,027	172,506,512
Total Assets	$175,322,752	$173,947,649

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$585,750	$478,611
Income taxes payable	524,777	—
Total current liabilities	1,110,527	478,611

Warrant liabilities	1,030,500	6,083,516
Deferred underwriting fee payable	6,037,500	6,037,500
Total liabilities	8,178,527	12,599,627

Commitments (Note 6)

Class A common stock subject to possible redemption, $0.0001 par value; 17,250,000 shares at redemption value of $10.03 and $10.00 per share as of December 31, 2022 and 2021, respectively	173,034,002	172,500,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding as of December31, 2022 and 2021	—	—
Class A common stock; $0.0001 par value; 80,000,000 shares authorized (excluding 17,250,000 shares subject to possible redemption) as of December31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 4,312,500 shares issued and outstanding as of December31, 2022 and2021	431	431
Accumulated deficit	(5,890,208)	(11,152,409)
Total Stockholders’ Deficit	(5,889,777)	(11,151,978)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$175,322,752	$173,947,649

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF INCOME

	For the Year Ended December 31, 2022	For the Period from February 12, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$1,173,551	$852,175
Loss from operations	(1,173,551)	(852,175)

Other income (expenses):
Interest earned on marketable securities held in Trust Account	2,441,515	6,512
Change in fair value of warrant liabilities	5,053,016	4,907,984
Offering costs allocated to warrants	—	(329,619)
Total other income, net	7,494,531	4,584,877

Income before provision for income taxes	6,320,980	3,732,702
Provision for income taxes	(524,777)	—
Net income	$5,796,203	$3,732,702
Basic and diluted weighted average shares outstanding, Class A common stock	17,250,000	10,836,207
Basic and diluted net income per share, Class A Common stock	$0.27	$0.25
Basic and diluted weighted average shares outstanding, Class B common stock	4,312,500	4,072,688
Basic and diluted net income per share, Class B Common stock	$0.27	$0.25

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2022 AND FOR THE PERIOD FROM FEBRUARY 12, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – February 12, 2021 (Inception)	—	$—	$—	$—	$—
Issuance of Class B common stock	4,312,500	431	24,569	—	25,000
Change in value of common stock subject to redemption	—	—	(24,569)	(14,885,111)	(14,909,680)
Net income	—	—	—	3,732,702	3,732,702

Balance – December 31, 2021	4,312,500	431	—	(11,152,409)	$(11,151,978)
Change in value of common stock subject to redemption	—	—	—	(534,002)	(534,002)
Net income	—	—	—	5,796,203	5,796,203

Balance – December 31, 2022	4,312,500	$431	$—	$(5,890,208)	$(5,889,777)

The accompanying notes are an integral part of these financial statements.

COLOMBIER ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Period From February 12, 2021 (Inception) Through December 31, 2021
Cash Flows from Operating Activities:
Net income	$5,796,203	$3,732,702
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,441,515)	(6,512)
Change in fair value of warrant liabilities	(5,053,016)	(4,907,984)
Offering costs allocated to warrants	—	329,619
Changes in operating assets and liabilities:
Prepaid expenses	420,525	(599,911)
Income taxes payable	524,777	—
Accrued expenses	107,139	478,611
Net cash used in operating activities	(645,887)	(973,475)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(172,500,000)
Net cash used in investing activities	—	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Proceeds from sale of Private Placements Warrants	—	5,700,000
Proceeds from promissory note – related party	—	46,975
Repayment of promissory note – related party	—	(46,975)
Payment of offering costs	—	(460,299)
Net cash provided by financing activities	—	174,314,701

Net Change in Cash	(645,887)	841,226
Cash – Beginning of period	841,226	—
Cash – End of period	$195,339	$841,226

Non-Cash investing and financing activities:
Initial value of common stock subject to possible redemption	$—	$172,500,000
Initial measurement of public warrants and private placement warrants		$9,842,500
Re-measurement of Common Stock subject to redemption	$534,002	$14,909,680
Deferred underwriting fee payable	$—	$6,037,500

The accompanying notes are an integral part of these financial statements

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY

Colombier Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 12, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not yet commenced any operations. All activity for the period February 12, 2021 (inception) through December 31, 2022 relates to the Company’s formation, initial public offering (the “Initial Public Offering”), which is described below and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has elected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on June 8, 2021. On June 11, 2021, the Company consummated the Initial Public Offering of 15,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $150,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,250,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the sponsor, Colombier Sponsor LLC (the “Sponsor”), generating gross proceeds of $5,250,000, which is described in Note 4.

At the closing of the Initial Public Offering on June 11, 2021, due to a clerical error, the Trust Account (as defined below) was overfunded by $1,240,000. The overfunded amount was transferred to the Company’s operating account on June 14, 2021.

Following the closing of the Initial Public Offering on June 11, 2021, an amount of $150,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below, except that interest earned on the Trust Account can be released to the Company to fund working capital requirements, subject to an annual limit of $1,000,000, and to pay its tax obligations (“Permitted Withdrawals”).

On July 1, 2021, the underwriters fully exercised their over-allotment option, resulting in the issuance of an additional 2,250,000 Units for an aggregate amount of $22,500,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 450,000 Private Placement Warrants at $1.00 per Private Placement Warrant, generating total proceeds of $450,000. A total of $22,500,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $172,500,000.

Transaction costs amounted to $9,947,799, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $460,299 of other offering costs. See “Note 11. Subsequent Events” for more information.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete one

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully complete a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months (or 27 months, under certain circumstances) from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses) or to fund any Permitted Withdrawals (subject to an annual limit of $1,000,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the per share value deposited into the Trust Account ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less Permitted Withdrawals, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity, Capital Resources, and Going Concern

At December 31, 2022, the Company had cash of $195,339 and working capital of $178,223 (after adding back $212,212 in franchise tax payable as that liability, which is included in “accrued expenses” in the accompanying balance sheet, and may be settled using earnings from the Trust Account; $177,036 of franchises taxes paid out of an operating cash account not yet reimbursed from the Trust Account; and $524,777 in accrued income tax payable, which may be settled using earnings from the Trust Account).

The Company’s liquidity needs up to December 31, 2022 were satisfied through the proceeds of $25,000 from the sale of the Founder Shares, a loan of $46,975 under an unsecured and non-interest bearing promissory note from a related party, and from the net proceeds from the consummation of the Initial Public Offering and the sale of the Private Placement Warrants held outside of the Trust Account. See “Note 5. Related Party Transactions” for more information regarding the sale of the Founder Shares and the promissory note.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

Additionally, to fund working capital, the Company has permitted certain withdrawals from the Trust Account up to an annual limit of $1,000,000. The Company may withdraw additional funds to pay income tax and franchise tax obligations. These Permitted Withdrawals are limited to only the interest that has been earned in excess of the initial deposit made upon the consummation of the Initial Public Offering. In the fiscal year ended December 31, 2022, the Company withdrew $0 of the 2022 available annual limit.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s actual costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are more than its estimated amounts, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it became obligated to redeem a significant number of its Public Shares upon consummation of its Business Combination, in which case it may issue additional securities or incur debt in connection with such Business Combination. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 11, 2023 (or September 11, 2023 if it has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination prior to June 11, 2023).

Risks and Uncertainties

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected. Additionally, the Company’s ability to complete a Business Combination may be materially adversely affected due to significant governmental measures being implemented to contain the COVID-19 outbreak or treat its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit the Company’s ability to have meetings with potential investors or affect the ability of a potential target company’s personnel, vendors and service providers to negotiate and consummate a Business Combination in a timely manner. The Company’s ability to consummate a Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn or volatility.

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a business combination. In response to the conflict between

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND LIQUIDITY (cont.)

Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from mandatory compliance with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company will remain an emerging growth company until the earliest of (i) the last day of the first fiscal year (a) following the fifth anniversary of the completion of the Initial Public Offering, (b) in which the Company’s total annual gross revenue is at least $1.235 billion or (c) when the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th and (ii) the date on which the Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. Cash held outside of the Trust Account was $195,339 and $841,226 at December 31, 2022 and December 31, 2021, respectively. The Company did not have any cash equivalents as of December 31, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

At December 31, 2022 and 2021, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. In the fiscal year ended December 31, 2022, the Company withdrew $0 from the Trust Account to pay taxes or Permitted Withdrawals. In the fiscal year ended December 31, 2021, the Company withdrew $1,240,000 from the Trust Account for working capital purposes, which was the result of an overfunding of the Trust Account related to a clerical error.

All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 4) and the Private Placement Warrants (collectively with the Public Warrants, the “Warrants”) in accordance with the guidance contained in ASC 815-40, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statements of operations. For periods where no observable traded price was available, the Warrants are valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price will be used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2022 and, 2021, 17,250,000 shares of Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

Immediately upon the closing of the Initial Public Offering, the Company recognized the re-measurement from initial book value to redemption amount, which approximates fair value. The change in the carrying value of the redeemable Class A common stock subject to possible redemption resulted in charges against additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital (to the extent available), accumulated deficit and Class A Common stock.

At December 31, 2022 and 2021, the Class A Common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:
Gross proceeds	$172,500,000
Less:
Proceeds allocated to Public Warrants	(5,462,500)
Class A common stock issuance costs	(9,447,180)
Plus:
Re-measurement of carrying value to redemption value	14,909,680
Class A common stock subject to possible redemption, December 31, 2021	172,500,000
Plus:
Re-measurement of carrying value to redemption value	534,002
Class A common stock subject to possible redemption, December 31, 2022	$173,034,002

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — Expenses of Offering. Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the issuance of Public Shares amounting to $9,618,180 are included in the re-measurement for Class A common

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

stock subject to redemption amount. The Company paid the underwriters a cash fee of $3,450,000 at the Initial Public Offering date, and accrued deferred underwriters fees of $6,037,500, which will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination. Offering costs associated with the derivative warrant liabilities amounting to $290,432 in the 2nd quarter, and $39,187 in the 3rd quarter, totaling $329,619 for the period from February 12, 2021 (inception) through December 31, 2021, were expensed to the statement of operations. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and Florida as its only “major” tax jurisdictions. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Share

Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Re-measurement associated with the redeemable shares of Class A common stock is excluded from income per common share as the redemption value approximates fair value.

The calculation of diluted income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement to purchase an aggregate of 11,450,000 shares of common stock in the calculation of diluted income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. For the years ended December 31, 2022 and 2021, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted net income per common stock is the same as basic net income per common share for the period presented.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	For the Year Ended December 31, 2022		For the Period from February 12, 2021 (Inception) Through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$4,636,962	$1,159,241	$2,713,033	$1,019,669
Denominator:
Basic and diluted weighted average shares outstanding	17,250,000	4,312,500	10,836,207	4,072,688
Basic and diluted net income per common share	$0.27	$0.27	$0.25	$0.25

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 10).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, inclusive of 2,250,000 Units sold to the underwriters on July 1, 2021 upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $172.5 million. Each Unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 8).

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,250,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,250,000, in a private placement. On July 1, 2021, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company sold an additional 450,000 Private Placement Warrants to the Sponsor, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $450,000. Each Private Placement Warrant is exercisable to purchase one Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 15, 2021, the Sponsor purchased 4,312,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares include an aggregate of up to 562,500 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option on July 1, 2021, 562,500 Founder Shares are no longer subject to forfeiture.

The Insiders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on June 8, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, administrative and support services. For the year ended December 31, 2022, the Company incurred $120,000 in fees for these services. For the period from February 12, 2021 (inception) through December 31, 2021, the Company incurred $70,000 in fees for these services. As of December 31, 2022 and 2021, $183,750 and $70,000, respectively, were outstanding and included in accrued expenses in the accompanying balance sheets.

Promissory Note — Related Party

On February 23, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and was payable on the earlier of (i) December 31, 2021, or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $46,975 was repaid at the closing of the Initial Public Offering on June 11, 2021.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2022 and 2021, no related party loans were outstanding.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on June 11, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of the Company’s Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option to purchase up to 2,250,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On July 1, 2021, the underwriters elected to fully exercise the over-allotment option to purchase an additional 2,250,000 Units at a price of $10.00 per Unit.

The underwriters were paid $3,450,000 at the Initial Public Offering. The underwriters are also entitled to a deferred fee of $0.35 per Unit, or $6,037,500 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. See “Note 11. Subsequent Events” for more information.

The Company agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees, which such fees and expenses are capped at an aggregate of $50,000. The Company also reimbursed the underwriters for background checks on its directors, director nominees and executive officers.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue up to 80,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 17,250,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption, which are presented as temporary equity.

Class B Common Stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 4,312,500 shares of Class B common stock issued and outstanding.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of the Company’s Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all shares of common stock issued and outstanding upon the completion of the Initial Public Offering, plus all shares of our Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination.

NOTE 8. WARRANT LIABILITIES

At December 31, 2022 and 2021, there are 5,750,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 8. WARRANT LIABILITIES (cont.)

closing of a Business Combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of a Business Combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.” Notwithstanding the above, if the shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

At December 31, 2022 and 2021, there are 5,700,000 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 9. INCOME TAX

The Company’s net deferred tax assets at December 31, 2022 and 2021 are as follows:
	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$—	$35,810
Startup/Organization Expenses	414,684	141,779
Total deferred tax assets	414,684	177,589
Valuation Allowance	(414,664)	(177,589)
Deferred tax assets	$—	$—

The income tax provision for the year ended December 31, 2022 and for the period from February 12, 2021 (inception) through December 31, 2021 consists of the following:
	December 31, 2022	For the Period From February 12, 2021 (Inception) Through December 31, 2021
Federal
Current	$434,898	$—
Deferred	(166,071)	(177,589)
State and Local
Current	89,879	—
Deferred	(71,024)	—

Change in valuation allowance	237,095	177,589

Income tax provision	$524,777	$—

As of December 31, 2022 and 2021, the Company had $0 and $170,524 of U.S. federal net operating loss carryovers, respectively, available to offset future taxable income, which do not expire.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $237,095. For the period from February 12, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $177,589.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 9. INCOME TAX (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:
	December 31, 2022	December 31, 2021

Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.34%	—%
Prior year true up	(0.58)%	—%
Change in fair value of warrants	(20.26)%	(27.57)%
Penalties on franchise tax obligations	0.05%	—
Other permanent differences	—%	1.85%
Valuation allowance	3.80%	4.80%
Effective tax rate	8.35%	0.00%

As of December 31, 2022 and 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 8.35% and 0.00% for the years ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liabilities, the valuation allowance on the deferred tax assets, a prior year true up, and penalties on franchise tax obligations. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2022	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$174,948,027	1	$172,506,512

Liabilities:
Warrant liability – Public Warrants	1	$517,500	1	$3,051,191
Warrant liability – Private Placement Warrants	3	513,000	3	3,032,325

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the statements of operations.

The Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:
	December 31, 2022	December 31, 2021
Stock price	$9.94	$9.64
Exercise price	$11.50	$11.50
Expected term (in years)	4.50	5.00
Volatility	10.60%	11.40%
Risk-free rate	4.68%	1.23%
Dividend yield	0.00%	0.00%

The following contains additional information regarding the other inputs used in the pricing model:

•        Term — the expected life of the warrants was assumed to be equivalent to their remaining contractual term.

•        Risk-free rate — the risk-free interest rate is based on the U.S. treasury yield curve in effect on the date of valuation equal to the remaining expected life of the Warrants.

•        Dividend yield — the dividend yield percentage is zero because the Company does not currently pay dividends, nor does it intend to do so during the expected term of the Private Placement Warrants.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities for the year ended December 31, 2022 and 2021:
	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	$3,032,325	—	$3,032,325
Change in fair value	(2,519,325)	—	(2,519,325)
Fair value as of December 31, 2022	$513,000	—	$513,000
	Private Placement	Public	Warrant Liabilities
Fair value as of February 12, 2021 (inception)	$—	$—	$—
Initial measurement on June 11, 2021	5,092,500	4,750,000	9,842,500
Over allotment on July 1, 2021	436,500	712,500	1,149,000
Change in fair value	(2,496,675)	(2,411,309)	(4,907,984)
Transfer to Level 1	—	(3,051,191)	(3,051,191)
Fair value as of December 31, 2021	$3,032,325	—	$3,032,325

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There was $3,051,191 transferred out of Level 3 to Level 1 for the period from February 12, 2021 (inception) through December 31, 2021. There were no transfers during the year ended December 31, 2022.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Pursuant to our Investment Management Trust Agreement dated June 8, 2021, in January 2023, the Company withdrew $1,000,000 and $389,298 from the trust account for fiscal year 2022 working capital purposes and fiscal year 2021 and fiscal year 2022 tax obligations, respectively. Additionally, in March 2023, we withdrew $1,000,000 from the Trust Account for fiscal year 2023 working capital purposes.

Agreement and Plan of Merger

On February 27, 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), the Sponsor, in the capacity as Purchaser representative (solely for purposes of certain sections of the Merger Agreement), and PSQ Holdings, Inc., a Delaware corporation (“PSQ”). Pursuant to the terms of the Merger Agreement, a business combination between the Company and PSQ (the “Merger”) will be effected and the name of the Company will be changed to “PSQ Holdings, Inc.” For more information, please see the Current Report on Form 8-K filed with the SEC on February 28, 2023.

In connection with the execution of the Merger Agreement, certain agreements were entered. The Sponsor entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which it has agreed that it will (i) fully comply with, and perform all of the obligations, covenants and agreements set forth in that certain letter agreement, dated June 8, 2021, between the Company and Sponsor (the “Insider Letter”); (ii) waive the anti-dilution rights with respect to the Sponsor’s Founder Shares that are triggered upon the conversion of the Founder Shares into Colombier Class A Common Stock upon the consummation of the Merger; (iii) waive any claims it has or may have against the Company, PSQ and each of their affiliates with respect to any claims occurring (or any circumstances

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 11. SUBSEQUENT EVENTS (cont.)

existing) prior to Closing (as defined in the Merger Agreement) (subject to certain exceptions); (iv) forfeit one percent of the Colombier Class B Common Stock and warrants to purchase Colombier Class A common stock held by the Sponsor for every one percent of redemptions in excess of an amount of shares equal to eighty percent of the sum of (a) the number of shares of Colombier Class A common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), plus (b) the result of (i) the aggregate proceeds raised in any Permitted Financing (as defined in the Merger Agreement), divided by (ii) $10.00. Pursuant to the Sponsor Support Agreement, the Company has agreed to enforce the Insider Letter in accordance with its terms, and not to amend, modify or waive any provision of the Insider Letter without the prior written consent of PSQ.

Certain stockholders of PSQ (the “PSQ Holders”) entered into support agreements (the “Company Support Agreements”), pursuant to which such stockholders agreed, among other things, to vote all shares of capital stock of PSQ beneficially owned by the PSQ Holders (the “PSQ Shares”) in favor of the Merger and related transactions. Such PSQ Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such PSQ Holders’ ability to perform their obligations under the Company Support Agreement. Pursuant to the Company Support Agreements, the PSQ Holders also agreed not to transfer the PSQ Shares during the period from and including the date of the Company Support Agreement and the first to occur of the date of Closing or the date on which the Company Support Agreement is terminated, except for certain permitted transfers where the recipient also agrees to comply with the Company Support Agreement.

Certain PSQ Holders have agreed, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company’s common stock held by them and issued as Merger Consideration (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of the Company acquired during the Lock-Up Period, as defined below, the “Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Lock-Up Shares, or (iv) publicly announce any intention to do any of the foregoing until the date that is one year after the Closing (the period from the Effective Time until such date, the “Lock-Up Period”). Such restrictions will lapse if, commencing on the 150th day following Closing, the volume-weighted average trading price of one share of Class A common stock quoted on the NYSE (or such other exchange on which the shares of Class A common stock are then listed) for any twenty trading days within any thirty consecutive trading day period is greater than or equal to $12.00.

The Merger Agreement may be terminated at any time prior to the Effective Time by either the Company or PSQ if the Merger and related transactions are not consummated on or before September 11, 2023 (the “Outside Date”), provided that the Company may extend the Outside Date for an additional period ending on the earlier of (A) the last date for the Company to consummate its Business Combination pursuant to an extension granted pursuant to the Company’s organizational documents and (B) December 31, 2023.

The terms of the Company’s Charter provide a time period to complete an initial business combination (a “Completion Window”) of 24 months from the date of closing of the Company’s Initial Public Offering (the “IPO Date”) or 27 months from the IPO Date if the Company has entered into a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the IPO Date (such additional three-month period of the Completion Window, as incorporated into the terms of the Company’s Charter, the “Automatic Three Month Extension”). As previously disclosed in the Company’s Current Report on Form 8-K dated and filed with the SEC on February 27, 2023 relating to the Company’s entry into the Merger Agreement and other transaction documents with PSQ, as a result of the Company’s entering into the Merger Agreement with PSQ on February 27, 2023 (prior to the 24-month anniversary of the IPO Date), the Company’s Completion Window has been automatically extended from June 11, 2023 to September 11, 2023, in accordance with the terms of the Company’s Charter.

COLOMBIER ACQUISITION CORP.
Notes to Financial Statements

NOTE 11. SUBSEQUENT EVENTS (cont.)

Other Agreements

In connection with the proposed business combination which is the subject of the Merger Agreement (the “PSQ Business Combination”), the Company and the Representative of the Company’s underwriters for its Initial Public Offering (the “UW Representative”), agreed, pursuant to a letter agreement dated March 9, 2023, that the Company, in its discretion, could reallocate a portion of the “Deferred Discount,” as such term is defined in the Underwriting Agreement, dated June 8, 2021, entered into by the Company and the UW Representative, as representative of the underwriters in connection with the Initial Public Offering, to one or more third parties not participating in the Initial Public Offering, provided that the UW Representative is paid at least an agreed minimum amount of the Deferred Discount at the closing, if any, of the PSQ Business Combination.

The Company has not engaged and does not intend to engage Farvahar Capital to provide financial or other advisory services to the Company in connection with the PSQ Business Combination and, since inception, Farvahar Capital has not received, and is not expected to receive, any fees, commissions or reimbursements of any expenses from the Company and has not and is not expected to provide any advisory or other services to the Company in connection with the PSQ Business Combination or otherwise (as previously disclosed, our Sponsor, an affiliate of Farvahar Capital, entered into an Administrative Support Agreement, dated June 8, 2021, with the Company, pursuant to which the Company has paid our Sponsor for office space and administrative and support services, as described in Item 13. Certain Relationships and Related Transactions, and Director Independence — Administrative Support Agreement).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
PSQ Holdings. Inc. (dba PublicSq.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of PSQ Holdings, Inc. (dba PublicSq.) (the “Company”) as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from February 25, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s primary sources of liquidity have been through funding from financing activities. The Company has reported operating losses for the year ended December 31, 2022 and for the period from February 25, 2022 (Inception) through December 31, 2021 and had negative cash flows from operations for the year ended December 31, 2022. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

Melville, New York
March 1, 2023

PSQ HOLDINGS, INC (dba PublicSq.)
Balance Sheets

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$2,330,405	$399,403
Prepaid expenses and other current assets	289,379	32,153
Total current assets	2,619,784	431,556
Intangible assets, net	1,267,673	582,257
Operating lease right-of-use asset	293,520	—
Property and equipment, net	26,723	—
Deposit	7,963	2,500
Total assets	$4,215,663	$1,016,313

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$424,065	$143,335
Accrued expenses	41,494	12,474
Deferred revenue	49,654	—
Operating lease liability	169,275	—
Total current liabilities	684,488	155,809
Operating lease liability, non-current	129,762	—
Total liabilities	814,250	155,809
Commitments and contingencies (Note 11)
Stockholders’ equity
Common stock, $0.001 par value; 1,100,000 authorized shares; 771,155 and 485,731 shares issued and outstanding as of December 31, 2022 and 2021, respectively	771	486
Additional paid in capital	12,384,206	2,799,994
Subscription receivable	(99,612)	(34,600)
Accumulated deficit	(8,883,952)	(1,905,376)
Total stockholders’ equity	3,401,413	860,504
Total liabilities and stockholders’ equity	$4,215,663	$1,016,313

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Operations

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Revenue	$475,175	$7,369
Costs and expenses:
Cost of sales, (exclusive of depreciation and amortization shown separately below)	716,102	104,147
General and administrative	2,016,638	708,425
Sales and marketing	2,550,418	295,661
Research and development	1,446,347	705,621
Depreciation and amortization	842,195	98,892
Total costs and expenses	7,571,700	1,912,746
Operating loss	(7,096,525)	(1,905,377)
Other income:
Other income, net	118,158	—
Interest income	591	1
Loss before income taxes	(6,977,776)	(1,905,376)
Income tax expense	800	—
Net loss	$(6,978,576)	$(1,905,376)

Net loss per common share, basic and diluted	$(11.74)	$(4.88)
Weighted average shares outstanding, basic and diluted	594,326	390,731

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at February 25, 2021 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock for cash or receivable	485,731	486	2,799,994	(34,600)	—	2,765,880
Net loss	—	—	—	—	(1,905,376)	(1,905,376)
Balance at December 31, 2021	485,731	$486	$2,799,994	$(34,600)	$(1,905,376)	$860,504
Issuance of common stock for cash or receivable	285,424	285	9,584,212	(100,012)	—	9,484,485
Receipt of subscription receivable	—	—	—	35,000	—	35,000
Net loss	—	—	—	—	(6,978,576)	(6,978,576)
Balance at December 31, 2022	771,155	$771	$12,384,206	$(99,612)	$(8,883,952)	$3,401,413

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)
Statements of Cash Flows

	For the year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Cash Flows from Operating Activities
Net loss	$(6,978,576)	$(1,905,376)
Adjustment to reconcile net loss to cash used in operating activities
Depreciation and amortization	842,195	98,892
Non-cash operating lease expense	52,836	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(257,226)	(32,153)
Operating lease payments	(47,319)
Deposit	(5,463)	(2,500)
Accounts payable	280,730	143,335
Accrued expenses	29,020	12,474
Deferred revenue	49,654	—
Net cash used in operating activities	(6,034,149)	(1,685,328)

Cash flows from Investing Activities
Software development costs	(1,509,404)	(667,649)
Purchases of intangible assets	(15,000)	(13,500)
Purchases of property and equipment	(29,930)	—
Net cash used in investing activities	(1,554,334)	(681,149)

Cash flows from Financing Activities
Proceeds from the issuance of common stock	9,519,485	2,765,880
Net cash provided by financing activities	9,519,485	2,765,880
Net increase in cash and cash equivalents	1,931,002	399,403
Cash and cash equivalents, beginning of period	399,403	—
Cash and cash equivalents, end of the period	$2,330,405	$399,403

Supplemental Non-Cash Investing and Financing Activity
Recording of right of use asset and lease liability	$346,356	$—
Subscription receivable	$100,012	$34,600

The accompanying notes are an integral part of these financial statements.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

PSQ Holdings, Inc. dba PublicSq. (“PublicSq.” or the “Company”) is a Delaware C-Corp headquartered in California. The Company operates the website and mobile application Public Sq. The Company is a mission driven marketing organization that provides other mission driven (patriotic, American made, etc.) small businesses with a platform to access consumers that are drawn to patriotic values. The Company generates revenue from advertising revenues.

Note 2 — Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been funds from financing activities. The Company reported operating losses for the year ended December 31, 2022 and for the period from February 25, 2022 (Inception) through December 31, 2021 and had negative cash flows from operations of $6,034,149 for the year ended December 31, 2022. As of December 31, 2022, the Company had aggregate cash of $2,330,405 and positive net working capital of $1,935,296.

The Company’s future capital requirements will depend on many factors including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through a proposed business combination (see note 13), as well as through issuances of additional equity raises. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the periods presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”). The accompanying financial statements include the accounts of PSQ Holdings Inc.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Such estimates included, but are not limited to, revenue recognition, intangible assets, estimation of contingencies, recoverability of deferred tax assets and estimation of income taxes. Our actual results may differ from our estimates.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Earnings (Loss) Per Share

The Company computes basic earnings per share (“EPS”) by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per share is calculated by dividing net earnings (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. As of December 31, 2022 and 2021, there were no anti-dilutive shares or common stock equivalents outstanding.

Revenue Recognition

Revenue is accounted for under ASC 606 Revenue from Contracts with Customers through the following steps:

•        Identify the contract with a customer;

•        Identify the performance obligations in the contract;

•        Determine the transaction price;

•        Allocate the transaction price to performance obligations in the contract; and

•        Recognize revenue when or as the Company satisfies a performance obligation.

The Company noted that through the advertising subscription agreements, the Company provides a service: access to a social network of businesses and customers. Additionally, for some contracts, push notifications and email blasts are also included as services to the Company’s customer.

Advertising services

Advertising revenue is generated by displaying ad products and services on the Company’s platform. Marketers enters into advertising subscription arrangements. The Company recognizes revenues over-time as the ads are displayed over the subscription period so the Company is providing a service and the service is being consumed by the customer simultaneously over the period of service. In general, we report advertising revenue on a gross basis, since we control the advertising inventory before it is transferred to our customers. Our control is evidenced by our sole ability to monetize the advertising inventory before it is transferred to our customers.

The Company recognizes revenue from push notifications and email blasts at a point in time when delivered. Push notifications and email blasts are considered delivered when an ad is displayed to users. When a customer enters into an advertising subscription arrangement that includes push notifications and/or email blasts, the Company allocates a portion of the total consideration to the push notification and email blast performance obligations based on the residual approach.

Contract liabilities

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract. Such amounts are recognized over the contractual subscription period which is generally a three month period.

Other Revenue Policies

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Applying the practical expedient in ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that the Company otherwise would have recognized is one year or less. These costs are included in operating expenses.

Customer Concentration

As of and for the year ended December 31, 2022, and the period from February 25, 2021 (Inception) through December 31, 2021, no customers accounted for more than 10% of accounts receivables and revenues.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of December 31, 2022 and 2021, there were no cash equivalents. The Company maintains cash accounts with financial institutions. At times, balances in these accounts may exceed federally insured limits. The amounts over these insured limits as of December 31, 2022 and 2021 was approximately $2,110,000 and $149,000, respectively. No losses have been incurred to date on any deposits.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line basis over the estimated useful lives of the respective asset. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

Assets	Estimated Useful Life
Furniture and fixtures	7 years

Capitalized Software

The Company capitalizes costs related to the development of its internal accounting software and certain projects for internal use in accordance with ASC 350, Intangibles — Goodwill and Other. The Company capitalizes costs to develop its mobile application and website when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Costs incurred during the preliminary planning and evaluation stage of the project and during the post implementation operational stage, including maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional functionality are capitalized and expensed over the estimated useful life of the upgrades on a per project basis. Amortization is computed on an individual product basis over the estimated economic life of the product using the straight-line method. Software development costs expensed, which are included in research and development expense in the accompanying statements of operations, were approximately $170,000 and $95,600 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively. Capitalized software development costs included in intangible assets in the accompanying balance sheets as of December 31, 2022 were $2,177,053.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible and lease assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured first by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, an impairment loss would be recognized based on the excess of the carrying amount of the asset above the fair value of the asset.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

Leases

The Company determines if an arrangement is a lease at inception. For leases where the Company is the lessee, right-of-use (“ROU”) assets represent the Company’s right to use the underlying asset for the term of the lease and the lease liabilities represent an obligation to make lease payments arising from the lease. The Company’s lease agreement contains rent escalation provisions, which are considered in determining the ROU assets and lease liabilities. The Company begins recognizing rent expense when the lessor makes the underlying asset available for use by the Company. Lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. Lease renewal periods are considered on a lease-by-lease basis in determining the lease term. The interest rate the Company uses to determine the present value of future lease payments is the Company’s incremental borrowing rate because the rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is a hypothetical rate for collateralized borrowings in economic environments where the leased asset is located based on credit rating factors. The ROU asset is determined based on the lease liability initially established and adjusted for any prepaid lease payments and any lease incentives received. The lease term to calculate the ROU asset and related lease liability includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option. Certain leases contain variable costs, such as common area maintenance, real estate taxes or other costs. Variable lease costs are expensed as incurred on the statements of operations.

Operating leases are included in the ROU assets and lease liabilities on the balance sheets. The Company has no finance leases.

Income Taxes

The Company accounts for income taxes using the liability method of accounting for income taxes.

Deferred tax assets are determined based on the difference between the financial statement basis and tax basis as well as net operating loss or other tax credit carryforwards, if any, and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized. If the Company’s assessment of the realizability of a deferred tax asset changes, an increase to a valuation allowance will result in a reduction of net earnings at that time, while the reduction of a valuation allowance will result in an increase of net earnings at that time.

The Company follows ASC Topic 740-10-65-1 in accounting for uncertainty in income taxes by prescribing rules for recognition, measurement, and classification in the financial statements of tax positions taken or expected to be in a tax return. This prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company’s policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at December 31, 2022 and 2021.

Shared Based Compensation

The Company recognizes expense for share-based compensation awards based on the estimated fair value of the award on the date of grant.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

The Company accounts for stock-based compensation under the provisions of ASC Topic 718. As noted above, ASC Topic 718 requires that share-based payment transactions with employees and non-employees, in certain cases, be recognized in the financial statements based on their fair value. As of December 31, 2022, there were no board approved grants issued.

Research and Development

The Company expenses research and development costs as incurred, except for certain internal-use software development costs, which may be capitalized as noted above. Research and development expenses consist primarily of software development costs, including employee compensation and external contractors, associated with the ongoing development of the Company’s technology.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset, or the amount paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

Level 1 —	Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2 —

Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

Level 3 —

Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. The Company establishes the fair value of its assets and liabilities using the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a fair value hierarchy based on the inputs used to measure fair value. The recorded amounts of certain financial instruments, including accounts receivable, accounts payable, accrued expenses, debt at fixed interest rates, and other liabilities approximate fair value due to their relatively short maturities.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $740,962 and $19,855 for the for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, which are included in sales and marketing expenses in the accompanying statements of operations, respectively.

Segments and Geographical Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by our chief executive officer, who is the chief operating decision maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information at the company level for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

New Accounting Pronouncements

Recently Issued Accounting Standards

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact of this guidance on its financial statements.

In September 2022, the FASB issued ASU No. 2022-04 — Liabilities — Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations which is intended to enhance the transparency surrounding the use of supplier finance programs. The guidance requires companies that use supplier finance programs to make annual disclosures about the program’s key terms, the balance sheet presentation of related amounts, the confirmed amount outstanding at the end of the period and associated rollforward information. Only the amount outstanding at the end of the period must be disclosed in interim periods. The guidance does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The guidance becomes effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, except for the rollforward information, which is effective for fiscal years beginning after December 15, 2023. The Company does not have any supplier finance programs and does not believe the impact of adopting this accounting standard update will be material to the financial statements.

In March 2020, the FASB issued authoritative guidance to provide optional relief for companies preparing for the discontinuation of interest rates such as the London Interbank Offered Rate (“LIBOR”) and applies to lease and other contracts, hedging instruments, held-to-maturity debt securities and debt arrangements that reference LIBOR or another rate that is expected to be discontinued as a result of reference rate reform. In January 2021, the FASB issued authoritative guidance that makes amendments to the new rules on accounting for reference rate reform. The amendments clarify that for all derivative instruments affected by the changes to interest rates used for discounting, margining or contract price alignment, regardless of whether they reference LIBOR or another rate expected to be discontinued as a result of reference rate reform, an entity may apply certain practical expedients in ASC 848. In December 2022, the FASB issued authoritative guidance to defer the sunset date of ASC 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the potential impact of modifying treasury related arrangements and applying the relevant ASC 848 optional practical expedients, as needed. For existing lease, debt arrangements and other contracts, the Company does not expect any qualifying contract modifications related to reference rate reform and therefore does not expect that the optional guidance in ASC 848 will need to be applied through December 31, 2024. The Company will continue to monitor new contracts that could potentially be eligible for contract modification relief through December 31, 2024.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 3 — Summary of Significant Accounting Policies (cont.)

In October 2021, the FASB issued ASU No. 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (Topic 805). This ASU requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. For the Company, the new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Adoption of the ASU should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity,” which signifies the accounting for certain financial instruments with characteristics of liability and equity, including convertible instruments and contracts on an entity’s own equity. The standard reduces the number of models used to account for convertible instruments, removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and requires the if-converted method for calculation of diluted earnings per share for all convertible instruments. The ASU is effective for the Company for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2021. The adoption of ASU 2020-06 did not have a material impact on the Company’s financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, and ASU No. 2018-11, Leases (Topic 842), Targeted Improvements, which affect certain aspects of the previously issued guidance. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessor, Leases (Topic 842), which provides guidance on sales tax and other taxes collected from lessees. In December 2019, the FASB issued ASU No. 2019-01, Codification Improvements to Topic 842, Leases, which affect certain aspects of the previously issued guidance. Amendments include an additional transition method that allows entities to apply the new standard on the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings, as well as a new practical expedient for lessors. As of the adoption of Topic 842 there was no material impact. Subsequently in September 2022, the Company entered into a new lease and as a result, the Company recorded an operating right-of-use asset and a lease liability on the balance sheet.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 4 — Revenue

The following table summarizes the Company’s revenues disaggregated by type of service:

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Subscription advertising (over-time)	$380,097	$7,369
Push notifications/email blasts (point-in-time)	95,078	—
Total revenues	$475,175	$7,369

Note 5 — Property and Equipment

The following table summarizes property and equipment:

	Year ended December 31, 2022	For the period February 25, 2021 (inception) to December 31, 2021
Furniture and fixtures	$29,930	$—
Total Cost	29,930	—
Less: Accumulated depreciation	(3,207)	—
Property and Equipment, net	$26,723	$—

Depreciation expense was $3,207 for the year ended December 31, 2022.

Note 6 — Intangible Assets

The following table summarizes intangible assets:

	Useful Life	December 31,
		2022	2021
Capitalized software development costs	2 years	$2,177,053	$667,649
Purchased technology	15 years	28,500	13,500
Total intangible assets		2,205,553	681,149
Less: Accumulated Amortization		(937,880)	(98,892)
Total intangibles, net		$1,267,673	$582,257

Amortization expense was $838,988 and $98,892 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 6 — Intangible Assets (cont.)

As of December 31, 2022, estimated future amortization expense is expected as follows:

2023	$1,244,898
2024	3,900
2025	3,900
2026	3,900
2027	3,650
Thereafter	7,425
$1,267,673

Note 7 — Leases

Since inception, the Company has entered into three leases for office suites in California, two were short-term and one lease was long-term and expires in 2024. Termination of the lease is prohibited unless there is a violation under the lease agreement. The lease has escalating payments from $15,538 per month to $16,719 per month. In determining the length of the lease term, the Company determined there was no embedded extension option. At lease commencement date, the Company estimated the lease liability and the right of use assets at present value using the Company’s estimated incremental borrowing rate of 10.5%.

Rent expense under the operating leases included in the results of operations, inclusive of common area maintenance charges and real estate taxes, was $120,042 and $26,696 or the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021, respectively.

The following amounts were recorded in the Company’s balance sheet relating to its operating lease and other supplemental information:

December 31, 2022
ROU assets	$293,520
Lease liabilities
Current lease liabilities	$169,275
Non-current lease liabilities	129,762
Total lease liabilities	$299,037
Other supplemental information:
Weighted average remaining lease term	2 years
Weighted average discount rate	$10.50%

The following table presents the lease payments relating to the Company’s operating and finance leases:

Fiscal Year	December 31, 2022
2023	$191,183
2024	133,753
Total lease payments	324,936
Less: imputed interest	(25,899)
Present value of operating lease liabilities	$299,037

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 8 — Accrued Expenses

The following table summarizes accrued expenses:

	December 31,
	2022	2021
Accrued commissions	$19,781	$—
Accrued software expense	—	12,474
Accrued payroll	1,075	—
Accrued legal	20,638	—
Total accrued expenses	$41,494	$12,474

Note 9 — Share Based Compensation

On February 10, 2022, the Board of Directors of the Company approved the PSQ Holdings, Inc. 2022 Equity Incentive Plan (the “Plan”) whereby it may grant to certain employees and advisors an award, such as, (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock and (d) Restricted Stock Units, of the Company (“Incentive Award”). As of December 31, 2022, no awards have been issued to employees, board members or strategic partners.

Note 10 — Stockholders’ Equity

Common Stock

As of December 31, 2022 and 2021, the Company had 771,155 and 485,731 shares of common stock issued, authorized and outstanding at $0.001 par value per share, respectively.

Each share of Common Stock has one vote and has similar rights and obligations.

Note 11 — Commitments and Contingencies

Other Legal Matters

From time to time in the ordinary course of business, the Company may be subject to various claims, charges, and litigation. At December 31, 2022, the Company did not have any pending claims, charges or litigation that were expected to have a material adverse impact on its financial position, results of operations or cash flows.

Note 12 — Income Taxes

The following represents the components of the Company’s deferred tax assets and liabilities at December 31, 2022 and 2021 the balances were approximately as follows:

	December 31,
	2022	2021
Sec 174 Cost – Domestic and Foreign	$1,045,000	$—
Net operating Loss – Federal and State	1,292,000	676,000
Amortization and depreciation	248,000	—
Lease liability	2,000	—
Credit – State	71,000	23,000
Total deferred tax asset (liability)	2,658,000	699,000
Less: Valuation Allowance	(2,658,000)	(699,000)
Net deferred tax asset (liability)	$—	$—

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 12 — Income Taxes (cont.)

As of December 31, 2022, the Company had federal net operating loss carryforwards of approximately $4.6 million, which may be available to reduce future taxable income, and may be carried forward indefinitely. At December 31, 2022, the Company had available state operating loss carryforwards of $4.6 million, which expire between 2041 and 2042. In addition, the Company had California research and development tax credit carryforwards of $89 thousand available to reduce future tax liabilities. These unused research tax credit can be carried forward indefinitely until utilized, respectively.

In accordance with FASB ASC Topic 740, Accounting for Income Taxes, the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards. The Company has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of $2.7 million and $0.7 million has been established at December 31, 2022 and 2021, respectively. The valuation allowance increased by $2.0 million during the year ended December 31, 2022.

A reconciliation of income tax (expense) benefit at the statutory federal income tax rate and income taxes as reflected in the financial statements are as follows:

	For the year ended December 31,
	2022	2021
Federal tax expense	21.0%	21.0%
State tax expense, net of federal benefit	6.7%	6.7%
Permanent differences	(1.0)%	—
Change in valuation allowance	(28.1)%	(27.7)%
Other difference	1.4%	—
	0.0%	0.0%

The Company had no unrecognized tax benefits or related interest and penalties accrued for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021.

The Company is subject to U.S. federal income tax and California state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since its inception; currently, no federal or state income tax returns are under examination by the respective taxing authorities.

The Company paid California minimum taxes for $800 for the year ended December 31, 2022 and the period from February 25, 2021 (Inception) through December 31, 2021.

Note 13 — Subsequent Events

The Company has evaluated and recognized or disclosed subsequent events, as appropriate, from the balance sheet date through December 31, 2022, the date the financial statements were available to be issued.

In January 2023, the Company received $500,047 for the issuance of 14,864 shares of common stock. Of this amount, $100,012 and 2,973 shares had been subscribed to prior to December 31, 2022 and is included as a subscription receivable.

In February 2023, the Company received $2,100,078 for the issuance of 62,428 shares of common stock.

In February 2023, the Company completed a stock-for-stock transaction to purchase 100% of the outstanding shares of EveryLife Inc., a Delaware corporation, in exchange for 55,000 shares of the Company’s Common Stock. The Company is currently assessing the accounting for the acquisition.

PSQ HOLDINGS, INC (dba PublicSq.)

NOTES TO THE FINANCIAL STATEMENTS

Note 13 — Subsequent Events (cont.)

In February 2023, the Company entered into a Business Combination Agreement with Colombier Acquisition Corp. (the “Purchaser”) and Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”). The Parties intend to affect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity in the merger, as a result of which all of the issued and outstanding shares of capital stock of the Company immediately prior to the executed BCA shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company stockholder to receive a number of shares of Purchaser Class A Common Stock equal to the Conversion Ratio (as defined within the BCA) (except that the Key Individual shall receive shares of Purchaser Class C Common Stock on the terms set forth within the BCA), in each case upon the terms and subject to the conditions set forth in the BCA and in accordance with the applicable provisions of the Delaware General Corporation Law. Upon the Closing, the Purchaser shall have cash and cash equivalents, including the proceeds of any PIPE investment to be consummated contemporaneously with Closing (which, for the avoidance of doubt, shall be deemed to have been received by the Company for purposes of this calculation) and funds remaining in the trust account (after giving effect to the completion and payment of the Redemption and the payment of the Purchaser’s and the Company’s aggregate unpaid Expenses) in an amount at least equal to (i) $33,000,000 minus (ii) the lesser of (A) $15,000,000 and (B) the amount of Purchaser’s and the Company’s aggregate unpaid Expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by the Company in any Permitted Financing.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among

COLOMBIER ACQUISITION CORP.,
as the Purchaser,

COLOMBIER-LIBERTY ACQUISITION, INC.,
as Merger Sub

COLOMBIER SPONSOR LLC,
in the capacity as the Purchaser Representative solely for the purposes of Sections 10.8, 10.9 and 10.14 hereof

and

PSQ HOLDINGS, INC.,
as the Company,

Dated as of February 27, 2023

Annex A Page
ARTICLE I MERGER		A-2
1.1	Merger	A-2
1.2	Effective Time	A-2
1.3	Effect of Merger on the Company and Merger Sub	A-2
1.4	Tax Treatment	A-2
1.5	Certificate of Incorporation and Bylaws	A-2
1.6	Directors and Officers of the Surviving Corporation and Purchaser	A-3
1.7	Effect of Merger on Company Securities	A-3
1.8	Surrender of Company Securities and Disbursement of Merger Consideration	A-3
1.9	Effect of Merger on Merger Sub Stock	A-5
1.10	Appraisal and Dissenter’s Rights	A-5
1.11	Closing Statement; Instruction to Trustee	A-5
1.12	Earnout	A-6
1.13	Deductions and Withholdings	A-7

ARTICLE II CLOSING		A-7
2.1	Closing	A-7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB		A-7
3.1	Organization and Standing	A-7
3.2	Authorization; Binding Agreement	A-8
3.3	Governmental Approvals	A-8
3.4	Non-Contravention	A-9
3.5	Capitalization	A-9
3.6	SEC Filings and Purchaser Financials	A-10
3.7	Absence of Certain Changes	A-11
3.8	Compliance with Laws	A-11
3.9	Actions; Orders; Permits	A-11
3.10	Taxes and Tax Returns	A-12
3.11	Employees and Employee Benefit Plans	A-12
3.12	Properties	A-12
3.13	Material Contracts	A-12
3.14	Transactions with Affiliates	A-13
3.16	Investment Company Act	A-13
3.17	Finders and Brokers	A-13
3.18	Merger Consideration	A-13
3.19	Certain Business Practices	A-13
3.20	Insurance	A-13
3.21	Purchaser Trust Account	A-14
3.22	Information Supplied	A-14
3.23	Independent Investigation	A-14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-14
4.1	Organization and Standing	A-15
4.2	Authorization; Binding Agreement	A-15
4.3	Capitalization	A-15
4.4	Subsidiaries	A-16
4.5	Governmental Approvals	A-16
4.6	Non-Contravention	A-16

Annex A-i

Annex A Page
4.7	Financial Statements	A-17
4.8	Absence of Certain Changes	A-17
4.9	Compliance with Laws	A-17
4.10	Company Permits	A-17
4.11	Litigation	A-17
4.12	Material Contracts	A-18
4.13	Intellectual Property	A-19
4.14	Taxes and Tax Returns	A-20
4.15	Real Property	A-22
4.16	Title to and Sufficiency of Assets	A-22
4.17	Employee Matters	A-22
4.18	Benefit Plans	A-23
4.19	Environmental Matters	A-24
4.20	Transactions with Related Persons	A-25
4.21	Insurance	A-25
4.22	Top Customers and Suppliers	A-25
4.23	Certain Business Practices	A-26
4.24	Privacy and Data Security	A-26
4.25	Investment Company Act	A-27
4.26	Finders and Brokers	A-27
4.27	Independent Investigation	A-27
4.28	Information Supplied	A-27
4.29	No Other Representations and Warranties	A-28

ARTICLE V COVENANTS		A-28
5.1	Access and Information	A-28
5.2	Conduct of Business of the Company	A-29
5.3	Conduct of Business of the Purchaser	A-31
5.4	Annual and Interim Financial Statements	A-33
5.5	Purchaser Public Filings; Stock Exchange Listing	A-33
5.6	No Solicitation; Change in Recommendation	A-33
5.7	No Trading	A-35
5.8	Notification of Certain Matters	A-35
5.9	Efforts	A-35
5.10	Tax Matters	A-37
5.11	Further Assurances	A-37
5.12	The Registration Statement	A-38
5.13	Stockholder Approval of Merger Sub	A-39
5.14	Company Stockholder Approval	A-40
5.15	Public Announcements	A-40
5.16	Confidential Information	A-40
5.17	Post-Closing Board of Directors and Executive Officers	A-41
5.18	Indemnification of Directors and Officers; Tail Insurance	A-42
5.19	Trust Account Proceeds	A-42
5.20	PIPE Investment	A-43
5.21	Adoption of Long-Term Incentive Plan and Employee Stock Purchase Plan	A-43
5.22	Listing	A-43
5.23	SPAC Extension	A-43
5.24	Employment Agreements and Non-Competition Agreements	A-44

Annex A-ii

Annex A Page
ARTICLE VI NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS		A-44
6.1	Survival	A-44
6.2	Remedies	A-44

ARTICLE VII CLOSING CONDITIONS		A-45
7.1	Conditions to Each Party’s Obligations	A-45
7.2	Conditions to Obligations of the Company	A-45
7.3	Conditions to Obligations of the Purchaser	A-46
7.4	Frustration of Conditions	A-47

ARTICLE VIII TERMINATION AND EXPENSES		A-47
8.1	Termination	A-47
8.2	Effect of Termination	A-48
8.3	Fees and Expenses	A-48
8.4	Termination Fee	A-49

ARTICLE IX WAIVERS AND RELEASES		A-49

ARTICLE X MISCELLANEOUS		A-50
10.1	Notices	A-50
10.2	Binding Effect; Assignment	A-51
10.3	Third Parties	A-51
10.4	Governing Law; Jurisdiction	A-51
10.5	WAIVER OF JURY TRIAL	A-52
10.6	Specific Performance	A-52
10.7	Severability	A-52
10.8	Amendment	A-52
10.9	Waiver	A-52
10.10	Entire Agreement	A-53
10.11	Interpretation	A-53
10.12	Counterparts	A-53
10.13	Legal Representation	A-53
10.14	Purchaser Representative	A-54

ARTICLE XI DEFINITIONS		A-55
11.1	Certain Definitions	A-55
11.2	Section References	A-64

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Company Stockholder Support Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Surviving Company Certificate of Incorporation
Exhibit F	Form of Purchaser Post-Closing Certificate of Incorporation
Exhibit G	Form of Purchaser Post-Closing Bylaws

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of February 27, 2023 by and among (i) Colombier Acquisition Corp., a Delaware corporation (the “Purchaser”), (ii) Colombier-Liberty Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) Colombier Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of the Purchaser (other than the Company Stockholders (as defined below) as of immediately prior to the Effective Time and their successors and assignees) solely for the purposes set forth in Sections 10.8, 10.9 and 10.14 hereof (the “Purchaser Representative”), and (iv) PSQ Holdings, Inc., a Delaware corporation (the “Company”). The Purchaser, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A. The Purchaser owns all of the issued and outstanding shares of capital stock of Merger Sub, which was formed for the sole purpose of the Merger (as defined below);

B. The Parties intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity in the merger (the “Merger”), as a result of which all of the issued and outstanding shares of capital stock of the Company immediately prior to the Effective Time shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive, in respect of each outstanding share of Company Common Stock then held by such Company Stockholder, a number of shares of Purchaser Class A Common Stock equal to the Conversion Ratio (as defined herein) (except that the Key Individual shall receive shares of Purchaser Class C Common Stock on the terms set forth herein), in each case upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”);

C. The board of directors of the Company has (i) determined that the Merger is fair, advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to the Company’s stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Board Recommendation”);

D. The boards of directors of the Purchaser and Merger Sub have each (i) determined that the Merger is fair, advisable and in the best interests of their respective companies and stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger and, in the case of the recommendation to the Purchaser’s stockholders, the other Purchaser Stockholder Approval Matters (in the case of the recommendation of the board of directors of the Purchaser, the “Purchaser Board Recommendation”);

E. Simultaneously with the execution and delivery of this Agreement, the Purchaser is receiving voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Company Stockholder Support Agreements”) signed by the Company and the Company Lockup Holders with respect to the shares of Company Common Stock (each as defined herein) held by them sufficient to approve the adoption of this Agreement and approve the Merger and the other transactions contemplated by this Agreement;

F. Simultaneously with the execution and delivery of this Agreement, the Sponsor is entering into a Sponsor Voting and Support Agreement with the Purchaser and the Company in the form attached as Exhibit B hereto (the “Sponsor Support Agreement”);

G. Simultaneously with the execution and delivery of this Agreement, the Company Lock-Up Holders will each enter into a Lock-Up Agreement with Purchaser and the Purchaser Representative, the form of which is attached as Exhibit C hereto (each, a “Lock-Up Agreement”);

H. At the Closing, the Company Lockup Holders and the Sponsor will enter into a Registration Rights Agreement with the Purchaser in the form of Exhibit D hereto (the “Registration Rights Agreement”);

Annex A-1

I. Promptly following the date hereof, the Purchaser intends to enter into employment agreements between Purchaser and each of (i) Michael Seifert, (ii) Sebastian Harris, (iii) Brad Searle, (iv) Andy Weisbecker, and (v) Brian Elkins (collectively, the “Employment Agreements”), in each case to be effective as of Closing;

J. Promptly following the date hereof, the Purchaser and the Company intend to enter into Non-Competition and Non-Solicitation Agreements in favor of the Purchaser and the Company with each of (i) Michael Seifert, (ii) Sebastian Harris and (iii) Brad Searle (collectively, the “Non-Competition Agreements”), in each case to be effective as of Closing;

K. The Parties intend that the Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code (as defined herein); and

L. Certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. The Parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”).

1.3 Effect of Merger on the Company and Merger Sub. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

1.4 Tax Treatment. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated, by virtue of the Merger, to read in its entirety in the form set forth as Exhibit E and as so amended and restated shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time until thereafter amended in accordance with the terms thereof and the DGCL. At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entity as set forth in the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and, as so amended and restated, shall be the Bylaws of the Surviving Corporation following the Effective Time until thereafter amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation in such Bylaws shall be amended to be PublicSq. Inc. At the Effective Time, the name of the Purchaser shall be changed to “PSQ Holdings, Inc.,” and in furtherance thereof the Certificate of Incorporation and Bylaws of the Purchaser, each as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to be in the

Annex A-2

forms set forth as Exhibit F and Exhibit G attached hereto and, as so amended and restated, shall be the Certificate of Incorporation and Bylaws, respectively, of the Purchaser following the Effective Time until thereafter amended in accordance with the terms thereof and the DGCL.

1.6 Directors and Officers of the Surviving Corporation and Purchaser. At the Effective Time, the members of the board of directors and officers of the Company, in each case immediately prior to the Effective Time, shall be all of the members of the board of directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal. At the Effective Time, the board of directors and executive officers of the Purchaser shall be reconstituted in the manner set forth in Section 5.17, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Purchaser until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

1.7 Effect of Merger on Company Securities.

(a) Company Stock. Subject to clauses (b), (c) and (d) below, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist and converted into the right to receive a number of shares of Purchaser Class A Common Stock equal to the Conversion Ratio. The total number of shares of Purchaser Class A Common Stock into which the Company Common Stock is converted into the right to receive pursuant to this Section 1.7(a), together with the total number of shares of Purchaser Class C Common Stock into which the shares of Company Common Stock held by the Key Individual are converted into the right to receive pursuant to Section 1.7(d), are referred to collectively herein as the “Merger Consideration”. As of the Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 1.10 below).

(b) Treasury Stock. Notwithstanding clause (a) above or any other provision of this Agreement to the contrary, at the Effective Time, if there are any Company Securities that are owned by the Company as treasury shares or any Company Securities owned by any direct or indirect Subsidiary of the Company immediately prior to the Effective Time, such Company Securities shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

(c) Dissenting Shares. At the Effective Time, each of the Dissenting Shares issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 1.10 and shall thereafter represent only the right to receive the applicable consideration set forth in Section 1.10.

(d) Key Individual Shares. Notwithstanding anything to the contrary contained in the foregoing Section 1.7(a), at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by the Key Individual will automatically be cancelled and cease to exist and converted into the right to receive a number of shares of Purchaser Class C Common Stock equal to the Conversion Ratio.

(e) Other Company Convertible Securities. Any Company Convertible Security that does not, by its terms, provide for the automatic conversion of such Company Convertible Security into Company Common Stock immediately prior to the Effective Time shall, if not exercised or converted prior to or at the Effective Time, be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into shares of Company Stock.

1.8 Surrender of Company Securities and Disbursement of Merger Consideration.

(a) Prior to the Effective Time, the Purchaser shall appoint its transfer agent, Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to the Company (the “Exchange Agent”), for the purpose of exchanging the certificates representing shares of Company Common Stock as of immediately prior to the Effective Time (“Company Certificates”) for the Merger Consideration into which the shares represented thereby are convertible. At or prior to the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration. At or prior to the Effective Time, the Purchaser shall send, or shall cause the Exchange Agent to send, to each Company Stockholder, a letter of transmittal for use in such exchange, in a customary form reasonably acceptable to the Purchaser and the Company (a “Letter of Transmittal”).

Annex A-3

(b) Each Company Stockholder shall be entitled to receive its allocable share of the Merger Consideration in respect of the outstanding shares of Company Common Stock represented by such Company Stockholder’s Company Certificate(s) as of immediately prior to the Effective Time (excluding any Company Securities described in Sections 1.7(b) or 1.7(c)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Common Stock (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and (ii) such other customary documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to the shares of Company Common Stock represented by such Company Certificate as of immediately prior to the Effective Time.

(c) If any portion of the Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Company Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) the transfer of such shares of Company Common Stock shall have been permitted in accordance with the terms of the Company’s Organizational Documents and the Company Stockholder Agreement, each as in effect immediately prior to the Effective Time, (ii) such Company Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, (iii) the recipient of such portion of the Merger Consideration, or the Person in whose name such portion of the Merger Consideration is delivered or issued, shall have already executed and delivered, if a Company Lock-Up Holder, counterparts to a Lock-Up Agreement and a Registration Rights Agreement, and such other Transmittal Documents as are reasonably deemed necessary by the Exchange Agent or the Purchaser and (iv) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to the Exchange Agent, the Company Stockholder may instead deliver to the Exchange Agent an affidavit of lost certificate and customary indemnity of loss in form and substance reasonably acceptable to the Purchaser (a “Lost Certificate Affidavit”), which at the reasonable discretion of the Purchaser may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Purchaser or the Surviving Corporation with respect to the shares of Company Common Stock represented, immediately prior to the Effective Time, by the Company Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.8(d) shall be treated as a Company Certificate for all purposes of this Agreement.

(e) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock outstanding prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, the Purchaser or the Exchange Agent, they shall be canceled and exchanged for the applicable portion of the Merger Consideration provided for, and in accordance with the procedures set forth in this Section 1.8. No dividends or other distributions declared or made after the date of this Agreement with respect to shares of Purchaser Common Stock with a record date after the Effective Time will be paid to the holders of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time that have not yet been surrendered with respect to the shares of Purchaser Common Stock to be issued upon surrender thereof until the holders of record of such shares of Company Common Stock immediately prior to the Effective Time shall surrender such certificates (or provide a Lost Certificate Affidavit), if applicable, and provide the other Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates (or delivery of a Lost Certificate Affidavit), if applicable, and delivery of the other Transmittal Documents, the Purchaser shall promptly deliver to the record holders thereof, without interest, the shares of Purchaser Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Purchaser Common Stock.

(f) All shares of Purchaser Common Stock issued upon the surrender of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.8(a) that remains unclaimed by Company Stockholders two (2) years after the Effective Time shall be returned to the Purchaser, upon demand, and any such Company Stockholder who

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has not exchanged its Company Common Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.8 prior to that time shall thereafter look only to the Purchaser for payment of the portion of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, the Purchaser or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Notwithstanding anything to the contrary contained herein, no fraction of a share of Purchaser Common Stock will be issued by virtue of the Merger or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Purchaser Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of Purchaser Common Stock.

1.9 Effect of Merger on Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any Company Securities or the holders of any shares of capital stock of the Purchaser or Merger Sub, each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

1.10 Appraisal and Dissenter’s Rights. No Company Stockholder shall, with respect to any shares of Company Common Stock held by such Company Stockholder for which such Company Stockholder or the “beneficial owner” (as defined, for purposes of this Section 1.10, in Section 262 of the DGCL) with respect to such shares of Company Common Stock has not waived or otherwise lost and has validly exercised its appraisal rights pursuant to Section 262 of the DGCL with respect to such shares of Company Common Stock (such shares, “Dissenting Shares,” and such Company Stockholder, a “Dissenting Stockholder”), shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares held by such Dissenting Stockholder or beneficial owner immediately prior to the Effective Time unless and until such Dissenting Stockholder shall have effectively withdrawn or otherwise lost its appraisal rights under the DGCL. Each Dissenting Stockholder and beneficial owner of shares of Company Common Stock who has validly exercised his or her appraisal rights under Section 262 of the DGCL with respect to such shares in connection with the Merger shall be entitled to receive only the payment resulting from the procedure set forth in Section 262 of the DGCL with respect to the Dissenting Shares held or “beneficially owned” by such Person. The Company shall give the Purchaser prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Dissenting Stockholder’s or beneficial owner’s rights of appraisal. The Company shall not, except with the prior written consent of the Purchaser (in each case not to be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding anything to the contrary contained in this Agreement, for all purposes of this Agreement, no Dissenting Stockholder or beneficial owner shall have any rights to any portion of the Merger Consideration with respect to any Dissenting Shares for which such Person has demanded appraisal unless and until such Dissenting Stockholder or beneficial owner shall have effectively withdrawn or otherwise lost its appraisal rights under the DGCL with respect to such Dissenting Shares whereupon such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive their proportionate share of the Merger Consideration.

1.11 Closing Statement; Instruction to Trustee.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement certified by the Company’s chief executive officer (the “Closing Statement”) setting forth a good faith calculation of the Closing Net Indebtedness as of the Reference Time, and the resulting Merger Consideration, Per Share Price and Conversion Ratio based on such estimate, in reasonable detail including for each component thereof, along with the amount owed to each creditor of any of the Target Companies, and other evidence reasonably necessary to confirm such calculations. Promptly upon delivering the Closing Statement to the Purchaser, if requested by the Purchaser, the Company will meet with the Purchaser to review and discuss the Closing Statement and the Company will consider in good faith the Purchaser’s comments to the Closing Statement and make any appropriate adjustments to the Closing Statement prior to the Closing, which adjusted Closing Statement, as mutually approved by the Company and the Purchaser both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement. The Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

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(b) At least three (3) Business Days prior to the Closing Date, the Purchaser shall deliver to the Company the written instruction to the Trustee in relation to the payment of cash out of the Trust Account, in form and substance required by the Trust Agreement (the “Instruction to Trustee”). Promptly upon delivering the Instruction to Trustee to the Company, if requested by the Company, the Purchaser shall meet with the Company to review and discuss the Instruction to Trustee and the Purchaser shall consider in good faith the Company’s comments to the Instruction to Trustee and, to the extent not inconsistent with requirements of the Trust Agreement, make any appropriate adjustments to the Instruction to Trustee prior to the Closing, which adjusted Instruction to Trustee, as mutually agreed by the Purchaser and the Company, both acting reasonably and in good faith, shall thereafter become the Instruction to Trustee for all purposes of this Agreement.

1.12 Earnout.

(a) Subject to Section 1.12(c) below, following the Closing, and as additional consideration for the Merger and the transactions contemplated hereby, within five (5) Business Days after the occurrence of a Triggering Event, the Purchaser shall issue or cause to be issued to each Participating Equityholder its respective Pro Rata Share of the aggregate number of shares of Purchaser Class A Common Stock set forth below (which aggregate amount shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to the Purchaser Class A Common Stock occurring on or after the Closing) (such shares, the “Earnout Shares”), in each case upon the terms and subject to the conditions set forth in this Agreement:

(i) Upon the occurrence of Triggering Event I, a one-time issuance to all Participating Equityholders of 1,000,000 Earnout Shares;

(ii) Upon the occurrence of Triggering Event II, a one-time issuance to all Participating Equityholders of 1,000,000 Earnout Shares; and

(iii) Upon the occurrence of Triggering Event III, a one-time issuance to all Participating Equityholders of 1,000,000 Earnout Shares.

(b) For the avoidance of doubt, subject to Section 1.12(c) below, the Participating Equityholders shall be entitled to receive the relevant number of Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Participating Equityholders be entitled to receive more than an aggregate of 3,000,000 Earnout Shares.

(c) The Purchaser shall, in satisfaction of any obligation to issue Earnout Shares to any Deemed Equity Holder under this Section 1.12, issue an equity award to the Deemed Equity Holder from the Earnout Subpool (as such term shall be defined in the Stock Incentive Plan) (the “Earnout Equity Awards”) as soon as practicable following the later of (i) the occurrence of the applicable Triggering Event and (ii) the Purchaser’s filing of an appropriate registration statement for the Stock Incentive Plan. The number of shares of Purchaser Class A Common Stock subject to each Earnout Equity Award shall be the number of shares equal to such Participating Equityholder’s Pro Rata Share of the Earnout Shares being issued. Each Earnout Equity Award shall be subject to the terms of the Stock Incentive Plan and shall be in the form (which may include, for the avoidance of doubt, an award of fully-vested stock), and may be subject to such terms and conditions (including vesting), as the Post-Closing Purchaser Board (or a committee thereof) shall determine at the time of grant. For the avoidance of doubt, if a Deemed Equity Holder ceases to be employed or otherwise provide services to the Purchaser or its Subsidiaries between the date of the occurrence of the Triggering Event and the date of grant of the Earnout Equity Award, such Deemed Equity Holder shall not be entitled to receive such Earnout Equity Award.

(d) If, during the Earnout Period, there is a Change of Control pursuant to which the Purchaser or its stockholders have the right to receive consideration implying a value per share of Purchaser Class A Common Stock (as determined in good faith by the Purchaser’s Board of Directors) equaling or exceeding the volume-weighted average closing sale price underlying one or more Triggering Events, then, immediately prior to the consummation of such Change of Control, (i) to the extent the relevant Triggering Event has not previously occurred, such relevant Triggering Event shall be deemed to have occurred and (ii) each Participating Equityholder shall be entitled to receive its Pro Rata Share of the applicable number of Earnout Shares to be issued based on the deemed occurrence of the applicable Triggering Event(s).

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(e) If, during the Earnout Period, (i) any liquidation, dissolution or winding up of the Purchaser is initiated, (ii) any bankruptcy, dissolution or liquidation proceeding is instituted by or against the Purchaser or (iii) the Purchaser makes an assignment for the benefit of creditors or consents to the appointment of a custodian, receiver or trustee for all or substantial part of its assets or properties, then any Earnout Shares that have not been previously issued by the Purchaser (whether or not previously earned) shall be deemed earned and due by the Purchaser to the Participating Equityholders (in accordance with each Participating Equityholder’s respective Pro Rata Share).

(f) The Purchaser Class A Common Stock price targets set forth in the definitions of Triggering Event I, Triggering Event II and Triggering Event III shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combinations, exchanges of shares or other like change or transaction with respect to Purchaser Class A Common Stock occurring on or after the Closing (other than the conversion of the Purchaser Class B Common Stock into Purchaser Class A Common Stock at the Closing or the conversion of shares of Purchaser Class C Common Stock into shares of Purchaser Class A Common Stock after the Closing).

1.13 Deductions and Withholdings. Each of the Purchaser, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article I such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law. To the extent that amounts are so deducted and withheld and timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Purchaser, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding.

ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Eversheds Sutherland (US) LLP, counsel to the Purchaser, 700 Sixth St. NW, Suite 700, Washington, DC 20001, or remotely by exchange of documents and signatures (or their electronic counterparts), on a date and at a time to be agreed upon by the Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer and to any other section to which such disclosure is reasonably apparent to apply on the face of such disclosure, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR (excluding “risk factors” or cautionary, predictive or forward-looking statements) (provided, however, that nothing set forth in such SEC Reports shall be deemed to modify or qualify any representation or warranty set forth in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement), 3.3 (Governmental Approvals), 3.4 (Non-Contravention), 3.5 (Capitalization), 3.17 (Finders and Brokers) or 3.18 (Ownership of Merger Consideration)), each of the Purchaser Parties represents and warrants to the Company, as of the date hereof and as of the Closing (except to the extent any such representation or warranty is made as of an earlier date, in which case as of such date), as follows:

3.1 Organization and Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of the Purchaser Parties has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Purchaser Parties is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Company accurate and complete copies of each of the Purchaser Parties’ Organizational Documents, as currently in effect. Neither of the Purchaser Parties is in violation of any provision of its Organizational Documents in any material respect.

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3.2 Authorization; Binding Agreement.

(a) Each of the Purchaser Parties has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval and the Merger Sub Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) have been duly and validly authorized by the board of directors of each of the Purchaser Parties, and (ii) other than the Required Purchaser Stockholder Approval and the Merger Sub Stockholder Approval, require no other corporate proceedings on the part of the Purchaser Parties in order to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the board of directors of the Purchaser, at a duly called and held meeting, unanimously (1) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Purchaser and its stockholders, (2) approved and adopted this Agreement, subject to the Required Purchaser Stockholder Approval, (3) recommended that the Purchaser’s stockholders vote in favor of the Purchaser Stockholder Approval Matters and (4) directed that the Merger Agreement be executed and the Merger Agreement and Purchaser Stockholder Approval Matters be submitted to the Purchaser’s stockholders for their approval. This Agreement has been, and each Ancillary Document to which a Purchaser Party is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser Parties, enforceable against such Purchaser Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(b) The (i) adoption of the Purchaser Post-Closing Certificate of Incorporation by the affirmative vote of (x) the holders of a majority in voting power of the outstanding shares of Purchaser Common Stock, voting together as a single class, (y) a majority of the outstanding shares of Purchaser Class A Common Stock, voting as a separate class, and (z) a majority of the outstanding shares of Purchaser Class B Common Stock, voting as a separate class, (ii) the election of each of the members of the Post-Closing Purchaser Board by a plurality of the votes cast, assuming a quorum is present, (iii) the approval of the Merger and other transactions contemplated hereby by the affirmative vote of the holders of a majority of the shares of Purchaser Common Stock that are voted at the Purchaser Special Meeting, assuming a quorum is present, (iv) the approval of the issuance of Purchaser Class A Common Stock and Purchaser Class C Common Stock to be issued hereunder as well as, to the extent applicable, in connection with any PIPE Investment, by a majority of the votes cast on such proposal by the holders of the Purchaser Common Stock entitled to vote thereon in accordance with and to the extent required pursuant to the Purchaser’s Organizational Documents, the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the SEC and NYSE or any other applicable stock exchange and (v) the adoption and approval of the Stock Incentive Plan and the Employee Stock Purchase Plan by the affirmative vote of the holders of a majority of the shares of Purchaser Common Stock that are voted at the Purchaser Special Meeting, assuming a quorum is present, are the only votes or consents of the holders of any of the Purchaser’s shares of capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby, including the approval of the other Purchaser Stockholder Approval Matters. The affirmative vote or written consent of the Purchaser in its capacity as the sole stockholder of Merger Sub is the only vote or consent of the holders of any of Merger Sub’s shares of capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser Parties is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser Parties of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with the New York Stock Exchange (“NYSE”) or other applicable stock exchange, the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act,

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the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser Parties.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby, and compliance by the Purchaser Parties with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Purchaser Parties’ Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to a Purchaser Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser Party.

3.5 Capitalization.

(a) As of the date of this Agreement, Purchaser is authorized to issue 101,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of common stock, par value $0.0001 per share (“Purchaser Common Stock”) of which 80,000,000 shares have been designated Class A Common Stock (“Purchaser Class A Common Stock”) and 20,000,000 shares have been designated Class B Common Stock (“Purchaser Class B Common Stock”), and (ii) 1,000,000 million shares of preferred stock, par value $0.0001 per share (“Purchaser Preferred Stock”). As of the date of this Agreement, the outstanding shares of Purchaser Class A Common Stock, Purchaser Class B Common Stock and Purchaser Preferred Stock, together with all options, warrants or other securities or instruments convertible into or exchangeable for the foregoing, are listed on Schedule 3.5(a). All issued and outstanding Purchaser Securities are duly authorized, validly issued, fully paid and non-assessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Securities Act, the DGCL, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the issued and outstanding Purchaser Securities was issued in violation of any applicable securities Laws.

(b) Prior to giving effect to the Merger, Merger Sub is authorized to issue 100 shares of Merger Sub Common Stock, of which 100 shares are issued and outstanding, and all of which are held of record and beneficially owned solely by the Purchaser. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in Schedule 3.5(c), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of the Purchaser or Merger Sub or (B) obligating the Purchaser or Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating the Purchaser or Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of the Purchaser or Merger Sub to repurchase, redeem or otherwise acquire any shares of the Purchaser or Merger Sub or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which the Purchaser or Merger Sub is a party with respect to the voting of any shares of the Purchaser or Merger Sub.

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(d) All Indebtedness of the Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of the Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Purchaser or (iii) the ability of the Purchaser to grant any Lien on its properties or assets.

(e) Since the date of formation of the Purchaser, and except as contemplated by this Agreement, the Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and the Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) Except as set forth in Schedule 3.6(a), the Purchaser has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and the Purchaser has not taken any action prohibited by Section 402 of SOX regarding this Section 3.6(a). Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). As of their respective dates, the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is filed, furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Class A Common Stock, and the Purchaser Warrants are listed on NYSE, (B) the Purchaser has not received any written deficiency notice from NYSE relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by FINRA with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on NYSE and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of NYSE.

(b) The Purchaser maintains disclosure controls and procedures required by Rules 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Purchaser and other material information required to be disclosed by the Purchaser in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of the Purchaser’s SEC filings and other public disclosure documents. Such disclosure controls and procedures are effective in timely alerting the Purchaser’s principal executive officer and principal financial officer to material information required to be included in the Purchaser’s periodic reports required under the Exchange Act. The Purchaser has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that are sufficient to provide reasonable assurance regarding the reliability of the Purchaser’s financial reporting and the preparation of the Purchaser Financials for external purposes in accordance with GAAP and there have been no significant deficiencies or material weakness in

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the Purchaser’s internal control over financial reporting (whether or not remediated) and no change in the Purchaser’s control over financial reporting that has materially affected, or is reasonably likely to materially affect the Purchaser’s internal control over financial reporting.

(c) Subject to the impact of any SEC SPAC Rule and Accounting Changes, the financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(d) Subject to the impact of any SEC SPAC Rule and Accounting Changes, and except as to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s formation in the ordinary course of business. The Purchaser has no off-sheet balance sheet arrangements.

(e) There are no outstanding loans or other extensions of credit made by the Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Purchaser. The Purchaser has not taken any action prohibited by Section 402 of SOX.

(f) Each director and executive officer of the Purchaser has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) The Purchaser Class A Common Stock, Purchaser Public Units and Purchaser Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. There is no Action pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by NYSE or the SEC with respect to any intention by such entity to deregister the Purchaser Class A Common Stock, Purchaser Public Units or Purchaser Public Warrants or prohibit or terminate the listing of such securities on NYSE.

(h) Neither the Purchaser (including any employee thereof) nor the Purchaser’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Purchaser, (ii) any actual fraud, whether or not material, that involves the Purchaser’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Purchaser or (iii) any claim or allegation regarding any of the foregoing.

3.7 Absence of Certain Changes. As of the date of this Agreement, the Purchaser has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since December 31, 2021, not been subject to a Material Adverse Effect on the Purchaser.

3.8 Compliance with Laws. Each of the Purchaser Parties is, and since its formation has been, in compliance in all material respects with all Laws applicable to it and the conduct of its business, and neither of the Purchaser Parties has received written notice alleging any violation of applicable Law in any material respect by the Purchaser Parties.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened Action to which the Purchaser is subject that, individually or in the aggregate, would reasonably be expected to be material to the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

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3.10 Taxes and Tax Returns.

(a) Each of the Purchaser Parties has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions). Such Tax Returns are accurate and complete in all material respects and the Purchaser Parties have paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser Parties file or are required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser Parties in respect of any Tax, and neither Purchaser Party has been notified in writing of any proposed Tax claims or assessments against it. There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. Neither Purchaser Party has outstanding waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests by the Purchaser Parties for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since the date of its formation, neither of the Purchaser Parties has (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any Tax Liability or refund.

(c) Neither of the Purchaser Parties has knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.11 Employees and Employee Benefit Plans. Neither of the Purchaser Parties (a) has any paid employees or (b) maintains, sponsors, contributes to or otherwise has any Liability under, any Benefit Plans.

3.12 Properties. Neither of the Purchaser Parties owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. Neither of the Purchaser Parties owns or leases any material real property or material Personal Property.

3.13 Material Contracts.

(a) Other than this Agreement and the Ancillary Documents, as of the date of this Agreement, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $50,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, relates to any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it, compete with any other Person or solicit any other Person’s employees or customers or, after giving effect to the transactions contemplated hereby, would reasonably be expected to prohibit, prevent, restrict or impair in any material respect any business practice of the Target Companies as their businesses are currently conducted or restrict in any material respect the ability of any Target Company to engage in business as currently conducted by it, compete with any other Person or solicit any other Person’s employees or customers (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

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3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser (including the Sponsor or any Affiliate thereof), or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not party to or bound by any Contract.

3.16 Investment Company Act. The Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

3.18 Merger Consideration. All shares of Purchaser Common Stock to be issued and delivered to the Company Stockholders as Merger Consideration in accordance with Article I (including the Earnout Shares) shall be, upon issuance and delivery of such Purchaser Common Stock, validly issued, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and any Liens incurred by any Company Stockholder, and the issuance and sale of such Purchaser Common Stock pursuant hereto (including the Earnout Shares) will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19 Certain Business Practices.

(a) Neither of the Purchaser Parties, nor any of their respective Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of each of the Purchaser Parties, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser Parties or assist it in connection with any actual or proposed transaction.

(b) The operations of the Purchaser Parties are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving either Purchaser Party with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of the Purchaser Parties or any of its respective directors or officers, or, to the Knowledge of the Purchaser, any other Representative acting on behalf of any Purchaser Party is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and neither of the Purchaser Parties has, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and

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payable under all such insurance policies have been timely paid and the Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser. The Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21 Purchaser Trust Account. As of the close of business on February 16, 2023, the Trust Account has a balance of $174,159,812.49. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, or cash or cash equivalents and held in trust pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person to any portion of the proceeds in the Trust Account, other than public stockholders who shall have elected to redeem their public shares, as provided in the Trust Agreement and the SEC Reports.

3.22 Information Supplied. None of the information supplied or to be supplied by the Purchaser Parties expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Purchaser Parties expressly for inclusion or incorporation by reference in any of the Signing Press Release or the Signing Filing will, when filed or distributed, as applicable, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser Parties make no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its Affiliates.

3.23 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it (and each other Purchaser Related Party) has relied solely upon the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered by the Company to the Purchaser pursuant to the express terms of this Agreement; and (b) none of the Company Related Parties has made, and that no Purchaser Related Party has relied on, any representation or warranty as to the Target Companies, this Agreement or any other matter, except the representations and warranties of the Company expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered by the Company to the Purchaser pursuant to the express terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer and to any other section to which such disclosure is reasonably apparent to apply

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on the face of such disclosure, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing (except to the extent any such representation and warranty is made as of an earlier date, in which case as of such date), as follows:

4.1 Organization and Standing. Each Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business, in each case as of the date hereof.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of directors, and (b) other than the Required Company Stockholder Approval, do not require any other corporate proceedings on the part of the Company in order to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company Stockholder Support Agreements delivered by the Company include holders of Company Stock representing at least the Required Company Stockholder Approval, and such Company Stockholder Support Agreements are in full force and effect.

4.3 Capitalization.

(a) As of the date hereof, the Company is authorized to issue (i) 1,100,000 shares of Company Common Stock, 900,474.74 of which shares are issued and outstanding. As of the date of this Agreement, all of the issued and outstanding Company Common Stock and other equity interests of the Company are set forth on Schedule 4.3(a), along with the record owners thereof, all of which shares and other equity interests are, to the Knowledge of the Company, owned free and clear of any Liens other than those imposed under the Company Charter or Company Stockholder Agreement or applicable securities Law. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, any other applicable Law, the Company Charter or any Contract by which the Company or its securities are bound (including without limitation the Company Stockholder Agreement), to the extent such concepts are applicable to any such equity interests. As of the date hereof, the Company holds no shares or other equity interests of the Company in its treasury. None of the outstanding shares or other equity interests of the Company were issued in violation of any applicable securities Laws in any material respect.

(b) As of the date hereof, there are no Company Convertible Securities or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its stockholders is a party or bound relating to any equity securities of the Company, whether or not outstanding, other than as set forth in the Company Stockholder Agreement. There are no outstanding or authorized stock options, restricted stock, equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth in the Company Charter and the Company Stockholder Agreement, there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Charter or the Company Stockholder Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have

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been granted, offered, sold and issued in compliance in all material respects with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials, since January 1, 2020, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests, (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the Subsidiaries of the Company, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5 Governmental Approvals. No Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, and (c) where the failure to make such Consents or to make such filings or notifications would not reasonably be expected have a Material Adverse Effect on such Target Company.

4.6 Non-Contravention. The execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien, other than Permitted Liens, upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Target Companies, taken as a whole.

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4.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the unaudited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2022, and the related consolidated unaudited income statements and statements of cash flows for the fiscal year then ended. True and correct copies of the Company Financials are set forth in Schedule 4.7(a). The Company Financials (i) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except for the absence of footnote disclosures and other presentation items required for GAAP), and (iii) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company has established and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, and (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

(c) The Target Companies’ Indebtedness as of January 31, 2023 is set forth on Schedule 4.7(c), which schedule sets forth the amounts (including principal and any accrued but unpaid interest, if applicable) with respect to such Indebtedness. No Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) No Target Company has any Liabilities or other obligations required to be reflected on a balance sheet prepared in accordance with GAAP, except for those that are either: (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2022 (the “Balance Sheet Date”) contained in the Company Financials or (ii) not material and were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

4.8 Absence of Certain Changes. Since the Balance Sheet Date through the date of this Agreement, (a) except in connection with the transactions contemplated hereby, each Target Company has conducted its business only in the ordinary course of business consistent with past practice and (b) there has not occurred a Material Adverse Effect on the Target Companies, taken as a whole.

4.9 Compliance with Laws. Since January 1, 2020, no Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received any written notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10 Company Permits. Each Target Company holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of such material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation, in any material respect, of the terms of any Company Permit, and, to the Knowledge of the Company, no Target Company has received any written or oral notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation. There is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened; or (b) Order in effect or, to the Knowledge of the Company, pending, in either case of (a) or (b) by or against any Target Company, its business, equity securities or assets which, if finally determined adversely to the

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Target Companies (in the case of clause (a)), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect upon the Target Companies, taken as a whole. In the past two (2) years, none of the current officers or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a correct and complete list of, and the Company has made available to the Purchaser, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected, in each case as of date of Agreement, other than any Company Benefit Plan (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $100,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $100,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) relates to the purchase or sale of products (excluding purchase orders made in the ordinary course of business) or for the furnishing or receipt of services which by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $100,000 per year or $250,000 in the aggregate and cannot be cancelled by the Company without penalty or without more than thirty (30) days’ notice;

(viii) is with any Top Customer or Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $100,000;

(x) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person for individuals with base salary or anticipated annual base compensation (for non-employees) for 2023 of at least $150,000;

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $100,000 (including pursuant to any joint venture);

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(xii) is for a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software; or

(xiv) will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b) With respect to each Company Material Contract: (i) such Company Material Contract is binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect; and (iv) to the Knowledge of the Company, no Target Company has received written or oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements, software as a service agreements and other agreements for Software commercially available on terms to the public generally (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and summarizes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens), has enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently owned by such Target Company, and previously owned by such Target Company, and has the right to use all other Intellectual Property licensed by such Target Company in the manner used by such Target Company. To the Knowledge of the Company, no item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors. For each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. All Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date. All registrations for Copyrights, Patents, Trademarks and internet Assets that are owned by any Target Company are in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. Other than any Contract between or among Target Companies, no Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

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(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, summarizes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has materially performed all obligations imposed on it in the Outbound IP Licenses.

(d) To the Company’s Knowledge, no Action is pending or threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property currently owned, licensed, used or held for use by the Target Companies. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Company’s Knowledge, no Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned by any Target Company (“Company IP”) in any material respect.

(e) All officers, directors, employees and individual independent contractors of a Target Company (and each of their respective Affiliates) have assigned to the Target Companies all Intellectual Property arising from the services performed for a Target Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

4.14 Taxes and Tax Returns.

(a) Each Target Company has timely filed, or caused to be timely filed, all federal, state, local and foreign income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld (whether or not shown on any Tax Returns), other than such Taxes for which adequate reserves in the Company Financials have been established.
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(b) There is no Action currently ongoing, or, to the Knowledge of the Company, threatened or pending, against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally, by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions currently ongoing against a Target Company in respect of any Tax, and no Target Company has been notified of any proposed Tax claims or assessments against it.

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all material Taxes currently required to be collected or withheld by it, including in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return and no Target Company currently is the beneficiary of any extension of time within which to file any Tax Return or pay any Taxes due.

(g) No Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) any change in accounting method (except as required by a change in Law) on or prior to the Closing Date, (ii) ruling received from, or agreement signed with, any taxing authority on or prior to the Closing Date, (iii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, (vi) prepaid amount received on or prior to the Closing Date, or (vii) election under Section 108(i) if the Code.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4(b).

(i) No Target Company has any material Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

(j) No Target Company has requested, nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 or 361 of the Code; or (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation. No Target Company has any liability for the Taxes of any Person (other than a Target Company) under U.S. Treasury Regulation section 1.1502-6 (or any

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similar provision of state, local, or non-U.S. law), as a transferee or successor, or by contract (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes).

(l) No Target Company (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) The Company is and has since formation been taxable as a C corporation for U.S. federal income tax purposes.

(n) No Target Company has any knowledge of any fact or circumstance the existence of which would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises leased or subleased or otherwise occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, and occupancy agreements therefor (collectively, the “Company Real Property Leases”). The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which would constitute a material default on the part of a Target Company or any other party under any of the Company Real Property Leases. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases or any terminated leases).

4.16 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, a valid leasehold interest in or a right or license to use or otherwise exploit, all of assets material to its business that are owned, leased, used or otherwise exploited by the Target Companies, taken as a whole, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (c) Liens specifically identified on the balance sheet as of the Balance Sheet Date included in the Company Financials. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies.

4.17 Employee Matters.

(a) No Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.17(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. As of the date hereof, no current officer or key employee of a Target Company has provided any Target Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person

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alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) No Target Company employee is a party to a written employment Contract with a Target Company and each is employed “at will”. No Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Each Target Company employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

(d) All independent contractors currently engaged by any Target Company, are a party to a written Contract with a Target Company. Each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, to the Company’s Knowledge, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.18 Benefit Plans.

(a) Set forth on Schedule 4.18(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted, where required, in accordance with GAAP on the Company Financials. No Target Company has any Liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA.

(b) Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. To the Company’s Knowledge, no fact exists that is reasonably likely to adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Target Company, the Company has provided to the Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms, the Code and ERISA; (ii) to the Company’s Knowledge, no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (v) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials.

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(e) No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) With respect to each Company Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of a Target Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Each Target Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

(g) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. No Target Company has incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(h) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty or excise taxes paid pursuant to Sections 409A or 4999 of the Code or to provide for a gross-up thereof.

4.19 Environmental Matters.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect upon the Target Companies, taken as a whole:

(i) Each Target Company is and has been in compliance with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, materially modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits.

(ii) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material.

(iii) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(iv) To the Company’s Knowledge, no Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws.

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(v) There is no investigation of the business, operations, or currently owned, operated, or (to the Company’s knowledge) leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(vi) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(b) The Company has provided to the Purchaser all environmental site assessments or other material environmental audits, studies, reports, analysis and results of investigations in the Company’s possession or control pertaining to real property currently or previously owned, leased, or operated by any Target Company.

4.20 Transactions with Related Persons. Except as set forth on Schedule 4.20, no Target Company nor any of its Affiliates, nor any officer or director of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.20, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company.

4.21 Insurance.

(a) Schedule 4.21(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past three (3) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole. As of the date hereof, no such reported claim or pending circumstance is reasonably likely to result in damages in excess of $50,000. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.22 Top Customers and Suppliers. Schedule 4.22 lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on December 31, 2022, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. The relationships of each Target Company with such suppliers and customers are good commercial working relationships and (i) no Top Supplier or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or, to the Company’s Knowledge, intends to modify materially its material relationships with a

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Target Company, (iii) to the Company’s Knowledge, no Top Supplier or Top Customer has notified the Company that it intends to refuse to pay any amount due to any Target Company or seek to exercise any remedy against any Target Company, and (iv) no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer.

4.23 Certain Business Practices.

(a) No Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) The operations of each Target Company are and have been conducted at all times in compliance in all material respects with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.24 Privacy and Data Security.

(a) The Target Companies, and, to Knowledge of the Company, all vendors, processors, or other third parties acting for or on behalf of a Target Company in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Target Companies, comply and at all times in the past three (3) years have complied, in all material respects with all of the following: (i) Privacy Laws; (ii) the Company Privacy and Data Security Policies; and (iii) any Contract requirements or terms of use concerning the Processing of Personal Information to which a Target Company is a party or otherwise bound as of the date hereof (“Privacy Agreements”). To the Knowledge of the Company, the operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person under applicable Law.

(b) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) conflict with or result in a violation or breach of any Privacy Laws, Company Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Target Companies, or Privacy Agreements); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information.

(c) The Company has delivered or made available to the Purchaser true, complete, and correct copies of all Company Privacy and Data Security Policies.

(d) To the Knowledge of the Company, no Person has obtained unauthorized access to Personal Information in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company (a “Security Incident”). The Target Companies have not notified and, to Knowledge of the Company, there have been no facts or circumstances that would require a Target Company to notify, any Governmental Authority or other Person of any Security Incident.

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(e) In the past three (3) years, the Target Companies have not received any notice, request, claim, complaint, correspondence, or other communication in writing from any Governmental Authority or other Person, and there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action, (i) relating to any actual, alleged, or suspected Security Incident or violation of any Privacy Agreements, or any Person’s individual privacy rights involving Personal Information in the possession or control of the Target Companies, or held or Processed by any vendor, processor, or other third party for or on behalf of the Target Companies; (ii) prohibiting or threatening to prohibit the transfer of Personal Information to any place; or (iii) permitting or mandating any Governmental Authority to investigate, requisition information from, or enter the premises of, the Target Companies, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any of the foregoing.

(f) Each Target Company has at all times in the past three (3) years implemented and maintained, and required all vendors, processors, or other third parties that Process any Personal Information for or on behalf of the Target Companies to implement and maintain, commercially reasonable security measures, plans, procedures, controls, and programs consistent with Privacy Agreements.

(g) The Company maintains a cyber insurance policy that is adequate and suitable for the nature and volume of Personal Information Processed by or on behalf of the Target Companies and is sufficient for compliance with all applicable Laws and Contracts to which any of the Target Companies is a party or by which it is bound. The Company has delivered or made available to the Purchaser a true, complete, and correct copy of such cyber insurance policy.

4.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.26 Finders and Brokers. No Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.27 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) neither the Purchaser nor any of its Representatives have made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

4.28 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release or the Signing Filing will, when filed or distributed, as applicable, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

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4.29 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (as modified by the Company Disclosure Schedules), neither the Company nor any other Target Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Purchaser (including any information, documents or material made available to the Purchaser in the SecureDocs dataroom, management presentations or in any other form in expectation of the transactions contemplated by this Agreement) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V
COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 5.16, the Company shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all officers, properties, offices and other facilities and to all Contracts, agreements, commitments, books and records, financial and operating data and other information in the Company’s or its Representatives’ possession (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that (i) the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies and (ii) the Target Companies shall not be required to provide, or cause to be provided to, the Purchaser or any of its Representatives any information if and to the extent doing so would (1) violate any Law to which the Target Companies are subject, (2) violate any legally-binding obligation of the Target Companies as of the date hereof with respect to confidentiality, non-disclosure or privacy or (3) jeopardize protections afforded to any Target Company under the attorney-client privilege or the attorney work product doctrine; provided that, in case of each of clauses (1) through (3), the Target Companies shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed, including, to the extent applicable, through redacting party names and/or competitively sensitive or identifiable information) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner (including, to the extent applicable, through redaction) without violating such privilege, doctrine, Contract, obligation or Law, provided that the Target Companies shall provide prompt written notice of the withholding of access or information on any such basis.

(b) During the Interim Period, subject to Section 5.16, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all officers, properties, offices and other facilities and to all Contracts, agreements, commitments, books and records, financial and operating data and other information in the Purchaser’s or its Representatives possession (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that (i) the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries and (ii) the Purchaser and its Subsidiaries

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shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information if and to the extent doing so would (1) violate any Law to which the Purchaser and/or any of its Subsidiaries are subject, (2) violate any legally-binding obligation of the Purchaser or any of its Subsidiaries as of the date hereof with respect to confidentiality, non-disclosure or privacy or (3) jeopardize protections afforded to the Purchaser or any of its Subsidiaries under the attorney-client privilege or the attorney work product doctrine; provided that, in case of each of clauses (1) through (3), the Purchaser and its Subsidiaries shall use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed, including through the redaction of party names and/or other sensitive competitive information) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner (including through the redaction of party names and/or other sensitive competitive information) without violating such privilege, doctrine, Contract, obligation or Law, provided that the Purchaser and its Subsidiaries shall provide prompt written notice of the withholding of access or information on any such basis.

5.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) use commercially reasonable efforts to (A) comply, in all material respects, with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (B) preserve intact, in all material respects, their respective business organizations, keep available the services of their respective managers, directors, officers, employees and consultants, and preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law or in connection with a Permitted Financing;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities (in each case, except in connection with any Permitted Financing;

(iii) split, reverse split, combine, subdivide, exchange, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to directors, officers or employees in the ordinary course of business or pursuant to the Company’s advancement obligations under its Organizational Documents or any indemnification agreement with such Person in effect as of the date hereof), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $100,000 individually or $250,000 in the aggregate (in each case other than indebtedness of the Company convertible into Company Common Stock issued in connection with a Permitted Financing);

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company

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Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make, change, or rescind any material election relating to Taxes, settle any Action relating to Taxes, amend any Tax Return or file a claim for refund, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Target Company (other than in connection with automatic extensions of time to file Tax Returns obtained in the ordinary course of business), or adopt or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, material Company Licensed IP or other material Company IP (excluding non-exclusive licenses of Company Licensed IP to Target Company customers in the ordinary course of business consistent with past practice and excluding licenses to Off-the-Shelf Software), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary or enter into any material new line of business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii) waive, release, assign, settle or compromise any Action (other than Transaction Litigation, which shall be subject to Section 5.9(f)), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $100,000 individually or $300,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv) close or materially reduce its activities, or effect any layoff, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets or otherwise, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi) make capital expenditures in excess of $100,000 (individually for any project (or set of related projects) or $250,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company, except in connection with a Permitted Financing;

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(xx) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxi) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

(xxii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses in the ordinary course of business consistent with past practice); or

(xxiii) authorize or agree to do any of the foregoing actions.

Notwithstanding anything in this Section 5.2 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give the Purchaser, directly or indirectly, the right to control or direct the operations of the Target Companies prior to the Closing, and (b) any action taken, or omitted to be taken, by any Target Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any applicable Law or Order issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other restrictions that relates to or is a result of COVID-19 shall in no event be deemed to constitute a breach of this Section 5.2.

5.3 Conduct of Business of the Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 5.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) use commercially reasonable efforts to (A) comply, in all material respects, with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (B) preserve intact, in all material respects, their respective business organizations, keep available the services of their respective managers, directors, officers, employees and consultants, and preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents, the IPO Prospectus and Section 5.23, the deadline by which it must complete its Business Combination (an “Extension”); provided that the Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on any related disclosures that the Purchaser intends to file or furnish with the SEC in advance of such filing or furnishing.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement, or the Ancillary Documents or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) except in connection with any PIPE Investment, authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, reverse split, combine, subdivide, exchange, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse

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any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent the Purchaser from borrowing funds from the Sponsor necessary to finance its ordinary course and reasonably incurred administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement (including any PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness for Extension Expenses during the Interim Period of $1,500,000);

(v) make, change, or rescind any material election relating to Taxes, settle any Action relating to Taxes, amend any Tax Return or file a claim for refund, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Purchaser (other than in connection with automatic extensions of time to file Tax Returns obtained in the ordinary course of business), or adopt or make any material change in its accounting or Tax policies or procedures, in each case except as required to do so by a final “determination” (as defined in Section 1313(a) of the Code and any corresponding or similar applicable provision of state, local or foreign Law;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii) terminate, waive or assign any material right under any Purchaser Material Contract or enter into any Contract that would be a Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any Action (other than Transaction Litigation, which shall be subject to Section 5.9(f)), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $100,000 individually or $300,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets or otherwise, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xvii) enter into any agreement, understanding or arrangement with respect to the voting, redemption or acquisition of, or otherwise relating to, Purchaser Securities;

(xviii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xix) authorize or agree to do any of the foregoing actions.

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5.4 Annual and Interim Financial Statements. During the Interim Period, the Company shall deliver to the Purchaser any monthly, quarterly and annual unaudited consolidated income statements and unaudited consolidated balance sheets of the Target Companies it prepares in the ordinary course of business for its Board of Directors promptly following the preparation of such financial statements. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

5.5 Purchaser Public Filings; Stock Exchange Listing. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants on the NYSE; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on the NYSE or other applicable stock exchange agreed upon by the Parties, only the Purchaser Class A Common Stock and the Purchaser Public Warrants.

5.6 No Solicitation; Change in Recommendation.

(a) For purposes of this Agreement:

(i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction,

(ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale or acquisition by a Person (or group of Persons) of (x) all or any material part of the business or assets of the Target Companies, taken as a whole (other than in the ordinary course of business consistent with past practice) or (y) except as permitted (or not restricted) under Section 5.2 (including in connection with a Permitted Financing), any of the shares or other equity interests or profits of any Target Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) that is or concerns (x) a Business Combination involving Purchaser or any of its Affiliates or (y) except as permitted (or not restricted) under Section 5.3 (including in connection with a PIPE Investment), any equity, debt or similar investment in the Purchaser or any of its Affiliates; and

(iii) an “Intervening Event” means, with respect to either the Company or the Purchaser, a material event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Alternative Transaction) that was not known by, and was not reasonably foreseeable to, the Company Board or Purchaser Board, respectively, as of the date of this Agreement (or the consequences or magnitude of which were not known by, or reasonably foreseeable to, the relevant board of directors as of the date of this Agreement), and that becomes known to such board of directors after the date of this Agreement and prior to the time the Required Company Stockholder Approval or the Required Purchaser Stockholder Approval, respectively, is obtained, and does not relate to, and excludes, (A) the transactions contemplated hereby or this Agreement (or any actions taken pursuant to this Agreement) (including, with respect to the Company, the obtaining of any Permitted Financing) including clearance of the transactions by any Governmental Authority or under any other applicable Laws and any action in connection therewith taken pursuant to or required to be taken pursuant to Section 5.9; (B) any change in the price or trading volume of the Purchaser Class A Common Stock, and (C) any change described in subsections (i) through (viii) of the definition of “Material Adverse Effect”; provided, however, that any such change described in this clause (C) described in subsections (i) through (v) of the definition of “Material Adverse Effect” may be taken into account in determining whether an Intervening Event has occurred to the extent that it disproportionately affects the relevant Party, taken as a whole, relative to other participants in the industries or geographical areas in which such Party operates.

(b) Except as otherwise provided in this Section 5.6, during the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in

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connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or otherwise change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Purchaser Board Recommendation (in the case of the Purchaser and Merger Sub) or the Company Board Recommendation (in the case of the Company) (as applicable, a “Change in Recommendation”), (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party or (vii) agree or resolve to do any of the foregoing.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral), as applicable, and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the other Party promptly informed of the status of any such inquiries, proposals, offers or requests for information. At the commencement of the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

(d) Notwithstanding anything in this Section 5.6 or otherwise in this Agreement to the contrary, if, at any time prior to (but not after) obtaining the Required Company Stockholder Approval or the Required Purchaser Stockholder Approval, the Board of Directors of the Company or the Purchaser, respectively, determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable Law, such Party’s Board of Directors may make a Change in Recommendation; provided that such Party will not be entitled to make, or agree or resolve to make, a Change in Recommendation unless (i) such Party delivers to the other Party a written notice (a “Change in Recommendation Notice”) advising such other Party that its Board of Directors proposes to take such action and containing the material facts underlying its Board of Directors’ determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Change in Recommendation Notice is delivered (such period from the time the Change in Recommendation Notice is delivered until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Change in Recommendation Notice is delivered (it being understood that any material development with respect to an Intervening Event shall require a new notice but with an additional three (3) Business Day period from the date of such notice), the “Change in Recommendation Notice Period”), the Board of Directors of the Party that proposes to take such action reaffirms in good faith (after consultation with its outside legal counsel and taking into account any adjustments in the terms and conditions of this Agreement offered by the other Party as described in the following sentence) that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable Law. If requested by the other Party, the Party proposing to take such action pursuant to this Section 5.6(d) will, and will cause its Subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Change in Recommendation Notice Period, engage in good faith negotiations with the other Party and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Change in Recommendation.

(e) Notwithstanding anything to the contrary contained in this Agreement, during a Change in Recommendation Notice Period, the obligations of the Purchaser and/or the Purchaser Board to give notice for or to convene a meeting, to make a recommendation, or, except as required by applicable Law, to make filings with the SEC with respect to the proposals contemplated herein shall be tolled to the extent reasonably necessary until such time as Purchaser has filed an update to the Proxy Statement/Registration Statement with the SEC (which Purchaser shall file as promptly as practicable after the Change in Recommendation by the Purchaser Board), and in the event a filing and/or notice for a meeting was made prior to the Change in Recommendation Notice Period, the Purchaser shall be permitted to adjourn such meeting and to amend such filing as necessary in order to provide sufficient time for the stockholders to consider any revised recommendation. To the fullest extent permitted by applicable Law, unless this

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Agreement is terminated by the Company, Purchaser’s obligations to establish a record date for, duly call, give notice of, convene and hold the Purchaser Stockholder Meeting shall not be affected by any Change in Recommendation by the Purchaser Board. To the fullest extent permitted by applicable Law, the Company’s obligations to seek the Required Company Stockholder Approval shall not be affected by any Change in Recommendation by the Company Board.

(f) Notwithstanding anything to the contrary herein, nothing in this Section 5.6 shall (i) limit the Company’s and its Representatives’ ability to (A) have discussions with third parties and provide such third parties confidential information in connection with a Permitted Financing, (B) negotiate or enter into a letter of intent, agreement in principle, term sheet or definitive agreement relating to any Permitted Financing or (C) consummate a Permitted Financing, or (ii) limit the Purchaser’s and its Representatives’ ability to (A) have discussions with third parties and provide such third parties confidential information in connection with a PIPE Investment and (B) negotiate or enter into a letter of intent, agreement in principle, term sheet or definitive agreement relating to any PIPE Investment to be consummated at Closing, in each of cases (A) and (B) of this clause (ii) to the extent permitted by and conducted in accordance Section 5.20.

5.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and the NYSE promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Merger in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (b) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, (c) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed or (d) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement; provided that the foregoing should not include any press release or other announcement by any law firm that it is commencing an investigation or similar action in connection with the transactions contemplated hereby. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VII, (ii) the receipt of all applicable Consents of Governmental Authorities, and (iii) the taking of the actions outlined in Schedule 5.9(a)) (the “Pre-Closing Corporate Actions”) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper

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or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Notwithstanding the foregoing, nothing in this Section 5.9 or otherwise in this Agreement shall require the Parties to propose, negotiate, effect or agree to, the sale, divestiture, license or other disposition of any assets or businesses of the Purchaser or the Company, or otherwise take any action that limits the freedom of action with respect to, or the ability to retain any of the businesses, product lines or assets of the Purchaser or the Company. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any substantive communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any substantive communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all reasonable best efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each Party shall use its reasonable best efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

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(e) At the request of the Purchaser, the Company shall make members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of the Purchaser stockholders, the Purchaser’s “share recycling” efforts and/or the obtaining of any debt or equity financing (including PIPE Investment) or the obtaining of ratings or Governmental Authority and other third-party approvals.

(f) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Purchaser, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Actions (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of the Purchaser, the Purchaser or any of its Representatives (in their capacity as a representative of the Purchaser) or, in the case of the Company, any Target Company or any of their respective Representatives (in their capacity as a representative of the Company). The Purchaser and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, and (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation. Notwithstanding the foregoing, in no event shall (A) the Company, any other Target Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed) or (B) the Purchaser or any of its respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

(g) The Company shall use its reasonable best efforts to take, or cause to be taken, the actions outlined in Schedule 5.9(g).

5.10 Tax Matters.

(a) Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties agree (i) to file and retain such information as shall be required under Treasury Regulations Section 1.368-3, and (ii) to file all Tax Returns on a basis consistent with the Intended Tax Treatment, unless otherwise required by a “determination” that is final within the meaning of Section 1313(a) of the Code.

(b) If, in connection with the preparation and filing of the Registration Statement (as defined below) or any other filing required by applicable Law or the SEC’s review thereof, the SEC requests or requires that a tax opinion with respect to the U.S. federal income tax consequences of the Merger be prepared and submitted (a “Tax Opinion”), (i) the Purchaser and the Company shall each use their reasonable best efforts to deliver to Eversheds Sutherland, EGS and Wilmer Cutler Pickering Hale and Dorr LLP, respectively, in connection with any Tax Opinion to be rendered by such counsel, customary Tax representation letters satisfactory to such counsel, dated and executed as of such date(s) as determined to be reasonably necessary by such counsel in connection with the preparation and filing of such Registration Statement or any other filing required by applicable Law, and (ii) the Purchaser and the Company shall each use its reasonable best efforts to cause (x) Eversheds Sutherland or EGS and (y) Wilmer Cutler Pickering Hale and Dorr LLP, respectively, to furnish a Tax Opinion, with respect to the Intended Tax Treatment of the Merger, subject to customary assumptions and limitations and satisfactory to the SEC.

(c) Prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser a certification that the shares of Company Common Stock are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service (which shall be filed by the Purchaser with the Internal Revenue Service following the Closing), in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

5.11 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this

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Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.12 The Registration Statement.

(a) As promptly as practicable after the date hereof, the Purchaser shall, with the reasonable assistance of the Company, prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at a special meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”) and providing the Public Stockholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. Subject to Section 5.6(d), the Proxy Statement shall include the Purchaser Board Recommendation and proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote at the Purchaser Special Meeting in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Merger, (ii) the issuance of Purchaser Common Stock to be issued hereunder as well as, to the extent applicable, in connection with any PIPE Investment, by the holders of Purchaser Common Stock in accordance with and to the extent required pursuant to the Purchaser’s Organizational Documents, the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the SEC and NYSE or any other applicable stock exchange, (ii) the change of name of the Purchaser and the adoption and approval of the Purchaser Post-Closing Certificate of Incorporation, (iii) adoption and approval of a new equity incentive plan in the form to be prepared by the Company and reasonably agreed upon by the Purchaser and having the terms set forth in Section 5.21 (the “Stock Incentive Plan”), (iv) the adoption and approval of a new employee stock purchase plan in the form to be prepared by the Company and reasonably agreed upon by the Purchaser and having the terms set forth in Section 5.21 (the “Employee Stock Purchase Plan”), (v) the election of the members of the Post-Closing Purchaser Board in accordance with Section 5.17 hereof, (vi) such other matters as the Company and the Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through this (vi), collectively, the “Purchaser Stockholder Approval Matters”), and (vii) the adjournment of the Purchaser Special Meeting, if necessary. The Purchaser shall not postpone or adjourn the Purchaser Special Meeting without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided that if on the date for which the Purchaser Special Meeting is scheduled, the Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, the Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting; provided further that, without the written consent of the Company (not to be unreasonably withheld, conditioned or delayed), in no event shall the Purchaser (x) adjourn the Purchaser Special Meeting for more than 15 Business Days later than the most recently adjourned meeting or to a date that is beyond the Outside Date or (y) change the record date for the Purchaser Special Meeting (whether or not in connection with any adjournment or postponement thereof) after it is initially fixed by the Purchaser’s board of directors. In connection with the Registration Statement, the Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Securities Act, the Exchange Act, the DGCL and the rules and regulations of the SEC and the NYSE or other applicable stock exchange. The Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide the Purchaser with such information concerning the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that is required or advisable pursuant to applicable Law for inclusion in the Registration Statement, or in any amendments or supplements thereto.

(b) The Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of the Purchaser and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement,

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and responding in a timely manner to comments from the SEC. Each Party shall use reasonable best efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement will (i) at the time the Registration Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act or (ii) at the date the Proxy Statement is first mailed to the Purchaser stockholders and at the time of the Purchaser Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Purchaser’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents. If, at any time prior to the Effective Time, any information relating to the Company, the Purchaser or any of their respective Subsidiaries, Affiliates, directors, managers or officers that is required to be set forth in an amendment or supplement to the Registration Statement, so that the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, is discovered by the Company or the Purchaser, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Purchaser stockholders.

(c) The Purchaser, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its reasonable best efforts to cause the Registration Statement to “clear” comments from the SEC and become effective, as promptly as reasonably practicable. The Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that the Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, including by allowing the Company and its counsel to participate in any discussions or meetings with the SEC or its staff. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement (including any amendments thereto) each time before any such document is filed with the SEC, and the Purchaser shall give reasonable and good faith consideration to any comments made by the Company and its counsel. The Purchaser will advise the Company, reasonably promptly after the Purchaser receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, and in any event within ten (10) days of such finalization and effectiveness, the Purchaser shall distribute the Registration Statement to the Purchaser’s stockholders and the Company Stockholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Securities Act, the Exchange Act and the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement. The Purchaser shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Purchaser Stockholder Approval Matters.

(e) The Purchaser shall comply with all applicable Laws, any applicable rules and regulations of the NYSE or other applicable stock exchange, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

5.13 Stockholder Approval of Merger Sub. As promptly as reasonably practicable (and in any event no later than five (5) Business Days following the date of this Agreement), the Purchaser, as the sole stockholder of Merger Sub, will duly approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (the “Merger Sub Stockholder Approval”).

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5.14 Company Stockholder Approval. As promptly as practicable after the Registration Statement has become effective, subject to Section 5.6(d), the Company will solicit and use its reasonable best efforts to obtain (including by taking such actions as are necessary or advisable to secure the Required Company Stockholder Approval, including enforcing the Company Stockholder Support Agreements) the Required Company Stockholder Approval by written consent of the Company’s stockholders in lieu of a meeting of stockholders.

5.15 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, not later than the date of the execution of this Agreement, issue a joint press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws. The Purchaser shall give the Company and its counsel a reasonable opportunity to review and comment on the Signing Filing before it is filed with the SEC, and the Company and the Purchaser shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either Party) the contents of the Signing Filing prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the day after the proposed draft of the Signing Filing is made available to the Company’s counsel ). In connection with the preparation of the Signing Press Release, the Signing Filing or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby during the Interim Period, each Party shall, upon request by any other Party, furnish the Party with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.16 Confidential Information.

(a) The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder, enforcing its rights hereunder or thereunder, or in furtherance of its authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at the Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.16(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.16(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings

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related thereto or based thereon; provided, however, that the Company and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.16(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.16(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

5.17 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of at least five (5) individuals, but no more than seven (7). The Parties shall take all necessary action to, effective immediately following the Closing, designate and appoint to the Post-Closing Purchaser Board (i) the two (2) individuals that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”), at least one of whom shall qualify as an independent director under NYSE or other applicable stock exchange rules, and (ii) the three (3) persons that are designated by the Company prior to the Closing, including Michael Seifert as the Chair of the Post-Closing Purchaser Board (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under NYSE or other applicable stock exchange rules. Any additional directors appointed to the Post-Closing Board shall be required to qualify as an independent director under NYSE or other applicable stock exchange rules. The Post-Closing Purchaser Board shall consist of three classes of directors serving staggered terms; the Purchaser Directors shall be designated as part of the “middle” class of such directors and Michael Seifert shall be designated as part of the class of directors whose initial term will be the longest. The board of directors of the Surviving Corporation immediately after the Closing shall be the same as the board of directors of the Company immediately prior to the Closing. At or prior to the Closing, the Purchaser will provide each Purchaser Director and Company Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director or Company Director, respectively.

(b) The Purchaser shall take all action necessary, including causing the removal or resignation of the executive officers of the Purchaser as of immediately prior to the Effective Time, so that the individuals serving as the chief executive officer, chief financial officer, and other executive officer positions, respectively, of the Purchaser immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

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5.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser, Merger Sub or the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser, Merger Sub or the Company or any of its Subsidiaries (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser, Merger Sub or the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, the Purchaser shall cause the Organizational Documents of the Purchaser, the Surviving Corporation and each of its Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in such Organizational Documents to the extent permitted by applicable Law.

(b) For the benefit of the Purchaser’s and Merger Sub’s directors and officers, the Purchaser shall, prior to the Effective Time, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Purchaser D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the Purchaser D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the Purchaser D&O Tail Insurance.

(c) For the benefit of the Company’s and each of its Subsidiaries’ directors and officers, the Company shall, prior to the Effective Time, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.  If obtained, the Purchaser and the Surviving Corporation shall cause to be maintained the Company D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser and the Surviving Corporation shall timely pay or cause to be paid all premiums with respect to the Company D&O Tail Insurance.

(d) Prior to the Closing, the Purchaser and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for the Purchaser and the Company that shall be effective as of Closing and will cover those Persons who will be the directors and officers of the Purchaser and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (i) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (ii) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on the NYSE which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business, anticipated market capitalization and revenues) as the Company.

(e) The provisions of this Section 5.18 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

5.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by the Purchaser from any PIPE Investment shall first be used to pay (a) the Purchaser’s accrued Expenses, (b) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO Underwriter and any legal fees) of the IPO, (c) any loans owed by the Purchaser to the Sponsor for any Expenses (including deferred Expenses), or other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses and (d) any other unpaid Expenses of the Purchaser and the Company as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Such Expenses will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of the Purchaser and the Surviving Corporation.

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5.20 PIPE Investment. Without limiting anything to the contrary contained herein, during the Interim Period, the Purchaser may, but shall not be required to, enter into and consummate subscription agreements with investors relating to a private equity investment in the Purchaser to purchase shares of the Purchaser in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the Company and the Purchaser, acting reasonably (a “PIPE Investment”), and, if the Purchaser elects to seek a PIPE Investment and the Company agrees to the price and other terms thereof, the Purchaser and the Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with such PIPE Investment and use their respective commercially reasonable efforts to cause such PIPE Investment to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by the Purchaser).

5.21 Adoption of Long-Term Incentive Plan and Employee Stock Purchase Plan. Prior to the effectiveness of the Registration Statement, the Purchaser shall adopt the Stock Incentive Plan and Employee Stock Purchase Plan, which plans shall, in accordance with their terms, and subject to any required approval of the holders of Purchaser Common Stock, become effective as of the Effective Time. The number of shares of Purchaser Class A Common Stock available for issuance under the Stock Incentive Plan shall be the sum of (i) a number of shares of Purchaser Class A Common Stock equal to 15% of the total number of shares of Purchaser Common Stock that are issued and outstanding as of immediately following the Effective Time and (ii) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (A) 1% of the outstanding shares of Purchaser Common Stock on such date and (B) the number of shares of Purchaser Common Stock determined by the Post-Closing Purchaser Board; provided that, in addition to the foregoing, a number of shares of Purchaser Class A Common Stock sufficient to issue the Earnout Equity Awards pursuant to Section 1.12 shall also be available for issuance under the Stock Incentive Plan. The number of shares of Purchaser Class A Common Stock available for issuance under the Employee Stock Purchase Plan shall be the sum of (i) a number of shares of Purchaser Class A Common Stock equal to 2% of the total number of shares of Purchaser Common Stock that are issued and outstanding as of immediately following the Effective Time and (ii) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2024 and continuing for each fiscal year until, and including, January 1, 2033, equal to the least of (A) 1% of the outstanding shares of Purchaser Common Stock on such date, (B) 425,000 shares of Purchaser Common Stock, or (C) the number of shares of Purchaser Common Stock determined by the Post-Closing Purchaser Board.

5.22 Listing. During the Interim Period, the Purchaser shall use its reasonable best efforts to ensure that Purchaser remains listed as a public company on, and for shares of Purchaser Class A Common Stock and Purchaser Public Warrants to be listed on, the NYSE. Purchaser shall use its reasonable best efforts to cause the Purchaser Class A Common Stock (including the Earnout Shares and shares of Purchaser Class A Common Stock issuable upon conversion of shares of Purchaser Class C Common Stock) to be issued in connection with the transactions to be approved for listing on the NYSE as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date; provided, that if such approval cannot reasonably be obtained, the Purchaser shall use its reasonable best efforts to cause the Purchaser Class A Common Stock (including the Earnout Shares and shares of Purchaser Class A Common Stock issuable upon conversion of shares of Purchaser Class C Common Stock) to be issued in connection with the transactions to be approved for listing on such other stock exchange as is mutually agreed to by the Parties as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

5.23 SPAC Extension. In the event Purchaser determines in good faith that an extension of the time period for the Purchaser and the Company to consummate their Business Combination is reasonably necessary to consummate the transactions contemplated by this Agreement, the Purchaser may in its discretion prepare and file with the SEC a proxy statement (as such filing is amended or supplemented, the “Extension Proxy Statement”), for the purpose of amending the Purchaser’s Organizational Documents and the Trust Agreement, in each case, to extend the time period for the Purchaser to consummate a Business Combination to a date to be mutually agreed between the Purchaser and the Company (such date as is ultimately approved at the Purchaser Extension Stockholder Meeting, the “Extension Date” and such proposal, the “Extension Proposal”). The Purchaser shall comply in all material respects with all applicable Laws, any applicable rules and regulations of the NYSE, the Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Extension Proxy Statement, if any, any solicitation of proxies thereunder, the holding of a meeting of Purchaser’s stockholders to consider and vote on the Extension

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Proposal (the “Purchaser Extension Stockholder Meeting”) and their rights of Redemption related thereto and making appropriate filings with the SEC. Section 5.12 shall apply mutatis mutandis to the Extension Proxy Statement, Extension Proposal and Purchaser Extension Stockholder Meeting.

5.24 Employment Agreements and Non-Competition Agreements. Promptly following the date hereof, (a) the Purchaser and the Company will use their reasonable best efforts to cause the Employment Agreements to be entered into no later than the date the first amendment to the Registration Statement is filed with the SEC, which Employment Agreements shall become effective only when and if the Closing occurs, and (b) the Purchaser and the Company will use their respective reasonable best efforts to cause the Non-Competition Agreements to be entered into no later than the date the first amendment to the Registration Statement is filed with the SEC, which Non-Competition Agreements shall become effective only when and if the Closing occurs.

5.25 280G Matters. Prior to the Closing Date, the Company shall (a) use reasonable efforts to obtain from each “disqualified individual” (as defined in Section 280G(c) of the Code) who may receive any payments or benefits in connection with the transactions contemplated by this Agreement that could be considered “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) a waiver of his or her right to receive or retain such payments or benefits to the extent necessary so that no payment or benefit received by such disqualified individual shall be a “parachute payment” under Section 280G(b) of the Code, and (b) submit to a stockholder vote, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, the right of any disqualified individual that has executed such waiver to receive or retain the Section 280G Payments. At least five (5) Business Days prior to the vote, the Purchaser and its counsel shall be given the right to review and comment on all documents required to be delivered to the Company stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall consider in good faith all reasonable comments of the Purchaser thereon. The Purchaser and its counsel shall be provided copies of all documents executed by the stockholders and disqualified individuals in connection with the vote.

ARTICLE VI
NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Survival.

(a) The representations and warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and its Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or its Representatives with respect thereto. The covenants and agreements made by the Company in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

(b) The representations and warranties of the Purchaser and the Purchaser Representative contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Purchaser or Purchaser Representative pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Purchaser, Purchaser Representative and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Purchaser, the Purchaser Representative or their respective Representatives with respect thereto. The covenants and agreements made by the Purchaser and/or the Purchaser Representative in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

6.2 Remedies. From and after the Closing, except with respect to Fraud Claims or claims for post-Closing breaches of this Agreement, no Party shall have any recourse against any other Party hereto with respect to matters arising under this Agreement prior to Closing of any kind or nature, including for any breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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ARTICLE VII
CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Merger and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Stockholder Approval. The Purchaser Stockholder Approval Matters shall have been approved by the requisite vote of the stockholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents and applicable Law (the “Required Purchaser Stockholder Approval”).

(b) Required Company Stockholder Approval. The requisite vote of the Company Stockholders (including any separate class or series vote that is required, whether pursuant to the DGCL, the Company’s Organizational Documents, any stockholder agreement or otherwise) shall have adopted this Agreement and approved the Merger and other transactions contemplated by this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound in accordance with the DGCL and the Company’s Organizational Documents (the “Required Company Stockholder Approval”).

(c) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under the HSR Act shall have expired or been terminated.

(d) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(e) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(f) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.17.

(g) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(h) Stock Exchange Listing. The shares of Purchaser Class A Common Stock (including the Earnout Shares and the shares of Purchaser Class A Common Stock issuable upon conversion of shares of Purchaser Class C Common Stock) to be issued in the Merger shall have been listed for trading on the NYSE or such other stock exchange as agreed to by the Company and the Purchaser, subject only to the official notice of issuance thereof, the Purchaser shall be able to satisfy any applicable initial and continuing listing requirements, as applicable, of the NYSE or such other stock exchange immediately following the Effective Time, and the Purchaser shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time.

7.2 Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent legally permissible, written waiver by the Company of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the Closing Date as if made on the Closing Date, (other than those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been accurate as of such date), except for any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

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(b) Agreements and Covenants. The Purchaser and Merger Sub shall have performed in all material respects all of the Purchaser’s and Merger Sub’s obligations and complied in all material respects with all of the Purchaser’s and Merger Sub’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser and no event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Purchaser shall have occurred since the date of this Agreement.

(d) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including the proceeds of any PIPE Investment to be consummated contemporaneously with Closing (which, for the avoidance of doubt, shall be deemed to have been received by the Purchaser for purposes of this calculation) and funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption and the payment of the Purchaser’s and the Company’s aggregate unpaid Expenses) in an amount at least equal to (i) $33,000,000 minus (ii) the lesser of (A) $15,000,000 and (B) the amount of Purchaser’s and the Company’s aggregate unpaid Expenses immediately prior to the Closing, minus (iii) the amount of the proceeds actually received by the Company in any Permitted Financing.

(e) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b), 7.2(c) and 7.2(d).

7.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver by the Purchaser of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by or on behalf of the Company pursuant hereto shall be true and correct on and as of the Closing Date as if made on the Closing Date, (other than those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been accurate as of such date), except for any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole.

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies taken as a whole since the date of this Agreement which is continuing and uncured.

(d) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b), 7.3(c) and 7.3(h).

(e) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (i) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (ii) the requisite resolutions of the Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and the adoption of the Surviving Corporation Organizational Documents, and recommending the approval and adoption of the same by the Company Stockholders at a duly called meeting of stockholders and (iii) evidence that the Required Company Stockholder Approval has been obtained.

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(f) Good Standing. The Company shall have delivered to the Purchaser a good standing certificate for the Company and each Subsidiary certified as of a date no earlier than thirty (30) days prior to the Closing Date from the Secretary of State of the State of Delaware.

(g) Employment Agreement; Non-Competition Agreement. Michael Seifert shall have executed and delivered an Employment Agreement and a Non-Competition Agreement, in each case to be effective as the Closing, in form and substance reasonably acceptable to the Purchaser.

(h) Pre-Closing Corporate Actions. The Pre-Closing Corporate Actions shall have been completed in all material respects.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to any Target Company) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE VIII
TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

(b) by written notice by the Purchaser or the Company to the other Party if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by September 11, 2023 (the “Outside Date”) (provided, that if the Purchaser seeks and obtains an Extension, the Purchaser shall have the right by providing written notice thereof to the Company to extend the Outside Date until the last date for the Purchaser to consummate its Business Combination pursuant to such Extension, but in no event later than December 31, 2023); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company to the other Party if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable;

(d) by written notice by the Company to the Purchaser, if there has been a breach by the Purchaser or Merger Sub of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser or Merger Sub shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (i) thirty (30) days after written notice of such breach or inaccuracy is provided to the Purchaser or (ii) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time the Purchaser is in material uncured breach of this Agreement, (ii) the Company has not, on or prior to March 9, 2023, delivered to the Purchaser PCAOB audited annual financial statements of the Company as of and for the year ended December 31, 2022, prepared in accordance with GAAP as required by applicable securities laws; provided, that the Purchaser shall no longer have the right to exercise its right to terminate

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this Agreement pursuant to this Section 8.1(e)(ii) on or after the delivery by the Company of such audited financial statements; or (iii) Michael Seifert has not, on or prior to the date on which the first amendment to the Registration Statement is filed with the SEC, executed and delivered an Employment Agreement and a Non-Competition Agreement (in each case to be effective as the Closing) in form and substance reasonably acceptable to the Purchaser.

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

(g) by written notice by either the Purchaser or the Company to the other Party, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained;

(h) by written notice by the Purchaser to the Company, if the Required Company Stockholder Approval was not obtained on or before 11:59 PM Eastern Time on the fifth (5th) Business Day following the day on which the Registration Statement is declared effective under the Securities Act;

(i) by written notice by the Company to the Purchaser no later than May 22, 2023, if the Company has been unable to obtain the proceeds from a Permitted Financing in an amount equal to at least $15,000,000 on or before May 15, 2023;

(j) by written notice by the Company to the Purchaser within ten (10) Business Days immediately following the relevant Change of Recommendation, if the Board of Directors of the Purchaser, or any committee thereof, shall have made a Change in Recommendation; or

(k) by written notice by the Purchaser to the Company within ten (10) Business Days immediately following the relevant Change of Recommendation, if the Board of Directors of the Company, or any committee thereof, shall have made a Change in Recommendation.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.16, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.6, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Section 9.1, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses; provided, however, that all costs and expenses (including the filing fee) of preparing and filing any required notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall be split equally between  by the Purchaser and the Company. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination, any Extension Expenses and any excise tax in connection with the Redemption.

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8.4 Termination Fee. Notwithstanding Section 8.3 above, in the event that there is a valid and effective termination of this Agreement pursuant to Sections 8.1(e)(i), 8.1(h), 8.1(i) or 8.1(k), then the Company shall, upon Purchaser’s election (such election to be made by written notice to the Company within five (5) Business Days of such termination), pay to the Purchaser a termination fee in an amount equal to 50% of the amount of proceeds, if any, actually received by the Company pursuant to a Permitted Financing prior to such termination (but excluding proceeds of a Permitted Financing received from any of the parties listed on Schedule 8.4 or any Affiliate thereof or a vehicle established by any of them to effect such financing) (such amount, the “Termination Fee”). The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by Purchaser within five (5) Business Days after Purchaser delivers its wire instructions to the Company. The Parties acknowledge and hereby agree that the provisions of this Section 8.4 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the Parties would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.4, and, in order to obtain such payment, the Purchaser makes a claim against the Company that results in a judgment, the Company shall pay to the Purchaser the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 8.4 at the prime rate as published in The Wall Street Journal in effect on the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The Parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion. In the event the Purchaser elects to receive the Termination Fee, its receipt of the Termination Fee shall be the sole and exclusive remedy of the Purchaser, Merger Sub, any of their respective Affiliates or stockholders or any Representative of any of the foregoing (each a “Purchaser Related Party”) against the Company, any of its Affiliates or stockholders or any Representative of any of the foregoing (each a “Company Related Party”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement or any Ancillary Documents to be consummated or for a breach (excluding any willful breach or any Fraud Claim) under, this Agreement, any Ancillary Document or any certificate or other document delivered in connection herewith or therewith, or otherwise, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, any Ancillary Document, any matter related to or arising out of any of the foregoing or in respect of representations made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, other than with respect to any willful breach or any Fraud Claim).

ARTICLE IX
WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company hereby represents and warrants that it understands that the Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by the Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Purchaser’s public stockholders (including overallotment shares acquired by the Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, the Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Purchaser Class A Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to the Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension as provided in or by amendment to the Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to the Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of the Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Purchaser or any of its Representatives, on the one hand, and the Company, or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company on

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behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates); provided, however, that nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against the Purchaser for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for the Purchaser to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account to the Purchaser in accordance with the terms of this Agreement so long as such claim would not affect the Purchaser’s ability to fulfill its obligation to effectuate the Redemption, or for actual fraud). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Purchaser and its Affiliates to induce the Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Purchaser or its Representatives, the Company hereby acknowledges and agrees that its and its Affiliates’ sole monetary remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or any of its Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives which Action seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company and its Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event the Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

ARTICLE X
MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by email, with affirmative confirmation of delivery (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient), (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:	with a copy (which will not constitute notice) to:
Colombier Acquisition Corp. 214 Brazilian Avenue, Suite 200-J Palm Beach, FL 33480 Attn: Omeed Malik Email:

Eversheds Sutherland (US) LLP
700 Sixth St. NW Suite 700
Washington, DC 20001
Attn: Douglas J. Leary, Esq.
Email: dougleary@eversheds-sutherland.us

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Email: mgray@egsllp.com

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If to the Purchaser Representative, to:	with a copy (which will not constitute notice) to
Colombier Sponsor LLC. 214 Brazilian Avenue, Suite 200-J Palm Beach, FL 33480 Attn: Omeed Malik Email:

Eversheds Sutherland (US) LLP
700 Sixth St. NW Suite 700
Washington, DC 20001
Attn: Douglas J. Leary, Esq.
Email: dougleary@eversheds-sutherland.us

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Email: mgray@egsllp.com

If to the Company or, following the Closing, to the Purchaser, to:	with a copy (which will not constitute notice) to:
PSQ Holdings, Inc. 315 S. Coast Hwy 101 STE. U44 Encinitas, CA, 92024 Attn: Michael Seifert Email:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street, 45th Floor
New York, New York 10007
Attn: Glenn Pollner Andrew Alin
Email: glenn.pollner@wilmerhale.com
Andrew.alin@wilmerhale.com

10.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Prior to Closing, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for (a) the rights of the D&O Indemnified Persons set forth in Section 5.18 and (b) if the Closing occurs, the rights of the holders of the outstanding Company Securities as of immediately prior to the Effective Time to receive the applicable consideration to which they are entitled as a result of the Merger under the express terms of this Agreement from and after the Closing on the terms and conditions set forth herein, in each case which, subject to and solely from and after the consummation of the Closing, the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and

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complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Notwithstanding the foregoing or anything herein to the contrary, except with respect to a willful breach of this Agreement or a Fraud Claim, in the event that the Termination Fee is paid by the Company, receipt of the Termination Fee shall be the sole and exclusive remedy of the Purchaser Related Parties, and in no circumstance shall any Purchaser Related Party be entitled to seek or obtain (a) both (i) specific performance or other relief or recourse and (ii) payment of the Termination Fee or (b) specific performance or other relief or recourse in circumstances in which the Termination Fee is paid.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser and the Company and, except as otherwise required by applicable Law, without further action by the stockholders of any Party; provided, however, after Closing, in no event may the provisions of Section 1.12 (or the operative definitions therein), this Section 10.8 to eliminate this proviso) or Section 10.9 (to eliminate Purchaser Representative’s right to consent to a waiver) be amended without the written consent of the Purchaser Representative.

10.9 Waiver. The Purchaser on behalf of itself and its Affiliates and the Company on behalf of itself and its Affiliates may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (and, in the case of a waiver of any of the provisions of Section 1.12, by the Purchaser Representative). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its stockholders under the Securities Act, the Exchange Act or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

10.12 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.13 Legal Representation. The Parties agree that, notwithstanding the fact that Eversheds Sutherland and EGS may have, prior to Closing, jointly represented the Purchaser, Merger Sub, the Purchaser Representative and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Eversheds Sutherland and EGS will be permitted in the future, after Closing, to represent the Purchaser Representative, the Sponsor or their respective Affiliates in connection with

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matters related to this Agreement and the transaction contemplated hereby (the “Covered Matters”), including matters in which such Persons are adverse to the Purchaser or any of its Affiliates. The Company, which is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Eversheds Sutherland’s and EGS’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in any Covered Matter in which the interests of such Person are adverse to the interests of the Purchaser, the Company or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Purchaser Representative and the Sponsor shall be deemed the client of Eversheds Sutherland and EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Purchaser Representative and the Sponsor, shall be controlled by the Purchaser Representative or Sponsor, as applicable, and shall not pass to or be claimed by Purchaser or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party (the “Privileged Communications”). Notwithstanding the foregoing, in the event that a dispute or regulatory investigation arises between or involving the Purchaser or the Surviving Corporation, on the one hand, and a Governmental Authority or third party other than the Purchaser Representative, the Sponsor or any of their respective Affiliates, on the other hand, the Purchaser or the Surviving Corporation may assert the attorney-client privilege to prevent the disclosure of the Privileged Communications to such Governmental Authority or third party or waive such privilege. In the event that the Purchaser or the Surviving Corporation is legally required by Order or otherwise to access or obtain a copy of all or a portion of the Privileged Communications, the Purchaser or the Surviving Corporation may disclose such Privileged Communications as required by such Order, provided that, to the extent legally permitted and reasonably practicable, the Purchaser shall promptly notify the Purchaser Representative and Sponsor of such order so that the Purchaser Representative and/or the Sponsor can seek, at the Purchaser Representative or Sponsor’s, as applicable, expense, a protective order in respect of such disclosure and the Purchaser agrees to use its reasonable best efforts to cooperate therewith, all at the sole expense of the Purchaser Representative and/or the Sponsor, as applicable.

10.14 Purchaser Representative.

(a) The Parties hereby appoint and authorize Colombier Sponsor LLC as the Purchaser Representative solely for the purposes explicitly set forth in this Agreement and in any applicable Ancillary Document to which the Purchaser Representative is a party and has express rights to approve the termination or amendment thereof or waiver of any rights or obligations therein in such capacity (such Ancillary Documents, together with this Agreement, the “Purchaser Representative Documents”). In its capacity as such, the Purchaser Representative may (i) employ and obtain the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; and (ii) incur and pay reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction, in each case at sole expense of Purchaser Representative. The provisions of this Section 10.14 are irrevocable and coupled with an interest except as expressly provided in this Section 10.14. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable to the Purchaser or the Company for any act done or omitted in accordance with its rights under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser Representative, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser, but prior to such resignation shall have the right to appoint in writing a replacement Purchaser Representative that is a principal of the Sponsor as of the date hereof (a “Qualified Successor Purchaser

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Representative”) . Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives. If the initial Purchaser Representative resigns or is dissolved without first appointing a replacement, or if no Qualified Successor Purchaser Representative is willing to serve in such capacity, all rights and obligations of the Purchaser Representative under this Agreement and any Ancillary Document shall automatically and immediately expire.

ARTICLE XI
DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the Company Financials.

“Action” means any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate or the Purchaser prior to the Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement, including the Company Stockholder Support Agreements, the Sponsor Support Agreement, the Lock-Up Agreements, the Registration Rights Agreements, the Employment Agreements, and the Non-Competition Agreements.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York or Los Angeles, California are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercial banking institutions in New York, New York or Los Angeles, California are generally open for use by customers on such day.

“Change of Control” means any transaction or series of transactions (a) following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than the Purchaser, the Surviving Corporation or any of their respective subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of the Purchaser, the Surviving Corporation or any of their respective Subsidiaries, (b) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (i) the members of the board of directors of the Purchaser immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a subsidiary, the ultimate parent thereof or (ii) the voting securities of the Purchaser,

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the Surviving Corporation or any of their respective Subsidiaries immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) the result of which is a sale of all or substantially all of the assets of the Purchaser or the Surviving Corporation to any person. Notwithstanding the foregoing, the conversion of the Purchaser Class C Common Stock into Purchaser Class A Common Stock pursuant to the terms of the Purchaser Post-Closing Certificate of Incorporation shall not constitute a Change of Control.

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit, minus the aggregate amount of outstanding and unpaid checks issued by or on behalf of the Target Companies as of such time.

“Closing Net Indebtedness” means, as of the Reference Time, (i) the aggregate amount of all Indebtedness of the Target Companies, minus (ii) the Closing Company Cash, in each case of clauses (i) and (ii), on a consolidated basis and as determined in accordance with the Accounting Principles. For the avoidance of doubt, the Closing Net Indebtedness can be a negative number.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Charter” means the Certificate of Incorporation of the Company, as amended and effective under the DGCL, prior to the Effective Time.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies or any of their respective Representatives, furnished or made available in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Lock-Up Holder” means each of the Persons set forth on Schedule 11.1.

“Company Privacy and Data Security Policies” means all of the Target Companies’ past or present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information, including written information security policies.

“Company Securities” means, collectively, the Company Common Stock and any Company Convertible Securities.

“Company Stockholder Agreement” means that certain Stockholders Agreement dated as of April 1, 2021, by and among the Company and each stockholder party thereto.

“Company Stockholders” means, collectively, the holders of Company Common Stock.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

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“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

“Conversion Ratio” means (i) the Per Share Price, divided by (ii) $10.00.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“COVID-19” means SARS-CoV-2 or COVID-19 (and all related strains and sequences), and any evolutions, intensification, resurgence or mutations thereof or related or associated epidemics, pandemic, public health emergencies or disease outbreaks.

“COVID-19 Measures” means any (a) restriction, quarantine, “shelter in place”, “stay at home”, workforce reduction, in-person or other attendance modification or restriction, social distancing, shut down, closure, sequester, safety or similar Law, order, directive, guidelines or recommendations promulgated by any Governmental Authority that has jurisdiction over the Target Companies, including the Centers for Disease Control and Prevention and the World Health Organization, (b) moratorium, forbearance or similar Laws affecting or relating to creditors’ rights generally, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and the Families First Coronavirus Response Act (FFCRA), and (c) other actions directly relating to the health and safety of the employees of the Company and its Subsidiaries and customers and others with whom the Target Companies have business dealings taken by any Target Company in response to COVID-19 that are of a nature and scale reasonably consistent with the types of actions taken by similarly situated businesses in response to COVID-19, excluding workforce reductions, plant or facility closures, and other actions that could implicate the WARN Act.

“COVID-19 Responses” means any action or inaction, including the establishment of any policy, procedure or protocol, by any Target Company that the such Target Company determines in its reasonable discretion is necessary in connection with (a) mitigating the adverse effects of COVID-19 or applicable COVID-19 Measures, (b) ensuring compliance by such Target Company with COVID-19 Measures applicable to any of them or (c) in respect of COVID-19, protecting the health and safety of employees or other persons with whom such Target Company and their personnel come into contact with during the course of business operations.

“Deemed Award Shares Outstanding” means the aggregate number of shares set forth on the Schedule to be delivered by the Company to the Purchaser prior to the date on which the first amendment to the Registration Statement is filed with the SEC (as such Schedule may be revised by the Company prior to the Closing) (the “Deemed Award Schedule”), provided that such amount shall be reduced by the number of shares set forth next to the name of any individual who is not employed by, or otherwise providing services to, the Purchaser as of the date on which a Triggering Event occurs.

“Deemed Equity Holder” means each individual listed on the Deemed Award Schedule, provided such individual is employed by, or otherwise providing services to, the Purchaser or any of its Subsidiaries as of the date on which a Triggering Event occurs.

“Earnout Fully Diluted Shares” means the sum of (a) the Fully-Diluted Company Shares plus (b) the Deemed Award Shares Outstanding.

“Earnout Period” means the time period between the Closing Date and the five-year anniversary of the Closing Date.

“EGS” means Ellenoff Grossman & Schole LLP, counsel to the Purchaser, Purchaser Representative and the Sponsor.

“Environmental Law” means any Law concerning (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive

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Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“Equity Value” means (a) $200,000,000, minus (b) if the Closing Net Indebtedness is a positive number, the amount of Closing Net Indebtedness, plus (c) if the Closing Net Indebtedness is a negative number, the absolute value of the amount of the Closing Net Indebtedness.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Eversheds Sutherland” means Eversheds Sutherland (US) LLP, counsel to the Purchaser, the Purchaser Representative and the Sponsor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fraud Claim” means a claim against a Party based on actual, not constructive, fraud under Delaware law with regard to the representations and warranties made by such Party that are expressly set forth in this Agreement, which involves such Party’s knowing and intentional misrepresentation of such representations, with the intent of inducing any other Party to enter into this Agreement upon which such other Party has relied (as opposed to any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory based on negligence or recklessness).

“Fully-Diluted Company Shares” means the total number of issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time, after treating all outstanding Company Convertible Securities as having been exercised or converted, as the case may be.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“GDPR” means the General Data Protection Regulation (Regulation (EU) 2016/679).

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon gas, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP other than the Company Real Property Leases, (e) all obligations of such Person for the reimbursement of any

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obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by any Lien on any property of such Person; (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (i) all obligation described in clauses (a) through (h) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. Notwithstanding anything to the contrary herein, “Indebtedness” shall exclude any indebtedness of the Company convertible into Company Common Stock which converts into Company Common Stock immediately prior to the Effective Time.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of June 8, and filed with the SEC on June 9, 2022 (File No. 333-254492).

“IPO Underwriter” means B. Riley Securities, Inc.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Key Individual” means Michael Seifert.

“Knowledge” means, with respect to (i) the Company or any other Target Company, the actual knowledge of the chief executive officer or the chief financial officer of the Company, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, order, consent or settlement that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), transfer restriction, any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, Liabilities, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole, or (b) would or would reasonably be expected to prevent or materially delay or impair such Person from consummating the transactions contemplated by this Agreement; provided, however, that solely for purposes of clause (a), any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally

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operate; (iii) changes in applicable Law (or the interpretation thereof) or changes in GAAP (or the interpretation thereof) or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions, natural or man-made disasters, emergencies, calamities, epidemics, pandemics (including the COVID-19 pandemic), disease outbreaks, other acts of God or other force majeure events in the United States or any other country or region in the world, or other political conditions or natural disasters; (v) any COVID-19 Measures or COVID-19 Responses; (vi) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby; (vii) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); and (viii), with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with the Extension); provided, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses and, in which case, only the incremental disproportionate effect on such Person or any of its Subsidiaries may be taken into account in determining whether a Material Adverse Effect has occurred. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with the Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed, in and of itself, to be a Material Adverse Effect on or with respect to the Purchaser.

“Merger Sub Common Stock” means the shares of common stock, par value $0.01 per share, of Merger Sub.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Participating Equityholder” means each Company Stockholder and each Deemed Equity Holder.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Per Share Price” means an amount equal to (i) the Equity Value, divided by (ii) the Fully-Diluted Company Shares.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Financing” means an equity or debt financing transaction or series of equity or debt financing transactions entered into by the Company on or after the date hereof, by way of issuance, subscription or sale, which results in cash proceeds to the Company prior to the Effective Time.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising

Annex A-60

in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) Liens arising under this Agreement or any Ancillary Document, (f) mechanics’, materialmen’s’, landlord’s, carriers’ and similar liens, (g) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, and (h) Liens imposed on the underlying fee interest in real property subject to a real property lease that do not and would not reasonably be expected to impair the use of such leased real property.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any information that either directly or indirectly identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, or that relates or links to, or is reasonably linkable to an identified or identifiable individual, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural Person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural Person, or to target advertisements or other content or products or services to a natural Person.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Privacy Laws” means all applicable Laws, Orders, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the GDPR, and all other similar international, federal, state, provincial, and local Laws.

“Pro Rata Share” means, (a) with respect to each Company Stockholder, a percentage determined by dividing (i) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by such Company Stockholder by (ii) the Earnout Fully Diluted Shares and (b) with respect to each Deemed Equity Holder, a percentage determined by dividing (i) the number of shares set forth opposite such Deemed Equity Holder’s name on the Deemed Award Schedule by (ii) the Earnout Fully Diluted Shares.

“Processing” means any operation performed on Personal Information or that relevant Privacy Laws include in the definition of processing, processes, or process, including the collection, creation, receipt, access, use, handling, recording, compilation, analysis, organizing, monitoring, maintenance, retention, storage, holding, transmission, transfer, protection, disclosure, amendment, distribution, erasure, destruction, or disposal of Personal Information.

“Purchaser Class C Common Stock” means the Class C Common Stock of the Purchaser having the rights, preferences and privileges set forth on Exhibit E.

Annex A-61

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or any of its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company or any of its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Parties” means the Purchaser and Merger Sub.

“Purchaser Private Warrants” means one whole warrant, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by the Purchaser’s underwriter) consisting of one (1) share of Purchaser Class A Common Stock and one-third of one Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Public Units, the Purchaser Class A Common Stock, the Purchaser Class B Common Stock and the Purchaser Warrants, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Reference Time” means 11:59 p.m. Pacific Time on the date prior to the Closing Date.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions required under applicable Environmental Laws to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Colombier Sponsor LLC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed

Annex A-62

to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with a Governmental Authority in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, imputed underpayment, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, real and personal property, windfall profits, environmental, capital stock, unemployment, disability, registration, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes).

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Class A Common Stock is actually traded on the principal securities exchange or securities market on which shares of Purchaser Class A Common Stock are then traded.

“Triggering Event I” means the date on which the volume-weighted average trading sale price of one share of Purchaser Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Purchaser Class A Common Stock are then listed) is greater than or equal to $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.

“Triggering Event II” means the date on which the volume-weighted average closing sale price of one share of Purchaser Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Purchaser Class A Common Stock are then listed) is greater than or equal to $15.00 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.

“Triggering Event III” means the date on which the volume-weighted average closing sale price of one share of Purchaser Class A Common Stock quoted on the NYSE (or such other exchange on which the shares of Purchaser Class A Common Stock are then listed) is greater than or equal to $17.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period.

“Triggering Events” means Triggering Event I, Triggering Event II and Triggering Event III, collectively.

Annex A-63

“Trust Account” means the trust account established by the Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of June 8, 2021, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
Acquisition Proposal	5.6(a)(i)
Agreement	Preamble
Alternative Transaction	5.6(a)(ii)
Antitrust Laws	5.9(b)
Balance Sheet Date	4.7(d)
Certificate of Merger	1.2
Change in Recommendation	5.6(b)
Change in Recommendation Notice	5.6(d)
Change in Recommendation Notice Period	5.6(d)
Closing	2.1
Closing Date	2.1
Closing Statement	1.11(a)
Company	Preamble
Company Benefit Plan	4.18(a)
Company Certificates	1.8(a)
Company D&O Tail Insurance	5.18(c)
Company Directors	5.17(a)
Company Disclosure Schedules	Article IV
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contract	4.12(a)
Company Permits	4.10
Company Real Property Leases	4.15
Company Registered IP	4.13(a)
Company Related Party	8.4
Company Stockholder Support Agreements	Recitals
Covered Matters	10.13
D&O Indemnified Persons	5.18(a)
DGCL	Recitals
Dissenting Shares	1.10
Dissenting Stockholder	1.10
Earnout Equity Awards	1.12(c)
Earnout Shares	1.12(a)
Effective Time	1.2
Employment Agreements	Recitals
Enforceability Exceptions	3.2(a)

Annex A-64

Term	Section
Environmental Permits	4.19(a)(i)
Exchange Agent	1.8(a)
Expenses	8.3
Extension	5.3(a)
Extension Date	5.23
Extension Expenses	5.3(b)(iv)
Extension Proposal	5.23
Extension Proxy Statement	5.23
Federal Securities Laws	5.7
Instruction to Trustee	1.11(b)
Intended Tax Treatment	1.4
Interim Period	5.1(a)
Intervening Event	5.6(a)(iii)
Letter of Transmittal	1.8(a)
Lock-Up Agreement	Recitals
Lost Certificate Affidavit	1.8(d)
Merger	Recitals
Merger Consideration	1.7(a)
Merger Sub	Preamble
Non-Competition Agreement	Recitals
OFAC	3.19(c)
Off-the-Shelf Software	4.13(a)
Outbound IP License	4.13(c)
Outside Date	8.1(b)
Party(ies)	Preamble
PIPE Investment	5.20
Post-Closing Purchaser Board	5.17(a)
Privacy Agreements	4.24(a)
Privileged Matters	10.13
Proxy Statement	5.12(a)
Public Certifications	3.6(a)
Public Stockholders	9.1
Purchaser	Preamble
Purchaser Board Recommendation	Recitals
Purchaser Class A Common Stock	3.5(a)
Purchaser Class B Common Stock	3.5(a)
Purchaser Common Stock	3.5(a)
Purchaser D&O Tail Insurance	5.18(b)
Purchaser Directors	5.17(a)
Purchaser Disclosure Schedules	Article III
Purchaser Extension Stockholder Meeting	5.23
Purchaser Financials	3.6(c)
Purchaser Material Contract	3.13(a)
Purchaser Preferred Stock	3.5(a)
Purchaser Related Party	8.4
Purchaser Stockholder Approval Matters	5.12(a)
Purchaser Special Meeting	5.12(a)
Qualified Successor Purchaser Representative	10.14(c)
Redemption	5.12(a)
Registration Statement	5.12(a)

Annex A-65

Term	Section
Registration Rights Agreement	Recitals
Related Person	4.20
Released Claims	9.1
Required Company Stockholder Approval	7.1(b)
Required Purchaser Stockholder Approval	7.1(a)
SEC Reports	3.6(a)
SEC SPAC Rule and Accounting Changes	Schedule 3.6
Section 280G Payments	5.25
Section 409A Plan	4.18(h)
Signing Filing	5.15(b)
Signing Press Release	5.15(b)
Specified Courts	10.4
Sponsor Support Agreements	Recitals
Surviving Corporation	1.1
Termination Fee	8.4
Top Customers	4.22
Top Suppliers	4.22
Transmittal Documents	1.8(b)

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Annex A-66

IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

The Purchaser:
COLOMBIER ACQUISITION CORP.
By:	/s/ Omeed Malik
	Name:	Omeed Malik
	Title:	Chief Executive Officer
Merger Sub:
COLOMBIER-LIBERTY ACQUISITION, INC.
By:	/s/ Omeed Malik
	Name:	Omeed Malik
	Title:	President, Chief Executive Officer
Purchaser Representative:
COLOMBIER SPONSOR LLC, solely in its capacity as Purchaser Representative hereunder
By:	/s/ Omeed Malik
	Name:	Omeed Malik
	Title:	Manager
The Company:
PSQ HOLDINGS, INC.
By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	President and CEO

[Signature Page to Merger Agreement]

Annex A-67

Annex B

RESTATED CERTIFICATE OF INCORPORATION

OF

COLOMBIER ACQUISITION CORP.

(to be renamed “PSQ Holdings, Inc.”)

Colombier Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 12, 2021 under the name “Colombier Acquisition Corp.”.

2. The initial certificate of incorporation was amended and restated by the amended and restated certificate of incorporation of said corporation filed with the Secretary of State of the State of Delaware on June 9, 2021 (the “Existing Certificate”).

3. This Restated Certificate of Incorporation (this “Restated Certificate of Incorporation”), which changes the name of the corporation to PSQ Holdings, Inc. and amends and restates the Existing Certificate in its entirety, has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4. The text of the Existing Certificate is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is PSQ Holdings, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 590,000,000 shares, consisting of (a) 540,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), which shall be designated into two series consisting of (i) 500,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 40,000,000 shares of Class C common stock (the “Class C Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (b) 50,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). For the avoidance of doubt, the naming of any series of Common Stock as a “Class” shall not in any manner alter the fact that such series is a series of capital stock and not a class of capital stock for purposes of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation or the Bylaws. Effective immediately upon the filing of this Restated Certificate with the Secretary of State of the State of Delaware, each share of Class B Common Stock of the Corporation, par value $0.0001 per share (the “Prior Class B Common Stock”), that was issued and outstanding immediately prior to the filing of this Restated Certificate of Incorporation, shall automatically, without any further action of the holder thereof or the Corporation, be reclassified as, and converted into, one share of Class A Common Stock. All certificates previously representing shares of Prior Class B Common Stock shall hereafter represent the corresponding number of shares of Class A Common Stock.

Annex B-1

The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A      COMMON STOCK.

1.      General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the powers, preferences and rights of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. Except as otherwise provided in this Restated Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class C Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

2.      Voting.

2.1    Except as otherwise expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class C Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class C Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

2.2    Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation:

(a) each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder as of the applicable record date; and

(b) each holder of Class C Common Stock shall have the right to a number of votes (rounded up to the nearest whole number) per share of Class C Common Stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A Common Stock entitled to vote on such matter as of the applicable record date, plus (y) one hundred (100); divided by (ii) the total number of shares of Class C Common Stock issued and outstanding as of the applicable record date.

2.4    Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Class A Common Stock or Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, and no vote of the holders of the Class A Common Stock or Class C Common Stock voting separately as a class shall be required therefor.

3.      Dividends; Subdivisions; Combinations; Reclassifications.

3.1    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend or other rights or preferences of any then outstanding shares of Preferred Stock.

3.2    Shares of Class A Common Stock and Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared or paid from time to time by the Board of Directors; provided, however, that, notwithstanding anything to the contrary set forth in this Restated Certificate of Incorporation, in the event that a dividend is paid in the form of shares of Class A Common Stock

Annex B-2

or Class C Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for such shares), the holders of Class A Common Stock shall receive shares of Class A Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for such shares, as the case may be) and holders of Class C Common Stock shall receive shares of Class C Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for such shares, as the case may be), with holders of shares of Class A Common Stock and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class C Common Stock (or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class C Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) (a) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class A Common Stock and the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of Class C Common Stock, each voting separately as a class, or (b) if such disparate dividend or distribution (i) is declared in connection with a spin-off or similar transaction and is payable in kind and (ii) the only difference in the securities being distributed to the holders of the Class A Common Stock and Class C Common Stock is that the voting power of such securities is proportionate to the voting power of the shares of such series in the Corporation.

3.3.   Shares of Class A Common Stock or Class C Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification.

4.      Liquidation. Subject to any preferential liquidation or other rights or preferences of any then outstanding shares of Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class C Common Stock, as such, will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

5.      Mergers; Consolidations and Conversions. In the case of any consolidation or merger of the Corporation with or into any other entity or the conversion of the Corporation into another entity, except in connection with a rollover, reinvestment or similar transaction in connection therewith that has been approved by the Board of Directors, each share of Common Stock must be converted in such consolidation, merger or conversion into the right to receive the same securities, cash or other property (including the same rights to elect among different forms of consideration); provided, however, that (a) the foregoing shall not apply to any such consolidation, merger or conversion in which each share of Common Stock remains outstanding as a share of the same class of Common Stock and is not converted into other securities, cash or other property, and (b) shares of one series of Common Stock may be treated different or disproportionately if (i) the only difference in the securities being issued to the holders of the Class A Common Stock and Class C Common Stock is that the voting power of such securities is proportionate to the voting power of the shares of such series in the Corporation or (ii) such consolidation, merger or conversion is approved by the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class.

6.      Conversion of Class C Common Stock.

6.1    Optional Conversion. Each share of Class C Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation.

6.2    Automatic Conversion upon Transfer. Each share of Class C Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer (as defined below) of such share of Class C Common Stock, other than a Permitted Transfer (as defined below).

Annex B-3

6.3    Automatic Conversion of All Shares of Series C Common Stock. Each share of Class C Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the earliest to occur of the following:

(a) 5:00 p.m., New York City time, on the thirtieth (30th) day immediately following such date on which the Founder is no longer serving as at least one of a director or an officer of the Corporation;

(b) the death or Incapacity of the Founder; and

(c) such time as the number of outstanding shares of Class C Common Stock is less than 50% the total number of outstanding shares of Class C Common Stock as of immediately following the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 27, 2023, by and among the Corporation (f/k/a Colombier Acquisition Corp.), Colombier-Liberty Acquisition, Inc., Colombier Sponsor LLC and PublicSq. Inc. (f/k/a PSQ Holdings, Inc.)), as equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, combinations, exchanges of shares or other like changes or transactions with respect to the Common Stock.

6.4    Mechanics of Conversion. Before any holder of Class C Common Stock shall be entitled to convert the same into shares of Class A Common Stock and to receive a certificate or certificates therefor if such shares are to be certificated, such holder shall surrender the certificate or certificates therefor, if any, duly endorsed (or in the case of lost, stolen or destroyed certificate(s), shall notify the Corporation that such certificate(s) have been lost, stolen or destroyed), at the office of the Corporation or of any transfer agent for the Class C Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 6.2 or Section 6.3, the outstanding shares of Class C Common Stock shall be converted automatically without any further action by the Corporation or the holders of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or its transfer agent; and provided, further, that the Corporation shall not be obligated to issue certificate(s) evidencing the shares of Class A Common Stock issuable upon such automatic conversion if such shares are to be certificated unless the certificate(s) evidencing such shares of Class C Common Stock, if any, are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s). The Corporation shall, as soon as practicable after such delivery, or after execution of such agreement in the case of lost, stolen or destroyed certificate(s), issue and deliver at such office to such holder of Class C Common Stock, a certificate or certificates for the number of shares of Class A Common Stock to which the holder shall be entitled, if such shares are to be certificated. In the case of an optional conversion in accordance with Section 6.1, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class C Common Stock to be converted, or in the case of an automatic conversion in accordance with Section 6.2 and Section 6.3, on the date of the effectiveness thereof, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

6.5    Additional Information. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class C Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class C Common Stock to Class A Common Stock has occurred, and if such holder does not within thirty (30) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class C Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation.

6.6    Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary set forth herein, if the date on which any share of Class C Common Stock is converted into Class A Common Stock occurs after the record date for the determination of the holders of Class C Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class C Common Stock, the holder of such shares of Class C Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided that,

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notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class C Common Stock or securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for Class C Common Stock, such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock or, if applicable, securities (including options, warrants or other rights), convertible into, or exercisable or exchangeable for Class A Common Stock and no shares of Class C Common Stock or securities (including options, warrants or other things), convertible into, or exercisable or exchangeable for Class C Common Stock shall be issued in payment thereof.

6.7    Reservation of Stock Issuable Upon Conversion; Reissuance. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Class C Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class C Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class C Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose. In the event any shares of Class C Common Stock are converted into shares of Class A Common Stock, the shares of Class C Common Stock so converted automatically shall be retired and shall not be reissued by the Company, and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

6.8    Definitions.

“Effectiveness Date” shall mean the date of the filing and effectiveness of this Restated Certificate of Incorporation.

“Founder” shall mean Michael Seifert.

“Incapacity” means, with respect to an individual, that (i) such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code and (ii) that such condition can be expected to result in death or has lasted or can reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made in a final and non-appealable judgment of a court of competent jurisdiction.

“Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Permitted Entity” shall mean: (a) a corporation in which the Founder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held by such corporation; (b) a partnership in which the Founder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held by such partnership; or (c) a limited liability company in which the Founder directly, or indirectly through one or more Permitted Entities, owns membership or limited liability company interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held by such limited liability company, in each case so long as the Transfer to such entity does not involve any direct or indirect payment of cash, securities, property or other consideration (other than an interest in such entity) to the Founder.

“Permitted IRA” shall mean an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (the “Code”), or a pension, profit sharing, stock bonus or other type of plan or trust of which the Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided, however, that in each case the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held in such account, plan or trust.

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“Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class C Common Stock to a Permitted Transferee.

“Permitted Transferee” shall mean (i) the Founder, (ii) any Permitted Trust, (iii) any Permitted Entity and (iv) any Permitted IRA.

“Permitted Trust” shall mean: (a) a trust for the benefit of the Founder and for the benefit of no other person so long as the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Founder; (b) a trust for the benefit of the Founder and/or persons other than the Founder so long as the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held by such trust and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Founder; or (c) a trust under the terms of which the Founder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Code or a reversionary interest so long as the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class C Common Stock held by such trust.

“Transfer” of a share of Class C Common Stock shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, the transfer of, or entering into a binding agreement or arrangement with respect to, Voting Control over a share of Class C Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article FOURTH:

(a) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class C Common Stock that (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by each holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to any holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c) entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which the Corporation is a party;

(d) the pledge of shares of Class C Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(e) transferring a share of Class C Common Stock to a broker or other nominee, so long as the Founder or another Permitted Transferee continues to hold sole Voting Control over such share;

(f) the fact that, as of the Effectiveness Date or at any time after the Effectiveness Date, the spouse of any holder of Class C Common Stock possesses or obtains an interest in such holder’s shares of Class C Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class C Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order); or

(g) in connection with a merger or consolidation of the Corporation with or into any other entity, the conversion of the Corporation into another entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that

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has been approved by the Board of Directors, the entering into (x) an agreement or arrangement with respect to any rollover, reinvestment or similar transaction, or (y) a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors.

A Transfer shall also be deemed to have occurred with respect to a share of Class C Common Stock held by an entity that is a Permitted Trust, Permitted IRA or Permitted Entity, as of such time that there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA or Permitted Entity.

“Voting Control” shall mean, with respect to a share of Class C Common Stock, the exclusive power to vote or direct the voting of such share by proxy, voting agreement or otherwise.

B      PREFERRED STOCK.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption rights and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Restated Certificate of Incorporation, by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the Bylaws of the Corporation that may otherwise permit a lesser vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

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SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director or officer of the Corporation shall be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for any breach of fiduciary duty as a director or officer. No amendment, repeal or elimination of this provision shall apply to or have any effect on its application with respect to any act or omission of a director or officer occurring before such amendment, repeal or elimination. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

EIGHTH: The Corporation shall provide indemnification and advancement of expenses as follows:

1.      Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2.      Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted by an Indemnitee in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3.      Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, to the fullest extent permitted by applicable law, if any action, suit or proceeding is disposed of on the merits or otherwise (including a disposition without prejudice) without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or

Annex B-8

she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4.      Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified under this Article EIGHTH, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5.      Advancement of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6.      Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request therefor. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee therefor, unless (i) the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of

Annex B-9

the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7.      Remedies. Subject to Article TWELFTH, the right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification or advancement of expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification or advancement of expenses, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification or advancement of expenses hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware or in this Article EIGHTH.

8.      Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify, or advance expenses to, an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification or advancement payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification or advancement payments to the Corporation to the extent of such insurance reimbursement.

9.      Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10.    Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and expense advancement rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification and expense advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11.    Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with

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any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12.    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. Such insurance may include insurance provided directly or indirectly by or through a captive insurance company to the extent permitted by Section 145(g) of the General Corporation Law of the State of Delaware.

13.    Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.    Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.      General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.      Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

3.      Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Initial Class I directors shall be [________], the initial Class II directors shall be [________] and the initial Class III directors shall be [________].

4.      Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s annual meeting of the stockholders to be held in 2024; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s annual meeting of the stockholders to be held in 2025; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s annual meeting of the stockholders to be held in 2026; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

5.      Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Annex B-11

6.      Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Restated Certificate of Incorporation.

7.      Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

8.      Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancies or newly-created directorships on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or to fill a position resulting from a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9.      Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

10.    Amendments to Article. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the Bylaws of the Corporation that may otherwise permit a lesser vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Subject to the rights of holders of any outstanding series of Preferred Stock, stockholders of the Corporation may not take any action by consent in lieu of a meeting of stockholders. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the Bylaws of the Corporation that may otherwise permit a lesser vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or by the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the Bylaws of the Corporation that may otherwise permit a lesser vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH: (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This paragraph (a) of Article TWELFTH does not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

Annex B-12

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

(c) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article TWELFTH.

THIRTEENTH: The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.

Annex B-13

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its duly authorized officer this [_____] day of [_____], 2023.

COLOMBIER ACQUISITION CORP.
By:
Name:
Title:

Annex B-14

Annex C

AMENDED AND RESTATED BYLAWS

OF

PSQ HOLDINGS, INC.

Annex C Page
ARTICLE I	STOCKHOLDERS	C-1
1.1	Place of Meetings	C-1
1.2	Annual Meeting	C-1
1.3	Special Meetings	C-1
1.4	Record Date for Stockholder Meetings	C-1
1.5	Notice of Meetings	C-1
1.6	Voting List	C-1
1.7	Quorum	C-2
1.8	Adjournments	C-2
1.9	Voting and Proxies	C-2
1.10	Action at Meeting	C-2
1.11	Nomination of Directors	C-3
1.12	Notice of Business at Annual Meetings	C-5
1.13	Conduct of Meetings	C-7
1.14	No Action by Consent in Lieu of a Meeting	C-8
ARTICLE II	DIRECTORS	C-8
2.1	General Powers	C-8
2.2	Number, Election and Qualification	C-8
2.3	Chairman of the Board; Vice Chairman of the Board	C-8
2.4	Terms of Office	C-8
2.5	Quorum	C-8
2.6	Action at Meeting	C-8
2.7	Removal	C-8
2.8	Vacancies	C-8
2.9	Resignation	C-8
2.10	Regular Meetings	C-8
2.11	Special Meetings	C-8
2.12	Notice of Special Meetings	C-9
2.13	Meetings by Conference Communications Equipment	C-9
2.14	Action by Consent	C-9
2.15	Committees	C-9
2.16	Emergency Bylaws	C-9
ARTICLE III	OFFICERS	C-10
3.1	Titles	C-10
3.2	Election	C-10
3.3	Qualification	C-10
3.4	Tenure	C-10
3.5	Resignation and Removal	C-10
3.6	Vacancies	C-10
3.7	President; Chief Executive Officer	C-10
3.8	Vice Presidents	C-10
3.9	Secretary and Assistant Secretaries	C-10
3.10	Treasurer and Assistant Treasurers	C-11
3.11	Salaries	C-11

Annex C-i

Annex C Page
3.12	Delegation of Authority	C-11
ARTICLE IV	CAPITAL STOCK	C-11
4.1	Issuance of Stock	C-11
4.2	Stock Certificates; Uncertificated Shares	C-11
4.3	Transfers	C-12
4.4	Lost, Stolen or Destroyed Certificates	C-12
4.5	Regulations	C-12
ARTICLE V	GENERAL PROVISIONS	C-12
5.1	Fiscal Year	C-12
5.2	Corporate Seal	C-12
5.3	Record Date for Purposes Other Than Stockholder Meetings	C-12
5.4	Waiver of Notice	C-12
5.5	Voting of Securities	C-13
5.6	Evidence of Authority	C-13
5.7	Certificate of Incorporation	C-13
5.8	Severability	C-13
5.9	Pronouns	C-13
ARTICLE VI	AMENDMENTS	C-13

Annex C-ii

ARTICLE I

STOCKHOLDERS

1.1        Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the principal executive office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.

1.2        Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at an hour designated by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The corporation may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3        Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

1.4        Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

1.5        Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law of the State of Delaware. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

1.6        Voting List. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours,

Annex C-1

at the principal place of business of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.6 or to vote in person or by proxy at any meeting of stockholders.

1.7        Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.8        Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the chairman of the meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.5 hereof. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for determining stockholders entitled to notice of such adjourned meeting that is the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

1.9        Voting and Proxies. Each stockholder shall have one vote upon the matter in question for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation (including, without limitation, as provided in the Certificate of Incorporation with respect to the corporation’s Class C Common Stock, par value $0.0001 per share). Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s authorized officer, director, employee or agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. Any person directly or indirectly soliciting proxies from stockholders of the corporation must use a proxy card color other than white, the color white being reserved for the exclusive use of the Board of Directors of the corporation.

1.10      Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Certificate of Incorporation or these bylaws. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Annex C-2

1.11  Nomination of Directors.

(a)     Except for any directors entitled to be elected by the holders of preferred stock, only persons who are nominated in accordance with the procedures in this Section 1.11 shall be eligible for election as directors at any meeting of stockholders. Nomination for election to the Board of Directors at a meeting of stockholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (x) has given timely notice thereof in writing to the Secretary in accordance with the procedures in, and otherwise complies with, Section 1.11(b), (y) is a stockholder of record who is entitled to vote for the election of such nominee on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting. Notwithstanding the foregoing or anything herein to the contrary, a stockholder of the corporation may make nominations for election to the Board of Directors at a special meeting of stockholders pursuant to the foregoing clause (ii) only if the Board of Directors has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors. The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation as follows: (1) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which date of the preceding year’s annual meeting date shall, for purposes of the corporation’s first annual meeting of stockholders after the consummation of its business combination among Colombier Acquisition Corp., Colombier-Liberty Acquisition, Inc. and PSQ Holdings, Inc., be deemed to have occurred on [•], 202[3] for all purposes of this Section 1.11 and Section 1.12 of these bylaws); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; or (2) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and the stockholders are not then prohibited from filling vacancies or newly created directorships on the Board of Directors, and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner (each, a “Stockholder Associated Person”), on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any Stockholder Associated Person were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the

Annex C-3

name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest related to the nomination of such stockholder, such beneficial owner and/or any Stockholder Associated Person, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.11, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must also be accompanied by the written consent of the proposed nominee to being named in the corporation’s proxy statement and accompanying proxy card as a nominee and to serve as a director if elected. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine, among other things, the eligibility of such proposed nominee to serve as a director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed corporate governance guidelines. Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 1.11(b) if the stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.11.

Such notice must also be accompanied by a representation as to whether or not such stockholder, beneficial owner and/or any Stockholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such stockholder, beneficial owner and/or Stockholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if any stockholder, beneficial owner and/or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder, beneficial owner and/or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder, beneficial owner and/or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder, beneficial owner and/or Stockholder Associated Person shall deliver to the corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
Annex C-4

(c)     The chairman of any meeting (and, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.11 (including whether the stockholder, beneficial owner and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.11), and if the chairman (or the Board of Directors) should determine that a nomination was not made in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)    Except as otherwise required by law (including Rule 14a-19 under the Exchange Act), nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement, proxy card or other stockholder communication distributed on behalf of the corporation or the Board of Directors the name of or other information with respect to any nominee for director submitted by a stockholder.

(e)     Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation. For purposes of this Section 1.11, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(f)     For purposes of this Section 1.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g)    Unless the corporation elects otherwise, a stockholder’s notice to the corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.12  Notice of Business at Annual Meetings.

(a)     At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.11 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in, and otherwise complied with, Section 1.12(b), (y) be a stockholder of record who is entitled to vote on such business on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.

(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

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The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder, such beneficial owner and/or any Stockholder Associated Person in the business proposed to be brought before the annual meeting, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner, any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner and/or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and/or any Stockholder Associated Person with respect to shares of stock of the corporation, (6) any other information relating to such stockholder, such beneficial owner and/or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (8) a representation that such stockholder, such beneficial owner and/or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 1.12, and (9) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.12; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.12. Notwithstanding anything herein to the contrary, a stockholder shall not have complied with this Section 1.12(b) if the stockholder, beneficial owner and/or any Stockholder Associated Person solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.12.

(c)     The chairman of any annual meeting (and, in advance of any annual meeting, the Board of Directors) shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder, beneficial owner and/or any Stockholder Associated Person did or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.12), and if the chairman (or the Board of Directors) should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.12, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.

(d)    Except as otherwise required by law, nothing in this Section 1.12 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

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(e)     Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation.

(f)     For purposes of this Section 1.12, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.11.

(g)    Unless the corporation elects otherwise, a stockholder’s notice to the corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

1.13  Conduct of Meetings.

(a)     Unless otherwise provided by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined by the Board of Directors or the chairman of any meeting; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c)     The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d)    In advance of any meeting of stockholders, the corporation shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

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1.14      No Action by Consent in Lieu of a Meeting. Except as otherwise provided by the Certificate of Incorporation, stockholders of the corporation may not take any action by consent in lieu of a meeting of stockholders.

ARTICLE II
DIRECTORS

2.1        General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2        Number, Election and Qualification. The number of directors of the corporation shall be the number fixed by, or determined in the manner provided in, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.

2.3        Chairman of the Board; Vice Chairman of the Board. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these bylaws. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors or the Chairman of the Board. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4        Terms of Office. Directors shall be elected for such terms and in the manner provided by the Certificate of Incorporation and applicable law. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2.5        Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to the Certificate of Incorporation shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6        Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.

2.7        Removal. Directors of the corporation may be removed in the manner specified by the Certificate of Incorporation and applicable law.

2.8        Vacancies. Any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled in the manner specified by the Certificate of Incorporation and applicable law.

2.9        Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.10      Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11      Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.

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2.12      Notice of Special Meetings. Notice of the time and place of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone or by electronic transmission at least 24 hours in advance of the meeting, (b) by delivering written notice by hand, to such director’s last known business or home address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.13      Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14      Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

2.15      Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16      Emergency Bylaws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law of the State of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these bylaws, during such Emergency:

(a)     Notice. A meeting of the Board of Directors or a committee thereof may be called by any director, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

(b)    Quorum. The director or directors in attendance at a meeting called in accordance with Section 2.16(a) shall constitute a quorum.

(c)     Liability. No officer, director or employee acting in accordance with this Section 2.16 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 2.16 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

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ARTICLE III
OFFICERS

3.1        Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2        Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3        Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4        Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.

3.5        Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal executive office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the Board of Directors. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.

3.6        Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.

3.7        President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8        Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.9        Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

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Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10      Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11      Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12      Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK

4.1        Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

4.2           Stock Certificates; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware by or in the name of any two officers of the corporation, each of whom is an authorized officer for this purpose.

Each certificate representing shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder

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who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3        Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Uncertificated shares may be transferred by delivery of a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

4.4        Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the corporation may require for the protection of the corporation or any transfer agent or registrar.

4.5        Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V
GENERAL PROVISIONS

5.1        Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2        Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3        Record Date for Purposes Other Than Stockholder Meetings. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than with respect to determining stockholders entitled to notice of and/or to vote at a meeting of stockholders, which is addressed in Section 1.4 of these bylaws), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4        Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether provided before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any

Annex C-12

meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.5        Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President, the Secretary or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation, or with respect to the execution of any written or electronic consent in the name of the corporation as a holder of such securities.

5.6        Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.7        Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and/or restated and in effect from time to time, including the terms of any certificate of designations of any series of preferred stock.

5.8        Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

5.9        Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VI
AMENDMENTS

These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

Annex C-13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Colombier’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Colombier’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, Colombier has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require Colombier, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21. Exhibits and Financial Statements Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
2.1#

Agreement and Plan of Merger, dated as of February 27, 2023, by and among Colombier Acquisition Corp., PSQ Holdings, Inc., Colombier-Liberty Acquisition, Inc., and Colombier Sponsor LLC in its capacity as Purchaser Representative thereunder (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 28, 2023, and also included in Annex A).

3.1

Amended and Restated Certificate of Incorporation of Colombier Acquisition Corp., as currently in effect (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation of the Combined Company, to be effective immediately after the closing of the Business Combination (included in Annex B).
3.3	Amended and Restated Bylaws of Colombier Acquisition Corp., as currently in effect (incorporated herein by reference to the Registrant’s Form S-1/A filed on June 3, 2021, as amended).
3.4	Form of Amended and Restated Bylaws of the Combined Company, to be effective upon the completion of the Business Combination (included in Annex C).
4.1	Form of Specimen Unit Certificate of Colombier (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).
4.2	Form of Specimen Common Stock Certificate of Colombier (incorporated herein by reference to the Registrant’s Form S-1/A filed on June 3, 2021, as amended).
4.3	Form of Specimen Warrant Certificate of Colombier (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).
4.4

Warrant Agreement, dated June 8, 2021, between Colombier and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).

5.1**	Opinion of Ellenoff Grossman & Schole LLP.
8.1**	Form of Federal Tax Opinion of Ellenoff Grossman & Schole LLP.
10.1

Letter Agreement, dated June 8, 2021, by and among Colombier, its officers and directors and the Sponsor (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).

10.2

Investment Management Trust Agreement, dated June 8, 2021, by Colombier and Continental Stock Transfer & Trust Company, as trustee (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).

Exhibit Number	Description of Exhibit
10.3

Registration Rights Agreement, dated June 8, 2021, by and among Colombier and certain security holders (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).

10.4*	Form of Amended and Restated Registration Rights Agreement, by and among PSQ Holdings, Colombier Sponsor LLC and certain security holders.
10.5	Administrative Services Agreement, dated June 8, 2021, between Colombier and the Sponsor (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on June 11, 2021).
10.6†**	2023 Equity Incentive Plan.
10.7†**	2023 Employee Stock Purchase Plan.
10.8

Form of Company Stockholder Support Agreement, dated as of February 27, 2023, by and among Colombier, the Sponsor and the stockholders of PSQ party thereto (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 28, 2023).

10.9

Form of Sponsor Support Agreement, dated as of February 27, 2023, by and among Colombier, PSQ, and the Sponsor (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 28, 2023 and included in Annex F).

10.10

Form of Lock-Up Agreement, dated as of February 27, 2023, by and among Colombier, the Sponsor, and certain PSQ stockholders (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on February 28, 2023 and included in Annex G).

10.11	Promissory Note issued to Colombier Sponsor LLC, dated February 23, 2021 (incorporated herein by reference to the Registrant’s Form S-1/A filed on June 3, 2021, as amended).
21.1*	List of Subsidiaries.
23.1*	Consent of Marcum LLP, independent registered public accounting firm of Colombier.
23.2*	Consent of UHY LLP, independent registered public accounting firm of PSQ.
23.4**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1 and Exhibit 8.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
99.1*	Consent of Michael Seifert.
99.2*	Consent of Omeed Malik.
99.3*	Consent of Nick Ayers.
99.4*	Consent of Blake Masters.
99.5*	Consent of Davis Pilot III.
99.6**	Preliminary Proxy Card.
101.INS	Inline XBRL Instance Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

____________

†        Indicates management contract or compensatory plan or arrangement.

#        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*        Filed herewith.

**      To be filed by amendment.

Item 22. Undertakings.

(a)     The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus:    (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 6th day of April, 2023.

COLOMBIER ACQUISITION CORP.
By:	/s/ Omeed Malik
Omeed Malik
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Omeed Malik and Joe Voboril, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date
/s/ Omeed Malik	Chief Executive Officer and Chairman of the Board	April 6, 2023
Omeed Malik	(Principal Executive Officer)
/s/ Joe Voboril	Chief Financial Officer	April 6, 2023
Joe Voboril	(Principal Financial and Accounting Officer)
/s/ Ryan Kavanaugh	Director	April 6, 2023
Ryan Kavanaugh
/s/ Eddie Kim	Director	April 6, 2023
Eddie Kim
/s/ Jonathan Keidan	Director	April 6, 2023
Jonathan Keidan
/s/ Keri Findley	Director	April 6, 2023
Keri Findley
/s/ Claire Councill	Director	April 6, 2023
Claire Councill